Exhibit 4.1

IHEARTCOMMUNICATIONS, INC.,

as the Issuer,

the Guarantors party hereto from time to time

AND

U.S. Bank Trust Company, National Association,

as Trustee and as First Lien Notes Collateral Agent

Senior Secured Notes due 2029

Senior Secured Notes due 2030

Senior Secured Notes due 2031

INDENTURE

Dated as of December 20, 2024

EXHIBITS A-1, A-2, A-3: Forms of Global Restricted Note

EXHIBIT B Form of Supplemental Indenture to Add Guarantors

EXHIBIT C Form of Intercompany Note

EXHIBIT D Form of Multi-Lien Intercreditor Agreement

INDENTURE dated as of December 20, 2024, among iHeartCommunications, Inc., a Texas corporation (the “Issuer”), the Guarantors party hereto and U.S. Bank Trust Company, National Association, a national banking association, as Trustee and First Lien Notes Collateral Agent.

WITNESSETH:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of $717,588,265 aggregate principal amount of its Senior Secured Notes due 2029 (the “2029 Initial First Lien Notes”), issued on the date hereof, $661,285,130 aggregate principal amount of its Senior Secured Notes due 2030 (the “2030 Initial First Lien Notes”), issued on the date hereof and $178,443,480 aggregate principal amount of its Senior Secured Notes due 2031 (the “2031 Initial First Lien Notes,” and together with the 2029 Initial First Lien Notes and the 2030 Initial First Lien Notes, the “Initial First Lien Notes”), issued on the date hereof (each of which is being issued as a separate series hereunder), and any 2029 Additional First Lien Notes, 2030 Additional First Lien Notes or 2031 Additional First Lien Notes that may be issued after the Issue Date;

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture; and WHEREAS, all things necessary (i) to make the First Lien Notes of each series, when executed and duly issued by the Issuer and authenticated and delivered hereunder, the valid obligations of the Issuer, and (ii) to make this Indenture a valid agreement of the Issuer and the Guarantors have been done.

NOW, THEREFORE, in consideration of the premises and the acquisition of the First Lien Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions.

“2029 Additional First Lien Notes” means any additional 2029 First Lien Notes (other than the 2029 Initial First Lien Notes) issued from time to time under this Indenture in accordance with SECTIONS 2.1 and 2.2 hereof.

“2029 Applicable Premium” means, with respect to the 2029 First Lien Notes, (i) if the Applicable Premium Trigger Event occurs prior to December 20, 2026, the 2029 Make-Whole Amount; or (ii) if the Applicable Premium Trigger Event occurs on or after December 20, 2026, (x) the applicable redemption price set forth in SECTION 5.7(a)(2) less (y) 100.0%.

“2029 Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the date of the notice of redemption of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to December 20, 2026; provided, however, that if the period from the redemption date to December 20, 2026 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“2029 First Lien Notes” means the 2029 Initial First Lien Notes and any 2029 Additional First Lien Notes. The 2029 Initial First Lien Notes issued by the Issuer on the Issue Date and any 2029 Additional First Lien Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“2029 First Lien Note Documents” means the 2029 First Lien Notes (including Additional 2029 First Lien Notes), the 2029 First Lien Note Guarantees, this Indenture, the Collateral Documents and the Intercreditor Agreements.

“2029 First Lien Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent for the Holders of the 2029 First Lien Notes under this Indenture, or any successor or assign thereto in such capacity.

“2029 First Lien Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee for the Holders of the 2029 First Lien Notes under this Indenture, or any successor or assign thereto in such capacity.

“2029 Initial First Lien Notes” has the meaning ascribed to such term in the recitals hereto.

“2029 Make-Whole Amount” means, with respect to the 2029 First Lien Notes, an amount in cash determined as if each First Lien Note being redeemed was being redeemed as of such date equal to the greater of (A) 1.0% of the principal amount of such 2029 First Lien Note and (B) the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the applicable redemption price of such 2029 First Lien Note at December 20, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in SECTION 5.7(a)(2) (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such 2029 First Lien Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the 2029 Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b) the outstanding principal amount of such 2029 First Lien Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

The Trustee shall have no duty to calculate or verify the calculations of the 2029 Make-Whole Amount.

“2030 Additional First Lien Notes” means any additional 2030 First Lien Notes (other than the 2030 Initial First Lien Notes) issued from time to time under this Indenture in accordance with SECTIONS 2.1 and 2.2 hereof.

“2030 Applicable Premium” means, with respect to the 2030 First Lien Notes, (i) if the Applicable Premium Trigger Event occurs prior to December 20, 2026, the 2030 Make-Whole Amount; (ii) if the Applicable Premium Trigger Event occurs on or after December 20, 2026, (x) the applicable redemption price set forth in SECTION 5.7(b)(2) less (y) 100.0%.

“2030 Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the date of the notice of redemption of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to December 20, 2026; provided, however, that if the period from the redemption date to December 20, 2026 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“2030 First Lien Notes” means the 2030 Initial First Lien Notes and any 2030 Additional First Lien Notes. The 2030 Initial First Lien Notes issued by the Issuer on the Issue Date and any 2030 Additional First Lien Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“2030 First Lien Note Documents” means the 2030 First Lien Notes (including Additional 2030 First Lien Notes), the 2030 First Lien Note Guarantees, this Indenture, the Collateral Documents and the Intercreditor Agreements.

“2030 First Lien Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent for the Holders of the 2030 First Lien Notes under this Indenture, or any successor or assign thereto in such capacity.

“2030 First Lien Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee for the Holders of the 2030 First Lien Notes under this Indenture, or any successor or assign thereto in such capacity.

“2030 Initial First Lien Notes” has the meaning ascribed to such term in the recitals hereto.

“2030 Make-Whole Amount” means, with respect to the 2030 First Lien Notes, an amount in cash determined as if each First Lien Note being redeemed was being redeemed as of such date equal to the greater of (A) 1.0% of the principal amount of such 2030 First Lien Note and (B) the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the applicable redemption price of such 2030 First Lien Note at December 20, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table in SECTION 5.7(b)(2) (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such 2030 First Lien Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the 2030 Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b) the outstanding principal amount of such 2030 First Lien Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

The Trustee shall have no duty to calculate or verify the calculations of the 2030 Make-Whole Amount.

“2031 Additional First Lien Notes” means any additional 2031 First Lien Notes (other than the 2031 Initial First Lien Notes) issued from time to time under this Indenture in accordance with SECTIONS 2.1 and 2.2 hereof.

“2031 Applicable Premium” means, with respect to the 2031 First Lien Notes, (i) if the Applicable Premium Trigger Event occurs prior to December 20, 2026, the 2031 Make-Whole Amount; (ii) if the Applicable Premium Trigger Event occurs on or after December 20, 2026, (x) the applicable redemption price set forth in SECTION 5.7(c)(2) less (y) 100.0%.

“2031 Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the date of the notice of redemption of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to December 20, 2026; provided, however, that if the period from the redemption date to December 20, 2026 is not equal to the constant maturity of a United States

Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“2031 First Lien Notes” means the 2031 Initial First Lien Notes and any 2031 Additional First Lien Notes. The 2031 Initial First Lien Notes issued by the Issuer on the Issue Date and any 2031 Additional First Lien Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“2031 First Lien Note Documents” means the 2031 First Lien Notes (including Additional 2031 First Lien Notes), the 2031 First Lien Note Guarantees, this Indenture, the Collateral Documents and the Intercreditor Agreements.

“2031 First Lien Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent for the Holders of the 2031 First Lien Notes under this Indenture, or any successor or assign thereto in such capacity.

“2031 First Lien Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee for the Holders of the 2031 First Lien Notes under this Indenture, or any successor or assign thereto in such capacity.

“2031 Initial First Lien Notes” has the meaning ascribed to such term in the recitals hereto.

“2031 Make-Whole Amount” means, with respect to the 2031 First Lien Notes, an amount in cash determined as if each First Lien Note being redeemed was being redeemed as of such date equal to the greater of (A) 1.0% of the principal amount of such 2031 First Lien Note and (B) the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the applicable redemption price of such 2031 First Lien Note at December 20, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table in SECTION 5.7(c)(2) (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such 2031 First Lien Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the 2031 Applicable Treasury Rate at such redemption date plus 50 basis points; over

(b) the outstanding principal amount of such 2031 First Lien Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

The Trustee shall have no duty to calculate or verify the calculations of the 2031 Make-Whole Amount.

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of May 17, 2022, by and among the Parent Guarantor, the Issuer, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, the ABL administrative agent and the entities party from time to time thereto as swing line lender and L/C issuers together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as such agreement may be amended, supplemented, waived or otherwise modified from time to time (including by that certain Amendment No. 1 to ABL Credit Agreement, dated as of November 6, 2024) or refunded, refinanced, replaced, renewed, repaid, increased or extended from time to time pursuant to any Refinancing Indebtedness in respect thereof (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders, and whether provided under the original ABL Credit Agreement or other credit agreement), to the extent permitted under this Indenture and the ABL Intercreditor Agreement; provided that notwithstanding anything to the contrary in any First Lien Note Document, the ABL Credit Agreement (including any Refinancing Indebtedness in respect thereof) shall (A) not constitute “first in last out” loans, (B) not have any obligor or guarantor that is not the Issuer or a Guarantor (or does not become the Issuer or a Guarantor substantially concurrently with the incurrence) or be secured by any assets that do not constitute Collateral and (C) be subject to the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means the intercreditor agreement, dated as of May 1, 2019, among, inter alios, the collateral agent under the ABL Credit Agreement and the other agents party thereto, as amended, restated, modified, supplemented, replaced or refinanced from time to time.

“ABL Obligations” means the “Obligations” as defined in the ABL Credit Agreement.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Parent Guarantor and the Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business.

“Additional First Lien Notes” means any 2029 Additional First Lien Notes, any 2030 Additional First Lien Notes and any 2031 Additional First Lien Notes.

“Additional First Lien Obligations” means all obligations of the Issuer and the other Grantors that shall have been designated as such pursuant to the First Lien Intercreditor Agreement, together with any Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Additional First Lien Obligations in excess of the amount of indebtedness permitted under this Indenture to be secured on a pari passu basis with the First Lien Notes Obligations in accordance with this Indenture and any fees, interest and expenses related to such excess amount pursuant to the applicable Additional First Lien Obligations Documents shall not constitute Additional First Lien Obligations or First Priority Obligations for purposes of the First Lien Intercreditor Agreement.

“Additional First Lien Obligations Documents” means the notes, the indentures, security documents or any other agreements or instruments under which Additional First Lien Obligations of any series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such series or providing any guarantee, Lien or other right in respect thereof.

“Additional Restricted Notes” means Additional First Lien Notes that are issued as Restricted Notes.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding anything to the contrary contained herein, in no event shall any Holder be deemed an Affiliate of the Issuer or a Guarantor solely by virtue of its capacity as a Holder of First Lien Notes.

“All-In Cash Yield” means, as to any Indebtedness, the portion of the All-In Yield that is required to be paid in cash.

“All-In Yield” means, as to any Indebtedness, the yield thereof incurred or payable by the applicable borrower generally to all lenders or holders of such Indebtedness in an amount equal to the sum of (a) the applicable margin plus any credit spread or other similar adjustment; (b) original issue discount and upfront fees; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity on a straight line basis (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and (ii) “All-In Yield” shall not include bona fide arrangement fees, structuring fees, commitment fees, underwriting fees and any similar fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness, reasonable (as determined by the Issuer) consent or amendment fees paid to consenting lenders or holders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all lenders or holders of such Indebtedness and (c) the interest rate (exclusive of margin) after giving effect to any Term SOFR (as defined in the New Credit Agreement) or Base Rate (as defined in the New Credit Agreement) floor.

“Applicable Consolidated Total Net Leverage Ratio” means, for each applicable Test Period, the following Consolidated Total Net Leverage Ratio:

Test Period	Consolidated Total Net Leverage Ratio
Test Period ending on March 31, 2025	6.35 to 1.00
Test Period ending on June 30, 2025	6.40 to 1.00
Test Period ending on September 30, 2025	6.50 to 1.00
Test Period ending on December 31, 2025	6.50 to 1.00
Test Period ending on March 31, 2026	6.55 to 1.00
Test Period ending on June 30, 2026	6.20 to 1.00
Test Period ending on September 30, 2026	5.95 to 1.00
Test Period ending on December 31, 2026	5.25 to 1.00
Test Period ending on March 31, 2027	5.45 to 1.00
Test Period ending on June 30, 2027	5.50 to 1.00
Test Period ending on September 30, 2027	5.60 to 1.00
Test Period ending on December 31, 2027	5.45 to 1.00
Test Period ending on March 31, 2028	5.40 to 1.00
Test Period ending on June 30, 2028	5.15 to 1.00
Test Period ending on September 30, 2028	4.85 to 1.00
Test Period ending on December 31, 2028	4.10 to 1.00

“Applicable ECF Amount” means an amount equal to (A) 75.0% of Excess Cash Flow, if any, for the applicable fiscal year minus (B) the sum of (1) all voluntary prepayments or repurchases or redemptions of Indebtedness under the New Credit Agreement made during such fiscal year or after year-end and prior to when the applicable Excess Amount Offer is made (including, in the case of Indebtedness under the New Credit Agreement prepaid pursuant to the terms thereof, the actual purchase price paid in cash pursuant to a “Dutch Auction”), (2) all voluntary prepayments, repurchases or redemptions of loans under the ABL Credit Agreement during such fiscal year or after year-end and prior to when such Excess Amount Offer is due to be made (other than any such prepayment, repurchase or redemption made on the Issue Date in connection with the Transactions) to the extent the commitments under the ABL Credit Agreement are permanently reduced by the amount of such payments, (3) all voluntary prepayments, repurchases or redemptions of First Lien Notes and any Refinancing Indebtedness in respect of the New Credit Agreement and any other Indebtedness, in each case matures on or prior to the Stated Maturity of the 2029 First Lien Notes and is secured on a pari passu basis with the Initial Term Loans, and repurchased or redeemed that on a pro rata basis or less than pro rata basis with the Initial Term Loans (except to the extent financed with proceeds of long-term funded Indebtedness) during such fiscal year or after year-end and prior to when such Excess Amount Offer is due to be made, (4) the amount of Restricted Payments paid in cash (or committed to be paid) during such period or, at the option of the Issuer, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) pursuant to clause (7) (clauses (a), (b) and (c) only) or clause (9) of SECTION 3.3(b), to the extent financed with internally generated cash or borrowings under the ABL Credit Agreement, (5) cash payments by the Issuer and its Subsidiaries made (or committed to be made)

during such period or, at the option of the Issuer, made after such period and prior to the date the Excess Amount Offer is due to be made (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) in respect of long-term liabilities of the Issuer and its Subsidiaries other than Indebtedness, to the extent financed with internally generated cash or borrowings under the ABL Credit Agreement, (6) at the option of the Issuer, an amount up to the aggregate face amount of outstanding Existing Term Loans and Existing Notes that mature on or prior to the twelve month anniversary of the date when such Excess Amount Offer is due to be made and (7) without of duplication of any amounts deducted in the immediately preceding fiscal year pursuant to the foregoing clause (6), all voluntary prepayments, repurchases or redemptions of Existing Term Loans and Existing Notes (except to the extent financed with proceeds of long-term funded Indebtedness (other than revolving loans)) during such fiscal year or after year-end and prior to when such Excess Amount Offer is due to be made (which shall be limited to the actual purchase price paid in cash), in the case of each of the immediately preceding clauses (1) through (7), without duplication of any deduction from Excess Cash Flow in any prior period. For the avoidance of doubt, it is intended that the aggregate amount of deductions determined pursuant to clauses (B)(1) through (7) above for any fiscal year shall be the same amount for determining the “Excess Amount” under this Indenture and under the corresponding provisions of the New Credit Agreement (as in effect in the Issue Date without giving effect to amendments or waivers thereunder), and if there would otherwise be a difference, the amount yielded from the calculations under the New Credit Agreement shall be used for determining the “Excess Amount” under this Indenture.

“Applicable Existing 2026 Secured Notes Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	95.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	92.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	90.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	87.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	85.0%

Notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing 2026 Secured Notes Exchange Price at such time shall be 100.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing 2026 Secured Notes Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing 2027 Secured Notes Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	84.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	81.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	79.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	76.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	74.0%

Notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing 2027 Secured Notes Exchange Price at such time shall be 89.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing 2027 Secured Notes Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing 2028 Secured Notes Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	75.0%

On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	72.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	70.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	67.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	65.0%

Notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing 2028 Secured Notes Exchange Price at such time shall be 80.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing 2028 Secured Notes Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing Term Loan Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	95.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	92.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	90.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	87.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	85.0%

Notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Term Loan Exchange Price at such time shall be 100% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Term Loan Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Existing Unsecured Notes Exchange Price” means, for each applicable period, the following price (expressed as a percentage):

Period	Price
On and after the first day of the Non-Exclusive Period to (but excluding) the date that is four (4) months after the first day of the Non-Exclusive Period	75.0%
On and after the date that is four (4) months after the first day of the Non-Exclusive Period to (but excluding) the date that is eight (8) months after the first day of the Non-Exclusive Period	72.5%
On and after the date that is eight (8) months after the first day of the Non-Exclusive Period to (but excluding) the date that is twelve (12) months after the first day of the Non-Exclusive Period	70.0%
On and after the date that is twelve (12) months after the first day of the Non-Exclusive Period to (but excluding) the date that is sixteen (16) months after the first day of the Non-Exclusive Period	67.5%
On and after the date that is sixteen (16) months after the first day of the Non-Exclusive Period	65.0%

Notwithstanding the foregoing, if (1) either (x) the exchange is with a Specified Holder during the Specified Holder Exclusivity Period or (y) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period is no greater than the Applicable Consolidated Total Net Leverage Ratio for such Test Period, then the Applicable Existing Unsecured Notes Exchange Price at such time shall be 80.0% or (2) the exchange is with a Specified Holder during the Non-Exclusive Period, the Applicable Existing Unsecured Notes Exchange Price for each period shall be the price set forth above for the applicable period plus 2.5%.

“Applicable Premium” means, with respect to the 2029 First Lien Notes, the 2029 Applicable Premium, with respect to the 2030 First Lien Notes, the 2030 Applicable Premium, and with respect to the 2031 First Lien Notes, the 2031 Applicable Premium.

“Applicable Premium Trigger Event” means, with respect to a series of First Lien Notes, the date of the occurrence of any of the following: (i) the occurrence of a redemption date (for the avoidance of doubt, subject to the satisfaction or waiver of any conditions thereto) following the Issuer’s exercise of its option to redeem the First Lien Notes of such series pursuant to the provisions set forth in SECTION 5.7 (solely with respect to the First Lien Notes to be redeemed on such date) or any refinancing, exchange, repayment or discharge of such series of First Lien Notes, or (ii) an acceleration of the First Lien Notes Obligations with respect to such series for any reason, including because of the occurrence and continuance of any Event of Default, the commencement of any bankruptcy, examinership, reorganization, insolvency or liquidation proceeding or other proceeding pursuant to any applicable Debtor Relief Laws, sale, disposition, or encumbrance (including that by operation of law or otherwise); provided, however, that any repurchase of a series of First Lien Notes in accordance with the provisions set forth in SECTION 3.15 or pursuant to an Offer to Purchase shall not constitute an Applicable Premium Trigger Event.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Equity Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(1) the cumulative amount of cash and Cash Equivalent proceeds from the sale of Equity Interests (other than any Disqualified Equity Interests) of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor after the Issue Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Issuer; plus

(2) 100% of the aggregate amount of contributions to the common capital (other than from a Subsidiary) of the Issuer received in cash and Cash Equivalents after the Issue Date, in each case, not previously applied for a purpose other than use in the Available Equity Amount; minus

(3) any amount of the Available Equity Amount used to make Investments pursuant to clause (14)(III) of the definition of “Permitted Investment” after the Issue Date and prior to such time; minus

(4) any amount of the Available Equity Amount used to make prepayments, redemptions, purchases, defeasances and other payments in respect of any Junior Financing pursuant to clause (10)(ii) of SECTION 3.9(a) after the Issue Date and prior to such time; minus

(5) the cumulative amount of Investments and Restricted Payments made to the Parent Guarantor or any indirect parent thereof by the Issuer or any of its Subsidiaries and contributed to the Issuer for the purpose of increasing the Available Equity Amount.

“Available Non-Guarantor Investment Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $100,000,000; minus

(b) any amount of the Available Non-Guarantor Investment Amount used to make Investments pursuant to clauses (3) and (26) of the definition of “Permitted Investment” after the Issue Date and prior to such time;

provided that the Available Non-Guarantor Investment Amount may be replenished up to an amount not to exceed the original cost of such Investment (but in no event in excess of $100,000,000) by 100% of the aggregate amount actually received by the Issuer or any Guarantor in cash and Cash Equivalents (other than (A) in respect of any Investment made in connection with or in contemplation of or with the intent to facilitate or enable the making of such Investment or (B) cash and Cash Equivalents received substantially concurrently with an Investment) from:

(i) the sale (other than to the Issuer or any Subsidiary or any of their respective Affiliates) of the Equity Interests of any Person that is not a Guarantor (including any minority investment or joint venture), or

(ii) any dividend or other distribution received in respect of any Person that is not a Guarantor (including any minority investment or joint venture), or

(iii) any interest, returns of principal payments and similar payments received in respect of any Person that is not a Guarantor (including any minority investments or joint venture).

“Available Restricted Payments Amount” means, at any time, (a) the amount of Restricted Payments that may be made at the time of determination pursuant to clause (8) of SECTION 3.3(b), minus (b) the amount of the Available Restricted Payments Amount utilized by the Issuer or any Subsidiary to make Investments pursuant to clause (14)(II) of the definition of “Permitted Investment.”

“Broadcast Licenses” means the main station licenses issued by the FCC or any foreign Governmental Authority and held by the Issuer or any of its Subsidiaries for the Broadcast Stations operated by the Issuer or any of its Subsidiaries.

“Broadcast Stations” means each full-service AM or FM radio broadcast station or full-service television broadcast station now or hereafter owned and operated by the Issuer or any of its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York, United States.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Issuer and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Issuer and its Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of the Issuer or its Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Parent Guarantor as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Indenture (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that unless otherwise elected by the Issuer, for purposes of calculations made pursuant to the terms of this Indenture, GAAP will be deemed to treat leases in a manner consistent with its treatment under generally accepted accounting principles as of January 1, 2015, notwithstanding any modifications or interpretive changes thereto that may have occurred thereafter. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Parent Guarantor and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Guarantor or any Subsidiary:

(1) Dollars;

(2) such local currencies held by the Parent Guarantor or any Subsidiary from time to time in the ordinary course of business (including without limitation Sterling, euro, AUD or any national currency of any participating member state of the Economic and Monetary Union);

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer, treasury services and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

“Casualty Event” means any event that gives rise to the receipt by the Parent Guarantor or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means:

(1) the Parent Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) under the Exchange Act as in effect on the Issue Date), other than a Parent Entity, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor; provided that so long as the Parent Guarantor is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity);

(2) the sale, transfer, conveyance or other disposition in one or a series of related transactions of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to a Person (other than the Parent Guarantor or any of its Subsidiaries) and any “person” (as defined in clause (1) above), other than any Parent Entity, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that so long as the Parent Guarantor is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity);

(3) Parent Guarantor shall cease to own directly or indirectly 100% of the Equity Interests of the Issuer; or

(4) a “change of control” (or similar event) shall occur under the ABL Credit Agreement, the Second Lien Notes Indenture, the Existing Credit Agreement, the Existing Secured Notes Documents, the Existing Unsecured Notes Documents, any other Junior Financing documentation or any Refinancing Indebtedness in respect thereof, as applicable, in respect of any of the foregoing in a principal amount in excess of $20,000,000.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (ii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, with respect to each series of First Lien Notes, (i) the “Collateral” as defined in the applicable First Priority Security Agreement, (ii) all the “Collateral” or “Pledged Assets” or similar term as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted or purported to be granted in favor of the First Lien Notes Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the First Lien Notes of such series, in each case, pursuant to any Collateral Document.

“Collateral Documents” means, with respect to each series of First Lien Notes, collectively, any security agreement (including the applicable First Priority Security Agreement), hypothecs, intellectual property security agreements, mortgages, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements, guarantees and each of the other agreements, instruments or documents that creates or purports to create a Lien or guarantee in favor of the First Lien Notes Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the First Lien Notes of such series.

“Collateral Requirement” means:

(1) the Trustee and the First Lien Notes Collateral Agent shall have received each Collateral Document required to be delivered on the Issue Date or from time to time pursuant to this Indenture, duly executed by each Person party thereto;

(2) the First Lien Notes Obligations shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Issuer and each Guarantor, and (ii) all Equity Interests of each other Subsidiary (other than any Equity Interests that constitute Excluded Assets), in each case, subject to exceptions and limitations otherwise set forth in this Indenture, the Collateral Documents (to the extent appropriate in the applicable jurisdiction) and the Intercreditor Agreements;

(3) the First Lien Notes Obligations shall have been secured by a perfected security interest in, and Mortgages on, in the case of the Parent Guarantor, the Issuer and each Guarantor, substantially all now owned or, in the case of real property, fee owned, or at any time hereafter acquired tangible and intangible assets of each such Grantor thereof (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property in the United States of America, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Indenture and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) and (ii) in the case of each other Guarantor, a pledge of (x) the applicable Equity Interests referred to in clause (2) above and (y) each intercompany promissory note or similar debt instrument representing intercompany Indebtedness owed from a Subsidiary of the Parent Guarantor to the Issuer or applicable Guarantor, subject to exceptions and limitations otherwise set forth in this Indenture and the Collateral Documents (to the extent appropriate in the applicable jurisdiction), in each case with the priority required by the Collateral Documents and the Intercreditor Agreements;

(4) subject to limitations and exceptions of this Indenture and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (3) above or under this Indenture (each, a “Mortgaged Property”), the First Lien Notes Collateral Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices in a manner consistent with the procedures outlined in the New Credit Agreement, to the extent applicable, in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the First Lien Notes Collateral Agent for the benefit of the First Lien Note Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner consistent with the procedures outlined in the New Credit Agreement, to the extent applicable (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall, to the extent permitted pursuant to applicable law, be limited to 100% of the fair market value of the property (as reasonably determined by the Issuer in a manner consistent with the procedures outlined in the New Credit Agreement, to the extent applicable) at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid American Land Title Association Lender’s policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the First Lien Notes Collateral Agent as the insured for its benefit and that of the First Lien Note Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company in form and substance and in an amount consistent with the amount provided with respect to the Initial Term Loans under the New Credit Agreement (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to SECTION 3.6 and other Liens permitted in accordance with the New Credit Agreement or acceptable to the New Credit Agreement Collateral Agent, each of which shall (A) to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be consistent with the Initial Term Loans under the New Credit Agreement, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) have been supplemented by such endorsements consistent with the Initial Term Loans under the New Credit Agreement (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates), (iii) opinions of local counsel to the Issuer and each Guarantor, as applicable, in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, consistent with those delivered pursuant to the New Credit Agreement and (iv) no later than three Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Indenture, a completed “life of the loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located, duly executed and acknowledged by Parent Guarantor, the Issuer and the Guarantors, as appropriate, together with evidence of flood insurance as and to the extent required under this Indenture;

(5) (i) with respect to all Deposit Accounts and Securities Accounts that are held by the Issuer and each other Guarantor that are not Excluded Accounts and that are in existence on the Issue Date, within the time periods set forth in this Indenture and the Collateral Documents, the First Lien Notes Collateral Agent (or its counsel) shall have received Deposit Account Control Agreements and Security Account Control Agreements, as applicable, and (ii) with respect to any Deposit Account or Securities Account that is held by the Issuer and each other Guarantor which is not an Excluded Account that is established after the Issue Date and, within 180 days of such Deposit Account or Securities Account being established, the First Lien Notes Collateral Agent (or its counsel) shall have received a Deposit Account Control Agreement or Security Account Control Agreement, as applicable, for such Deposit Account or Securities Account; provided that, notwithstanding the foregoing, (a) to the extent the ABL Intercreditor Agreement is in effect, the obligations of the Issuer and each Guarantor under this clause (5) shall be deemed to be satisfied by having appointed the ABL Administrative Agent (as defined in the ABL Credit Agreement) as agent for the purpose of perfecting the security interests granted under the Collateral Documents with respect to all ABL Controlled Accounts (as defined in the ABL Intercreditor Agreement) pursuant to the ABL Intercreditor Agreement or by adding the First Lien Notes Collateral Agent as a secured party to any existing Deposit Account Control Agreement or Security Account Control Agreement and (b) to the extent the ABL Intercreditor Agreement is no longer in effect (and the First Lien Notes Collateral Agent was not previously added as a secured party to each applicable existing Deposit Account Control Agreement or Security Account Control Agreement), the Parent Guarantor, the Issuer and each other Guarantor shall, within 180 days of such date, deliver to the First Lien Notes Collateral Agent (or its counsel) Deposit Account Control Agreements and Security Account Control Agreements with respect to any Deposit Account or Securities Account that is held by the Parent Guarantor, the Issuer and each other Guarantor which is not an Excluded Account; and

(6) except as otherwise contemplated by this Indenture or any Collateral Document, all documents and instruments, including UCC financing statements, and filings with the United States Copyright Office, the United States Patent and Trademark Office and all other actions consistent with those delivered or taken pursuant to the New Credit Agreement (including those required by applicable Laws) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Collateral Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents, shall have been delivered, filed, registered or recorded or delivered to the First Lien Notes Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Collateral Document.

Notwithstanding anything herein to the contrary, in addition to other exceptions and limitations described in this Indenture, the Collateral Documents and the Intercreditor Agreements, Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations, including that:

(1) (i) except as expressly provided in clause (5) of this definition, the Collateral Requirement under this Indenture shall not require control agreements with respect to any cash, deposit accounts or securities accounts or any other assets requiring perfection through control agreements and (ii) other than with respect to an Electing Guarantor organized in a jurisdiction other than the U.S., no actions in any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements, or share charge (or mortgage) agreements governed under the laws of any non-U.S. jurisdiction, other than with respect to an Electing Guarantor organized in a jurisdiction other than the U.S., a security agreement, pledge agreement or share charge governed by the laws of such jurisdiction in which such Subsidiary is organized);

(2) the First Lien Notes Collateral Agent shall grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Issue Date) or any other compliance with the requirements of this definition consistent with extensions granted in respect of the Initial Term Loans under the New Credit Agreement;

(3) Liens required to be granted from time to time pursuant to the Collateral Requirement shall be subject to exceptions and limitations set forth in this Indenture and the Collateral Documents;

(4) general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalisation” rules, retention of title claims and similar principles may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Issuer in a manner consistent with the procedures outlined in the New Credit Agreement; and

(5) the security interests in the Collateral securing the First Lien Notes (other than as set forth in the following proviso) will be required to be in place promptly following the Issue Date, but in any event no later than the deadline set forth in the New Credit Agreement (as it may be extended pursuant to the procedures set forth in the New Credit Agreement); provided, however, that the foregoing shall not apply to the perfection of the security interests in assets with respect to which a Lien may be perfected by the filing of a UCC financing statement, which UCC financing statement will be required to be filed as of the Issue Date.

It is understood and agreed that prior to the discharge of the Obligations (as defined in the New Credit Agreement), to the extent that the New Credit Agreement Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any administrative matters relating to the Collateral or make any determination in respect of any administrative matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of legal opinions or other deliverables, if applicable, with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date)), the First Lien Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the New Credit Agreement Collateral Agent in respect of any such matters shall be deemed to be the judgment of the First Lien Notes Collateral Agent in respect of such matters under this Indenture and the Collateral Documents.

“Communications Laws” means the Communications Act of 1934, as amended, and the FCC’s rules, regulations, published orders and published and promulgated policy statements, all as may be amended from time to time.

“Comprehensive Transactions” means the transactions described in the Offering Memorandum under “Summary—Transaction Overview—Comprehensive Transactions.”

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h), (j) and (n)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income, profits or capital gains of the Parent Guarantor and its Subsidiaries, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), and the net tax expense associated with any adjustments made pursuant to clauses (1) through (15) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(i) through (viii) of the definition thereof); plus

(c) the total amount of depreciation and amortization expense, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of Parent Guarantor and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(d) the amount of any actual and identifiable restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), costs and expenses for tax restructurings, start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, severance costs, costs relating to initiatives aimed at profitability improvement, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any non-cash write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Parent Guarantor may elect not to add back such non-cash charge in the current period and (B) to the extent Parent Guarantor elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(g) the amount of any fees, compensation and indemnities and expenses paid to the members of the board of directors (or the equivalent thereof) of the Issuer or any of its Parent Entities; plus

(h) the amount of pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other transactions or similar initiatives generated from actions that have been taken or with respect to which substantial steps have been taken (in each case, including prior to the Issue Date) or are expected to be taken (in the good faith determination of the Parent Guarantor) within 12 months after a merger or other business combination, acquisition, investment, disposition or divestiture is consummated or generated by actions (including restructurings, operating improvements, cost savings initiatives and other transactions or similar initiatives) that have been taken or with respect to which substantial steps have been taken (in the good faith determination of the Parent Guarantor), in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions, and synergies had been realized on the first day of such period, as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period, net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Parent Guarantor and (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (h) to the extent duplicative of any synergies, expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period or any period and including amounts in compliance with Regulation S-X of the Exchange Act; plus

(i) any costs or expense incurred by the Parent Guarantor or a Subsidiary or a Parent Entity of the Parent Guarantor to the extent paid by the Parent Guarantor pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Parent Guarantor or net cash proceeds of an issuance of Equity Interests of the Parent Guarantor (other than Disqualified Equity Interests); plus

(j) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(k) any net losses, charges, expenses, costs or other payments (including all fees, expenses or charges related thereto) (i) from disposed, abandoned or discontinued operations, (ii) in respect of facilities no longer used or useful in the conduct of the business of the Parent Guarantor or its Subsidiaries, abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (iii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Parent Guarantor; plus

(l) 100% of the increase in Deferred Revenue as of the end of such period from Deferred Revenue as of the beginning of such period (or minus 100% of any such decrease); plus

(m) amortization of development advance payments which were made with the objective of increasing the number of clients or customers; plus

(n) the amount of net cost savings and net cash flow effect of revenue enhancements related to New Contracts projected by the Parent Guarantor in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or revenue enhancements shall be subject only to certification by management of the Parent Guarantor and shall be calculated on a Pro Forma Basis as though such cost savings or revenue enhancements had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or revenue enhancements are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and (C) no cost savings or revenue enhancements shall be added pursuant to this clause (n) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (d) above with respect to such period; provided that the aggregate amount of add backs made relating to New Contracts in respect of which no revenues have been received during such period pursuant to this clause (n) shall not exceed an amount equal to 5% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (n));

provided, further, that the aggregate amount of add backs made pursuant to clauses (d) and (h) (excluding any add backs made pursuant to clause (d) in connection with restructuring charges arising prior to the Issue Date) shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (calculated before giving effect to any adjustments);

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of the Parent Guarantor for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income from disposed, abandoned, closed or discontinued operations or attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Parent Guarantor; plus

(c) any net income attributable to “barter and trade income” and/or “barter revenue” in connection with investments made in companies in exchange for advertising services, calculated in a manner consistent with iHeartMedia, Inc.’s past practice prior to the Issue Date.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Guarantor or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of, or closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Parent Guarantor or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition” and the calculation of the Consolidated Total Net Leverage Ratio, but without limiting the adjustments included in the definition of Consolidated EBITDA, an adjustment in respect of each

Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in an Officer’s Certificate. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, or closed or classified as discontinued operations by the Parent Guarantor or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition).

“Consolidated Interest Expense” means for any period:

(1) the sum, without duplication, of consolidated interest expense of the Parent Guarantor and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness and (f) cash interest expense of Indebtedness for which the proceeds are held in Escrow (except, excluding the interest expense in respect thereof that is covered by such proceeds held in Escrow), and excluding (i) costs associated with obtaining Swap Obligations, (ii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (iii) penalties and interest relating to taxes, (iv) any “additional interest” or “liquidated damages” with respect to the Existing Secured Notes, the Existing Unsecured Notes, the First Lien Notes or the Second Lien Notes or other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (vi) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Issue Date including annual agency fees paid pursuant to administrative agents and collateral agents under the New Credit Agreement or other Credit Facilities, and (vii) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty; plus

(2) consolidated capitalized interest of the Parent Guarantor and its Subsidiaries for such period, whether paid or accrued; less

(3) interest income of the Parent Guarantor and its Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that, without duplication:

(1) any (x) after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans and (y) restructuring costs and costs and expenses for tax restructurings, in each case, shall be excluded; provided that amounts excluded pursuant to this clause (1) shall not exceed 15% of Consolidated Net Income for any such period;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including, for the avoidance of doubt, bulk subscriber contract sales) or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded;

(5) the net income for such period of any Person that is not a Subsidiary of Parent Guarantor or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Parent Guarantor shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Parent Guarantor or a Subsidiary thereof in respect of such period;

(6) the net income for such period of any Subsidiary (other than the Issuer or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders (other than restrictions pursuant to this Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of the Parent Guarantor and its Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the Parent Guarantor or a Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) [Reserved];

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans, roll-over, acceleration, or payout of Equity Interests by management, other employees or business partners of the Parent Guarantor or any of its Parent Entities shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the First Lien Notes, the Second Lien Notes and other securities, the incurrence of loans under the New Credit Agreement, the ABL Credit Agreement and the syndication and incurrence of any Credit Facility), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the First Lien Notes, the Second Lien Notes, the Existing Secured Notes, the Existing Unsecured Notes, the New Credit Agreement, the Existing Credit Agreement, the ABL Credit Agreement, other securities and any Credit Facility) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction-related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the Issue Date that are so required to be established or adjusted as a result of the Transactions (or within twenty-four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded; provided that amounts paid in respect of such accruals and reserves shall be deducted from Consolidated Net Income when paid in cash;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Parent Guarantor has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gains or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments,

(16) [Reserved]; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any Parent Entity of such Person in respect of such period in accordance with clause (9)(c) of SECTION 3.3(b) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of the Parent Guarantor and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture to the extent such expenses and charges reduced Consolidated Net Income.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of (i) Indebtedness of the Parent Guarantor and its Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money plus (ii) Disqualified Equity Interests, purchase money indebtedness, Attributable Indebtedness and debt obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, minus (b) the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Parent Guarantor and its Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn, (ii) [Reserved] and (iii) incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent and for so long as the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to the relevant Person (it being understood that in any event, any such proceeds subject to such Escrow shall be deemed to constitute “restricted cash” for purposes of cash netting) (provided that such Escrow is secured only by proceeds of such Indebtedness and the proceeds thereof shall be promptly applied to satisfy and discharge such Indebtedness if the definitive agreement for such transaction is terminated prior to the consummation thereof); it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (x) Consolidated Total Net Debt as of the last day of such Test Period to (y) Consolidated EBITDA for such Test Period.

“Consolidated Working Capital” means, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent. For purposes of calculating Excess Cash Flow, any changes to Consolidated Working Capital due to non-cash adjustments of Current Assets and/or Current Liabilities shall be ignored.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Facility” means, with respect to the Parent Guarantor or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements, commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the New Credit Agreement, the Existing Credit Agreement, the ABL Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Parent Guarantor as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Current Assets” means, with respect to the Parent Guarantor and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) of the Parent Guarantor and the Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, assets held for sale or of discontinued operations, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments.

“Current Liabilities” means, with respect to the Parent Guarantor and the Subsidiaries on a consolidated basis at any date of determination, all liabilities of the Parent Guarantor and the Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals for liabilities of discontinued operations, loans (permitted) from third parties, pension liabilities, and derivative financial instruments, and (e) accruals of any costs or expenses related to restructuring reserves.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including in case of the Issuer (a) a winding-up, administration or dissolution including, without limitation, bankruptcy, insolvency, voluntary or involuntary liquidation, composition with creditors , moratorium or reprieve from payment, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and/or (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer being appointed.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, passage of time, or both, would be an Event of Default.

“Deferred Revenue” means the amount of long or short term deferred revenue of the Parent Guarantor and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

“Deposit Account” has the meaning specified in Article 9 of the UCC.

“Deposit Account Control Agreement” means an effective account control agreement or blocked account agreement for a Deposit Account, as delivered pursuant to the New Credit Agreement.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the First Lien Notes of a series (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the First Lien Notes of such series and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Parent Guarantor and the Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries) as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that (x) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Parent Guarantor of any of its Equity Interests to another Person and (y) no transaction or series of related transactions shall be considered a “Disposition” for purposes of SECTION 3.5 unless the Net Available Cash resulting from such transaction or series of transactions shall exceed $2,500,000.

The following shall not be deemed to be “Dispositions”:

(1) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of immaterial property in the ordinary course of business that is no longer used or useful in the conduct of the business of the Issuer and its Subsidiaries;

(2) Dispositions of inventory or goods (or other assets, including furniture and equipment) held for sale, intellectual property licensed to customers and immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business), in each case, in the ordinary course of business;

(3) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(4) Dispositions of property to the Issuer or any Subsidiary; provided that if the transferor of such property is the Issuer or a Guarantor, (i) the transferee thereof must be to the Issuer or another Guarantor or (ii) such transaction shall be deemed to be an Investment in a Non-Guarantor and must otherwise be permitted by clause (3) or (14) of the definition of “Permitted Investment”;

(5) to the extent constituting Dispositions, any Restricted Payment that is permitted to be made, and is made, under SECTION 3.3 and the making of any Permitted Payment or Permitted Investment (other than Permitted Investments made pursuant to clause (5) of the definition of “Permitted Investment”), and transactions permitted under SECTION 3.6 and SECTION 4.1 (other than pursuant to clause (5) of SECTION 4.1(a)) or a transaction that constitutes a Change of Control (provided that the Equity Interests issued in respect of any such Restricted Payment shall otherwise be exempted as a Disposition under this definition or comply with SECTION 3.5);

(6) Dispositions of Identified Assets (as defined in the New Credit Agreement) not for the purpose of effectuating a Liability Management Transaction;

(7) Dispositions of Cash Equivalents in the ordinary course of business;

(8) leases, subleases, licenses, cross-licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Issuer or any of its Subsidiaries;

(9) transfers of property subject to Casualty Events;

(10) [Reserved];

(11) [Reserved];

(12) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business (and not in connection with any committed receivables, factoring, securitization or similar financing);

(13) Dispositions of property pursuant to sale and leaseback transactions; provided that the fair market value of all property so Disposed of after the Issue Date shall not exceed $20,000,000 in the aggregate;

(14) any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Issuer and its Subsidiaries as a whole, as determined in good faith by the management of the Issuer;

(15) [Reserved];

(16) the unwinding of any Swap Contract pursuant to its terms;

(17) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(18) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights; and

(19) Dispositions of assets in a single transaction or series of related transactions, with an aggregate fair market value of less than or equal to $5,000,000 for a single Disposition or series of related Dispositions; provided that, in no event shall Dispositions pursuant to this clause (19) exceed $15,000,000 in any fiscal year; provided that any Disposition of any property pursuant to SECTION 3.5 and this definition of “Disposition” (except pursuant to clauses (5), (9), (16), (18) and (19) and except for Dispositions from the Issuer or a Guarantor to any of the Issuer or any Guarantor) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted under this definition of “Disposition” or pursuant to the provisions set forth under SECTION 3.5 to any Person other than a Guarantor, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents (and such Liens shall be automatically released).

For purposes of determining compliance with SECTION 3.5, (A) Dispositions need not be incurred solely by reference to one category of Dispositions exempted pursuant to the preceding paragraph but are exempted in part under any combination thereof and of any other available exemption and (B) in the event that Dispositions (or any portion thereof) meets the criteria of one or more of the categories of Dispositions exempted pursuant to the preceding paragraph, the Issuer may, in its sole discretion, classify or reclassify such Dispositions (or any portion thereof) in any manner that complies with the exemptions in the preceding paragraph.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior offer to repurchase the applicable amount of the First Lien Notes), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior offer to repurchase the applicable amount of the First Lien Notes), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Stated Maturity of the 2029 First Lien Notes, 2030 First Lien Notes and 2031 First Lien Notes at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Parent Guarantor (or any Parent Entity thereof), the Issuer or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean the lawful money of the United States.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Escrow” means an escrow, trust, collateral or similar account or arrangement holding proceeds of Indebtedness solely for the benefit of an unaffiliated third party.

“euro” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Excess Amount” means the Applicable ECF Amount in excess of $10.0 million for any fiscal year.

“Excess Cash Flow” means, for any period, an amount equal to (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term accounts receivable of the Parent Guarantor and its Subsidiaries for such period, and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent Guarantor and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (17) of the definition of “Consolidated Net Income,” (ii) the aggregate amount of (x) all principal payments of Indebtedness of the Parent Guarantor or its Subsidiaries during such period and (y) any premium, make-whole or penalty payments paid (or committed to be paid) in cash by the Issuer and its respective Subsidiaries during such period or, at the option of the Issuer, paid after such period and prior to the date the Excess Amount Offer is due to be made (it being understood that to the extent such premium, make-whole or penalty payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) that are required to be made in connection with any prepayment of Indebtedness (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Indebtedness under the New Credit Agreement pursuant to the provisions thereof, the Existing Term Loans pursuant to the Existing Credit Agreement, the First Lien Notes of any series pursuant to the other provisions of this Indenture, the Second Lien Notes pursuant to the Second Lien Indenture, the Existing Secured Notes of any series pursuant to the provisions of the applicable indenture related thereto and the Existing Unsecured Notes pursuant to the indenture related thereto and (C) any mandatory prepayment of Indebtedness under the New Credit Agreement pursuant to the provisions thereof, the First Lien Notes of any series pursuant to the other provisions of this Indenture or the Second Lien Notes pursuant to the Second Lien Indenture, in each case, to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Indebtedness under the New Credit Agreement, (Y) [Reserved] and (Z) all prepayments in respect of any other loans under a revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder), in each case, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of the Parent Guarantor or its Subsidiaries (other than revolving loans unless such revolving loans refinance such revolving loans being repaid), (iii) an amount equal to the aggregate net non-cash gain on Dispositions by the Parent Guarantor and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (iv) increases in Consolidated Working Capital and long-term accounts receivable of the Parent Guarantor and its Subsidiaries for such period, (vi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Parent Guarantor and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions that constitute Investments permitted under this Indenture or Capital Expenditures or acquisitions of intellectual property to the extent expected to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of the Parent Guarantor following the end of such period; provided that to the extent the aggregate amount of proceeds utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (vii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period (provided that any such taxes were not deducted in determining Consolidated Net Income in a prior period), (viii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of the Parent Guarantor or its Subsidiaries (other than revolving loans), (ix) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset, except to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness of the Parent Guarantor or its Subsidiaries (other than revolving loans) (it being understood that the amortization or expense of such payment shall not reduce Excess Cash Flow in any future period), (x) the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed and Capitalized Software Expenditures accrued or made (or committed to be made) in cash during such period or, at the option of the Issuer, made after such period and prior to the date the Excess Amount Offer is due to be made (it being understood that to the extent such Capital Expenditures or acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period, to the extent financed with internally generated cash or borrowings under the ABL Credit Agreement), and (xi) the amount of Investments and acquisitions made (other than Investments and acquisitions made with respect to Indebtedness) (or committed to be made) by the Issuer and its respective Subsidiaries during such period or, at the option of the Issuer, made after such period and prior to the date the Excess Amount Offer is due to be made (it being understood that to the extent such Investments and acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) and paid (or committed to be paid) in cash pursuant to clause (9) or (14) of the definition of “Permitted Investment,” to the extent financed with internally generated cash or borrowings under the ABL Credit Agreement. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Parent Guarantor and its Subsidiaries on a consolidated basis. For the avoidance of doubt, it is intended that Excess Cash Flow for any fiscal year shall be the same amount for determining the “Excess Amount” under this Indenture and under the corresponding provisions of the New Credit Agreement (as in effect in the Issue Date without giving effect to amendments or waivers thereunder), and if there would otherwise be a difference, the amount yielded from the calculation under the New Credit Agreement shall be used for determining the “Excess Amount” under this Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Account” means (i) any deposit account, securities account, commodities account or other account of the Issuer and each Guarantor (and all cash, Cash Equivalents and other securities or investments held therein) exclusively used for all or any of the following purposes: payroll, employee benefits or customs, (ii) accounts used exclusively for the purposes of compliance with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, (iii) cash accounts of the Issuer and each Guarantor, the deposits in which shall not at any time aggregate to more than $20,000,000 (or such greater amount to which the First Lien Notes Collateral Agent may agree) for all such cash accounts, (iv) accounts the balance of which is swept at the end of each Business Day into a Deposit Account subject to a Deposit Account Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such Deposit Account is swept into another Deposit Account subject to a Deposit Account Control Agreement) without the consent of the First Lien Notes Collateral Agent, (v) (x) prior to the termination of the ABL Intercreditor Agreement, accounts consisting solely of amounts of tax collected on behalf of a Governmental Authority, including, without limitation, sales tax accounts and (y) upon and after the termination of the ABL Intercreditor Agreement, accounts consisting solely of amounts of tax collected on behalf of a Governmental Authority, including, without limitation, sales tax accounts, (vi) accounts into which governmental receivables are deposited, (vii) fiduciary or trust accounts, (viii) any deposit accounts designated by the Issuer by written notice to the First Lien Notes Collateral Agent and containing solely of the proceeds of the Fixed Asset Collateral (as defined in the ABL Credit Agreement), (ix) escrow accounts permitted under this Indenture (including in connection with any letter of intent or purchase agreement with respect to any Investment or other acquisition of assets or disposition) and (x) in the case of clauses (i) through (ix), the funds or other property held in or maintained in any such account.

“Excluded Assets” means:

(1) other than in the case of any Electing Guarantors, any property or assets owned by any Excluded Subsidiary,

(2) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition,

(3) any interest in fee-owned real property other than Material Real Properties,

(4) Excluded Contracts, Excluded Equipment and any interest in leased real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to leases, including any requirement to obtain or deliver landlord waivers, estoppels or collateral access letters),

(5) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the UCC,

(6) (A) Margin Stock if any such pledge thereof violates applicable Law and (B) Equity Interests of any Person other than (x) wholly-owned Subsidiaries and (y) other Subsidiaries of the Issuer except, in the case of this clause (B)(y), to the extent and for so long as (I) the pledge thereof in favor of the First Lien Notes Collateral Agent is not permitted by the terms of the agreement of such Person relating to a bona fide joint venture or other applicable organization documents and after giving effect to the anti-assignment provisions set forth in the UCC or any other applicable Law, (II) the terms of the agreement of such Person relating to a bona fide joint venture or other applicable organization documents prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is an Affiliate of the Issuer or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Issuer or any Subsidiary to obtain any such consent), or (III) a pledge thereof would give any other party (other than an Affiliate of the Issuer) to any contract, agreement, instrument, or indenture governing such Equity Interests the right to terminate its obligations thereunder,

(7) any trademark application filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal Law,

(8) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to the Parent Guarantor and any Subsidiaries of the Parent Guarantor, as reasonably determined by the Issuer in a manner consistent with the procedures outlined in the New Credit Agreement,

(9) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the anti-assignment provisions of the UCC and other applicable Law,

(10) pledges and security interests prohibited or restricted by applicable Law whether on the Issue Date or thereafter (including any requirement to obtain the consent of any Governmental Authority) after giving effect to the anti-assignment provisions of the UCC and other applicable Law,

(11) all commercial tort claims in an amount less than $2,500,000 in the aggregate,

(12) letter of credit rights in an amount less than $2,500,000, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement),

(13) any particular assets if, as reasonably determined by the Issuer in a manner consistent with the procedures outlined in the New Credit Agreement, the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets or obtaining title insurance is excessive in relation to the benefits to be obtained therefrom by the Holders under this Indenture,

(14) voting Equity Interests in excess of 65% of any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or FSHCO if current tax Law relating to pledges of stock of such Subsidiaries is similar to the law as in effect prior to the finalization of Treasury Regulations Section 1.956-1 pursuant to TD 9859, 84 Fed. Reg. 23716 (May 23, 2019), as reasonably determined by the Issuer in a manner consistent with the procedures outlined in the New Credit Agreement,

(15) any segregated funds held in escrow for the benefit of an unaffiliated third party (including such funds in Escrow),

(16) any FCC Authorizations to the extent (but only to the extent) that at such time the First Lien Notes Collateral Agent may not validly possess a security interest therein pursuant to applicable Communications Laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Authorizations (except to the extent requiring approval of the FCC, unless such approval has first been secured consistent with the applicable provisions of this Indenture), the economic value of the FCC Authorizations, and the right to receive all proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC Authorizations,

(17) [Reserved],

(18) [Reserved], and

(19) proceeds from any and all of the foregoing assets described in clauses (1) through (18) above to the extent such proceeds would otherwise be excluded pursuant to clauses (1) through (18) above, provided, however, that until the discharge of the Obligations (as defined in the New Credit Agreement), no property or assets shall constitute “Excluded Assets” under clauses (8) or (13) to the extent such property or assets secures any Obligations (as defined in the New Credit Agreement).

“Excluded Contract” means, at any date, any rights or interest of the Issuer or any Guarantor under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not the Issuer or any Guarantor or other Affiliate thereof, or any requirement of law, then prohibits, or requires any consent, unless it is first secured, or establishes any other condition, unless it is first secured, for or would terminate because of an assignment thereof or a grant of a security interest therein by the Issuer or a Guarantor; provided that (i) rights under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the UCC and (ii) all proceeds paid or payable to any of the Issuer or any Guarantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral.

“Excluded Equipment” means, at any date, any equipment or other similar assets of the Issuer or any Guarantor which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligation if and to the extent that (i) a restriction in favor of a Person who is not the Parent Guarantor or any Subsidiary of the Parent Guarantor or any Affiliate thereof contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement or document because of an assignment thereof, or a grant of a security interest therein, by the Issuer or any Guarantor and (ii) such restriction relates only to the asset or assets acquired by the Issuer or any Guarantor with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any of the Issuer or any Guarantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets.

“Excluded Subsidiary” means (a) any Subsidiary of the Parent Guarantor that is not, directly or indirectly, a wholly-owned Subsidiary of the Parent Guarantor, in each case, solely to the extent that such non-wholly owned Subsidiary (i) is a bona fide joint venture that is created or formed for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and (ii) the counterparty to such joint venture is not an Affiliate of the Issuer or any Guarantor, (b) any Subsidiary of the Parent Guarantor or the Issuer that does not have total assets in excess of 2.5% of Total Assets or 2.5% of revenues of the Parent Guarantor and its Subsidiaries in each case, individually or in the aggregate with all other Subsidiaries excluded via this clause (b) (such Subsidiary, an “Immaterial Subsidiary”), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations (other than any Contractual Obligation in favor of the Parent Guarantor or any of its Subsidiaries) existing on the Issue Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the First Lien Notes Obligations or if guaranteeing the First Lien Notes Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which the burden or cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Holders therefrom as determined in accordance with the New Credit Agreement or as agreed by the Administrative Agent (as defined in the New Credit Agreement), (e) [Reserved], (f) any not-for-profit Subsidiaries, (g) [Reserved], (h) (A) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (B) any FSHCO and (C) any Subsidiary of an entity described in (A) or (B), (i) [Reserved], (j) [Reserved], (k) any captive insurance subsidiaries, and (l) [Reserved]; provided that, notwithstanding the foregoing, “Excluded Subsidiary” shall not include (i) the Issuer, (ii) any Electing Guarantor for so long as such Electing Guarantor constitutes an Electing Guarantor in accordance with the terms of this Indenture, and (iii) any Subsidiary of the Parent Guarantor that constitutes a guarantor under (x) the ABL Credit Agreement, the New Credit Agreement, the Second Lien Notes, the Existing Credit Agreement, the Existing Secured Notes or the Existing Unsecured Notes (or any Refinancing Indebtedness with respect to any of the foregoing) or (y) any Junior Financing.

“Existing 2026 Secured Notes” means the Issuer’s 6.375% Senior Secured Notes due 2026 issued on the May 2019 Issue Date under an indenture, by and among the Issuer, the Parent Guarantor, the subsidiary guarantors party thereto and U.S. Bank National Association, in its capacity as trustee and as collateral agent with respect to such series of notes, as amended, supplemented or otherwise modified from time to time.

“Existing 2027 Secured Notes” means the Issuer’s 5.25% Senior Secured Notes due 2027 issued on August 7, 2019 under an indenture, by and among the Issuer, the Parent Guarantor, the subsidiary guarantors party thereto and U.S. Bank National Association, in its capacity as trustee and as collateral agent with respect to such series of notes, as amended, supplemented or otherwise modified from time to time.

“Existing 2028 Secured Notes” means the Issuer’s 4.75% Senior Secured Notes due 2028 issued on November 22, 2019 under an indenture, by and among the Issuer, the Parent Guarantor, the subsidiary guarantors party thereto and U.S. Bank National Association, in its capacity as trustee and as collateral agent with respect to such series of notes, as amended, supplemented or otherwise modified from time to time.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of May 1, 2019, by and among the Parent Guarantor, the Issuer, the other guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent, as in effect as of the Issue Date after giving effect to the Transactions, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), and as such document may be further amended, restated, supplemented or otherwise modified from time to time.

“Existing Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the Existing Credit Agreement, together with any refinancing thereof.

“Existing Notes” means the Existing Secured Notes and the Existing Unsecured Notes.

“Existing Secured Notes” means the Existing 2026 Secured Notes, the Existing 2027 Secured Notes and the Existing 2028 Secured Notes.

“Existing Secured Notes Obligations” means with respect to each series of Existing Secured Notes, all Obligations of the Issuer and the Guarantors under the Existing Secured Notes of such series and the indenture, guarantees and collateral documents, if any, relating to such series of Existing Secured Notes.

“Existing Term Loans” means the “Term Loans” under and as defined in the Existing Credit Agreement.

“Existing Unsecured Notes” means the Issuer’s 8.375% Senior Notes due 2027 issued on the May 2019 Issue Date under an indenture, by and among the Issuer, the Parent Guarantor, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

“FCC” means the Federal Communications Commission of the United States or any Governmental Authority succeeding to the functions of such commission in whole or in part.

“FCC Authorizations” means all Broadcast Licenses and other licenses, permits and other authorizations issued by the FCC and held by Parent Guarantor, the Issuer or any of the Subsidiaries.

“First Lien Intercreditor Agreement” means the intercreditor agreement dated as of the May 2019 Issue Date and supplemented as of the Issue Date, among the Issuer, the other grantors party thereto, the First Lien Notes Collateral Agent and the other collateral agents party thereto, as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“First Lien Note Documents” means the 2029 First Lien Note Documents, the 2030 First Lien Note Documents and the 2031 First Lien Note Documents.

“First Lien Note Guarantees” means, with respect to a series of First Lien Notes, the Subsidiary Guarantees and the Parent Guarantee.

“First Lien Note Secured Parties” means, with respect to each series of First Lien Notes, the Trustee, the First Lien Notes Collateral Agent and the Holders of the First Lien Notes of such series.

“First Lien Notes” means, individually or collectively, as the context may require, the 2029 First Lien Notes, the 2030 First Lien Notes and the 2031 First Lien Notes.

“First Lien Notes Collateral Agent” means, individually or collectively, as the context may require, the 2029 First Lien Notes Collateral Agent, the 2030 First Lien Notes Collateral Agent and/or the 2031 First Lien Notes Collateral Agent. For the avoidance of doubt, “First Lien Notes Collateral Agent” as used in this Indenture shall refer to a First Lien Notes Collateral Agent solely in respect of, and acting on behalf of the Holders of, the series of First Lien Notes that it represents, and not any other series of First Lien Notes.

“First Lien Notes Obligations” means, with respect to each series of First Lien Notes, all Obligations of the Issuer and the Guarantors under the First Lien Notes of such series, this Indenture, the First Lien Note Guarantees of the First Lien Notes of such series and the Collateral Documents.

“First Priority Credit Documents” means the New Credit Agreement and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Obligation under Credit Facilities and any other document or instrument executed or delivered at any time in connection with any First Priority Obligation under the Credit Facilities (including any intercreditor or joinder agreement among holders of First Priority Obligations but excluding documents governing the First Lien Notes), to the extent such are effective at the relevant time, as each may be amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“First Priority Documents” means the First Priority Credit Documents, the First Lien Note Documents and all other documents governing First Priority Obligations, pursuant to which liens have been granted to secure First Priority Obligations and all other documents, instruments and agreements executed pursuant to any of the foregoing.

“First Priority Liens” means all Liens that secure the First Priority Obligations.

“First Priority Obligations” means (a) all New Credit Agreement Obligations, (b) all First Lien Notes Obligations, (c) all the Existing Secured Notes Obligations (to the extent the Liens on the Collateral securing such series of Existing Secured Notes are not released), (d) all Existing Credit Agreement Obligations and (e) all the Additional First Lien Obligations.

“First Priority Security Agreement (2029 First Lien Notes)” means the security agreement, dated as of the Issue Date, among the Parent Guarantor, the Issuer, the other Guarantors party thereto, the First Lien Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, with respect to the 2029 First Lien Notes.

“First Priority Security Agreement (2030 First Lien Notes)” means the security agreement, dated as of the Issue Date, among the Parent Guarantor, the Issuer, the other Guarantors party thereto, the First Lien Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, with respect to the 2030 First Lien Notes.

“First Priority Security Agreement (2031 First Lien Notes)” means the security agreement, dated as of the Issue Date, among the Parent Guarantor, the Issuer, the other Guarantors party thereto, the First Lien Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, with respect to the 2031 First Lien Notes.

“First Priority Security Agreement” means, individually or collectively, as the context may require, the First Priority Security Agreement (2029 First Lien Notes), the First Priority Security Agreement (2030 First Lien Notes) and/or the First Priority Security Agreement (2031 First Lien Notes).

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date for which internal consolidated financial statements are available to the Fixed Charges of such Person for such four consecutive fiscal quarter period.

“Fixed Charges” means, with respect to the Parent Guarantor and its Subsidiaries for any period, the sum of, without duplication:

(1) Consolidated Interest Expense for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Foreign Subsidiary” means any Subsidiary of the Parent Guarantor that is not a U.S. Subsidiary.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of equity or equity and debt that is treated as equity for U.S. federal income tax purposes of (i) a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) a Person described in this sentence.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, that (i) if the Issuer elects to amend any provision hereof to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” means the Issuer and the Guarantors.

“Guarantee” means, as to any Person, without duplication:

(1) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation;

(b) to purchase or lease property, securities or services, for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation;

(c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation;

(d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or

(e) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien);

provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) the Parent Guarantor, (ii) the direct and indirect wholly owned Subsidiaries of the Parent Guarantor (other than any Excluded Subsidiary), (iii) any Electing Guarantor, and (iv) any other Subsidiary that Guarantees the First Lien Notes of a series after the Issue Date, until, in each case, such First Lien Note Guarantee is released in accordance with the terms of this Indenture.

“Holder” means each Person in whose name the First Lien Notes of a series are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(1) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(2) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(3) net obligations of such Person under any Swap Contract;

(4) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(5) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(6) all Attributable Indebtedness;

(7) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Parent Guarantor appearing upon the balance sheet of Parent Guarantor solely by reason of push down accounting under GAAP shall be excluded; and

(8) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Parent Guarantor and its Subsidiaries, exclude (i) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms), (ii) intercompany transfer pricing and marketing re-charge fees and (iii) intercompany royalty and/or licensing agreements (including, cash collection arrangements in respect of airline revenue), in each case made in the ordinary course of business or for ordinary course cash management purposes, (C) exclude obligations under or in respect of operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations) and (D) include outstanding amounts under any receivables, factoring or similar facilities or securitizations whether or not the same would constitute indebtedness or a liability on the balance sheet of such Person in accordance with GAAP.

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (5) of this definition shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” has the meaning ascribed to such term in the recitals hereto.

“Initial First Lien Notes” has the meaning ascribed to such term in the recitals hereto.

“Initial Term Loans” means the “Initial Term Loans” under and as defined in the New Credit Agreement.

“Intercompany Note” means a promissory note substantially in the form attached to this Indenture as Exhibit C.

“Intercreditor Agreements” means, individually or collectively, as the context may require, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Multi-Lien Intercreditor Agreement and each other intercreditor agreement or arrangement entered into pursuant to this Indenture, in each case to the extent in effect.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan (including by way of a listed Eurobond), advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person excluding, in the case of the Parent Guarantor and its Subsidiaries, (i) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms), (ii) intercompany transfer pricing and marketing re-charge fees and (iii) intercompany non-exclusive royalty and/or licensing agreements (including, cash collection arrangements in respect of airline revenue), in each case made in the ordinary course of business or for ordinary course cash management purposes or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” means the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights, whether owned, licensed or otherwise permitted to be used by the Parent Guarantor and its Subsidiaries, that are reasonably necessary for the operation of the respective businesses of the Parent Guarantor or its Subsidiaries as currently conducted.

“Issue Date” means December 20, 2024.

“Junior Financing Consolidated Total Net Leverage Ratio” means, for each applicable Test Period, the following Consolidated Total Net Leverage Ratio:

Test Period	Consolidated Total Net Leverage Ratio
Test Period ending on September 30, 2026	6.85 to 1.00
Test Period ending on December 31, 2026	6.10 to 1.00
Test Period ending on March 31, 2027	6.35 to 1.00
Test Period ending on June 30, 2027	6.40 to 1.00
Test Period ending on September 30, 2027	6.55 to 1.00

“Junior Lien Priority” means a Lien on Collateral that ranks junior in priority to the Liens securing the Collateral securing the First Lien Notes of each series and other First Priority Obligations and is subject to an intercreditor agreement.

“Junior Priority Indebtedness” means other Indebtedness of the Issuer and/or the Guarantors that is secured by Liens on the Collateral ranking junior in priority to the Liens securing the First Lien Notes of each series and other First Priority Obligations as permitted by this Indenture.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, constitutions, guidelines, regulations, ordinances, codes, common law and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Liability Management Transaction” means any debt tender offer or exchange, refinancing, restructuring or any similar transaction (either in a single transaction or in a series of related transactions) of or for any existing Indebtedness of the Parent Guarantor or any subsidiary with any other Indebtedness (or the proceeds of any other Indebtedness) that includes as components thereof (i) contractual, structural or temporal (including as to lien priority or additional collateral) seniority with respect to any of the First Lien Notes (except in the case of Refinancing Indebtedness permitted under this Indenture of any existing Indebtedness that is contractually, structurally or temporally senior to the First Lien Notes immediately prior to such transaction) and (ii) an Investment in, Restricted Payment to, or transfer or disposition of property or assets to, a Person that is not a Guarantor or a designation of an Electing Guarantor as an Excluded Subsidiary in accordance with the terms of this Indenture.

“License Subsidiary” means a direct or indirect wholly-owned Subsidiary of the Issuer substantially all of the assets of which consist of Broadcast Licenses and related rights.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (a) any acquisition, investment of or in any assets, business or Person permitted by this Indenture in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any prepayment of Indebtedness for which irrevocable notice has been given and/or (c) distributions that have been publicly declared by one or more of the Parent Guarantor and its Subsidiaries.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Make-Whole Amount” means, with respect to the 2029 First Lien Notes, the 2029 Make-Whole Amount, with respect to the 2030 First Lien Notes, the 2030 Make-Whole Amount, and with respect to the 2031 First Lien Notes; the 2031 Make-Whole Amount.

“Margin Stock” has the meaning set forth in Regulation U issued by the Board of Governors of the Federal Reserve System of the United States.

“Material Real Property” means any fee owned Real Property located in the United States that is owned by the Issuer or any Guarantor with a fair market value in excess of $10,000,000 (at the Issue Date or, with respect to Real Property acquired after the Issue Date, at the time of acquisition, in each case, as reasonably estimated by the Issuer in good faith).

“May 2019 Issue Date” means May 1, 2019.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Mortgaged Property” has the meaning set forth in the definition of “Collateral Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Issuer or any Guarantor in favor or for the benefit of the First Lien Notes Collateral Agent on behalf of the First Lien Note Parties creating and evidencing a Lien on a Mortgaged Property in form and substance substantially consistent with that delivered pursuant to the New Credit Agreement with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered in accordance with this Indenture, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“Multi-Lien Intercreditor Agreement” means the multi-lien intercreditor agreement, dated as of the Issue Date and substantially in the form attached hereto as Exhibit D, by and among the Issuer and the Guarantors from time to time party thereto, the First Lien Notes Collateral Agent, the New Credit Agreement Collateral Agent, the collateral agent under the Existing Credit Agreement, the collateral agent under the Second Lien Indenture and other parties from time to time thereto (including one or more collateral agents or representatives for the holders of permitted Indebtedness issued or incurred pursuant to SECTION 3.2 that is intended to be secured on a basis junior to the First Lien Notes Obligations), as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms thereof.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Available Cash” from a Disposition means:

(a) 100% of the cash proceeds actually received by the Parent Guarantor or any of the Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the First Lien Notes or Indebtedness that is subordinated in right of payment) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the First Lien Note Documents), (iii) in the case of any Disposition or Casualty Event by a non-wholly-owned Subsidiary, the pro rata portion of the Net Available Cash thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Parent Guarantor or a wholly-owned Subsidiary as a result thereof, (iv) Taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (iv) above) (x) related to any of the applicable assets and (y) retained by the Parent Guarantor or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Available Cash of such Disposition or Casualty Event occurring on the date of such reduction), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Parent Guarantor or any of the Subsidiaries of any Indebtedness, net of all Taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Available Cash, fees, commissions and other costs and expenses payable to the Parent Guarantor or any Subsidiary shall be disregarded.

“Net Short” means, with respect to a Holder or beneficial owner of First Lien Notes of any series, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its First Lien Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“New Contracts” means binding new agreements or amendments to existing agreements with customers.

“New Credit Agreement” means the Credit Agreement dated as of the Issue Date among the Issuer, as borrower, the Parent Guarantor, the other guarantors party thereto from time to time, Bank of America, N.A., as Administrative Agent and collateral agent, and each lender from time to time party thereto as in effect as of the Issue Date after giving effect to the Transactions, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time as permitted in accordance with the terms of this Indenture.

“New Credit Agreement Collateral Agent” means Bank of America, N.A., including any successor thereto pursuant to the terms of the New Credit Agreement.

“New Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the New Credit Agreement, together with any refinancing thereof.

“Non-Exclusive Period” means any day after the last day of the Specified Holder Exclusivity Period.

“Non-Guarantor” means any Subsidiary of the Parent Guarantor that is not a Guarantor (other than the Issuer).

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Notes Custodian” means, with respect to each series of First Lien Notes, the custodian with respect to the Global Notes (as appointed by DTC) of such series or any successor Person thereto, and shall initially be the Trustee.

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), premiums (including any Applicable Premium), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, obligations, covenants and duties under the documentation governing any Indebtedness, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including and all indemnification obligations of the Issuer and the Guarantors owing to any Holder under the Transaction Support Agreement.

“Offering Memorandum” means the Confidential Offering Memorandum and Consent Solicitation Statement, dated November 15, 2024, as amended on December 4, 2024, relating to the offering by the Issuer of the First Lien Notes.

“Officer” means, with respect to any Person, (1) the Chairman of the board of directors (or the equivalent thereof), the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the board of directors (or the equivalent thereof) of such Person.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Parent Guarantor or its Subsidiaries.

“Other Debt Representative” means, with respect to any series Indebtedness permitted to be incurred under this Indenture on a pari passu or junior Lien basis to the Lien securing the First Lien Notes Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Parent Entity” means any direct or indirect parent of the Issuer.

“Parent Guarantee” means, with respect to a series of First Lien Notes, the Guarantee issued by the Parent Guarantor.

“Parent Guarantor” means iHeartMedia Capital I, LLC, a Delaware limited liability company.

“Paying Agent” means, with respect to each series of First Lien Notes, any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any First Lien Note of such series on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Parent Guarantor or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with SECTION 3.5.

“Permitted Investment” means (in each case, by the Parent Guarantor or any of its Subsidiaries):

(1) Investments by the Issuer or any of its Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(2) Loans or advances to officers, directors, managers and employees of the Issuer or a Guarantor (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Issuer or any Parent Entity directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time (x) under clause (ii) above shall not exceed $10,000,000 in the aggregate and (y) under clause (iii) above shall not exceed $10,000,000 in the aggregate;

(3) Investments by the Issuer or any Subsidiary in any of the Issuer or any Subsidiary; provided that, in the case of any Investment by the Issuer or a Guarantor in a Subsidiary that is not a Guarantor, (i) the aggregate amount of such Investments made pursuant to this clause (3), when taken together with the aggregate amount of Investments made pursuant to the succeeding clause (26), shall not exceed the Available Non-Guarantor Investment Amount, (ii) such Investment is made for a bona fide business purpose and (iii) so long as no Event of Default is continuing or would result from such Investment;

(4) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(5) (i) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by clause (13) below) consisting of transactions permitted under SECTION 3.2 (other than clauses (3) and (4) of SECTION 3.2(b)), SECTION 3.3, SECTION 3.6, SECTION 3.9 and SECTION 4.1 (other than clauses (3), (4) and (5) of SECTION 4.1(a)), and (ii) Investments consisting of dispositions of assets not constituting a Disposition (other than dispositions not constituting Dispositions pursuant to clauses (4) and (5) of the definition “Disposition”);

(6) Investments (i) existing or contemplated on the Issue Date and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Issue Date by the Issuer or any Subsidiary in the Issuer or any other Subsidiary and any modification, renewal or extension thereof; provided that, in each case, the amount of the original Investment is not increased except by the terms of such Investment as of the Issue Date or as otherwise permitted by this definition;

(7) Investments in Swap Contracts permitted under SECTION 3.2;

(8) promissory notes and other non-cash consideration received in connection with Dispositions made pursuant to the provisions of SECTION 3.5 to an unaffiliated third party;

(9) any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Subsidiary or a division or line of business of a Person, in a single transaction or series of related transactions (including as a result of an Investment in any such Person so long as such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or a Guarantor); provided that (i) no Event of Default is continuing or would result therefrom, (ii) the newly acquired business will comply with SECTION 3.11 and (iii) (A) the property, assets and businesses acquired in such purchase or other acquisition shall be acquired by the Issuer or a Guarantor and/or (B) any such newly created or acquired Subsidiary shall become a Guarantor (any such acquisition, a “Permitted Acquisition”);

(10) [Reserved];

(11) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(12) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(13) loans and advances to the Parent Guarantor and any Parent Entity made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction), and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with clauses (6), (7), (8) or (12) of SECTION 3.3(b) (it being understood that the amount of Restricted Payments permitted to be made under clauses (6), (7), (8) or (12) of SECTION 3.3(b) shall be reduced by the amount of Investments made pursuant this clause (13));

(14) other Investments made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) in an aggregate amount outstanding pursuant to this clause (14) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) at any time not to exceed the sum of (I) $250,000,000 plus (II) the Available Restricted Payments Amount plus (III) the Available Equity Amount plus (IV) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Issuer or any Subsidiary in respect of any Investments made pursuant to this clause (14) in an amount not to exceed the original cost of such Investment (other than (A) in respect of any Investment made in connection with or in contemplation of or with the intent to facilitate or enable the making of such Investment or (B) cash and Cash Equivalents received substantially concurrently with an Investment); provided, further, that any Investment in a Subsidiary that is not a Guarantor pursuant to this clause (14) shall not exceed $100,000,000 in the aggregate;

(15) advances of payroll payments to employees in the ordinary course of business;

(16) Investments to the extent that payment for such Investments is contemporaneously made solely with Equity Interests (other than Disqualified Equity Interests) of the Issuer (or any Parent Entity);

(17) Investments of a Subsidiary acquired after the Issue Date or of a Person merged or amalgamated or consolidated into the Issuer or merged, amalgamated or consolidated with a Subsidiary in accordance with the provision of SECTION 4.1 after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18) [Reserved];

(19) [Reserved];

(20) Guarantees by the Issuer or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(21) the licensing and contribution of intellectual property pursuant to bona fide joint venture arrangements with unaffiliated on-air or other talent providers in the ordinary course of business and consistent with past practice;

(22) Investments for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) in an unaffiliated Person that is not a Subsidiary of the Parent Guarantor to the extent that the payment for any such Investment is made with advertising or other media inventory;

(23) [Reserved];

(24) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Issuer and its Subsidiaries may make Investments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50 to 1.00 calculated on a consolidated basis for the then most recent Test Period ended immediately preceding the date on which Investment is consummated;

(25) Investments in bona fide joint ventures of the Issuer or any of its Subsidiaries existing on the Issue Date;

(26) Investments in joint ventures of the Issuer or any of its Subsidiaries after the Issue Date made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction); provided that, the aggregate amount of Investments made pursuant to this clause (26), when taken together with the aggregate amount of Investments made pursuant to the proviso to the foregoing clause (3), shall not exceed the Available Non-Guarantor Investment Amount (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(27) earnest money deposits required in connection with Permitted Acquisitions (or similar Investments); and

(28) contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Issuer.

For purposes of determining compliance with SECTION 3.3, in the event that an item of Investment meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (28) above, the Issuer may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Investment or any portion thereof in a manner that complies with SECTION 3.3 and will only be required to include the amount and type of such Investment in one or more of the above clauses. In the event that a portion of the Investments could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such Investments), the Issuer, in its sole discretion, may classify such portion of such Investment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Investments as having been incurred pursuant to one or more of the other clauses of this definition.

“Permitted Junior Debt” means any Indebtedness incurred that:

(1) shall have no obligor (other than the Issuer and the Guarantors);

(2) shall be unsecured or, if secured, (x) shall not be secured by any assets other than the Collateral, (y) shall only be secured by Liens that rank junior in right of security to the Liens securing the First Lien Notes Obligations and (z) the Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the Multi-Lien Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of Multi-Lien Intercreditor Agreement);

(3) shall have a maturity date that is at least ninety-one (91) days after the Stated Maturity of each series of First Lien Notes at the time such Indebtedness is incurred;

(4) shall not be subject to any mandatory redemption, repurchase, prepayment or sinking fund obligation (other than (x) in the case of notes, customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default and (y) in the case of loans, customary mandatory prepayment provisions upon an asset sale or event of loss (or from the proceeds of Refinancing Indebtedness) and a customary acceleration right after an event of default, in each case subject to the prior repayment in full of the First Lien Notes of each series and all other First Lien Notes Obligations) prior to the Stated Maturity of each series of First Lien Notes;

(5) shall either (i) not allow for any cash payments, whether in respect of interest, principal or any fees (however described) to be made prior to the Stated Maturity of each series of First Lien Notes or (ii) in the case of any Permitted Junior Debt the proceeds of which are promptly applied to refinance, repay or otherwise replace any Existing Term Loans or Existing Notes, have an All-In Cash Yield that is no greater than the All-In Cash Yield of the Existing Term Loans or Existing Notes that are being refinanced, repaid or otherwise replaced;

(6) shall not be provided by an Affiliate of the Issuer;

(7) shall only be incurred pursuant to clause (19) of SECTION 3.2(b); and

(8) shall otherwise have terms and conditions, covenants or other provisions (other than, except as provided in this definition, pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Issuer are not materially less favorable (when taken as a whole) to the Issuer than the terms and conditions of the First Lien Note Documents (when taken as a whole); unless (x) the Holders receive the benefit of such more restrictive terms or (y) any such provisions apply after the Stated Maturity of each series of First Lien Notes at the time of incurrence of such Indebtedness.

“Permitted Liens” means, with respect to any Person:

(a) (i) Liens on the Collateral securing Obligations permitted to be Incurred pursuant to clause (21)(ii) through (iv) (and clause (vi) in respect thereof) of SECTION 3.2(b); provided that the Other Debt Representative acting on behalf of the holders of each such Obligation is or becomes party to the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, as applicable; (ii) Liens on the Collateral securing Indebtedness permitted to be Incurred pursuant to clause (1) of SECTION 3.2(b); provided, that Liens on the Collateral securing the ABL Credit Agreement must have the priorities set forth in the ABL Intercreditor Agreement; provided, further, that the Other Debt Representative acting on behalf of the holders of the ABL Credit Agreement is a party to the ABL Intercreditor Agreement and the Other Debt Representative acting on behalf of the holders of the New Credit Agreement is a party to the First Lien Intercreditor Agreement; (iii) Liens on the Collateral securing Obligations permitted to be Incurred pursuant to clause (21)(v) (and clause (vi) in respect thereof) of SECTION 3.2(b) that rank junior in right of security to the Liens on the Collateral securing the First Lien Notes Obligations; provided, that the Other Debt Representative acting on behalf of the holders of each such Indebtedness is a party to the Multi-Lien Intercreditor Agreement; (iv) Liens on the Collateral securing Obligations permitted to be Incurred pursuant to clause (2)(c) of SECTION 3.2(b), with junior priority in right of security on the Collateral as the First Lien Notes; and (v) Liens on the Collateral securing Obligations permitted to be Incurred pursuant to clause (2)(a) of SECTION 3.2(b), but only to the extent the Liens on the Existing Secured Notes of any series are not released on the Issue Date and provided that the Other Debt Representative acting on behalf of the holders of such Indebtedness is or becomes a party to the First Lien Intercreditor Agreement or the Multi-Lien Intercreditor Agreement, as applicable;

(b) Liens (x) in existence on the Issue Date (other than Liens incurred pursuant to clause (a) above), and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (x) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under SECTION 3.2, and (B) proceeds and products thereof, and (y) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted under SECTION 3.2;

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days or not yet payable or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than forty-five (45) days or if more than forty-five (45) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any of its Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties, that do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries, taken as a whole;

(h) Liens securing judgments for the payment of money not constituting an Event of Default pursuant to clause (7) of SECTION 6.1;

(i) leases, licenses, subleases, cross-licenses or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Issuer and its Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l) Liens (i) on cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in an Investment permitted pursuant to clause (9) or clause (14) of the definition “Permitted Investment” or (ii) consisting of an agreement to dispose of any property in a disposition not constituting a Disposition under the definition of “Disposition” (other than clause (5) thereof), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Issuer or a Subsidiary on assets of a Subsidiary that is not the Issuer or a Guarantor securing permitted intercompany Indebtedness and (ii) in favor of the Issuer or any Subsidiary Guarantor;

(n) any interest or title of a lessor, sublessor, licensor, or sublicensor under leases, subleases, licenses, cross-licenses or sublicenses entered into by the Issuer or any of its Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business permitted by this Indenture;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted to be made as a Permitted Investment;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(u) Liens to secure Indebtedness permitted pursuant to clause (5) of SECTION 3.2(b); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on the Collateral securing obligations incurred pursuant to clause (19) of SECTION 3.2(b) that rank junior in right of security to the Liens on the Collateral securing the First Lien Notes Obligations in accordance with the definition of “Permitted Junior Debt” and the Other Debt Representative acting on behalf of the holders of each such Indebtedness becomes party to the Multi-Lien Intercreditor Agreement (or another intercreditor agreement in a form substantially consistent with the form of Multi-Lien Intercreditor Agreement);

(w) In the case of Liens securing Indebtedness assumed pursuant to clause (7) of SECTION 3.2(b), Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary (other than by designation as a Subsidiary pursuant to SECTION 3.22), in each case after the Issue Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) if such Indebtedness is secured by the Collateral, the Other Debt Representative acting on behalf of the holders of each such Indebtedness becomes party to (A) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the First Lien Notes Obligations, the First Lien Intercreditor Agreement and, (B) if such Indebtedness is secured by the Collateral on a junior priority basis to the liens securing the First Lien Notes Obligations, the Multi-Lien Intercreditor Agreement;

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(y) to the extent constituting a Lien, Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (u) and (w) of this definition; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by SECTION 3.2 (to the extent constituting Indebtedness);

(bb) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $15,000,000 incurred pursuant to Swap Obligations permitted by clause (6) of SECTION 3.2(b);

(cc) other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed $100,000,000; provided that such Liens secure obligations incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction);

(dd) [Reserved];

(ee) [Reserved];

(ff) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(gg) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises; and

(hh) Liens on proceeds of Indebtedness held in Escrow for so long as the proceeds thereof are and continue to be held in Escrow and are not otherwise made available to the Issuer or a Subsidiary.

For purposes of determining compliance with SECTION 3.6, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this definition of “Permitted Liens” but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any amount permitted under clause (23) of SECTION 3.2(b) in respect of such Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the first anniversary of the date on which such Permitted Acquisition or conversion is consummated.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Parent Guarantor, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Parent Guarantor in good faith as a result of (a) actions that have been taken during such Post-Acquisition Period or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Parent Guarantor) within 12 months after the date such Permitted Acquisition or conversion is consummated for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of Parent Guarantor and the Subsidiaries; provided that (i) at the election of the Parent Guarantor, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business to the extent the aggregate consideration paid in connection with such acquisition was less than $40,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such revenue is accrued or costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional revenue or costs, as applicable, will be accrued or incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period and shall be subject to the aggregate caps set forth in the definitions of “Consolidated EBITDA” and “Consolidated Net Income.”

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Parent Guarantor or any division, product line, or facility used for operations of the Parent Guarantor or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent Guarantor or any of the Subsidiaries in connection therewith (without giving effect to the netting of any cash proceeds of such Indebtedness to the extent such proceeds are being utilized in connection with any such Specified Transaction), and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that (I) without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with and subject to the caps set forth in the definition of Consolidated EBITDA and Consolidated Net Income and give effect to events (including operating expense reductions) that are (as determined by the Parent Guarantor in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Guarantor and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment and (II) in determining Pro Forma Compliance with the Consolidated Total Net Leverage Ratio, in connection with the incurrence (including by assumption or guarantee) of any Indebtedness, the incurrence of any Indebtedness in respect of the ABL Credit Agreement included in the Consolidated Total Net Leverage Ratio immediately prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, shall be disregarded. In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets,” but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets,” any incurrence and repayments of Indebtedness) and all other permitted Pro Forma Adjustments (except that the incurrence of any Indebtedness under the ABL Credit Agreement immediately prior to or in connection therewith shall be disregarded), and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to Refinancing Indebtedness in respect of Indebtedness permitted pursuant to clause (5) of SECTION 3.2(b), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended was incurred as Permitted Junior Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension shall constitute Permitted Junior Debt, (e) if such

Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, (ii) secured by Liens on the Collateral on an equal priority basis with the Liens on the Collateral securing the First Lien Notes Obligations, such modification, refinancing, refunding, replacement, renewal, exchange or extension shall not have a greater Lien priority than the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (iii) secured by Liens on the Collateral on a junior priority basis to the Liens on the Collateral securing the First Lien Notes Obligations, such modification, refinancing, refunding, replacement, renewal, exchange or extension is either (x) secured by Liens on the Collateral on a junior priority basis to the Liens on the Collateral securing the First Lien Notes Obligations or (y) unsecured, (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended.

“Regulation S” means Regulation S under the Securities Act.

“Repurchase Trigger” means 90.0% or more of the principal amount of each of the Existing Term Loans, the Existing 2026 Secured Notes, the Existing 2027 Secured Notes, the Existing 2028 Secured Notes and the Existing Unsecured Notes, in each case, outstanding immediately prior to the Issue Date shall have been exchanged (whether on the Issue Date or subsequently pursuant to clause (5), (6), (7), (8) or (9) under SECTION 3.9(a)) for Initial Term Loans, First Lien Notes or Second Lien Notes, as applicable.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Notes” means Initial First Lien Notes and Additional First Lien Notes bearing one of the restrictive legends described in SECTION 2.1(d).

“Restricted Notes Legend” means the legend set forth in SECTION 2.1(d)(1) and, in the case of each Temporary Regulation S Global Note, the legend set forth in SECTION 2.1(d)(2).

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings and any successor thereto.

“Screened Affiliate” means any Affiliate of a Holder of First Lien Notes of a series (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the First Lien Notes of such series, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the First Lien Notes of such series.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Second Lien Collateral Documents” means, collectively, any security agreement (including the Second Lien Security Agreement), hypothecs, intellectual property security agreements, mortgages, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements, guarantees and each of the other agreements, instruments or documents that creates or purports to create a Lien or guarantee in favor of the Second Lien Notes Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Second Lien Notes.

“Second Lien Indenture” means the indenture dated as of the Issue Date, among the Issuer, the Guarantors and U.S. Bank Trust Company, National Association, as trustee and as collateral agent under which the Second Lien Notes will be issued.

“Second Lien Note Documents” means the Second Lien Notes (including additional Second Lien Notes), the Second Lien Note Guarantees, the Second Lien Indenture, the Second Lien Collateral Documents and the Multi-Lien Intercreditor Agreement and the ABL Intercreditor Agreement.

“Second Lien Note Guarantees” means the unconditional guarantee of the obligations of the Issuer under the Second Lien Notes and the Second Lien Indenture on a senior secured basis by iHeartMedia Capital I, LLC and the Subsidiary Guarantors.

“Second Lien Notes” means the senior secured second lien notes due 2029 issued by the Issuer on the Issue Date pursuant to the Second Lien Indenture in connection with the exchange of the Existing Unsecured Notes pursuant to the “Comprehensive Exchange Offers” as described in the Offering Memorandum.

“Second Lien Notes Collateral Agent” means U.S. Bank Trust Company, National Association in its capacity as collateral agent for the holders of the Second Lien Notes.

“Second Lien Security Agreement” means the security agreement, dated as of the Issue Date, among the Issuer, the other Guarantors party thereto, the Second Lien Notes Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Secured Indebtedness” means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Services.

“Securities Account” has the meaning assigned to such term in each of the First Priority Security Agreements and the Second Priority Security Agreement (as defined in the Second Lien Indenture).

“Security Account Control Agreement” means an effective account control agreement or blocked account agreement for a Securities Account, as delivered pursuant to the New Credit Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Parent Guarantor or any of its Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent Guarantor and its Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Specified Default” means a default under clause (1), (2), (5) or (6) of SECTION 6.1.

“Specified Holders” means those certain Consenting Holders (as defined in the Transaction Support Agreement) that were identified in writing by the Ad Hoc Group Advisors (as defined in the Transaction Support Agreement) to the Issuer or its advisors (email being sufficient) prior to the Issue Date.

“Specified Holder Exclusivity Period” means the three (3) month period immediately following the Issue Date; provided that to the extent the Specified Holders have exchanged Existing Notes and/or Existing Term Loans in excess of 10% in the aggregate for all such outstanding Indebtedness immediately after giving effect to the Transactions during such three (3) month period, the Specified Holder Exclusivity Period shall be extended by an additional three (3) months.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation in respect of which the terms of this Indenture require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness which is expressly subordinated in right of payment to the First Lien Notes of a series or any First Lien Note Guarantee relating thereto pursuant to a written agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Subsidiary Guarantee” means, with respect to each series of First Lien Notes, the First Lien Note Guarantee in respect of the First Lien Notes of such series issued by a Subsidiary Guarantor.

“Subsidiary Guarantor” means, with respect to each series of First Lien Notes, each existing and future Subsidiary (other than the Issuer or an Excluded Subsidiary) of the Parent Guarantor, any Electing Guarantor and any other Subsidiary of the Parent Guarantor that issues a Subsidiary Guarantee with respect to such series of First Lien Notes.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Holder or any Affiliate of a Holder).

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Test Period” means, for any date of determination under this Indenture, the latest four consecutive fiscal quarters of the Issuer for which financial statements have been included in the Offering Memorandum on or prior to the Issue Date and/or for which financial statements are required to be delivered pursuant to SECTION 3.17.

“Total Assets” means the total assets of the Parent Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent Guarantor delivered pursuant to SECTION 3.17.

“Transaction Expenses” means any fees or expenses incurred or paid by the Parent Guarantor, the Issuer or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the New Credit Agreement), the documents related thereto and the transactions contemplated thereby.

“Transaction Support Agreement” means the transaction support agreement, dated as of November 6, 2024, by and among the Parent Guarantor, the Issuer and the creditors of the Parent Guarantor and the Issuer from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the Issue Date.

“Transactions” means the “Transactions” as such term is defined in the Transaction Support Agreement and any other transactions contemplated by, relating to or in connection with the Transaction Support Agreement, including, without limitation, (a) the execution and delivery of the New Credit Agreement entered into on the Issue Date and the making of loans thereunder in exchange for the Existing Term Loans, (b) the issuance of the First Lien Notes of each series and the Second Lien Notes and the execution and delivery of this Indenture and the Second Lien Indenture, as applicable entered into on the Issue Date and the supplemental indentures in respect of the indentures governing the Existing Secured Notes (other than the Existing 2028 Secured Notes) and the Existing Unsecured Notes and an amendment and other documentation in respect of the Existing Credit Agreement, (c) the payment of the Transaction Expenses and (d) in each case, the other transactions contemplated by or entered into in connection with the foregoing clauses (a) through (c).

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trust Officer” shall mean, when used with respect to the Trustee or First Lien Notes Collateral Agent, as applicable, any vice president, assistant vice president, any trust officer or any other officer of the Trustee, within the corporate trust department of the Trustee (or any successor group of the Trustee), who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Trustee” means, individually or collectively, as the context may require, the 2029 First Lien Notes Trustee, the 2030 First Lien Notes Trustee and/or the 2031 First Lien Notes Trustee. For the avoidance of doubt, “Trustee” as used in this Indenture shall refer to a Trustee solely in respect of, and acting on behalf of the Holders of, the series of First Lien Notes that it represents, and not any other series of First Lien Notes.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.2. Other Definitions.

Terms	Defined in Section (or defined term of)
Acceptable Commitment	3.5(a)(3)(b)
Acquired Entity or Business	“Consolidated EBITDA”
Action	12.8(x)
Affiliate Transaction	3.8(a)
Agent Members	2.1(g)(2)
Applicable Premium Deficit	8.4(1)
Asset Disposition Offer	3.5(b)
Asset Sale Payment Date	3.5(f)(2)
Authenticating Agent	2.2
Automatic Exchange	2.6(e)
Automatic Exchange Date	2.6(e)
Automatic Exchange Notice	2.6(e)
Automatic Exchange Notice Date	2.6(e)
bankruptcy provisions	6.1(5)
Change of Control Offer	3.15(a)
Change of Control Payment Date	3.15(a)(2)
City Code	1.5
Clearstream	2.1(b)
Collateral Document Order	12.8(t)
Contract Consideration	“Excess Cash Flow”
Control	“Affiliate”
Covenant Defeasance	8.3
cross acceleration provision	6.1(4)(b)
Custodian	6.1(5)(c)
Declined Excess Amount Proceeds	3.16(b)
Defaulted Interest	2.15
Defeasance Trust	8.4(1)
Directing Holder	6.1
Double-Dip Provision	3.2(h)(2)
equity incentives	“Consolidated Net Income”
Euroclear	2.1(b)
Event of Default	6.1
Excess Amount Offer	3.16(a)
Excess Amount Offer Payment Date	3.16(f)(2)
Excess Proceeds	3.5(b)
Foreign Disposition	3.5(d)

Terms	Defined in Section (or defined term of)
Global Notes	2.1(b)
Guaranteed Obligations	10.1
Immaterial Subsidiary	“Excluded Subsidiary”
Increased Amount	3.6
Initial Default	6.2(d)
Initial Lien	3.6
Issuer Order	2.2
judgment default provision	6.1(7)
Junior Financing	3.9(a)
LCA Election	1.5
LCA Test Date	1.5
Legal Defeasance	8.2
Legal Holiday	13.7
Master Agreement	“Swap Contract”
Mortgage Policies	“Collateral Requirement”
Noteholder Direction	6.1
Notes Register	2.3
payment default	6.1(4)(a)
Performance References	“Derivative Instrument”
Permanent Regulation S Global Note	2.1(b)
Permitted Acquisition	“Permitted Investment”
Permitted Payments	3.3(b)
Position Representation	6.1
primary obligor	“Guarantee”
protected purchaser	2.11
Registrar	2.3
Regulation S Global Note	2.1(b)
Regulation S Notes	2.1(b)
Related Person	12.8(b)
Resale Restriction Termination Date	2.6(b)
Restricted Global Note	2.6(e)
Restricted Payment	3.3(a)
Restricted Period	2.1(b)
Rule 144A Global Note	2.1(b)
Rule 144A Notes	2.1(b)
Senior Indebtedness	9.2(b)(12)
Sold Entity or Business	“Consolidated EBITDA”
Special Flood Hazard Area	12.11(b)
Special Interest Payment Date	2.15(a)
Special Record Date	2.15(a)
Specified Existing 2026 Secured Notes Exchange	3.9(a)(6)
Specified Existing 2027 Secured Notes Exchange	3.9(a)(7)
Specified Existing 2028 Secured Notes Exchange	3.9(a)(8)
Specified Existing Term Loan Exchange	3.9(a)(5)

Terms	Defined in Section (or defined term of)
Specified Existing Unsecured Notes Exchange	3.9(a)(9)
Successor Company	4.1(a)(4)
Tax Group	3.3(b)(9)(c)
Temporary Regulation S Global Note	2.1(b)
Unrestricted Global Note	2.6(e)
USA PATRIOT Act	13.11
Verification Covenant	6.1

SECTION 1.3. Trust Indenture Act. For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning ascribed to it;

(2) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP;

(3) “of” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) all amounts expressed in this Indenture or in any of the First Lien Notes in terms of money refer to the lawful currency of the United States of America;

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(9) unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries that are Subsidiary Guarantors, and excludes from such consolidation any Subsidiary that is not a Subsidiary Guarantor as if such Subsidiary were not an Affiliate of such Person.

SECTION 1.5. Certain Calculations; Limited Condition Transactions. Notwithstanding anything to the contrary in this Indenture, for purposes of determining compliance with any test or covenant contained in this Indenture with respect to any period during which any Specified Transaction occurs, the Fixed Charge Coverage Ratio or Consolidated Total Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis; provided that, for any Specified Transaction that is consummated in connection with a Limited Condition Transaction, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”) the date of determination for calculation of any such ratios shall be deemed to be either (a) the date the definitive agreements for such Limited Condition Transaction are entered into, or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of such target company is made in compliance with the City Code (the “LCA Test Date”) and if, after giving pro forma effect to the Limited Condition Transaction and the Specified Transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent date of determination ending prior to the LCA Test Date, the Issuer could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Issuer or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken. If the Issuer has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof and any associated Lien) have been consummated. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Issuer has exercised its option pursuant to this paragraph, and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default (other than an Event of Default under clause (1), (2), (5) or (6) of SECTION 6.1) shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

ARTICLE II

THE FIRST LIEN NOTES

SECTION 2.1. Form, Dating and Terms. The aggregate principal amount of First Lien Notes of a series that may be authenticated and delivered under this Indenture is unlimited. The 2029 Initial First Lien Notes issued on the date hereof will be in an aggregate principal amount of $717,588,265. The 2030 Initial First Lien Notes issued on the date hereof will be in an aggregate principal amount of $661,285,130. The 2031 Initial First Lien Notes issued on the date hereof will be in an aggregate principal amount of $178,443,480. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional First Lien Notes of each series (as provided herein). Furthermore, First Lien Notes of a series may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other First Lien Notes of such series pursuant to SECTIONS 2.2, 2.6, 2.11, 2.13, 5.6 or 9.5, in connection with an Asset Disposition Offer pursuant to SECTION 3.5, in connection with a Change of Control Offer pursuant to SECTION 3.15 or, in the case of the 2029 First Lien Notes, in connection with an Excess Amount Offer pursuant to SECTION 3.16.

With respect to any Additional First Lien Notes of a series, the Issuer shall set forth in (i) an Officer’s Certificate or (ii) one or more indentures supplemental hereto, the following information:

(A) the aggregate principal amount of such Additional First Lien Notes to be authenticated and delivered pursuant to this Indenture;

(B) the issue price and the issue date of such Additional First Lien Notes, including the date from which interest shall accrue; and

(C) whether such Additional First Lien Notes shall be Restricted Notes.

In authenticating and delivering Additional First Lien Notes of a series, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by SECTION 13.4, an Opinion of Counsel as to the validity and enforceability of such Additional First Lien Notes.

The Initial First Lien Notes of a series and the Additional First Lien Notes of such series shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial First Lien Notes of a series and the Additional First Lien Notes of such series will vote and consent together on all matters to which such Holders of such series of First Lien Notes are entitled to vote or consent as one class, and none of the Holders of the Initial First Lien Notes of a series and the Additional First Lien Notes of such series shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent; provided that if the Additional First Lien Notes of a series are not fungible with the Initial First Lien Notes of such series and other Additional First Lien Notes of such series for U.S. federal income tax purposes or if the Issuer otherwise determines that any Additional First Lien Notes of such series should be differentiated from the Initial First Lien Notes of such series, such Additional First Lien Notes shall bear a separate CUSIP number.

(a) The Initial First Lien Notes of a series and any Additional Restricted Notes of such series will be placed initially only with (A) QIBs in reliance on Rule 144A and (B) Non U.S. Persons in reliance on Regulation S. Such Initial First Lien Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs, and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein. Initial First Lien Notes of a series and Additional Restricted Notes of a series placed with QIBs in the United States of America in reliance on Rule 144A (each, “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A-1 in the case of the 2029 First Lien Notes, Exhibit A-2 in the case of the 2030 First Lien Notes and Exhibit A-3 in the case of the 2031 First Lien Notes, each of which is hereby incorporated by reference and made a part of this Indenture, including the legends set forth in SECTION 2.1(d) and SECTION 2.1(e) (each, a “Rule 144A Global Note”), deposited with the Notes Custodian, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note of a series may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note of a series may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as custodian for DTC or its nominee, as hereinafter provided.

Initial First Lien Notes of a series and any Additional Restricted Notes of a series offered and sold outside the United States of America (each, “Regulation S Notes”) in reliance on Regulation S shall initially be issued in the form of a temporary global Note (each, a “Temporary Regulation S Global Note”).

Beneficial interests in the Temporary Regulation S Global Note of a series will be exchanged for beneficial interests in a corresponding permanent global Note substantially in the form of Exhibit A-1 in the case of the 2029 First Lien Notes, Exhibit A-2 in the case of the 2030 First Lien Notes and Exhibit A-3 in the case of the 2031 First Lien Notes, including appropriate legends as set forth in SECTIONS 2.1(d) and 2.1(e) (each, a “Permanent Regulation S Global Note” and, together with each Temporary Regulation S Global Note, each a “Regulation S Global Note”) within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplated by SECTION 2.7. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Notes Custodian as custodian for DTC in the manner described in this ARTICLE II for credit to the respective accounts of the purchasers (or to such other accounts as they may direct), including, but not limited to, accounts at Euroclear Bank S.A./N. V. (“Euroclear”) or Clearstream Banking, societe anonyme (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Initial First Lien Notes (or any Additional First Lien Notes) and the Issue Date (or the issue date of any Additional First Lien Notes) (such period through and including such 40th day, the “Restricted Period”), interests in the Temporary Regulation S Global Note of a series may only be transferred to Non-U.S. Persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in a Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Regulation S Global Note of a series may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note of a series may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Notes of each series and the Regulation S Global Note of each series are sometimes collectively herein referred to as the “Global Notes” of such series.

The principal of (and premium, if any) and interest on the First Lien Notes of each series shall be payable at the office or agency of Paying Agent designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to SECTION 2.3; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of First Lien Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of First Lien Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of a series of First Lien Notes represented by Definitive Notes will be made in accordance with the Notes Register or by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The First Lien Notes of each series may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A-1 in the case of the 2029 First Lien Notes Exhibit A-2, in the case of the 2030 First Lien Notes and Exhibit A-3 in the case of the 2031 First Lien Notes, and in SECTIONS 2.1(d) and 2.1(e). The Issuer shall approve any notation, endorsement or legend on the First Lien Notes. Each First Lien Note shall be dated the date of its authentication. The terms of the First Lien Notes of each series set forth in Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(b) Denominations. The First Lien Notes of each series shall be in minimum denominations of $2,000 and integral multiples of $1.

(c) Restrictive Legends. Unless and until (i) an Initial First Lien Note or an Additional First Lien Note issued as a Restricted Note is sold under an effective registration statement or (ii) the Issuer and the Trustee receive an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(1) the Rule 144A Global Note of each series and the Regulation S Global Note of each series shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE, HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE OF THIS SECURITY (OR ANY ADDITIONAL FIRST LIEN NOTES) AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY OR ANY ADDITIONAL FIRST LIEN NOTE) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND ITS ISSUE DATE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE

144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(2) the Temporary Regulation S Global Note of each series shall bear the following additional legend on the face thereof:

THIS SECURITY IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

(d) Global Note Legend.

Each Global Note of a series, whether or not an Initial First Lien Note of such series, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e) [Reserved].

(f) Book Entry Provisions. This SECTION 2.1(g) shall apply only to Global Notes deposited with the Notes Custodian, as custodian for DTC.

(1) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Notes Custodian for DTC and (z) bear legends as set forth in SECTION 2.1(e). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in SECTION 2.1(g)(4) and 2.1(h). If a beneficial interest in a Global Note of a series is transferred or exchanged for a beneficial interest in another Global Note of such series, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note of a series that is transferred to a Person who takes delivery in the form of an interest in another Global Note of such series, or exchanged for an interest in another Global Note of such series, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(3) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to SECTION 2.1(h) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to SECTION 2.1(h), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the First Lien Notes of the applicable series.

(6) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(g) Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes of a series shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note of such series if (A) DTC notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Note of such series or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case the Issuer fails to appoint a successor depositary within 90 days of such notice or (B) there shall have occurred and be continuing an Event of Default with respect to the First Lien Notes of such series under this Indenture and DTC shall have requested in writing the issuance of Definitive Notes of such series. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A) or (B) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes of such series. In addition, any First Lien Note of a series transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a First Lien Note of a series that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of the First Lien Note, be in the form of a Definitive Note of such series and bear the legend in SECTION 2.1(d) regarding transfer restrictions. If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes of a series in exchange for their beneficial interests in a Global Note of such series upon written request in accordance with DTC’s and the Registrar’s procedures.

(1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to SECTION 2.1(g) shall, except as otherwise provided by SECTION 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in SECTION 2.1(d).

(2) If a Definitive Note of a series is transferred or exchanged for a beneficial interest in a Global Note of such series, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note of such series representing the principal amount not so transferred.

(3) If a Definitive Note of a series is transferred or exchanged for another Definitive Note of such series, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes of such series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes of such series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

(4) Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note of a series be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note of such series prior to the end of the Restricted Period.

SECTION 2.2. Execution and Authentication. One Officer of the Issuer shall sign the First Lien Notes for the Issuer by manual, facsimile or PDF signature. If the Officer whose signature is on a First Lien Note no longer holds that office at the time the Trustee authenticates the First Lien Note, the First Lien Note shall be valid nevertheless.

A First Lien Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a First Lien Note shall be conclusive evidence that such First Lien Note has been duly and validly authenticated and issued under this Indenture. A First Lien Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) 2029 Initial First Lien Notes for original issue on the Issue Date in an aggregate principal amount of $717,588,265, 2030 Initial First Lien Notes for original issue on the Issue Date in an aggregate principal amount of $661,285,130 and 2031 Initial First Lien Notes for original issue on the Issue Date in an aggregate principal amount of $178,443,480, (2) subject to the terms of this Indenture, Additional First Lien Notes of each series for original issue in an unlimited principal amount and (3) under the circumstances set forth in SECTION 2.6(e), Initial First Lien Notes of each series in the form of an Unrestricted Global Note in each case upon a written order of the Issuer signed by one Officer (the “Issuer Order”). Such Issuer Order shall specify whether the First Lien Notes of a series will be in the form of Definitive Notes or Global Notes, the amount of the First Lien Notes of such series to be authenticated, the date on which the original issue of First Lien Notes of such series is to be authenticated, the holder of the First Lien Notes of such series and whether such First Lien Notes are to be Initial First Lien Notes of such series or Additional First Lien Notes of such series.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the First Lien Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate First Lien Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Issuer or any Guarantor, pursuant to ARTICLE IV or SECTION 10.2, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to ARTICLE IV, any of the First Lien Notes of a series authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other First Lien Notes of such series executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the First Lien Notes of such series surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery First Lien Notes of such series as specified in such order for the purpose of such exchange. If First Lien Notes of a series shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this SECTION 2.2 in exchange or substitution for or upon registration of transfer of any First Lien Notes of such series, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all First Lien Notes of such series at the time outstanding for First Lien Notes of such series authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Issuer shall maintain an office or agency where First Lien Notes may be presented for registration of transfer or for exchange (with respect to each series of First Lien Notes, the “Registrar”) and an office or agency where First Lien Notes may be presented for payment. The Registrar shall keep a register of the First Lien Notes of the applicable series and of their transfer and exchange (with respect to each series of First Lien Notes, the “Notes Register”). The Issuer may have one or more co registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to SECTION 7.7. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes of each series. The Issuer initially appoints the Trustee as the Registrar and Paying Agent for the First Lien Notes of each series and the Issuer may remove any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.4. Paying Agent to Hold Money in Trust. By 11:00 a.m. New York City time, on each date on which the principal of, premium, if any, or interest on any First Lien Note of a series is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuer shall require the Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the First Lien Notes of each series (whether such assets have been distributed to it by the Issuer or other obligors on the First Lien Notes of such series), shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment and shall during the continuance of any default by the Issuer (or any other obligor upon the First Lien Notes of such series) in the making of any payment in respect of the First Lien Notes of such series, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the First Lien Notes of such series together with a full accounting thereof. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this SECTION 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to any of the Issuer, the Trustee shall serve as Paying Agent for the First Lien Notes of each series.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the First Lien Notes of each series. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. Transfer and Exchange. A Holder may transfer a First Lien Note of a series (or a beneficial interest therein) to another Person or exchange a First Lien Note of a series (or a beneficial interest therein) for another First Lien Note or First Lien Notes of such series of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this SECTION 2.6. The Trustee will promptly register any transfer or exchange that meets the requirements of this SECTION 2.6 by noting the same in the Notes Register maintained by the Trustee for the purpose, and no transfer or exchange will be effective until it is registered in such Notes Register. The transfer or exchange of any First Lien Note (or a beneficial interest therein) may only be made in accordance with this SECTION 2.6 and SECTIONS 2.1(g) and 2.1(h), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear or Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(a) Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Rule 144A Note (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Rule 144A Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC.

(2) [Reserved].

(3) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a Non U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in SECTION 2.9 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

(b) Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Regulation S Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) [Reserved].

(3) a transfer of a Regulation S Note or a beneficial interest therein to a Non U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in SECTION 2.9 hereof from the proposed transferee and receipt by the Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer.

After the expiration of the Restricted Period, interests in the Regulation S Note of a series may be transferred in accordance with applicable law without requiring the certification set forth in SECTIONS 2.8, 2.9, 2.10 or any additional certification.

(c) Restricted Notes Legend. Upon the transfer, exchange or replacement of First Lien Notes of a series not bearing a Restricted Notes Legend, the Registrar shall deliver First Lien Notes of such series that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of First Lien Notes of a series bearing a Restricted Notes Legend, the Registrar shall deliver only First Lien Notes of such series that bear a

Restricted Notes Legend unless (1) an Initial First Lien Note of such series is being transferred pursuant to an effective registration statement, (2) Initial First Lien Notes of such series are being exchanged for First Lien Notes of such series that do not bear the Restricted Notes Legend in accordance with SECTION 2.6(e) or (3) there is delivered to the Registrar an Opinion of Counsel satisfactory to the Issuer stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional First Lien Notes of a series sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(d) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to a series of First Lien Notes, beneficial interests in a Global Note of such series bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note of such series not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (an “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the First Lien Notes of such series issued on the Issue Date, the Issue Date or (2) with respect to Additional First Lien Notes of such series, if any, the issue date of such Additional First Lien Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (an “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to a series of First Lien Notes, the Issuer shall (i) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note of such series to the Unrestricted Global Note of such series, which the Issuer shall have previously otherwise made eligible for exchange with DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder of the First Lien Notes of such series at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes.

Notwithstanding anything to the contrary in this SECTION 2.6(e), during the fifteen (15) calendar day period prior to an Automatic Exchange Date, no exchanges other than pursuant to this SECTION 2.6(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s

Certificate and Opinion of Counsel to the Issuer to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Notes Custodian, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this SECTION 2.6(e), the aggregate principal amount of the Global Notes of a series shall be increased or decreased by adjustments made on the records of the Notes Custodian, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

(e) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.1 or this SECTION 2.6. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(f) Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this ARTICLE II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Issuer’s and Registrar’s written request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to SECTIONS 2.2, 2.6, 2.11, 2.13, 3.5, 5.6 or 9.5).

The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any First Lien Note (A) for a period beginning (1) 15 calendar days before the sending of a notice of an offer to repurchase or redeem such First Lien Notes and ending at the close of business on the day of such sending or (2) 15 calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any such First Lien Note being redeemed in part.

Prior to the due presentation for registration of transfer of any First Lien Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a First Lien Note is registered as the owner of such First Lien Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the reverse side of the form of First Lien Notes attached hereto as Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable) interest on such First Lien Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such First Lien Note, whether or not such First Lien Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

All First Lien Notes of a series issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the First Lien Notes of such series surrendered upon such transfer or exchange.

(g) No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the First Lien Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any First Lien Notes (or other security or property) under or with respect to such First Lien Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the First Lien Notes of a series shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any First Lien Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, the Registrar or any of their respective agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.7. Form of Certificate to be Delivered upon Termination of Restricted Period.

[Date]

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Attention: Global Corporate Trust Services

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, NY 10017

Attention: Jonathan Ozner

  Marisa Stavenas

Re: iHeartCommunications, Inc. (the “Issuer”)

[Senior Secured Notes due 2029][Senior Secured Notes due 2030][Senior Secured Notes due 2031] (the “Notes”)

Ladies and Gentlemen:

This letter relates to Notes represented by a temporary global Note (the “Temporary Regulation S Global Note”). Pursuant to SECTION 2.1 of the Indenture dated as of December 20, 2024 relating to the Notes (the “Indenture”), we hereby certify that the persons who are the beneficial owners of $[ ] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by this Indenture. We certify that we [are] [are not] an Affiliate of the Issuer.

The Trustee and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

SECTION 2.8. [Reserved].

SECTION 2.9. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Attention: Global Corporate Trust Services

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, NY 10017

Attention: Jonathan Ozner

  Marisa Stavenas

Re: iHeartCommunications, Inc. (the “Issuer”)

[Senior Secured Notes due 2029][Senior Secured Notes due 2030][Senior Secured Notes due 2031] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are] [are not] an Affiliate of the Issuer and, to our knowledge, the transferee of the Notes [is] [is not] an Affiliate of the Issuer.

The Trustee and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

SECTION 2.10. [Reserved].

SECTION 2.11. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated First Lien Note is surrendered to the Registrar or if the Holder of a First Lien Note claims that such First Lien Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement First Lien Note of the applicable series if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) satisfies the Issuer and the Trustee that such First Lien Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to such First Lien Note being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement First Lien Note, a protected purchaser of such First Lien Note for which such replacement First Lien Note was issued presents for payment or registration such replaced First Lien Note, the Trustee and/or the Issuer shall be entitled to recover such replacement First Lien Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of the (i) Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar, from any loss which any of them may suffer if a First Lien Note of a series is replaced, and, in the absence of notice to the Issuer, any Guarantor or the Trustee that such First Lien Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated First Lien Note or in lieu of any such destroyed, lost or stolen First Lien Note, a new First Lien Note of the applicable series of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen First Lien Note has become or is about to become due and payable, the Issuer in their discretion may, instead of issuing a new First Lien Note of the applicable series, pay such First Lien Note.

Upon the issuance of any new First Lien Note of a series under this SECTION 2.11, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this SECTION 2.11, every new First Lien Note of a series issued pursuant to this SECTION 2.11, in lieu of any mutilated, destroyed, lost or stolen First Lien Note of such series shall constitute an original additional contractual obligation of the Issuer, any Guarantor (if applicable) and any other obligor upon the First Lien Notes of such series, whether or not the mutilated, destroyed, lost or stolen First Lien Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other First Lien Notes of such series duly issued hereunder.

The provisions of this SECTION 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen First Lien Notes.

SECTION 2.12. Outstanding Notes. First Lien Notes of a series outstanding at any time are all First Lien Notes of such series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to SECTION 2.11 and those described in this SECTION 2.12 as not outstanding.

If a First Lien Note is replaced pursuant to SECTION 2.11 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced First Lien Note is held by a protected purchaser. A mutilated First Lien Note ceases to be outstanding upon surrender of such First Lien Note and replacement pursuant to SECTION 2.11.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, an amount of money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the First Lien Notes of a series (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such First Lien Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.13. Temporary Notes. In the event that Definitive Notes of a series are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes of such series. Temporary First Lien Notes of a series shall be substantially in the form, and shall carry all rights, of Definitive Notes of such series but may have variations that the Issuer consider appropriate for temporary First Lien Note of such series. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes of a series. After the preparation of Definitive Notes of a series, the temporary First Lien Notes of such series shall be exchangeable for Definitive Notes of such series upon surrender of the temporary First Lien Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary First Lien Notes of a series, the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes of such series representing an equal principal amount of First Lien Notes. Until so exchanged, the Holder of temporary First Lien Notes of a series shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes of such series.

SECTION 2.14. Cancellation. The Issuer at any time may deliver First Lien Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any First Lien Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all First Lien Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such First Lien Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). If the Issuer or any Guarantor acquires any of the First Lien Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such First Lien Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.14. The Issuer may not issue new First Lien Notes of a series to replace First Lien Notes of such series it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Note of a series have either been exchanged for Definitive Notes of such series, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC or the applicable Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note of such series is exchanged for Definitive Notes of such series, transferred in exchange for an interest in another Global Note of such series, redeemed, repurchased or canceled, the principal amount of First Lien Notes of such series represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.15. Payment of Interest; Defaulted Interest. Interest on any First Lien Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such First Lien Note (or one or more predecessor First Lien Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to SECTION 2.3.

Any interest on any First Lien Note of a series which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the First Lien Notes of such series (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the First Lien Notes of a series (or their respective predecessor First Lien Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each First Lien Note of a series and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this SECTION 2.15(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 20 calendar days and not less than 15 calendar days prior to the Special Interest Payment Date and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and in the name of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in SECTION 13.2, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the First Lien Notes of a series (or their respective predecessor First Lien Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in SECTION 2.15(b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the First Lien Notes of a series may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this SECTION 2.15(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this SECTION 2.15, each First Lien Note of a series delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other First Lien Note of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other First Lien Note.

SECTION 2.16. CUSIP and ISIN Numbers. The Issuer in issuing the First Lien Notes of a series may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the First Lien Notes of a series or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the First Lien Notes of a series, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuer shall notify the Trustee, in writing, of any changes in the CUSIP or ISIN numbers.

SECTION 2.17. Joint and Several Liability. Except as otherwise expressly provided herein, the Issuer and the Guarantors shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture, the First Lien Notes of each series and the Collateral Documents.

ARTICLE III

COVENANTS

SECTION 3.1. Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on the First Lien Notes of each series on the dates and in the manner provided in the First Lien Notes of each series and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m. New York City time on such date the Trustee or the Paying Agent holds in accordance with this Indenture an amount of money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the First Lien Notes of each series, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2. Limitation on Indebtedness. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness.

(a) SECTION 3.2(a) will not prohibit the Incurrence of the following:

(1) Indebtedness Incurred by the Issuer or any Subsidiary pursuant to the ABL Credit Agreement and the New Credit Agreement (including letters of credit or bankers’ acceptances issued or created thereunder) in a maximum aggregate principal amount at any time outstanding not exceeding the sum of (a) the Initial Term Loans, plus the

Incremental Term Loans (as defined in the New Credit Agreement) permitted to be Incurred pursuant to the terms of the New Credit Agreement as in effect on the Issue Date, plus (b) $475,000,000 (which shall include, notwithstanding anything to the contrary in this Indenture, any prepayment premium, make-whole premium or exit or similar premium or fee) plus (c) other obligations under the ABL Credit Agreement not constituting principal (other than as set forth in clause (b) above), and any Refinancing Indebtedness in respect of any of the foregoing; provided that (A) to the extent the Issuer or any Subsidiary prepays or repays any Indebtedness outstanding under the New Credit Agreement (other than in connection with Incurring Refinancing Indebtedness thereof), the maximum aggregate principal amount permitted to be outstanding pursuant to this clause (1) shall be reduced by the amount of such prepayment or repayment and (B) Refinancing Indebtedness incurred pursuant to this clause (1) shall not increase the amount of Indebtedness permitted to be incurred under this SECTION 3.2 other than by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Refinancing Indebtedness and any existing commitments unutilized thereunder; provided, further, that with respect to any Refinancing Indebtedness of the New Credit Agreement, (a) such Refinancing Indebtedness shall have the covenants and events of default and other terms and condition that are, in the good faith determination of the Issuer, not materially less favorable (when taken as a whole) to the Issuer than the covenants and events of default and other terms and conditions applicable to the New Credit Agreement (except for (i) pricing, premiums, fees, rate floors and prepayment and redemption terms (except as otherwise provided in the New Credit Agreement) and (ii) covenants or other provisions applicable only to periods after the Stated Maturity of each series of First Lien Notes at the time of incurrence of such Indebtedness) and (b) such Indebtedness is not at any time guaranteed by any Persons other than the Issuer and the Guarantors (or Persons that will become Guarantors in connection with the incurrence of such Refinancing Indebtedness);

(2) Indebtedness represented by (a) the Existing Secured Notes (other than any additional Existing Secured Notes of any series issued after the Issue Date), including any Guarantee thereof, outstanding on the Issue Date immediately after giving effect to the Comprehensive Transactions and any Refinancing Indebtedness in respect thereof, (b) the Existing Unsecured Notes (other than any additional Existing Unsecured Notes issued after the Issue Date), including any Guarantee thereof, outstanding on the Issue Date immediately after giving effect to the Comprehensive Transactions and any Refinancing Indebtedness in respect thereof, (c) the Existing Credit Agreement outstanding on the Issue Date immediately after giving effect to the Comprehensive Transactions and any Refinancing Indebtedness in respect thereof, and (d) any Indebtedness (other than Indebtedness incurred pursuant to clause (1) above or subclauses (a), (b) or (c) of this clause (2)) outstanding on the Issue Date immediately after giving effect to the Comprehensive Transactions and any Guarantee thereof and any Refinancing Indebtedness in respect thereof; provided that any such Indebtedness incurred pursuant to this clause (2)(d) owing by the Issuer or a Guarantor to a Subsidiary that is not a Guarantor shall, in each case be unsecured or subordinated in right of payment to the First Lien Notes Obligations pursuant to an Intercompany Note;

(3) Guarantees by the Issuer and any Subsidiary in respect of Indebtedness of the Issuer or any Subsidiary of the Issuer otherwise permitted under this Indenture; provided that (a) no Guarantee of (x) the ABL Credit Agreement, the New Credit Agreement or the Second Lien Notes, the Existing Credit Agreement, the Existing Secured Notes or the Existing Unsecured Notes (or any Refinancing Indebtedness of any of the foregoing) or (y) any Junior Financing shall, in each case, be permitted unless such guaranteeing party shall have also provided a Guarantee of the First Lien Notes Obligations on the terms set forth in this Indenture, (b) if the Indebtedness being Guaranteed is subordinated to the First Lien Notes Obligations, such Guarantee shall be subordinated to the Guarantee of the First Lien Notes Obligations on terms at least as favorable to the Holders of the First Lien Notes of each series as those contained in the subordination of such Indebtedness and (c) any such Guarantee by the Issuer or a Guarantor of Indebtedness of a Subsidiary that is not a Guarantor pursuant to this clause (3) shall be an Investment that must be permitted by clause (3) or (14) of the definition of “Permitted Investment;”

(4) Indebtedness of the Issuer or any Subsidiary owing to the Issuer or any Subsidiary (or issued or transferred to any Parent Entity which is substantially contemporaneously transferred to the Issuer or any Subsidiary of the Issuer); provided that any such Indebtedness (i) owing by the Issuer or a Guarantor to a Subsidiary that is not a Guarantor shall, in each case be subordinated in right of payment to the First Lien Notes Obligations pursuant to an Intercompany Note, (ii) owed to the Issuer or a Guarantor by the Issuer or any other Guarantor or any Subsidiary shall be evidenced by the Intercompany Note (which, for the avoidance of doubt, such Intercompany Note shall be pledged to the extent evidencing Indebtedness owed to the Issuer or a Guarantor) and (iii) owing by any Subsidiary that is not a Guarantor to the Issuer or any other Guarantor shall be an Investment in a Non-Guarantor that must be permitted by clause (3) or (14) of the definition of “Permitted Investment;”

(5) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) (other than sale and leaseback transactions) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Issuer or any Subsidiary prior to or within 365 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed $100,000,000 at any time outstanding, (ii) Attributable Indebtedness arising out of sale and leaseback transactions permitted by clause (13) of the definition of “Disposition,” and (iii) any Refinancing Indebtedness in respect of any of the foregoing; provided that any such Indebtedness incurred under this clause (5) shall be incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction);

(6) Indebtedness in respect of Swap Contracts designed to hedge against the Issuer’s or any Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(7) Indebtedness of the Issuer or any Subsidiary assumed in connection with any Permitted Acquisition or similar Permitted Investment in an aggregate outstanding principal amount at any time outstanding not to exceed $50,000,000; provided that (i) any such assumed Indebtedness was not incurred in contemplation of such Permitted Acquisition or similar permitted Investment, (ii) the Consolidated Total Net Leverage Ratio is no greater than the Consolidated Total Net Leverage Ratio in effect immediately prior to the making of such Permitted Acquisition or similar Investment, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period and (iii) no Event of Default has occurred and is continuing or would result therefrom;

(8) Indebtedness representing deferred compensation to employees of the Issuer (or any Parent Entity) or any of its Subsidiaries incurred in the ordinary course of business;

(9) Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to future, present or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity permitted by SECTION 3.3;

(10) Indebtedness incurred by the Issuer or any of its Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(11) Indebtedness consisting of obligations of the Issuer or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(12) obligations in respect of Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(13) Indebtedness of the Issuer or any of its Subsidiaries, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed $125,000,000; provided that any such Indebtedness incurred under this clause (13) shall be incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and shall not be provided by an Affiliate of the Issuer (other than a Guarantor); provided, further, that any such Indebtedness incurred by a Subsidiary that is not a Guarantor pursuant to this clause (13) shall not exceed at any time outstanding $25,000,000; provided, further, that if the Issuer or a Guarantor is an obligor of any Indebtedness incurred pursuant to this clause (13), such Indebtedness (x) shall be unsecured or (y) if secured, (i) the Liens securing such Indebtedness shall rank junior to the Liens on the Collateral securing the First Priority Obligations and (ii) may not be secured by any assets other than Collateral;

(14) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(15) Indebtedness incurred by the Issuer or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 Business Days following the incurrence thereof;

(16) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(17) [Reserved];

(18) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(19) (i) Permitted Junior Debt; provided that (x) no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness and (y) either (1) the proceeds of such Permitted Junior Debt are promptly applied to refinance or replace the Existing Credit Agreement or the Existing Notes in accordance with SECTION 3.9 or (2) the Consolidated Total Net Leverage Ratio is not greater than 7.40 to 1.00, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period and (ii) any Refinancing Indebtedness in respect thereof;

(20) [Reserved];

(21) (i) [Reserved], (ii) the 2029 First Lien Notes issued on the Issue Date and any Additional 2029 First Lien Notes (or other notes with substantially the same terms as the 2029 First Lien Notes) issued after the Issue Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing 2026 Secured Notes pursuant to clause (6) of SECTION 3.9(a), (iii) the 2030 First Lien Notes issued on the Issue Date and any Additional 2030 First Lien Notes (or other notes with substantially the same terms as the 2030 First Lien Notes) issued after the Issue Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing 2027 Secured Notes pursuant to clause (7) of SECTION 3.9(a), (iv) the 2031 First Lien Notes issued on the Issue Date and any Additional 2031 First Lien Notes (or other notes with substantially the same terms as the 2031 First Lien Notes) issued after the Issue Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing 2028 Secured Notes pursuant to clause (8) of SECTION 3.9(a), (v) the Second Lien Notes issued on the Issue Date and any additional Second Lien Notes (or other notes with substantially the same terms as the Second Lien Notes) issued after the Issue Date in exchange for or to prepay, refinance, repurchase, redeem, satisfy or discharge the Existing Unsecured Notes pursuant to clause (9) of SECTION 3.9(a), and (vi) any Refinancing Indebtedness in respect of the foregoing clauses (i) through (v);

(22) [Reserved]; and

(23) subject to the restrictions set forth in clause (b)(1)(b) above, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the clauses above.

(b) For purposes of determining compliance with, and the outstanding amount of any particular Indebtedness Incurred or issued pursuant to and in compliance with, this SECTION 3.2:

(1) in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this SECTION 3.2, the Issuer, in its sole discretion, may classify, and may from time to time reclassify, all or a portion of such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of SECTION 3.2(b); provided that (i) Indebtedness outstanding on the Issue Date under the ABL Credit Agreement and the New Credit Agreement and any Refinancing Indebtedness in respect thereof shall be treated as incurred under clause (1) of SECTION 3.2(b) and may not be reclassified, (ii) Indebtedness outstanding on the Issue Date under the Existing Secured Notes, the Existing Unsecured Notes and the Existing Credit Agreement shall be treated as incurred under clause (2) of SECTION 3.2(b) and may not be reclassified and (iii) Indebtedness outstanding on the Issue Date under First Lien Notes and the Second Lien Notes and any Refinancing Indebtedness in respect thereof shall be treated as incurred under clause (21) of SECTION 3.2(b) and may not be reclassified;

(2) additionally, except as set forth in clause (c)(1) above, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to any type of Indebtedness described in SECTION 3.2(b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification;

(3) Refinancing Indebtedness (and all subsequent refinancings thereof with Refinancing Indebtedness) shall not increase the amount of Indebtedness that is permitted to be incurred pursuant to any provision of this SECTION 3.2 other than, in each case, as permitted by the definition of Refinancing Indebtedness with respect to each such incurrence thereof;

(4) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as incurred pursuant to any clause of the second paragraph above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(6) [Reserved];

(7) Indebtedness permitted by this SECTION 3.2 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this SECTION 3.2 permitting such Indebtedness; and

(8) the amount of Indebtedness issued at a price less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

(c) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, will not be deemed to be an Incurrence of Indebtedness for purposes of this SECTION 3.2.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

(e) Notwithstanding any other provision of this SECTION 3.2, the maximum amount of Indebtedness that the Issuer or a Subsidiary may Incur pursuant to this SECTION 3.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(f) The Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the First Lien Notes or such Subsidiary Guarantor’s First Lien Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be.

(g) Notwithstanding anything to the contrary in this Indenture or in any other First Lien Note Document:

(1) any Indebtedness Incurred after the Issue Date owed by the Issuer or any Guarantor to any Subsidiary of the Issuer that is not a Guarantor shall be unsecured and subordinated in right payment to the First Lien Notes Obligations pursuant to an Intercompany Note; and

(2) no Indebtedness Incurred by any Subsidiary that is not a Guarantor, the proceeds of which is or is contemplated to be lent by such Subsidiary to the Issuer or any Guarantor, may be Guaranteed by the Issuer or any Guarantor, nor shall the Issuer or any Guarantor provide any other credit support in respect of such Indebtedness (this clause (2), together with the foregoing clause (1), the “Double-Dip Provision”).

(h) For purposes of this Indenture, (1) unsecured Indebtedness shall not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.

SECTION 3.3. Limitation on Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether in cash, securities or other property) on or in respect of the Issuer’s or any Subsidiary’s Equity Interests (including any such payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor or any of its Subsidiaries) or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests, or on account of any return of capital to the Issuer’s or a Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof);

(2) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Parent Guarantor or any Parent Entity of the Parent Guarantor held by Persons other than the Parent Guarantor or a Subsidiary of the Parent Guarantor;

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (b) any Indebtedness Incurred pursuant to SECTION 3.2(b)(3)); or

(4) make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) is referred to herein as a “Restricted Payment”).

(b) SECTION 3.3(a) will not prohibit any of the following (collectively, “Permitted Payments”):

(1) each Subsidiary may make Restricted Payments to the Issuer, and other Subsidiaries of the Issuer (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Issuer and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests); provided that notwithstanding anything to the contrary in this Indenture, neither the Issuer nor any Guarantor shall directly or indirectly make any Restricted Payment pursuant to this clause (b)(1) to any Subsidiary that is not a Guarantor unless it is promptly further contributed to a Guarantor;

(2) the Issuer and each Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by SECTION 3.2) of such Person;

(3) [Reserved];

(4) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Issuer and its Subsidiaries may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.25 to 1.00;

(5) to the extent constituting Restricted Payments, the Issuer and its Subsidiaries may enter into and consummate transactions expressly permitted by SECTION 3.8 (other than clauses (3) and (7) of SECTION 3.8(b)), SECTION 4.1 and the definition of “Permitted Investment” (other than clauses (5) or (13) thereof);

(6) repurchases of Equity Interests in the Parent Guarantor (or any Parent Entity) or any Subsidiary of the Parent Guarantor in the ordinary course of business deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7) the Issuer and each Subsidiary may pay (or make Restricted Payments to allow the Issuer or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Subsidiary (or of the Issuer or any other direct or indirect parent thereof) from any future, present or former employee, officer, director, manager or consultant of such Subsidiary (or the Issuer or any other direct or indirect parent thereof) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer or consultant of such Subsidiary (or the Issuer or any other direct or indirect parent thereof) or any of its Subsidiaries; provided that (i) the aggregate amount of Restricted Payments made pursuant to this clause (7) shall not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar year subject to a maximum amount of Restricted Payments of $10,000,000 made in any calendar year) and (ii) other than in the case of a non-discretionary repurchase, retirement or other acquisition or retirement, no Event of Default is continuing or would result therefrom; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a) to the extent contributed to the Parent Guarantor, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of any of the Parent Guarantor’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of the Parent Guarantor, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date; plus

(b) the net proceeds of key man life insurance policies received by the Parent Guarantor or its Subsidiaries; less

(c) the amount of Restricted Payments previously made with the cash proceeds described in clause (a) and (b) of this clause (7);

(8) the Issuer may make Restricted Payments in an aggregate amount not to exceed $25,000,000 minus amounts outstanding at such time (or otherwise applied to the extent such loans and advances are not repaid in cash) in respect of loans and advances to the Parent Guarantor pursuant to clause (13) of the definition of “Permitted Investment”; provided that no Default or Event of Default is continuing or would result therefrom;

(9) the Issuer may make Restricted Payments to any Parent Entity:

(a) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Parent Guarantor and its Subsidiaries and, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the Parent Guarantor and its Subsidiaries;

(b) the proceeds of which shall be used by such Parent Entity to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any other Parent Entity’s) corporate existence or good standing under applicable law;

(c) for any taxable period ending after the Issue Date (A) in which the Parent Guarantor and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar Tax group (a “Tax Group”) of which a Parent Entity is the common parent or (B) in which the Parent Guarantor is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes, to pay U.S. federal, state and local and foreign Taxes that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of the Parent Guarantor and/or its Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such Taxes that the Parent Guarantor and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with the Parent Guarantor as the corporate common parent of such stand-alone Tax Group;

(d) to finance any Investment that would be permitted to be made pursuant to the definition of “Permitted Investment” if such Parent Entity were subject to this SECTION 3.3; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Guarantor or (2) the merger (to the extent permitted under SECTION 4.1) of the Person formed or acquired into the Issuer or a Guarantor in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with SECTION 3.7 and SECTION 12.2; provided, further, that in no event shall any contribution pursuant to this clause (9)(d) increase the Available Equity Amount or Investment capacity under the definition of “Permitted Investment;”

(e) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of the Issuer or any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and the Subsidiaries; and

(f) the proceeds of which shall be used by the Issuer to pay (or to make Restricted Payments to allow any Parent Entity to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by the Issuer (or any Parent Entity) that is directly attributable to the operations of the Parent Guarantor and its Subsidiaries;

(10) payments made or expected to be made by the Issuer or any of the Subsidiaries in respect of required withholding or similar non-U.S. Taxes with respect to any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(11) the Issuer or any Subsidiary may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition; and

(12) any Restricted Payment by the Issuer or any Parent Entity to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary.

(c) For purposes of determining compliance with this SECTION 3.3, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (12) of SECTION 3.3(b), or is permitted pursuant to one or more of the clauses contained in the definition of “Permitted Investment,” the Issuer will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this SECTION 3.3, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investment.”

(d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Parent Guarantor acting in good faith.

SECTION 3.4. Limitation on Restrictions on Distributions from Subsidiaries. The Issuer will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of:

(1) any Subsidiary that is not a Guarantor to (i) pay dividends or make any other distributions in cash or otherwise on its Equity Interests or pay any Indebtedness or other Obligations owed to the Issuer or any Subsidiary or (ii) make or repay intercompany loans or advances to the Parent Guarantor or any other Guarantor; or

(2) any Guarantor to create, assume or suffer to exist Liens on property of such Guarantor for the benefit of the Holders with respect to the First Lien Note Documents and the Obligations;

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Subsidiary to other Indebtedness Incurred by the Issuer or any Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(b) SECTION 3.4(a) shall not prohibit:

(1) (x) any encumbrance or restriction pursuant to (a) any Credit Facility, (b) the Existing Secured Notes, (c) the Existing Unsecured Notes, (d) the Second Lien Notes or (e) any other agreement or instrument, in each case, in effect at or entered into on or prior to the Issue Date; and (y) to the extent any encumbrances or restrictions permitted by clause (e) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such encumbrance or restriction and, in the case of subclauses (x)(a) through (x)(d), such Indebtedness constitutes Refinancing Indebtedness;

(2) any encumbrance or restriction pursuant to the ABL Credit Agreement, First Lien Note Documents, the Collateral Documents and the Intercreditor Agreements;

(3) any encumbrance or restriction that is binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Issuer, so long as such encumbrance or restriction was not entered into solely in contemplation of such Person becoming a Subsidiary of the Issuer; provided, that this clause (3) shall not apply to encumbrances or restrictions that are binding on a Person that becomes a Subsidiary pursuant to SECTION 3.22;

(4) any encumbrance or restriction representing Indebtedness of a Subsidiary of the Issuer which is not a Guarantor which is permitted by SECTION 3.2;

(5) any encumbrance or restriction arising in connection with (i) any disposition that is not a Disposition or (ii) in a disposition that complies with SECTION 3.5 or SECTION 4.1 and relate solely to the assets or Person subject to such disposition;

(6) any encumbrance or restriction pursuant to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under SECTION 3.3 and applicable solely to such joint venture entered into in the ordinary course of business;

(7) any encumbrance or restriction comprising negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under SECTION 3.2, but solely to the extent any negative pledge relates to the property financed by such Indebtedness;

(8) any encumbrance or restriction comprising customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted by this Indenture so long as such restrictions relate to the assets subject thereto;

(9) any encumbrance or restriction comprising restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to clauses (5), (7) and (13) of SECTION 3.2(b) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Subsidiaries incurring or guaranteeing such Indebtedness;

(10) any encumbrance or restriction comprising customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any Subsidiary;

(11) any encumbrance or restriction comprising customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(12) any encumbrance or restriction comprising restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(13) any encumbrance or restriction arising in connection with cash or other deposits permitted under SECTION 3.3 and SECTION 3.6 limited to such cash or deposit.

SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock. The Issuer will not, and will not permit any of its Subsidiaries to, make any Disposition unless:

(1) the Issuer or such Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Disposition), as determined in good faith by the Issuer, of the shares and assets subject to such Disposition (including, for the avoidance of doubt, if such Disposition is a Permitted Asset Swap);

(2) in any such Disposition, or series of related Dispositions with a purchase price in excess of $5.0 million, at least 75% of the consideration from such Disposition received by the Issuer or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, to the extent that any assets subject to a Disposition were Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Documents substantially simultaneously with such sale, in accordance with the requirements of this Indenture and the Collateral Documents; and

(3) an amount equal to 100% of the Net Available Cash from such Disposition is applied, either:

(a) within 365 days from the receipt of such Net Available Cash, to offer to prepay, repay or purchase the First Lien Notes or any other Indebtedness that is secured by a First Priority Lien (including, to the extent secured by a First Priority Lien, the Indebtedness under the New Credit Agreement or ABL Credit Agreement incurred pursuant to clause (1) of SECTION 3.2(b) (or any

Refinancing Indebtedness in respect thereof)) (other than the Existing 2028 Secured Notes), provided that, to the extent the Issuer prepays, repays or purchases any other such Indebtedness, the Issuer shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the First Lien Notes through open market purchases, by redeeming First Lien Notes as provided under SECTION 5.7, or by making an Asset Disposition Offer;

(b) to invest in or commit to invest in (i) capital expenditures, (ii) long-term fixed assets or (iii) any other Investment permitted by clauses (9) or (23) of the definition of “Permitted Investment” (in each case, which such Investment shall be permitted by this Indenture) in an amount not to exceed $35.0 million in the aggregate for all such reinvestments made pursuant to this clause (a)(3)(b) in any fiscal year within 365 days from the date of receipt of such Net Available Cash; provided, however, that a binding agreement shall be treated as a permitted application of Net Available Cash from the date of such commitment with the good faith expectation that an amount equal to Net Available Cash will be applied to satisfy such commitment within 90 days of such commitment (an “Acceptable Commitment”); provided that (x) if any Acceptable Commitment is later cancelled or terminated for any reason before such amount is applied, then such Net Available Cash shall constitute Excess Proceeds as of the date of such cancellation or termination and (y) such Net Available Cash shall constitute Excess Proceeds if there is a Specified Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing;

provided that, (1) pending the final application of the amount of any such Net Available Cash in accordance with clauses (a)(3)(a) and (a)(3)(b) above, the Issuer and its Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture; and (2) the Issuer (or any Subsidiary, as the case may be) may elect to invest in (i) capital expenditures, (ii) long-term fixed assets or (iii) any other Investment permitted by clauses (9) or (23) of the definition of “Permitted Investment” (in each case, which such Investment shall be permitted by this Indenture) prior to receiving the Net Available Cash attributable to any given Disposition (provided that if the assets subject to the disposition constituted Collateral, any such assets are pledged as Collateral under the Collateral Documents substantially simultaneously with such acquisition in accordance with the requirements of this Indenture and the Collateral Documents, such investment shall be made no earlier than the earliest of notice to the Trustee of the relevant Disposition, execution of a definitive agreement for the relevant Disposition, and consummation of the relevant Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (b) above with respect to such Disposition.

(b) The amount of any Net Available Cash from Dispositions that is not applied or invested or committed to be applied or invested as provided in clause (a)(3) in excess of $10.0 million will be deemed to constitute “Excess Proceeds” under this Indenture. Subject to the requirements of the Intercreditor Agreements, on the day following 365 days after receipt of such Net Available Cash, or earlier if the Parent

Guarantor elects, if there are any such Excess Proceeds, the Parent Guarantor will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of First Lien Notes of each series issued under this Indenture and, to the extent the Issuer elects, to all holders of other outstanding First Priority Obligations, to purchase the maximum principal amount of First Lien Notes and any such First Priority Obligations (other than the Existing 2028 Secured Notes) to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the First Lien Notes of a series in an amount equal to 100% of the principal amount of the First Lien Notes of such series and any such First Priority Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing such First Priority Obligations, as applicable, and, with respect to the First Lien Notes of each series, in minimum denominations of $2,000 and in integral multiples of $1,000. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of First Lien Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Disposition and offering to repurchase the First Lien Notes of each series for the specified purchase price on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Issuer may satisfy the foregoing obligations with respect to any Net Available Cash from a Disposition by making an Asset Disposition Offer with respect to all Net Available Cash within the relevant 365 day period (or such longer period provided above) or with respect to any unapplied Excess Proceeds.

(c) To the extent that the aggregate amount of First Lien Notes and First Priority Obligations so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the First Lien Notes surrendered in any Asset Disposition Offer by Holders and other First Priority Obligations surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the First Lien Notes and First Priority Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered First Lien Notes and First Priority Obligations provided that no First Lien Notes or other First Priority Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Issuer may, at its option, make an Asset Disposition Offer using proceeds from any Disposition at any time after the consummation of such Disposition. Upon consummation or expiration of any Asset Disposition Offer, any remaining Net Available Cash shall not be deemed Excess Proceeds and the Issuer may use such Net Available Cash for any purpose not prohibited by this Indenture.

(d) To the extent that any portion of Net Available Cash payable in respect of the First Lien Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the First Lien Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer upon converting such portion into U.S. dollars.

Notwithstanding any other provisions of this SECTION 3.5, (i) to the extent that any of or all the Net Available Cash of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this SECTION 3.5, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States, provided that the Issuer hereby agrees to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law or other impediment to permit such repatriation; and once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Available Cash will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this SECTION 3.5 and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Available Cash of any Foreign Disposition would have material adverse tax cost consequences with respect to such Net Available Cash, such Net Available Cash so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (ii), on or before the date on which any such Net Available Cash so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this SECTION 3.5, the Issuer applies an amount equal to such Net Available Cash to such reinvestments or prepayments, as applicable, as if such Net Available Cash had been received by the Issuer rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Available Cash had been repatriated (or, if less, the Net Available Cash that would be calculated if received by such Foreign Subsidiary).

(e) For the purposes of SECTION 3.5(a)(2) hereof, the following will be deemed to be cash:

(1) the assumption by the transferee of any liabilities (as shown on the Issuer’s (or the Subsidiaries’, as applicable) most recent balance sheet provided under this Indenture or in the footnotes thereto) of the Issuer or such Subsidiary, other than Subordinated Indebtedness, that are assumed by the transferee pursuant to a Disposition for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) to a non-Affiliate third party and for which the Issuer and all of its Subsidiaries shall have been validly released by all applicable creditors in writing in connection with such Disposition;

(2) securities received by the Issuer or any Subsidiary of the Issuer from the transferee that are converted by the Issuer or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Disposition; and

(3) aggregate non-cash consideration received by the Issuer or the applicable Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $5.0 million (net of any non-cash consideration converted into cash and Cash Equivalents).

(f) Upon the commencement of an Asset Disposition Offer, the Issuer shall send, or cause to be sent, a written notice to the Trustee and to each Holder of First Lien Notes of a series then outstanding at its registered address, or deliver otherwise in accordance with the applicable procedures of the Depositary. The notice shall contain all instructions and materials necessary to enable such Holder to tender First Lien Notes pursuant to the Asset Disposition Offer. Any Asset Disposition Offer shall be made to all Holders of the First Lien Notes of each series then outstanding. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1) that the Asset Disposition Offer is being made pursuant to this SECTION 3.5 and that, to the extent lawful, all First Lien Notes of each series then outstanding tendered and not withdrawn shall be accepted for payment (unless prorated);

(2) the Asset Disposition Offer payment amount, the Asset Disposition Offer offered price, and the date on which First Lien Notes tendered and accepted for payment shall be purchased, which date shall be at least 10 days and not later than 60 days from the date such notices are delivered (the “Asset Sale Payment Date”);

(3) that any First Lien Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Issuer defaults in making such payment, any First Lien Notes accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Asset Sale Payment Date;

(5) that Holders electing to have any First Lien Notes purchased pursuant to any Asset Disposition Offer shall be required to surrender such First Lien Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the applicable First Lien Note completed, to the Paying Agent at the address specified in the notice at least three Business Days before the Asset Sale Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the First Lien Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such First Lien Note purchased;

(7) that if the aggregate principal amount of First Lien Notes of each series then outstanding surrendered by Holders exceeds the Asset Disposition Offer payment amount, the Issuer shall select the First Lien Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only First Lien Notes in minimum denominations of $2,000 or integral multiples of $1,000 shall be purchased); and

(8) that Holders whose First Lien Notes were purchased only in part shall be issued new First Lien Notes of the applicable series equal in principal amount to the unpurchased portion of the First Lien Notes of such series surrendered (or transferred by book-entry).

(g) If the Asset Sale Payment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a First Lien Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender First Lien Notes pursuant to the Asset Disposition Offer.

(h) On the Asset Sale Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all First Lien Notes issued by it or portions thereof properly tendered pursuant to the Asset Disposition Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Asset Disposition payment in respect of all First Lien Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the First Lien Notes so accepted together with an Officer’s Certificate to the Trustee stating that such First Lien Notes or portions thereof have been tendered to and purchased by the Issuer.

(i) To the extent that the provisions of any securities laws or regulations, including Rule 14e-l under the Exchange Act, conflict with the provisions of this SECTION 3.5, the Issuer will comply with the applicable securities laws, rules and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 3.6. Limitation on Liens. The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness or any related guarantee of Indebtedness, upon any asset or property of the Issuer or any Subsidiary, whether now owned or hereafter acquired, unless:

(1) in the case of any asset or property that constitutes Collateral, such Lien expressly has Junior Lien Priority on the Collateral relative to the First Lien Notes and the First Lien Note Guarantees; and

(2) in the case of any asset or property that does not constitute Collateral, the First Lien Notes (or a First Lien Note Guarantee in the case of Liens on assets or property of a Guarantor) are secured equally and ratably with (or on a senior basis to, in the case such Lien secures Subordinated Indebtedness) the Obligations so secured.

Any Lien created for the benefit of the Holders of the First Lien Notes of any series pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien; provided that, for the avoidance of doubt, any Liens securing the First Lien Notes on the Issue Date shall not constitute an “Initial Lien.”

Notwithstanding anything to the contrary contained in this Indenture, neither the Issuer nor any Guarantor shall, directly or indirectly, create, incur, assume or suffer to exist any Lien securing debt for borrowed money on the Equity Interests of any non-wholly owned Subsidiary held by the Issuer or a Guarantor unless such Equity Interests shall also be pledged to the First Lien Notes Collateral Agent to secure the First Lien Notes Obligations.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 3.7. Future Guarantees. Upon (x) the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (other than an Excluded Subsidiary) by the Parent Guarantor, or (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary (including following the designation of a Subsidiary as an Electing Guarantor), the Parent Guarantor will cause such Subsidiary within 60 days after such formation, acquisition, cessation, designation or election, or such longer period as the Trustee may agree in writing in its discretion to:

(1) execute and deliver a supplemental indenture to this Indenture providing for a First Lien Note Guarantee by such Subsidiary; and

(2) to the extent any of such Guarantor’s assets would constitute Collateral, execute and deliver a supplement or joinder to the Collateral Documents or new Collateral Documents and take all actions required under this Indenture (including, for the avoidance of doubt, such actions as are necessary to satisfy the Collateral Requirement) and the Collateral Documents to perfect the Liens created thereunder.

(b) Subject to the conditions set forth in SECTION 3.22, the Parent Guarantor may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor (an “Electing Guarantor”), in which case, such Subsidiary shall not be required to comply with the time periods described in this SECTION 3.7 and in the definition of “Collateral Requirement” and such Guarantee may be released at any time in the Issuer’s sole discretion, if, at the time of release, such

Subsidiary would not be required to Guarantee the First Lien Notes; provided that notwithstanding the foregoing provisions of this SECTION 3.7, any Subsidiary of the Parent Guarantor that Guarantees (or is the borrower or issuer with respect to) (i) the ABL Credit Agreement, the New Credit Agreement or the Second Lien Notes, the Existing Term Loans, the Existing Secured Notes or the Existing Unsecured Notes (or any Refinancing Indebtedness in respect of any of the foregoing) or (ii) any Junior Financing shall, in each case, be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

SECTION 3.8. Limitation on Affiliate Transactions. The Issuer will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Guarantor (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15,000,000, unless such Affiliate Transaction is on terms that are not materially less favorable, as determined in good faith by a responsible financial or accounting officer of the Parent Guarantor, to the Parent Guarantor or its relevant Subsidiary than those that would have been obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction by the Parent Guarantor or such Subsidiary with an unrelated Person on an arm’s-length basis.

(a) SECTION 3.8(a) shall not apply to:

(1) loans and other transactions among the Issuer and its Subsidiaries or any entity that becomes a Subsidiary or as a result of such loan or other transaction to the extent permitted under this Indenture;

(2) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions;

(3) Restricted Payments permitted to be made pursuant to SECTION 3.3, or any Permitted Investment;

(4) employment and severance arrangements between the Issuer and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(5) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Issuer and its Subsidiaries (or any Parent Entity) in the ordinary course of business to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries;

(6) transactions pursuant to agreements in existence on the Issue Date or any amendment thereto to the extent such an amendment is not adverse to the Holders of the First Lien Notes of any series in any material respect;

(7) payments by the Issuer or any of its Subsidiaries pursuant to any tax sharing agreements with any Parent Entity to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries, but only to the extent permitted by clause (9)(c) of SECTION 3.3(b);

(8) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Issuer to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Issuer, any of its Subsidiaries or any direct or indirect parent thereof; or

(9) a joint venture which would constitute a transaction with an Affiliate solely as a result of the Parent Guarantor or any Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity.

(b) Notwithstanding anything to the contrary in this SECTION 3.8, no Affiliate of the Parent Guarantor (other than the Issuer or its Subsidiaries to the extent expressly permitted pursuant to the terms of this Indenture) shall provide Indebtedness to the Parent Guarantor, the Issuer or any of their respective Subsidiaries unless (i) there are non-Affiliate holders of such Indebtedness, (ii) such Affiliates are treated no more favorably than all other holders of such Indebtedness and (iii) such Indebtedness is incurred for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and not to evade the requirements for incurring Indebtedness under SECTION 3.2.

SECTION 3.9. Limitation on Junior Financing. Notwithstanding any other provision of this Indenture, the Issuer shall not, nor shall the Issuer permit any of the Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest of such Indebtedness shall be permitted) any Indebtedness (i) that is or is required to be subordinated in right of payment to the First Lien Notes Obligations, (ii) for borrowed money in an aggregate principal amount in excess of $20,000,000 that is unsecured (other than the Existing Unsecured Notes or Existing Secured Notes that become unsecured) and under which the Issuer or a Guarantor is an obligor, (iii) that is secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the First Lien Notes Obligations or (iv) that constitutes Existing 2028 Secured Notes (the foregoing clauses (i), (ii), (iii) and (iv), collectively “Junior Financing”) or make any payment in violation of any subordination terms of any documentation with respect to such Junior Financing, except:

(1) (A) the refinancing thereof with the net proceeds of any Indebtedness (to the extent such Indebtedness constitutes Refinancing Indebtedness and, if such Indebtedness was originally incurred pursuant to clause (7) or clause (19) under

SECTION 3.2(b), is permitted pursuant thereto to the extent not required to be subject to an Asset Disposition Offer) and (B) the refinancing, redemption or repurchase of Existing Term Loans, Existing Secured Notes or Existing Unsecured Notes with the proceeds of Permitted Junior Debt;

(2) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor or any Parent Entity;

(3) the prepayment of Indebtedness of the Parent Guarantor or any Subsidiary to the Parent Guarantor or any Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note;

(4) on and after the first day of the Non-Exclusive Period, so long as no Default or Event of Default is continuing or would result therefrom, unlimited prepayments of Junior Financing, in each case so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.25 to 1.00;

(5) exchanges of Existing Term Loans in existence on the Issue Date for an exchange price not to exceed the then Applicable Existing Term Loan Exchange Price of the face amount of the Existing Term Loans so exchanged and consisting of consideration in the form of Initial Term Loans (or other term loans with substantially the same terms as the Initial Term Loans), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Term Loans so exchanged and otherwise effectuated pursuant to an exchange agreement substantially consistent with the exchange agreement entered into in connection with the Comprehensive Transactions (any such exchange pursuant to this subclause (5), a “Specified Existing Term Loan Exchange”);

(6) exchanges of Existing 2026 Secured Notes in existence on the Issue Date for an exchange price not to exceed the then Applicable Existing 2026 Secured Notes Exchange Price of the face amount of the Existing 2026 Secured Notes so exchanged and consisting of consideration in the form of 2029 First Lien Notes (or other notes with substantially the same terms as the 2029 First Lien Notes), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing 2026 Secured Notes so exchanged (any such exchange pursuant to this subclause (6), a “Specified Existing 2026 Secured Notes Exchange”);

(7) exchanges of Existing 2027 Secured Notes in existence on the Issue Date for an exchange price not to exceed the then Applicable Existing 2027 Secured Notes Exchange Price of the face amount of the Existing 2027 Secured Notes so exchanged and consisting of consideration in the form of 2030 First Lien Notes (or other notes with substantially the same terms as the 2030 First Lien Notes), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing 2027 Secured Notes so exchanged (any such exchange pursuant to this subclause (7), a “Specified Existing 2027 Secured Notes Exchange”);

(8) exchanges of Existing 2028 Secured Notes in existence on the Issue Date for an exchange price not to exceed the then Applicable Existing 2028 Secured Notes Exchange Price of the face amount of the Existing 2028 Secured Notes so exchanged and consisting of consideration in the form of 2031 First Lien Notes (or other notes with substantially the same terms as the 2031 First Lien Notes), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing 2028 Secured Notes so exchanged (any such exchange pursuant to this subclause (8), a “Specified Existing 2028 Secured Notes Exchange”);

(9) exchanges of Existing Unsecured Notes in existence on the Issue Date for an exchange price not to exceed the then Applicable Existing Unsecured Notes Exchange Price of the face amount of the Existing Unsecured Notes so exchanged and consisting of consideration in the form of Second Lien Notes (or other notes with substantially the same terms as the Second Lien Notes), plus the cash payment of accrued and unpaid interest on the principal amount of such Existing Unsecured Notes so exchanged (any such exchange pursuant to this subclause (9), a “Specified Existing Unsecured Notes Exchange”);

(10) on and after the first day of the Non-Exclusive Period, prepayments, redemptions, purchases, defeasances, exchanges and other payments in an aggregate amount not to exceed the sum of (i) $160,000,000 plus (ii) the Available Equity Amount;

(11) on and after the first day of the Non-Exclusive Period, prepayments, redemptions, purchases, defeasances and other payments of the Existing Term Loans or the Existing 2026 Secured Notes, in an unlimited amount at any time on or following either (x) the date that is one hundred and eighty (180) days prior to the maturity date of the Existing Term Loans or the Existing 2026 Secured Notes, as applicable or (y) the occurrence of a Repurchase Trigger; and

(12) on and after the first day of the Non-Exclusive Period, prepayments, redemptions, purchases, defeasances and other payments of:

(a) the Existing Unsecured Notes (a) in an unlimited amount during the period from the date that is one hundred and eighty (180) days prior to the maturity date of the Existing Unsecured Notes to (but excluding) the date that is thirty (30) days prior to the maturity date of the Existing Unsecured Notes; provided, that the Consolidated Total Net Leverage Ratio as of the last day of the Test Period immediately preceding the date of such prepayment or redemption shall not exceed the Junior Financing Consolidated Total Net Leverage Ratio on a Pro Forma Basis and (b) in an unlimited amount at any time on or following either (x) the date that is thirty (30) days prior to the maturity date of the Existing Unsecured Notes or (y) the occurrence of a Repurchase Trigger;

(b) the Existing 2027 Secured Notes (a) in an unlimited amount during the period from the date that is one hundred and eighty (180) days prior to the maturity date of the Existing 2027 Secured Notes to (but excluding) the date that is thirty (30) days prior to the maturity date of the Existing 2027 Secured Notes; provided, that the Consolidated Total Net Leverage Ratio as of the last day of the Test Period immediately preceding the date of such prepayment or redemption shall not exceed the Junior Financing Consolidated Total Net Leverage Ratio on a Pro Forma Basis and (b) in an unlimited amount at any time on or following either (x) the date that is thirty (30) days prior to the maturity date of the Existing 2027 Secured Notes or (y) the occurrence of a Repurchase Trigger; and

(c) the Existing 2028 Secured Notes (a) in an unlimited amount during the period from the date that is one hundred and eighty (180) days prior to the maturity date of the Existing 2028 Secured Notes to (but excluding) the date that is thirty (30) days prior to the maturity date of the Existing 2028 Secured Notes; provided, that the Consolidated Total Net Leverage Ratio as of the last day of the Test Period immediately preceding the date of such prepayment or redemption shall not exceed the Junior Financing Consolidated Total Net Leverage Ratio on a Pro Forma Basis and (b) in an unlimited amount at any time on or following either (x) the date that is thirty (30) days prior to the maturity date of the Existing 2028 Secured Notes or (y) the occurrence of a Repurchase Trigger.

(b) The Issuer shall not, nor shall it permit any of the Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Holders of any series of First Lien Notes any term or condition of any documentation with respect to Junior Financing without the consent of the Holders of a majority in principal amount of the First Lien Notes of such series (it being understood that any amendments or modifications to any Junior Financing documentation that cause any such Junior Financing to no longer satisfy the definition of “Permitted Junior Debt” shall be deemed materially adverse to the interest of the Holders of the applicable series of First Lien Notes).

(c) For as long as the 2029 First Lien Notes are outstanding, the Issuer shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the Stated Maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest of such Indebtedness shall be permitted) the 2030 First Lien Notes, the 2031 First Lien Notes or the Second Lien Notes (and, in each case, any successive Refinancing Indebtedness thereof or other Refinancing Indebtedness thereof) or Refinancing Indebtedness of the Existing Term Loans or Existing Notes, except (i) as otherwise permitted under this SECTION 3.9, (ii) prepayments, redemptions, purchases, defeasances and other payments in an aggregate amount not to exceed $40,000,000 while the 2029 First Lien Notes are outstanding and (iii) other prepayments, redemptions, purchases, defeasances and other payments, in each case so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50 to 1.00.

SECTION 3.10. Limitation on Transfer of Material Assets. Notwithstanding any other provision of this Indenture or in any other First Lien Note Document, no Broadcast Licenses, Broadcast Stations, FCC Authorizations or material intellectual property or other material property or asset that, in each case, is necessary at such time to the operation of the business of the Issuer and the Guarantors (or Equity Interests in the Issuer or any Guarantor that owns any such Broadcast Licenses, Broadcast Stations FCC Authorizations or any such material intellectual property or other material property or asset) that are, in each of the foregoing cases, owned by the Issuer or a Guarantor, may be transferred (whether as an Investment, Restricted Payment, disposition or otherwise) in any respect, whether directly or indirectly or by one or more transactions (including pursuant the release of any Guarantee provided by any Guarantor), by the Issuer or any Guarantor to the Issuer or any Affiliate of the Issuer that is not a Guarantor, other than pursuant to non-exclusive royalty and/or licensing agreements made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction).

SECTION 3.11. Change in Nature of Business. The Issuer shall not, nor shall the Issuer permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Parent Guarantor and the Subsidiaries on the Issue Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

SECTION 3.12. Financial Covenant. Solely to the extent a Repurchase Trigger has not occurred on or prior to such date, as of the date that is thirty (30) days prior to the Stated Maturity of the Existing Unsecured Notes, the Issuer shall not permit both (i) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period to be greater than 6.35 to 1.00 and (ii) the aggregate outstanding principal amount of the Existing Unsecured Notes to which such maturity date applies to exceed $50.0 million on such date.

(a) Solely to the extent a Repurchase Trigger has not occurred on or prior to such date, as of the date that is thirty (30) days prior to the Stated Maturity of the Existing 2027 Secured Notes, the Issuer shall not permit both (i) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period to be greater than 6.40 to 1.00 and (ii) the aggregate outstanding principal amount of the Existing 2027 Secured Notes to which such maturity date applies to exceed $50.0 million on such date.

(b) Solely to the extent a Repurchase Trigger has not occurred on or prior to such date, as of the date that is thirty (30) days prior to the Stated Maturity of the Existing 2028 Secured Notes, the Issuer shall not permit both (i) the Consolidated Total Net Leverage Ratio as of the last day of the immediately preceding Test Period to be greater than 6.55 to 1.00 and (ii) the aggregate outstanding principal amount of the Existing 2028 Secured Notes to which such maturity date applies to exceed $50.0 million on such date.

SECTION 3.13. Limitation on Activities of the Parent Guarantor. The Parent Guarantor shall not conduct, transact or otherwise engage in any material business or operations (including any prepayments, redemptions, purchases, defeasances and other payments of Indebtedness); provided that the following shall be permitted in any event:

(1) its ownership of the Equity Interests of the Issuer;

(2) the entry into, and the performance of its obligations with respect to the First Lien Note Documents, the Existing Credit Agreement, the ABL Credit Agreement, the Existing Secured Notes Documents, the Second Lien Note Documents, the indenture governing the Existing Unsecured Notes, any documentation relating to any Permitted Junior Debt and any documentation relating to any Refinancing Indebtedness with respect to the foregoing;

(3) the consummation of the Transactions;

(4) the payment of dividends and distributions permitted to be made to the Parent Guarantor pursuant to the terms of this Indenture, the making of contributions to the capital of the Issuer and its Subsidiaries and Guarantees of Indebtedness set forth in clause (a)(2) above and the Guarantees of other obligations not constituting Indebtedness;

(5) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries);

(6) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests) including converting into another type of legal entity;

(7) the participation in tax, accounting and other administrative matters, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees;

(8) the holding of any cash and Cash Equivalents (but not operating any property);

(9) the entry into and performance of its obligations with respect to contracts and other arrangements relating to the indemnification to officers, managers, directors and employees; and

(10) any activities incidental to the foregoing.

SECTION 3.14. License Subsidiaries. So long as any First Lien Notes are outstanding, the Parent Guarantor and the Issuer shall, and shall cause, to the extent applicable, each of its Subsidiaries to:

(a) except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the Holders of the First Lien Notes, ensure that each License Subsidiary engages only in the business of holding Broadcast Licenses and rights and activities related thereto in all material respects;

(b) except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the Holders of the First Lien Notes, ensure that the FCC Authorizations held by each License Subsidiary are not (i) commingled with the property of the Issuer and any Subsidiary thereof other than another License Subsidiary in all material respects or (ii) transferred by such License Subsidiary to the Issuer or any of its Subsidiaries (other than any other License Subsidiary), except in connection with a disposition permitted under SECTION 3.5; and

(c) except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material and adverse impact on the Holders of the First Lien Notes, ensure that no License Subsidiary has any material Indebtedness or other material liabilities except (i) liabilities arising under the First Priority Documents and the indentures governing the Existing Notes to which it is a party, the ABL Credit Agreement, the Existing Credit Agreement, the Collateral Documents, the First Lien Note Documents, the Second Lien Note Documents, Permitted Junior Debt, and any Refinancing Indebtedness in respect of the foregoing and (ii) trade payables incurred in the ordinary course of business, tax liabilities incidental to ownership of such rights and other liabilities incurred in the ordinary course of business, including those in connection with agreements necessary or desirable to operate broadcast stations, including affiliation, programming, syndication, time brokerage, joint sales, lease and similar agreements.

SECTION 3.15. Change of Control. If a Change of Control occurs with respect to the First Lien Notes of a series, unless the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding First Lien Notes of such series as provided under SECTION 5.7, the Issuer will make an offer to purchase all of the First Lien Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase: provided that (1) if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the First Lien Notes of such series are registered at the close of business on such record date will receive interest on the repurchase date; and (2) if the Issuer delivered a redemption notice but subsequently did not redeem all outstanding First Lien Notes of such series pursuant to the terms of this Indenture, then the Issuer shall make a Change of Control Offer and otherwise comply with the terms of this SECTION 3.15. Within 30 days following any Change of Control with respect to the First Lien Notes of a series, the Issuer will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of DTC or by first-class mail, with a copy to the Trustee, to each Holder of First Lien Notes of such series at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase the First Lien Notes of such series for the specified purchase price on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control, as described below:

(1) that a Change of Control Offer is being made pursuant to this SECTION 3.15, and that all First Lien Notes of a series subject to the Change of Control Offer properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any First Lien Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all First Lien Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, on the Change of Control Payment Date;

(5) that Holders electing to have any First Lien Notes purchased pursuant to a Change of Control Offer will be required to surrender such First Lien Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such First Lien Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered First Lien Notes and their election to require the Issuer to purchase such First Lien Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a notice setting forth the name of the Holder of the First Lien Notes, the principal amount of First Lien Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered First Lien Notes and its election to have such First Lien Notes purchased;

(7) that Holders whose First Lien Notes are being purchased only in part will be issued new Notes of the applicable series and such new First Lien Notes will be equal in principal amount to the unpurchased portion of the First Lien Notes surrendered. The unpurchased portion of the First Lien Notes must be equal to at least $2,000 or any integral multiple of $1,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with this SECTION 3.15, that a Holder must follow.

(b) The Paying Agent will promptly deliver to each Holder of the First Lien Notes tendered the Change of Control Payment for such First Lien Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new

First Lien Note equal in principal amount to any unpurchased portion of the First Lien Notes surrendered, if any; provided that each such new First Lien Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a First Lien Note is registered at the close of business on such record date.

(d) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all First Lien Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all First Lien Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the First Lien Notes so accepted together with an Officer’s Certificate to the Trustee stating that such First Lien Notes or portions thereof have been tendered to and purchased by the Issuer.

(e) The Issuer will not be required to make a Change of Control Offer with respect to the First Lien Notes of a series following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all First Lien Notes of such series validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding First Lien Notes of the applicable series has been given pursuant to ARTICLE V of this Indenture, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(f) Notwithstanding anything to the contrary in this Indenture, in connection with any tender offer for the First Lien Notes of a series, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding First Lien Notes of such series validly tender and do not withdraw such First Lien Notes in such tender offer and the Issuer, or any third party making a such tender offer in lieu of the Issuer, purchases all of the First Lien Notes of such series validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior Issuer notice, given not more than 30 days following such purchase date, to redeem all First Lien Notes of such series that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

(g) While the First Lien Notes of a series are in global form and the Issuer makes an offer to purchase all of the First Lien Notes of such series pursuant to a Change of Control Offer, a Holder may exercise its option to elect for the purchase of the First Lien Notes through the facilities of DTC, subject to its rules and regulations.

(h) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this SECTION 3.15, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. The Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

SECTION 3.16. Excess Amount Offer. Not later than five (5) Business Days after the date on which annual financial statements are required to be furnished to the Trustee under SECTION 3.17, commencing with the fiscal year ending December 31, 2025, the Issuer will make an offer to purchase (an “Excess Amount Offer”) from all Holders of the 2029 First Lien Notes and from the holders of any First Priority Obligations (to the extent required by the terms thereof, and excluding, for the avoidance of doubt, the 2030 First Lien Notes and the 2031 First Lien Notes), on a pro rata basis, in accordance with the procedures set forth in this Indenture or the agreements governing any such First Priority Obligations, the maximum principal amount (expressed as a multiple of $1,000) of the 2029 First Lien Notes and any such First Priority Obligations that may be purchased with the Excess Amount; provided, that an Excess Amount Offer shall only be required if the Applicable ECF Amount for such fiscal year is greater than $10.0 million. The offer price as to each 2029 First Lien Note and any such First Priority Obligations will be payable in cash in an amount equal to 100% of the principal amount of such 2029 First Lien Note and (solely in the case of First Priority Obligations) no greater than 100% of the principal amount (or accreted value, as applicable) of such First Priority Obligations, plus in each case accrued and unpaid interest, if any, to the date of purchase.

(a) To the extent that the aggregate principal amount of 2029 First Lien Notes and any such First Priority Obligations tendered (or otherwise required to be repurchased or repaid) pursuant to an Excess Amount Offer is less than the Excess Amount, the Issuer may use the portion of the Excess Amount not used to purchase 2029 First Lien Notes and First Priority Obligations (“Declined Excess Amount Proceeds”) for general corporate purposes that are not otherwise prohibited by this Indenture. If the aggregate principal amount of 2029 First Lien Notes and any such First Priority Obligations validly tendered and not withdrawn (or elected to be repurchased or repaid) by holders thereof exceeds the Excess Amount, the 2029 First Lien Notes and any such First Priority

Obligations to be purchased will be selected on a pro rata basis (based upon the principal amount of 2029 First Lien Notes and the principal amount or accreted value of such First Priority Obligations tendered by each holder) and in accordance with the procedures of DTC. Upon completion of each such Excess Amount Offer, any Declined Excess Amount Proceeds shall no longer constitute Excess Amount or Applicable ECF Amount.

(b) If the Issuer is obligated to make an Excess Amount Offer, the Issuer will purchase the 2029 First Lien Notes (in whole or in part in minimum amounts of $2,000 and integral multiples of $1,000 above such amount) and First Priority Obligations, at the option of the holders thereof, on a date that is not earlier than 10 days and not later than 60 days from the date the notice of the Excess Amount Offer, as applicable, is given to such holders, or such later date as may be required under the Exchange Act.

(c) If the Issuer is required to make an Excess Amount Offer, the Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this SECTION 3.16, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached its obligations described in this covenant by virtue thereof.

(d) Notwithstanding anything to the contrary in this SECTION 3.16, (i) to the extent that any or all of the Excess Amount attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Excess Amount so affected will not be required to be applied to an Excess Amount Offer at the times provided in such covenant, but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Issuer hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Excess Amount that would otherwise be required to be used to make an Excess Amount Offer is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Excess Amount will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to make an Excess Amount Offer, and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all of the Excess Amount attributable to the Foreign Subsidiary would have material adverse tax cost consequences with respect to such Excess Amount, such Excess Amount so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (ii), on or before the date on which any such Excess Amount would have been required to be applied to an Excess Amount Offer, the Issuer applies an amount equal to such Excess Amount to an Excess Amount Offer as if such Excess Amount had been received by the Issuer rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Excess Amount had been repatriated (or, if less, the Excess Amount that would be calculated if received by such Foreign Subsidiary); provided that any such Excess Amount Offer pursuant to this clause (ii) shall be deemed a mandatory prepayment, repurchase and/or redemption made pursuant to such covenant and not a voluntary prepayment, repurchase or redemption for purposes of calculating the Applicable ECF Amount or Excess Amount under such covenant.

(e) Upon the commencement of an Excess Amount Offer, the Issuer shall send, or cause to be sent, a written notice to the Trustee and to each Holder of 2029 First Lien Notes then outstanding at its registered address, or deliver otherwise in accordance with the applicable procedures of the Depositary. The notice shall contain all instructions and materials necessary to enable such Holder to tender 2029 First Lien Notes pursuant to the Excess Amount Offer. Any Excess Amount Offer shall be made to all Holders of the 2029 First Lien Notes then outstanding. The notice, which shall govern the terms of the Excess Amount Offer, shall state:

(1) that the Excess Amount Offer is being made pursuant to this SECTION 3.16 and that, to the extent lawful, all 2029 First Lien Notes tendered and not withdrawn shall be accepted for payment (unless prorated);

(2) the Excess Amount Offer payment amount, the Excess Amount Offer offered price, and the date on which 2029 First Lien Notes tendered and accepted for payment shall be purchased, which date shall be at least 10 days and not later than 60 days from the date such notices are delivered (the “Excess Amount Offer Payment Date”);

(3) that any 2029 First Lien Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Issuer defaults in making such payment, any 2029 First Lien Notes accepted for payment pursuant to the Excess Amount Offer shall cease to accrue interest on and after the Excess Amount Offer Payment Date;

(5) that Holders electing to have any 2029 First Lien Notes purchased pursuant to any Excess Amount Offer shall be required to surrender the 2029 First Lien Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the 2029 First Lien Note completed, to the Paying Agent at the address specified in the notice at least three Business Days before the Excess Amount Offer Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Excess Amount Offer Payment Date, a notice setting forth the name of the Holder, the principal amount of the 2029 First Lien Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such 2029 First Lien Note purchased;

(7) that if the aggregate principal amount of 2029 First Lien Notes surrendered by Holders exceeds the Excess Amount Offer payment amount, the Issuer shall select the 2029 First Lien Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only 2029 First Lien Notes in minimum denominations of $2,000 or integral multiples of $1,000 shall be purchased); and

(8) that Holders whose 2029 First Lien Notes were purchased only in part shall be issued new 2029 First Lien Notes of the applicable series equal in principal amount to the unpurchased portion of the 2029 First Lien Notes surrendered (or transferred by book-entry).

(f) If the Excess Amount Offer Payment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a 2029 First Lien Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender 2029 First Lien Notes pursuant to the Excess Amount Offer.

(g) On the Excess Amount Offer Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all 2029 First Lien Notes issued by it or portions thereof properly tendered pursuant to the Excess Amount Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Excess Amount Offer payment in respect of all 2029 First Lien Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the 2029 First Lien Notes so accepted together with an Officer’s Certificate to the Trustee stating that such 2029 First Lien Notes or portions thereof have been tendered to and purchased by the Issuer.

For the avoidance of doubt, this SECTION 3.16 is for the benefit of the Holders of 2029 First Lien Notes only and shall not be applicable to the 2030 First Lien Notes or the 2031 First Lien Notes.

SECTION 3.17. Reports. Notwithstanding that the Parent Guarantor may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, from and after the Issue Date, the Parent Guarantor will furnish to the Trustee, within 10 days after the time periods specified below:

(1) within ninety (90) days after the end of each fiscal year of the Parent Guarantor (which may be extended to the extent such extension is permitted and such extension is granted by the SEC but, in any event, no later than 105 days after the end of such fiscal year), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Parent Guarantor’s independent registered public accounting firm;

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor (which may be extended to the extent such extension is permitted and such extension is granted by the SEC but, in any event, no later than 60 days after the end of such fiscal quarter), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC; and

(3) promptly after the occurrence of any of the following events, all current reports that would be required to be filed with the SEC on Form 8-K or any successor or comparable form (if the Parent Guarantor had been a reporting company under Section 15(d) of the Exchange Act); provided, that the foregoing shall not obligate the Parent Guarantor to (i) make available any information otherwise required to be included on a Form 8-K regarding the occurrence of any such events if the Parent Guarantor determines in its good faith judgment that such event that would otherwise be required to be disclosed is not material to the Holders of the First Lien Notes or the business, assets, operations, financial positions or prospects of the Parent Guarantor and its Subsidiaries taken as a whole or (ii) make available copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K:

(A) the entry into or termination of material agreements;

(B) significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are “significant” pursuant to the definition of “significant subsidiary” in Rule 1-02(w)(2) of Regulation S-X;

(C) the sale of equity securities;

(D) bankruptcy;

(E) cross-default under direct material financial obligations;

(F) a change in the Parent Guarantor’s certifying independent auditor;

(G) the appointment or departure of directors or executive officers (but only to the extent required by Form 8-K);

(H) non-reliance on previously issued financial statements;

(I) change of control transactions;

(J) triggering events that accelerate or increase a direct financial obligation or an obligation under an off-balance sheet arrangement; and

(K) material impairments,

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below; provided, however, that the Parent Guarantor shall not be required to (i) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein or (ii) provide separate financial statements or other information contemplated by Rule 3-09, 3-10 or 3-16 of Regulation S-X, or in each case any successor provisions. In addition, notwithstanding the foregoing, the Parent Guarantor will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Parent Guarantor will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under SECTION 6.1 if Holders of at least 25% in principal amount of the then total outstanding First Lien Notes of any series have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding First Lien Notes of such series to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Parent Guarantor shall, for so long as any First Lien Notes of any series are outstanding, furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to clause (a) above, the Parent Guarantor shall post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Parent Guarantor or a third party) to which access will be given to Holders, prospective investors in any series of the First Lien Notes and securities analysts and market making financial institutions that are reasonably satisfactory to the Parent Guarantor. To the extent the Parent Guarantor determines in good faith that it cannot make such reports available in the manner described in the preceding sentence after the use of its commercially reasonable efforts, furnish such reports to the Holders of the First Lien Notes, upon their request. The Parent Guarantor may condition the delivery of any such reports to such Holders, prospective investors in the First Lien Notes and securities analysts and market making financial institutions on the agreement of such Persons to (i) treat all such reports (and the information contained there) and information as confidential, (ii) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the First Lien Notes of a series and (iii) not publicly disclose any such reports (and the information contained therein) and information.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable for information contained therein, including the Issuer’s and any Guarantor’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) The Parent Guarantor will also hold quarterly conference calls for the Holders of First Lien Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Parent Guarantor’s (or as applicable, any of any Parent Entity’s) equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Parent Guarantor and not later than 20 Business Days from the time that the Parent Guarantor distributes the financial information as set forth in clause (a) above. The Parent Guarantor will issue a press release announcing the time and date of such conference call (which date may be the same date on which the press release is issued) and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call; provided, however, that such press release can be distributed solely to certified users of the website described in the second preceding paragraph.

(e) The Parent Guarantor may satisfy its obligations under this SECTION 3.17 with respect to financial information relating to the Parent Guarantor by furnishing financial information relating to a Parent Entity; provided that the same is accompanied by an explanation of the material differences, if any, between the information relating to such Parent Entity, on the one hand, and the information relating to the Parent Guarantor and its Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.

(f) Notwithstanding anything to the contrary set forth above, if the Parent Guarantor or any Parent Entity of the Parent Guarantor has furnished the Holders of First Lien Notes and filed with the SEC the reports described in the preceding paragraphs with respect to the Parent Guarantor or any Parent Entity, the Parent Guarantor shall be deemed to be in compliance with clause (a) above.

SECTION 3.18. Maintenance of Office or Agency. The Issuer will maintain an office or agency in the United States where the First Lien Notes will be payable and where, if applicable, the First Lien Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the First Lien Notes and this Indenture may be made. The corporate trust office of the Trustee, which initially shall be located at 333 Commerce Street, Suite 900, Nashville, Tennessee, shall be such office or agency of the Issuer unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust office of the Trustee, and the Issuer hereby appoint the Trustee as its agent to receive all such presentations and surrenders.

The Issuer may also from time to time designate one or more other offices or agencies where the First Lien Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer will give written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency. The office of the Trustee shall not be an office or agency of the Issuer for service of process on the Issuer or any Guarantor.

SECTION 3.19. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate, stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default, that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year; provided that no such Officer’s Certificate shall be required for any fiscal year ended prior to the Issue Date. If such Officer does have such knowledge, the certificate shall describe the Default or Event of Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

SECTION 3.20. Further Instruments and Acts. Upon request of the Trustee or as necessary to comply with future developments or requirements, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.21. Statement by Officers as to Default. The Issuer shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuer become aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Issuer is taking or propose to take with respect thereto.

SECTION 3.22. Designation of Subsidiaries. The Parent Guarantor may designate (or re-designate) any Subsidiary that is an Excluded Subsidiary as an Electing Guarantor and may designate (or re-designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) no Subsidiary may be designated as an Excluded Subsidiary if it is a guarantor for the purpose of the New Credit Agreement, the ABL Credit Agreement, the Existing Credit Agreement, the indentures governing the Existing Notes, the Second Lien Notes or any other Junior Financing, (ii) any such designation (or redesignation) of an Electing Guarantor as an Excluded Subsidiary shall (x) constitute an Investment by the Parent Guarantor or the relevant Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Parent Guarantor) of the Investments held by the Parent Guarantor and/or the applicable Subsidiaries in such Electing Guarantor immediately prior to such designation and such Investments shall otherwise be permitted hereunder and (y) not be done for the purpose of effectuating any Liability Management Transaction, (iii) any Indebtedness or Liens of any Subsidiary designated (or re-designated) as an Electing Guarantor or an Excluded Subsidiary, as applicable, shall be deemed to be incurred after giving effect to such designation and such incurrence shall otherwise be permitted hereunder and (iv) after giving effect to any re-designation of an Electing Guarantor as an Excluded Subsidiary, such Subsidiary shall be an Immaterial Subsidiary.

(a) Any designation of an Excluded Subsidiary of the Parent Guarantor as an Electing Guarantor will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by SECTION 3.3.

SECTION 3.23. Payment of Taxes. The Parent Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all income and other material taxes, assessments and governmental charges levied or imposed upon or with respect to the Parent Guarantor or any of its Subsidiaries or any of their income, profits or assets; provided, however, that the Parent Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate actions and for which appropriate reserves, are being maintained as and to the extent required in accordance with GAAP.

SECTION 3.24. Corporate Existence. Except as otherwise provided in ARTICLE IV and subject to the ability of the Parent Guarantor or any of its Subsidiaries to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Parent Guarantor or such Subsidiary then exists, as applicable, the Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and the corporate, partnership, limited liability company or other existence of each Subsidiary unless otherwise permitted by this Indenture.

SECTION 3.25. Maintenance of Ratings. The Issuer will use commercially reasonable efforts to cause not later than forty-five (45) days after the Issue Date the First Lien Notes to be continuously rated (but not any specific rating) by S&P and Moody’s.

ARTICLE IV

SUCCESSOR COMPANY; SUCCESSOR PERSON

SECTION 4.1. Merger and Consolidation. Neither the Issuer nor any of the Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(1) any Subsidiary may merge, amalgamate or consolidate with (i) the Issuer (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided that the Issuer shall be the continuing or surviving Person and such merger does not result in the Issuer ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Subsidiaries; provided that when any Person that is a Subsidiary Guarantor is merging with a Subsidiary, a Subsidiary Guarantor shall be the continuing or surviving Person;

(2) (i) any Subsidiary that is not a Subsidiary Guarantor may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Subsidiary Guarantor; (ii) any Subsidiary (other than the Issuer) may liquidate or dissolve if (x) the Issuer determines in good faith that such action is in the best interest of the Issuer and its Subsidiaries and is not materially disadvantageous to the Holders, the Trustee or the First Lien Notes Collateral Agent and (y) to the extent such Subsidiary is a Subsidiary Guarantor, any assets or business not otherwise disposed of or transferred as a Permitted Investment permitted under this Indenture (other than transactions under clauses (5) or (8) of the definition of “Permitted Investment”) or in accordance with SECTION 3.5 or as a disposition not constituting a Disposition that is permitted under this Indenture, or in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Subsidiary Guarantor or the Issuer after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Subsidiary Guarantor will remain a Subsidiary Guarantor unless such Subsidiary Guarantor is otherwise permitted to cease being a Subsidiary Guarantor hereunder), and (iii) the Issuer or any Subsidiary may change its legal form if the Issuer determines in good faith that such action is in the best interest of the Issuer and its Subsidiaries and is not materially disadvantageous to the Holders, the Trustee and the First Lien Notes Collateral Agent and all actions are taken to maintain the perfection of the First Lien Notes Collateral Agent’s Liens on the Collateral;

(3) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Issuer or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then either (i) the transferee must be a Subsidiary Guarantor or the Issuer or (ii) such disposition shall be made for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction) and constitute an Investment in a Non-Guarantor and must be permitted by clauses (3) or (14) of the definition of “Permitted Investment”;

(4) so long as no Default exists or would result therefrom, the Issuer may merge or consolidate with any other Person; provided that (i) the Issuer shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Issuer (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Issuer under this Indenture and the other First Lien Note Documents to which the Issuer is a party pursuant to a supplement thereto in form reasonably satisfactory to the Trustee, (C) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Subsidiary Guarantee shall apply to the Successor Company’s obligations under the First Lien Note Documents, (D) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the First Lien Note Documents, (E) if requested by the First Lien Notes

Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the First Lien Notes Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the First Lien Note Documents, (F) immediately after giving effect to such transaction and the related financing transaction (including the use of proceeds therefrom), either (i) the Consolidated Total Net Leverage Ratio of the Parent Guarantor and its Subsidiaries would not be higher, or (ii) the Fixed Charge Coverage Ratio of the Parent Guarantor and its Subsidiaries on a consolidated basis would not be lower, in each case than it was immediately prior to giving effect to such transaction; and (G) the Issuer shall have delivered to the Trustee and the First Lien Notes Collateral Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Indenture or any Collateral Document preserves the enforceability of this Indenture and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Issuer under this Indenture;

(5) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to SECTION 3.5 or exempted under the definition of “Disposition” (other than a Disposition of all or substantially all of the assets of the Issuer and its Subsidiaries); and

(6) the Transactions may be consummated.

For purposes of this SECTION 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer. Any reference to the merger, amalgamation or consolidation of the Issuer or any other entity, or the conveyance, transfer or lease of all or substantially all of the assets of the Issuer or any other entity, shall include any such transaction by way of a plan of arrangement and any arrangement having a similar effect.

(b) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the First Lien Notes and this Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under such First Lien Notes or this Indenture.

ARTICLE V

REDEMPTION OF NOTES

SECTION 5.1. Notices to Trustee. If the Issuer elects to redeem First Lien Notes of a series pursuant to the optional redemption provisions of SECTION 5.7 hereof, it must furnish to the Trustee an Officer’s Certificate setting forth the following, at least five (5) days before the notice of redemption is sent to Holders of the First Lien Notes of such series pursuant to SECTION 5.3 (or such shorter period as the Trustee may agree):

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of First Lien Notes to be redeemed; and

(4) the redemption price.

The Issuer may cancel any optional redemption referenced in such Officer’s Certificate at any time prior to notice of redemption being sent to any Holder and thereafter such Officer’s Certificate shall be null and void.

SECTION 5.2. Selection of Notes to Be Redeemed or Purchased. If less than all of the First Lien Notes of a series are to be redeemed or purchased at any time, the Trustee will select the First Lien Notes of such series for redemption or purchase in compliance with the requirements of the principal securities exchange, if any, on which such First Lien Notes are listed and in compliance with the requirements of DTC in the case of global notes, or if such First Lien Notes are not so listed or such exchange prescribes no method of selection and such First Lien Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no First Lien Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no First Lien Note of $2,000 in aggregate principal amount or less shall be redeemed in part. The Issuer may elect, in its sole discretion, to redeem only the 2029 First Lien Notes, only the 2030 First Lien Notes, only the 2031 First Lien Notes or any combination thereof.

SECTION 5.3. Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Issuer will send electronically or cause to be sent electronically or, at the Issuer’s option, mail or caused to be mailed, a notice of redemption to each Holder whose First Lien Notes are to be redeemed at the address of such Holder appearing in the Notes Register or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the First Lien Notes of a series or a satisfaction and discharge of this Indenture with respect to a series of First Lien Notes pursuant to ARTICLES VIII or XI hereof.

The notice will identify the First Lien Notes of the applicable series (including the CUSIP or ISIN number) to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any First Lien Note of such series is being redeemed in part, the portion of the principal amount of such First Lien Note to be redeemed and that, after the redemption date upon surrender of such First Lien Note, a new First Lien Note or First Lien Notes of such series in principal amount equal to the unredeemed portion will be issued upon cancellation of the original First Lien Note;

(4) the name and address of the Paying Agent;

(5) that First Lien Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest, if any, on First Lien Notes of such series called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the First Lien Notes and/or Section of this Indenture pursuant to which the First Lien Notes of such series called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the First Lien Notes of such series; and

(9) any conditions to redemption.

(b) Notice of any redemption of the First Lien Notes of a series may, at the Issuer’s discretion, be given prior to the completion of a transaction or event (including an equity offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent (including conditions precedent applicable to different amounts of First Lien Notes of such series to be redeemed), including, but not limited to, completion of a related transaction or event. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(c) If any First Lien Note is to be redeemed in part only, the notice of redemption that relates to that First Lien Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original First Lien Note will be issued in the name of the Holder thereof upon cancellation of the original First Lien Note. In the case of a global note, an appropriate notation will be made on such First Lien Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), First Lien Notes of a series called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on First Lien Notes or portions of them called for redemption.

(d) At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee at least five (5) days prior to the date that such notice of redemption is to be delivered to Holders (or such shorter period as the Trustee may agree), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in SECTION 5.3(a) in the form of such notice.

SECTION 5.4. Effect of Notice of Redemption. Once notice of redemption is sent in accordance with hereof, First Lien Notes of a series called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in such notice, as such date may be delayed, unless such redemption is cancelled as set forth in SECTION 5.3(b).

SECTION 5.5. Deposit of Redemption or Purchase Price. By 11:00 a.m. New York City time on the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent an amount of money sufficient in immediately available funds to pay the redemption or purchase price of and accrued interest, if any, on, all First Lien Notes of a series to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all First Lien Notes of a series to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest, if any, will cease to accrue on the First Lien Notes or the portions of First Lien Notes called for redemption or purchase. If a First Lien Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest up to the redemption date shall be paid on the redemption date to the Person in whose name such First Lien Note was registered at the close of business on such record date. If any First Lien Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the First Lien Notes of the applicable series and in SECTION 3.1 hereof.

SECTION 5.6. Notes Redeemed or Purchased in Part. Upon surrender of a First Lien Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Issuer Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new First Lien Note of the same series in equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new First Lien Note will be in a principal amount of $2,000 or integral multiples of $1,000.

SECTION 5.7. Optional Redemption. At any time prior to December 20, 2026, the Issuer may redeem the 2029 First Lien Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of such 2029 First Lien Notes plus the 2029 Make-Whole Amount as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

(2) At any time and from time to time on or after December 20, 2026, the Issuer may redeem the 2029 First Lien Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2029 First Lien Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the period indicated below:

Period	Redemption Price
December 20, 2026 to December 20, 2027	103.0%
December 20, 2027 to May 1, 2028	101.0%
May 1, 2028 and thereafter	100.0%

(3) In the event of an Applicable Premium Trigger Event, the Issuer shall pay to the Trustee, for payment to the Holders of the 2029 First Lien Notes, the aggregate principal amount of the 2029 First Lien Notes being redeemed or required to be redeemed, repurchased or otherwise paid pursuant to this Indenture plus the 2029 Applicable Premium (without duplication) plus accrued and unpaid interest, if any.

(b) (1) At any time prior to December 20, 2026, the Issuer may redeem the 2030 First Lien Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of such 2030 First Lien Notes plus the 2030 Make-Whole Amount as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

(2) At any time and from time to time on or after December 20, 2026, the Issuer may redeem the 2030 First Lien Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2030 First Lien Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the period indicated below:

Period	Redemption Price
December 20, 2026 to December 20, 2027	105.8125%
December 20, 2027 to May 1, 2028	101.9375%
May 1, 2028 and thereafter	100.0%

(3) In the event of an Applicable Premium Trigger Event, the Issuer shall pay to the Trustee, for payment to the Holders of the 2030 First Lien Notes, the aggregate principal amount of the 2030 First Lien Notes being redeemed or required to be redeemed, repurchased or otherwise paid pursuant to this Indenture plus the 2030 Applicable Premium (without duplication) plus accrued and unpaid interest, if any.

(c) (1) At any time prior to December 20, 2026, the Issuer may redeem the 2031 First Lien Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of such 2031 First Lien Notes plus the 2031 Make-Whole Amount as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

(2) At any time and from time to time on or after December 20, 2026, the Issuer may redeem the 2031 First Lien Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2031 First Lien Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the period indicated below:

Period	Redemption Price
December 20, 2026 to December 20, 2027	103.50%
December 20, 2027 to May 1, 2028	101.75%
May 1, 2028 and thereafter	100.0%

(3) In the event of an Applicable Premium Trigger Event, the Issuer shall pay to the Trustee, for payment to the Holders of the 2031 First Lien Notes, the aggregate principal amount of the 2031 First Lien Notes being redeemed or required to be redeemed, repurchased or otherwise paid pursuant to this Indenture plus the 2031 Applicable Premium (without duplication) plus accrued and unpaid interest, if any.

(d) If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the First Lien Note of the series being redeemed is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose First Lien Notes of such series will be subject to redemption by the Issuer.

(e) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the First Lien Notes of any series or portions thereof called for redemption on the applicable redemption date.

(f) Except pursuant to clauses (a), (b) or (c) of this SECTION 5.7, the First Lien Notes of each series will not be redeemable at the Issuer’s option. The Issuer will not, however, be prohibited from acquiring the First Lien Notes of any series by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of this Indenture.

SECTION 5.8. Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to any series of First Lien Notes; provided however, that under certain circumstances, the Issuer may be required to offer to purchase First Lien Notes as described under SECTION 3.5 and SECTION 3.15, and, in the case of the 2029 First Lien Notes, SECTION 3.16.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default. Each of the following is an “Event of Default” with respect to the First Lien Notes of a series:

(1) default in any payment of interest on any First Lien Note of such series when due and payable, continued for 30 days;

(2) default in the payment of the principal amount of or premium, if any, on any First Lien Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Issuer or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding First Lien Notes of such series with any agreement or obligation contained in this Indenture; provided that in the case of a failure to comply with SECTION 3.17, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (3) has been given;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or a Subsidiary of the Parent Guarantor other than Indebtedness owed to the Parent Guarantor or a Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (a “payment default”); or

(b) results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default of principal at its stated final maturity (after giving effect to any applicable grace periods) or the maturity of which has been so accelerated, aggregates to $20.0 million or more at any time outstanding;

(5) the Parent Guarantor or a Subsidiary (other than an Immaterial Subsidiary) (the “bankruptcy provisions”):

(a) commences a voluntary case or proceeding;

(b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(c) consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer (a “Custodian”) for it or for all or any material part of its property;

(d) makes a general assignment for the benefit of its creditors;

(e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(f) takes any comparable action under any foreign laws relating to insolvency; or

(g) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Parent Guarantor or its Subsidiaries, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Parent Guarantor or a Subsidiary (other than an Immaterial Subsidiary), in an involuntary case;

(b) (appoints a Custodian of the Parent Guarantor or a Subsidiary (other than an Immaterial Subsidiary), for substantially all of its property;

(c) orders the winding up or liquidation of the Parent Guarantor or a Subsidiary (other than an Immaterial Subsidiary); or

(d) any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days;

(7) failure by the Parent Guarantor or any Subsidiary, to pay final judgments aggregating in excess of $20.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”);

(8) any Guarantee of the First Lien Notes of such series ceases to be in full force and effect, other than in accordance with the terms of this Indenture;

(9) (i) any Collateral Document or any material portion thereof, after delivery thereof pursuant to the terms of this Indenture or the Collateral Documents, shall for any reason (other than pursuant to the terms hereof and thereof including as a result of a transaction not prohibited under this Indenture) cease to be in full force and effect with respect to any material portion of the Collateral; (ii) any security interest in any material portion of the Collateral created, or purported to be created, by any Collateral Document for any reason ceases to be enforceable and of the same effect and priority purported to be created thereby, (x) except to the extent that any such perfection or priority is not required pursuant to the terms of the definition of “Collateral Requirement” or any loss thereof results from the failure of the First Lien Notes Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements and (y) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or (iii) any of the Equity Interests of the Issuer shall for any reason cease to be pledged pursuant to the Collateral Documents, in each case except as otherwise permitted under the Indenture and the other First Lien Note Documents; or

(10) the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Collateral Documents except for a failure that would not be material to the Holders of the First Lien Notes of such series and would not materially affect the value of the Collateral taken as a whole.

However, with respect to the First Lien Notes of a series, a Default under clauses (3) or (10) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding First Lien Notes of such series notify the Issuer of the Default and, with respect to clauses (3) and (10), the Issuer does not cure such default within the time specified in clauses (3) and (10), as applicable, of this paragraph after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the First Lien Notes of a series are accelerated. In addition, each Directing Holder must at the time of providing a

Noteholder Direction covenant, provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the First Lien Notes of such series in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the First Lien Notes of such series, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuer has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the First Lien Notes of such series, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of First Lien Notes of such series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default described in SECTION 6.1(5) or SECTION 6.1(6) with respect to the Parent Guarantor or the Issuer) with respect to the First Lien Notes of a series occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the outstanding First Lien Notes of such series by written notice to the Issuer and the Trustee, may declare the principal of, and accrued and unpaid interest on, all the First Lien Notes of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately.

(a) In the event of a declaration of acceleration of the First Lien Notes of such series because an Event of Default described in SECTION 6.1(4) has occurred and is continuing, the declaration of acceleration of the First Lien Notes of such series shall be automatically rescinded if the event of default or payment default triggering such Event of Default pursuant to SECTION 6.1(4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and the annulment of the acceleration of the First Lien Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction. Any time period to cure any alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.

(b) If an Event of Default described in SECTION 6.1(5) or SECTION 6.1(6) with respect to the Parent Guarantor or the Issuer with respect to the First Lien Notes of a series occurs and is continuing, the principal of, and accrued and unpaid interest on all the First Lien Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c) (i) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in SECTION 3.17 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture; provided that such cure shall not otherwise affect the rights of the Holders if Holders of at least 25% in principal amount of the then total outstanding First Lien Notes of a series have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding First Lien Notes of such series to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

(d) The Applicable Premium with respect to a series of First Lien Notes payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each Holder of the First Lien Notes of such series as a result of the redemption or repurchase of the First Lien Notes of such series (and not intended to act as a penalty or to punish the First Lien Note Parties for any such redemption or repurchase). Any redemption or repurchase, whether optional or mandatory, of the First Lien Notes of a series upon the occurrence of an Applicable Premium Trigger Event shall be accompanied by all unpaid accrued interest on the principal amount redeemed or repurchased, together with the Applicable Premium that is or would be payable as of such date if the First Lien Notes of such series were being optionally redeemed or repaid as of such date pursuant to SECTION 5.7. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Indenture or any other First Lien Note Document, it is understood and agreed that if the First Lien Notes of any series are accelerated as a result of the occurrence and continuance of any Event of Default, the commencement of any bankruptcy, examinership, reorganization, insolvency or liquidation proceeding or other proceeding pursuant to any applicable Debtor Relief Laws, sale, disposition, or encumbrance (including that by operation of law or otherwise), the Applicable Premium applicable to the First Lien Notes of such series, determined as of the date of acceleration as if the First Lien Notes of such series were optionally redeemed pursuant to SECTION 5.7 on such date, will also be due and payable with respect to the accelerated First Lien Notes of such series without any declaration or other act on the part of the First Lien Notes Trustee or any Holder and will be treated and deemed as though the First Lien Notes of such series were optionally redeemed as of such date and shall constitute part of the First Lien Notes Obligations for all purposes herein. The Applicable Premium with respect to a series of First Lien Notes shall also be payable in the event the First Lien Notes of such series (and/or this Indenture with respect to such series) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means). EACH OF THE ISSUER AND THE GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Issuer and the Guarantors expressly agrees that (i) the Applicable Premium with respect to each series of First Lien Notes is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Applicable Premium with respect to a series of First Lien Notes shall be payable notwithstanding the then prevailing market rates at the time redemption or repurchase is made, (iii) there has been a course of conduct between the Holders of each series of First Lien Notes, the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the relevant Applicable Premium, (iv) the Issuer and the Guarantors shall be estopped hereafter from claiming differently than as agreed to pursuant to this paragraph, (v) their respective agreement to pay or guarantee the payment of the relevant Applicable Premium is a material inducement to the Holders to acquire the First Lien Notes of each series, and (vi) the relevant Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holders of First Lien Notes of each series and that it would be impractical and extremely difficult to ascertain the actual amount of damages to such Holders or profits lost by such Holders as a result of any applicable prepayment.

SECTION 6.3. Other Remedies. If a Default with respect to the First Lien Notes of a series occurs and is continuing and the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders of the First Lien Notes of such series within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any First Lien Note of a series, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders of the First Lien Notes of such series.

The Trustee may maintain a proceeding even if it does not possess any of the First Lien Notes of a series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. With respect to the First Lien Notes of a series, the Holders of a majority in principal amount of the then outstanding First Lien Notes of such series by written notice to the Trustee may, on behalf of all of the Holders of such series of First Lien Notes, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the First Lien Notes of such series), a past or an existing Default or Event of Default with respect to such series of First Lien Notes and its consequences under this Indenture except (i) a Default or Event of Default in the payment of the principal, premium, if any, or interest which may only be waived with the consent of each affected Holder or (ii) a Default or Event of Default in respect of a provision that under SECTION 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the First Lien Notes of such series and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default with respect to such series of First Lien Notes have been cured or waived except nonpayment of principal, premium, if any, interest, if any, that has become due solely because of the acceleration, (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (4) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (5) in the event of the cure or waiver of an Event of Default of the type described in clause (4) of SECTION 6.1, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel stating that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. When a Default or Event of Default is waived with respect to a series of First Lien Notes, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right with respect to such series of First Lien Notes or any other series of First Lien Notes.

SECTION 6.5. Control by Majority. With respect to the First Lien Notes of a series, subject to certain restrictions, the Holders of a majority in principal amount of the outstanding First Lien Notes of such series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the First Lien Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the First Lien Notes Collateral Agent. In the event an Event of Default has occurred and is continuing with respect to a series of First Lien Notes and is actually known by a Trust Officer, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to SECTIONS 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee and the First Lien Notes Collateral Agent will be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. Subject to SECTION 6.7, no Holder may pursue any remedy with respect to this Indenture or the First Lien Notes of a series unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding First Lien Notes of such series have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered in writing and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding First Lien Notes of such series have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, SECTION 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest, if any, on the First Lien Notes of a series held by such Holder, on or after the respective due dates expressed or provided for in the First Lien Notes of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in SECTIONS 6.1(1) or 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the amounts provided for in SECTION 7.7.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, their Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under SECTION 7.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the First Lien Notes of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. With respect to a series of First Lien Notes, subject to the provisions of the Intercreditor Agreements and the Collateral Documents, if the Trustee collects any money or property pursuant to this ARTICLE VI it shall pay out the money or property in the following order:

FIRST: to the Trustee and Collateral Agent for amounts due to it under SECTION 7.7;

SECOND: to Holders for amounts due and unpaid on the First Lien Notes of such series for principal of, or premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the First Lien Notes of such series for principal of, or premium, if any, and interest, respectively; and THIRD: to the Issuer, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

(a) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10. At least 15 days before such record date, the Issuer shall send or cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to SECTION 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the First Lien Notes of the applicable series.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee. If an Event of Default has occurred with respect to a series of First Lien Notes and is continuing and is actually known by a Trust Officer, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee undertakes to perform such duties and only such duties as are specifically set forth as duties of the Trustee in this Indenture, the First Lien Notes, the Collateral Documents or the Intercreditor Agreements and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the First Lien Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform, on their face, to the requirements of this Indenture or the First Lien Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this SECTION 7.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture; and

(4) No provision of this Indenture or the First Lien Notes of any series shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers.

(c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e), (f) and (g) of this SECTION 7.1.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this SECTION 7.1.

SECTION 7.2. Rights of Trustee. Subject to SECTION 7.1:

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Issuer as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel relating to this Indenture or the First Lien Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the First Lien Notes in good faith and in accordance with the advice or opinion of such counsel.

(f) Except with respect to SECTION 3.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in ARTICLE 3 hereof. The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity constitutes an Immaterial Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless a Trust Officer of the Trustee has received written notification thereof at the corporate trust office of the Trustee specified in SECTION 3.11, and such notice references the First Lien Notes of the applicable series and this Indenture.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the First Lien Notes Collateral Agent and to each agent, custodian and other Person employed to act hereunder.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the First Lien Notes of any series at the request, order or direction of any of the Holders of First Lien Notes of such series pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee.

(j) Whenever in the administration of this Indenture or the First Lien Notes of any series the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, conclusively rely upon an Officer’s Certificate.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Issuer and its Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(n) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by one Officer of the Issuer.

(o) The permissive rights of the Trustee to act hereunder shall not be construed as a duty.

(p) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of a series, with respect to such series of First Lien Notes, permitted to be given by them under this Indenture.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of First Lien Notes of a series and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co registrar or co paying agent may do the same with like rights. However, the Trustee must comply with SECTIONS 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the First Lien Notes of any series, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuer pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the issuance of the First Lien Notes or in the First Lien Notes other than the Trustee’s certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to a series of First Lien Notes and if a Trust Officer has received written notification thereof, the Trustee shall send electronically or by first class mail to each Holder of such series at the address set forth in the Notes Register notice of the Default or Event of Default within 60 days after it is actually known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, interest, if any, on any First Lien Note (including payments pursuant to the optional redemption or required repurchase provisions of such First Lien Note), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6. [Reserved].

SECTION 7.7. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its services hereunder and under the First Lien Notes as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee. The Issuer shall indemnify the Trustee, its officers, directors, employees and agents against any and all fees, loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee) (including without limitation reasonable attorneys’ and agents’ fees and expenses) incurred by it without willful misconduct or gross negligence, as determined by a final, non-appealable order of a court of competent jurisdiction, on its part in connection with the administration of this trust and the performance of its duties hereunder and under the First Lien Notes, including the fees, costs and expenses of enforcing this Indenture (including this SECTION 7.7) and the First Lien Notes and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee and the First Lien Notes Collateral Agent may each have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuer and the Trustee in connection with such defense provided further that, the Issuer shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict.

To secure the Issuer’s payment obligations in this SECTION 7.7, the Trustee shall have a lien prior to the First Lien Notes of each series on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular First Lien Notes of such series. Such lien shall survive the satisfaction and discharge of this Indenture or the termination of this Indenture for any reason or the resignation or removal of the Trustee. The Trustee’s respective right to receive payment of any amounts due under this SECTION 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuer.

The Issuer’s payment obligations pursuant to this SECTION 7.7 shall survive the discharge of this Indenture, the resignation or removal of the Trustee pursuant to SECTION 7.8 and any termination or rejection under any Bankruptcy Law. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of a Default specified in SECTION 6.1(5) or 6.1(6), the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the First Lien Notes of a series may remove the Trustee with respect to such series by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Issuer’s written consent, which consent will not be unreasonably withheld. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with SECTION 7.10 hereof;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the First Lien Notes of a series and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee have been paid, and subject to the lien provided for in SECTION 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the First Lien Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with SECTION 7.10, any Holder, who has been a bona fide holder of a First Lien Note of a series for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this SECTION 7.8, the Issuer’s obligations under SECTION 7.7 shall continue for the benefit of the retiring Trustee. The predecessor Trustee shall have no liability for any action or inaction of any successor Trustee.

SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the First Lien Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such First Lien Notes so authenticated; and in case at that time any of the First Lien Notes of a series shall not have been authenticated, any successor to the Trustee may authenticate such First Lien Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate First Lien Notes of a series in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11. [Reserved].

SECTION 7.12. Trustee’s Application for Instruction from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13. Collateral Documents; Intercreditor Agreements. By their acceptance of the First Lien Notes of a series, the Holders hereby authorize and direct the Trustee and First Lien Notes Collateral Agent, as the case may be, to execute and deliver each Intercreditor Agreement and any other Collateral Documents in which the Trustee or the First Lien Notes Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Issue Date, and in the case of the Trustee, to authorize the First Lien Notes Collateral Agent to take any action permitted under the First Lien Note Documents. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the First Lien Notes Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, each Intercreditor Agreement or any other Collateral Documents, the Trustee and the First Lien Notes Collateral Agent each shall have all of the rights, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. With respect to any series of First Lien Notes, the Issuer may, at its option and at any time, elect to have either SECTIONS 8.2 or 8.3 hereof be applied to all outstanding First Lien Notes of such series upon compliance with the conditions set forth in this ARTICLE VIII. To the extent the Issuer exercises its option to effect Legal Defeasance or Covenant Defeasance (each as defined below), such election may be made with respect to the 2029 First Lien Notes only, the 2030 First Lien Notes only, the 2031 First Lien Notes only, or any combination thereof.

SECTION 8.2. Legal Defeasance and Discharge. With respect to a series of First Lien Notes, upon the Issuer’s exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.2, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in SECTION 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding First Lien Notes of such series (including the First Lien Note Guarantees with respect to such series of First Lien Notes) on the date the conditions set forth in SECTION 8.4 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding First Lien Notes of a series (including the First Lien Note Guarantees with respect to such series of First Lien Notes), which will thereafter be deemed to be “outstanding” only for the purposes of SECTION 8.5 hereof and the other SECTIONS of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such First Lien Notes, such First Lien Note Guarantees, this Indenture and the Collateral Documents (and the Trustee, on written demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of First Lien Notes of such series issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest, if any, on such First Lien Notes when such payments are due solely out of the trust referred to in SECTION 8.4 hereof;

(2) the Issuer’s obligations with respect to the First Lien Notes of such series under ARTICLE II concerning issuing temporary First Lien Notes, registration of such First Lien Notes, mutilated, destroyed, lost or stolen First Lien Notes and SECTION 3.18 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s or Guarantors’ obligations in connection therewith; and

(4) this ARTICLE VIII with respect to provisions relating to Legal Defeasance.

Subject to compliance with this SECTION 8.2, the Issuer may exercise its option under SECTION 8.2 with respect to a series of First Lien Notes notwithstanding the prior exercise of its option under SECTION 8.3 hereof with respect to such series of First Lien Notes.

SECTION 8.3. Covenant Defeasance. Upon the Issuer’s exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.3 with respect to a series of First Lien Notes, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in SECTION 8.4 hereof, be released from each of their obligations under the covenants contained in SECTIONS 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.22, 3.23, 3.25 and SECTION 4.1 (except SECTION 4.1(a)(4) (other than subclauses (ii)(E) and (F)) and SECTION 4.1(b)) hereof with respect to the outstanding First Lien Notes of such series on and after the date the conditions set forth in SECTION 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the First Lien Notes of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding First Lien Notes of a series and Note Guarantees related thereto, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.1 hereof, but, except as specified in this SECTION 8.3, the remainder of this Indenture and such First Lien Notes and related First Lien Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.3 with respect to a series of First Lien Notes, subject to the satisfaction of the conditions set forth in SECTION 8.4 hereof, SECTIONS 6.1(3) (solely with respect to the defeased covenants listed above), 6.1(4), 6.1(5), 6.1(6), 6.1(7), 6.1(8), 6.1(9) and 6.1(10) hereof shall not constitute Events of Default with respect to such series of First Lien Notes.

SECTION 8.4. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either SECTIONS 8.2 or 8.3 hereof with respect to a series of First Lien Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust (the “Defeasance Trust”) cash in Dollars or U.S. Government Obligations or a combination thereof for the payment without reinvestment of principal, premium, if any, and interest on such First Lien Notes to redemption or maturity, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium with respect to such series of First Lien Notes, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium for such series of First Lien Notes calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption; and the Issuer must specify whether such First Lien Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions confirming that:

(i) the Issuer have received from, or there has been published by, the United States Internal Revenue Service a ruling; or

(ii) since the issuance of such First Lien Notes, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of such First Lien Notes, in their capacity as beneficial owners of such First Lien Notes, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner, and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the beneficial owners of such First Lien Notes, in their capacity as beneficial owners of such First Lien Notes, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.5. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to SECTION 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this SECTION 8.5, the “Trustee”) pursuant to SECTION 8.4 hereof in respect of the outstanding First Lien Notes of a series will be held in trust and applied by the Trustee, in accordance with the provisions of such First Lien Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such First Lien Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to SECTION 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding First Lien Notes of the applicable series.

Notwithstanding anything in this ARTICLE VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in SECTION 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under SECTION 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6. Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any First Lien Note of a series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on their written request unless an abandoned property law designates another Person or (if then held by the Issuer) will be discharged from such trust; and the Holder of such First Lien Note will thereafter be permitted to look only to the Issuer for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Dollars or U.S. Government Obligations in accordance with SECTIONS 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the First Lien Notes of the applicable series and the related First Lien Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to SECTIONS 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTIONS 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any First Lien Note of such series following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such First Lien Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1. Without Consent of Holders. With respect to a series of First Lien Notes, notwithstanding SECTION 9.2 of this Indenture, the Issuer, any Guarantor (with respect to its First Lien Note Guarantee in respect of such series of First Lien Notes or this Indenture), if applicable, the Trustee and the First Lien Notes Collateral Agent may amend, supplement or modify the First Lien Note Documents or the Intercreditor Agreements (or enter into new Intercreditor Agreements), without the consent of any Holder of such series, to:

(1) cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to any provision under the heading “Description of the New Communications 1L Notes” in the Offering Memorandum or reduce the minimum denomination of the First Lien Notes of such series;

(2) provide for the assumption by a successor Person of the obligations of the Issuer or a Guarantor under any First Lien Note Document or in connection with its compliance with SECTION 4.1;

(3) provide for uncertificated First Lien Notes of such series in addition to or in place of certificated First Lien Notes of such series;

(4) add to the covenants or provide for a First Lien Note Guarantee in respect of such series of First Lien Notes for the benefit of the Holders of First Lien Notes of such series or surrender any right or power conferred upon the Issuer or any Subsidiary;

(5) make any change (including changing the CUSIP or other identifying number on any First Lien Notes of such series) that would provide any additional rights or benefits to the Holders of First Lien Notes of such series or that does not adversely affect the rights of any Holder of First Lien Notes of such series in any material respect (as determined in the good faith of the Issuer);

(6) comply with any requirement of the SEC in connection with the qualification or maintenance of the qualification of this Indenture under the Trust Indenture Act;

(7) make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional First Lien Notes of such series in compliance with this Indenture;

(8) to add security to or for the benefit of the First Lien Notes of such series, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the First Lien Notes of such series when such release, termination, discharge or retaking is provided for under this Indenture, the Collateral Documents or the Intercreditor Agreements, as applicable;

(9) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or successor Paying Agent in respect of such series of First Lien Notes pursuant to the requirements thereof or to provide for the accession by the Trustee in respect of such series of First Lien Notes to any First Lien Note Document;

(10) make any amendment to the provisions of this Indenture relating to the transfer and legending of First Lien Notes of such series as permitted by this Indenture, including to facilitate the issuance and administration of First Lien Notes of such series; provided, however, that (i) compliance with this Indenture as so amended would not result in First Lien Notes of such series being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders of such series of First Lien Notes to transfer First Lien Notes of such series in any material respect;

(11) to enter into additional or supplemental Collateral Documents or to provide for the release of Collateral from the Lien in respect of such series of First Lien Notes pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreements in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements;

(12) secure Junior Priority Indebtedness or First Priority Obligations to the extent permitted under this Indenture, the Collateral Documents and the Intercreditor Agreements; or

(13) comply with the rules and procedures of any applicable securities depositary.

With respect to a series of First Lien Notes, subject to SECTION 9.2 upon the request of the Issuer, or amendment or supplement to the applicable First Lien Note Documents, Intercreditor Agreements or any other Collateral Documents, or entry into a new Intercreditor Agreement, and upon receipt by the Trustee and the First Lien Notes Collateral Agent, as applicable, of the documents described in SECTIONS 9.6 and 13.4 hereof, the Trustee and the First Lien Notes Collateral Agent, if applicable, will join with the Issuer and the Guarantors, if applicable, in the execution of such amended or supplemental indenture or supplement to the applicable First Lien Note Documents with respect to such series of First Lien Notes, Intercreditor Agreements or any other Collateral Documents, or such new Intercreditor Agreement, unless such amended or supplemental indenture directly affects the Trustee’s or the First Lien Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or First Lien Notes Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or supplement to the applicable First Lien Note Documents with respect to such series of First Lien Notes, Intercreditor Agreements or any other Collateral Documents.

SECTION 9.2. With Consent of Holders. With respect to a series of First Lien Notes, except as provided in this SECTION 9.2, the Issuer, the Guarantors, the Trustee and the First Lien Notes Collateral Agent, as applicable, may amend or supplement the applicable First Lien Note Documents with the consent of the Holders of at least a majority in aggregate principal amount of the First Lien Notes of such series then outstanding and issued under this Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First Lien Notes of such series, and, subject to SECTIONS 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the First Lien Notes of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable First Lien Note Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of such series issued under this Indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, First Lien Notes). SECTION 2.12 hereof shall determine which First Lien Notes of a series are considered to be “outstanding” for the purposes of this SECTION 9.2.

With respect to a series of First Lien Notes, upon the request of the Issuer, and upon the filing with the Trustee and the First Lien Notes Collateral Agent (if applicable) of evidence of the consent of the Holders of First Lien Notes of such series as aforesaid, and upon receipt by the Trustee and the First Lien Notes Collateral Agent, as applicable, of the documents described in SECTIONS 9.6 and 13.4 hereof, the Trustee and the First Lien Notes Collateral Agent, if applicable, will join with the Issuer and the Guarantors, if applicable, in the execution of such amended or supplemental indenture or amendment or supplement to the other applicable First Lien Note Documents in respect of such series of First Lien Notes unless such amended or supplemental indenture or amendment or supplement to the other applicable First Lien Note Documents directly affects the Trustee’s or the First Lien Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the First Lien Notes Collateral Agent, if applicable, may in their discretion, but will not be obligated to, enter into such amended or supplemental indenture or amendment or supplement to the other applicable First Lien Note Documents.

(a) Notwithstanding SECTION 9.2(a) hereof, without the consent of each Holder of First Lien Notes of a series affected, an amendment, supplement or waiver may not, with respect to any First Lien Notes of such series and held by a nonconsenting Holder:

(1) reduce the principal amount of such First Lien Notes whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any such First Lien Note or change the amount of interest payment in cash thereon, or extend by more than ten (10) Business Days the grace period applicable to the payment of interest or any other amount in respect of, or amend the definition of “Default” or “Event of Default” to exclude the failure to pay interest on any date;

(3) reduce the principal of, or extend the Stated Maturity of, or change the amount of principal payable in cash on, any such First Lien Note, or extend by more than ten (10) Business Days the grace period applicable to the payment of interest or any other amount in respect of, or amend the definition of “Default” or “Event of Default” to exclude the failure to pay principal on any date;

(4) reduce the premium payable upon the redemption of any such First Lien Note or change the time at which any such First Lien Note may be redeemed, in each case as provided in SECTION 5.7; provided, any amendment to the minimum notice requirement that is set forth under ARTICLE V may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding First Lien Notes of such series;

(5) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the First Lien Notes of a series must be repurchased pursuant to such Change of Control Offer, including amending, changing or modifying any definition relating thereto;

(6) [Reserved];

(7) make any such First Lien Note payable in currency other than that stated in such First Lien Note;

(8) impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest on such Holder’s First Lien Notes of such series on or after the due dates therefor;

(9) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the First Lien Notes of such series by the Holders of at least a majority in aggregate principal amount of such First Lien Notes of such series and a waiver of the payment default that resulted from such acceleration);

(10) make any change in the provisions of an Intercreditor Agreement or this Indenture relating to the application of proceeds of Collateral that would adversely affect the Holders of First Lien Notes of such series in any material respect;

(11) make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence or any other provision specifying the percentage in principal amount outstanding required to take any action under the First Lien Note Documents;

(12) (A) subordinate or have the direct or indirect effect of subordinating (either through amendment or amendments to this Indenture or through the establishment of intercreditor, subordination or similar agreement(s) or arrangement(s) or otherwise) the First Lien Notes Obligations with respect to such series of First Lien Notes in right of payment to any Indebtedness for borrowed money or (B) subordinate or have the direct or indirect effect of subordinating (either through amendment or amendments to this Indenture or through the establishment of intercreditor, subordination or similar agreement(s) or arrangement(s) or otherwise) any Liens on all or substantially all of the Collateral securing the First Lien Notes Obligations with respect to such series of First Lien Notes to the Liens on all or substantially all of the Collateral securing any Indebtedness for borrowed money (any such Indebtedness to which such Liens securing any of such obligations or such obligations, as applicable, are subordinated, “Senior Indebtedness”), in the case of each of clause (A) and (B), except (1) any Indebtedness that is expressly permitted by this Indenture as in effect on the Issue Date to rank senior in payment or lien priority to the First Lien Notes Obligations or (2) in connection with a “debtor in possession” financing pursuant to Section 364 of the Bankruptcy Code (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction);

(13) waive, amend or modify the provisions related to the payment waterfall in the case of an Event of Default in a manner that would by its terms alter the order of applicable payments required thereby (or add or change any other provision of this Indenture that has the effect of making any such alteration to such provisions); or

(14) waive, amend or modify this Indenture or any other First Lien Notes Document that would authorize the incurrence of additional Indebtedness under this Indenture for the primary purpose of influencing any voting threshold required under this Indenture in order to obtain consent to any transaction that would not otherwise be permitted prior to the incurrence of any such additional Indebtedness.

(b) Notwithstanding SECTIONS 9.2(a) or (b), without the consent of the Holders of at least 65% in aggregate principal amount of the First Lien Notes of a series then outstanding, no amendment or waiver in respect of such series of First Lien Notes may:

(1) amend, modify or waive any provisions or definitions under this Indenture that would permit additional transfers of assets from the Issuer or the Guarantors to Subsidiaries that are not Guarantors, including SECTIONS 3.3, 3.5 and 4.1 and the definitions of “Disposition” and “Permitted Investment;” or

(2) amend, modify or waive any provision of the definition of “Excluded Subsidiary” in a manner that is material and adverse to the Holders (other than for the purpose of effectuating a Liability Management Transaction);

(c) Notwithstanding SECTIONS 9.2(a), (b) or (c), without the consent of the Holders of at least 90% in aggregate principal amount of the First Lien Notes of a series then outstanding, no amendment or waiver in respect of such series of First Lien Notes may:

(1) amend, modify or waive the provisions set forth in SECTION 10.2(b) in a manner that is material and adverse to the Holders;

(2) amend, modify or waive any provision of the definition of “Excluded Subsidiary” in a manner that is material and adverse to the Holders;

(3) permit the creation or existence of any Subsidiary or otherwise amend the definition of “Subsidiary” in a manner that would result in any Subsidiary or any other Person being “unrestricted” or otherwise generally excluded from the requirements, taken as a whole, applicable to Subsidiaries pursuant to this Indenture (including the covenants herein);

(4) amend, modify or waive the Double-Dip Provision;

(5) amend, modify or waive the provisions set forth under SECTION 3.10;

(6) amend, modify or waive any requirement in this Indenture that an action be taken, or prohibiting an action from not being taken, for a bona fide business purpose (and not for the purpose of effectuating any Liability Management Transaction);

(7) release all or substantially all of the Collateral in any transaction or series of related transactions with respect to the First Lien Notes of such series; or

(8) release all or substantially all of the aggregate value of the First Lien Note Guarantees in respect of the First Lien Notes of such series.

(d) It shall not be necessary to obtain the consent of the Holders of a series of First Lien Notes under this Indenture to approve the particular form of any proposed amendment, supplement or waiver of any First Lien Note Document in respect of such series of First Lien Notes, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of First Lien Notes of a series given in connection with a tender or exchange of such Holder’s First Lien Notes of such series will not be rendered invalid by such tender or exchange.

(e) Notwithstanding the foregoing, no amendment, modification or waiver of this Indenture in respect of a series of First Lien Notes may involve the payment by the Parent Guarantor or any of its Subsidiaries, directly or indirectly (including, without limitation, through participation in any transaction in which Parent Guarantor or any of its Affiliate participates) of any consideration, whether by way of interest, fee or otherwise, to any Holder of First Lien Notes of such series for or as an inducement to such amendment, modification or waiver unless such consideration is offered to be paid or agreed to be paid to all Holders of First Lien Notes of such series which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, modification or waiver (other than the reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction).

SECTION 9.3. [Reserved].

SECTION 9.4. Revocation and Effect of Consents and Waivers. With respect to a series of First Lien Notes, until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a First Lien Note of such series is a continuing consent by the Holder of such First Lien Note and every subsequent Holder of a First Lien Note or portion of a First Lien Note of such series that evidences the same debt as the consenting Holder’s First Lien Note, even if notation of the consent or waiver is not made on any First Lien Note. However, any such Holder of a First Lien Note of a series or subsequent Holder of a First Lien Note of such series may revoke the consent or waiver as to such Holder’s First Lien Note or portion of its First Lien Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver in respect of a series of First Lien Notes becomes effective in accordance with its terms and thereafter binds every Holder of First Lien Notes of such series.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of a series of First Lien Notes entitled to give their consent or take any other action described in this SECTION 9.4 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of such series of First Lien Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of such series of First Lien Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any First Lien Note of a series thereafter authenticated. The Issuer in exchange for all First Lien Notes of a series may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new First Lien Notes of such series that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new First Lien Note of such series will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee and Collateral Agent to Sign Amendments. With respect to a series of First Lien Notes, the Trustee and First Lien Notes Collateral Agent shall sign any amended or supplemental indenture or supplement to the First Lien Note Documents, Intercreditor Agreements or any other Collateral Documents authorized pursuant to this ARTICLE IX in respect of such series of First Lien Notes if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and First Lien Notes Collateral Agent. In executing any amended or supplemental indenture or supplement to the applicable First Lien Note Documents of a series of First Lien Notes, Intercreditor Agreement or any other Collateral Documents, the Trustee and the First Lien Notes Collateral Agent will be entitled to receive and (subject to SECTIONS 7.1 and 7.2 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by SECTION 13.4 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is valid, binding and enforceable against the Issuer or any Guarantor, as the case may be, in accordance with its terms.

ARTICLE X

GUARANTEE

SECTION 10.1. Guarantee. With respect to the First Lien Notes of each series, subject to the provisions of this ARTICLE X, each of the Parent Guarantor and the other Guarantors hereby fully, unconditionally and irrevocably guarantees (the “First Lien Note Guarantees”), as primary obligor and not merely as surety, jointly and severally with each other Guarantor to each Holder of the First Lien Notes of such series and to the Trustee, and its successors and assigns the full and punctual payment when due, whether at maturity, by required prepayment, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the First Lien Notes of such series, fees, expenses, indemnities and all other Obligations and liabilities of the Issuer under this Indenture from time to time (including, without limitation, any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws, and the obligations under SECTION 7.7) (all the foregoing with respect to each series of First Lien Notes being hereinafter collectively called the “Guaranteed Obligations”). Each of the Parent Guarantor and the other Guarantors agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Parent Guarantor or other Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Parent Guarantor and the other Guarantors under the applicable First Lien Note Guarantees will rank senior in right of payment to such other Indebtedness.

With respect to the First Lien Notes of each series, to evidence its First Lien Note Guarantee in respect of such series of First Lien Notes set forth in this SECTION 10.1, each of the Parent Guarantor and the other Guarantors hereby agrees that this Indenture shall be executed on behalf of such Parent Guarantor and the other Guarantors by an Officer of such Parent Guarantor or Guarantor.

With respect to the First Lien Notes of each series, each of the Parent Guarantor and the other Guarantors hereby agrees that its First Lien Note Guarantee in respect of such series of First Lien Notes set forth in SECTION 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the First Lien Notes of any series.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the First Lien Note of a series, the First Lien Note Guarantee in respect of such series of First Lien Notes shall be valid nevertheless.

With respect to the First Lien Notes of each series, each of the Parent Guarantor and the other Guarantors further agrees (to the extent permitted by law) that the Guaranteed Obligations in respect of such series of First Lien Notes may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this ARTICLE X notwithstanding any extension or renewal of any Guaranteed Obligation in respect of such series of First Lien Notes.

With respect to the First Lien Notes of each series, each of the Parent Guarantor and the other Guarantors waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations in respect of such series of First Lien Notes and also waives notice of protest for nonpayment. Each of the Parent Guarantors and the other Guarantors waives notice of any default under the First Lien Notes of each series or the Guaranteed Obligations.

With respect to the First Lien Notes of each series, each of the Parent Guarantor and the other Guarantors further agrees that its First Lien Note Guarantee herein in respect of such series of First Lien Notes constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations in respect of such series of First Lien Notes.

With respect to the First Lien Notes of each series, except as set forth in SECTION 10.2, the obligations of each of the Parent Guarantor and the other Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in respect of such series of First Lien Notes in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations in respect of such series of First Lien Notes or otherwise. Without limiting the generality of the foregoing and with respect to the First Lien Notes of each series, the Guaranteed Obligations of each of the Parent Guarantor and the other Guarantors in respect of such series of First Lien Notes shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder of such series of First Lien Notes to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the First Lien Notes of such series or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the First Lien Notes of such series or any other agreement; (d) the release of any security held by any Holder of such series of First Lien Notes for the Guaranteed Obligations in respect of such series of First Lien Notes; (e) the failure of any Holder of such series of

First Lien Notes to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations in respect of such series of First Lien Notes; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or other Guarantor or would otherwise operate as a discharge of such Parent Guarantor or other Guarantor as a matter of law or equity.

With respect to the First Lien Notes of each series, each of the Parent Guarantors and the other Guarantors agrees that its First Lien Note Guarantee herein in respect of such series of First Lien Notes shall remain in full force and effect until payment in full of all the Guaranteed Obligations in respect of such series of First Lien Notes or such Parent Guarantor or Guarantor is released from its First Lien Note Guarantee in respect of such series of First Lien Notes in compliance with SECTION 10.2, ARTICLE VIII or ARTICLE XI. With respect to the First Lien Notes of each series, each of the Parent Guarantors and the other Guarantors further agrees that its First Lien Note Guarantee in respect of such series of First Lien Notes shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest, if any, on any of the Guaranteed Obligations in respect of such series of First Lien Notes is rescinded or must otherwise be restored by any Holder of such series of First Lien Notes upon the bankruptcy or reorganization of the Issuer or otherwise.

With respect to the First Lien Notes of each series, in furtherance of the foregoing and not in limitation of any other right which any Holder of such series of First Lien Notes has at law or in equity against any Parent Guarantor or Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations in respect of such series of First Lien Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Parent Guarantor and Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of such series of First Lien Notes or the Trustee on behalf of the Holders of such series of First Lien Notes an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Parent Guarantor or Guarantor whether or not a claim for post filing or post-petition interest is allowed in such proceeding).

With respect to the First Lien Notes of each series, each of the Parent Guarantor and the other Guarantors further agrees that, as between such Parent Guarantor and the other Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations in respect of such series of First Lien Notes guaranteed hereby may be accelerated as provided in this Indenture for the purposes of such First Lien Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of such Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor or Guarantor for the purposes of this First Lien Note Guarantee in respect of such series of First Lien Notes.

With respect to the First Lien Notes of each series, each of the Parent Guarantor and the other Guarantors also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the First Lien Notes Collateral Agent, Trustee or the Holders of such series of First Lien Notes in enforcing any rights under this ARTICLE X.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, with respect to each series of First Lien Notes, the obligations of each of the Parent Guarantor and the other Guarantors hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Parent Guarantor and the other Guarantors and after giving effect to any collections from or payments made by or on behalf of any other Parent Guarantor and the other Guarantors in respect of the obligations of such other Parent Guarantor or Guarantors under its First Lien Note Guarantee in respect of such series of First Lien Notes or pursuant to its contribution obligations under this Indenture, result in the obligations of such Parent Guarantor or Guarantors under such First Lien Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(a) With respect to each series of First Lien Notes, any First Lien Note Guarantee of a Subsidiary Guarantor in respect of such series of First Lien Notes shall be automatically and unconditionally released and discharged:

(1) if, in compliance with the terms and provisions of this Indenture, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred to a person or persons that is not the Issuer or a Guarantor (or a Person that is required to become a Guarantor as a result of such sale or other transfer) or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary; provided that such Subsidiary Guarantee shall not terminate as a result of such Person becoming an Excluded Subsidiary unless at the time such Subsidiary Guarantor becomes an Excluded Subsidiary, (1) no Event of Default shall have occurred and be continuing, (2) if such Guarantor became an Excluded Subsidiary as a result of such Person becoming a non-wholly owned Subsidiary of the Parent Guarantor, a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, a FSHCO or a Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or a FSHCO, the primary purpose of the transaction by which such Subsidiary Guarantor became an Excluded Subsidiary was not to evade the obligations under the Subsidiary Guarantee and was consummated on an arms’ length basis with an unaffiliated third-party and (3) at the time of such release (after giving effect thereto), all outstanding Indebtedness of, and Investments in, such Subsidiary Guarantor would then be permitted to be made in accordance with the relevant provisions under SECTION 3.2 and SECTION 3.3 (with the Issuer being required to reclassify any such items in reliance upon the respective Subsidiary being a Subsidiary Guarantor on another basis as would be permitted by the applicable covenant),

(2) upon defeasance or discharge of the First Lien Notes of such series, as provided in ARTICLE VIII and ARTICLE XI, or

(3) upon the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Subsidiary Guarantor, in each case, in compliance with the applicable provisions of this Indenture.

SECTION 10.3. Right of Contribution. With respect to each series of First Lien Notes, each of the Parent Guarantor and the other Guarantors hereby agrees that to the extent that any Parent Guarantor or Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the First Lien Note Guarantees in respect of such series of First Lien Notes, such Parent Guarantor or Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Parent Guarantor or Guarantor who has not paid its proportionate share of such payment. The provisions of this SECTION 10.3 shall in no respect limit the obligations and liabilities of each of the Parent Guarantor and the other Guarantors to the Trustee and the Holders of such series of First Lien Notes and each of the Parent Guarantor and the other Guarantors shall remain liable to the Trustee and the Holders of such series of First Lien Notes for the full amount guaranteed by such Parent Guarantor or Guarantor hereunder in respect of such series of First Lien Notes.

SECTION 10.4. No Subrogation. With respect to each series of First Lien Notes, notwithstanding any payment or payments made by each of the Parent Guarantor or Guarantors hereunder in respect of such series of First Lien Notes, none of the Guarantors, including the Parent Guarantor, shall be entitled to be subrogated to any of the rights of the Trustee or any Holder of such series of First Lien Notes against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder of such series of First Lien Notes for the payment of the Guaranteed Obligations in respect of such series of First Lien Notes, nor shall any Parent Guarantor or Guarantors seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Parent Guarantor or Guarantors in respect of payments made by such Parent Guarantor or Guarantors hereunder in respect of such series of First Lien Notes, until all amounts owing to the Trustee and the Holders of such series of First Lien Notes by the Issuer on account of such Guaranteed Obligations are paid in full. With respect to each series of First Lien Notes, if any amount shall be paid to any Parent Guarantor and the other Guarantors on account of such subrogation rights at any time when all of the Guaranteed Obligations in respect of such series of First Lien Notes shall not have been paid in full, such amount shall be held by such Parent Guarantor or Guarantor in trust for the Trustee and the Holders of such series of First Lien Notes, segregated from other funds of such Guarantor or Parent Guarantor, and shall, forthwith upon receipt by such Parent Guarantor or Guarantor, be turned over to the Trustee in the exact form received by such Parent Guarantor or Guarantor (duly endorsed by such Parent Guarantor or Guarantor to the Trustee, if required), to be applied against such Guaranteed Obligations. Any Indebtedness of the Issuer or a Guarantor owing to a Subsidiary that is not a Subsidiary Guarantor and permitted pursuant to clause (2) or (4) of SECTION 3.2(b) shall be unsecured or subordinated to the Obligations of the Issuer or the Guarantors in the manner set forth in the Intercompany Note evidencing such Indebtedness.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.1. Satisfaction and Discharge. With respect to any series of First Lien Notes, this Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the First Lien Notes of such series and indemnification rights of the Trustee as expressly provided for in this Indenture) as to all outstanding First Lien Notes of such series issued hereunder, when:

(a) either:

(1) all First Lien Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed First Lien Notes of such series and certain First Lien Notes of such series for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or

(2) all First Lien Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(b) the Issuer has deposited or caused to be deposited with the Trustee, money in Dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the First Lien Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of First Lien Notes of such series that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium with respect to the First Lien Notes of such series, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium for such series of First Lien Notes calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(c) the Issuer has paid or caused to be paid all other sums payable under this Indenture with respect to such series of First Lien Notes; and

(d) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this SECTION 11.1 relating to the satisfaction and discharge of this Indenture with respect to such series of First Lien Notes have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing SECTIONS 11.1(a), 11.1(b) and 11.1(c)).

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of First Lien Notes, the provisions of SECTION 7.7 hereof will survive and, if money has been deposited with the Trustee pursuant to clause (b) of this SECTION 11.1, the provisions of SECTIONS 8.6 and 11.2 hereof will survive.

SECTION 11.2. Application of Trust Money. Subject to the provisions of SECTION 8.6 hereof, all money deposited with the Trustee pursuant to SECTION 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable series of First Lien Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with SECTION 11.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the First Lien Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 11.1 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any First Lien Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such First Lien Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII

COLLATERAL

SECTION 12.1. Collateral Documents. The due and punctual payment of the principal of, premium and interest on the First Lien Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the First Lien Notes and performance of all other First Lien Notes Obligations of the Issuer and the Guarantors to the Holders, the Trustee or First Lien Notes Collateral Agent under this Indenture, the First Lien Notes, the First Lien Note Guarantees, the Intercreditor Agreements and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the First Lien Notes Obligations, subject to the terms of the Intercreditor Agreements. Each Holder, by accepting a First Lien Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the First Lien Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the First Lien Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this SECTION 12.1, to assure and confirm to the First Lien Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the First Lien Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause the Subsidiaries of the Issuer to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Collateral Documents to create and maintain, as security for the First Lien Notes Obligations of the Issuer and the Guarantors to the First Lien Notes Secured Parties under this Indenture, the First Lien Notes, the First Lien Note Guarantees, the Intercreditor Agreements and the Collateral Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Collateral Documents), in favor of the First Lien Notes Collateral Agent for the benefit of itself, the Holders of the applicable series of First Lien Notes, the Trustee and the First Lien Notes Collateral Agent subject to no Liens other than Permitted Liens, and to otherwise comply with the requirements of the Collateral Requirement.

SECTION 12.2. Release of Collateral. Subject to SECTIONS 12.2(b), 12.2(c) and 12.2(d) hereof, the Liens securing a series of First Lien Notes will be automatically released, and the Trustee shall execute documents evidencing such release, or instruct the First Lien Notes Collateral Agent to execute, as applicable, the same at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1) in whole upon:

(i) payment in full of the principal of, together with accrued and unpaid interest on, the First Lien Notes of such series and all other Obligations related to such series of First Lien Notes under this Indenture, the First Lien Note Guarantees of such series of First Lien Notes and the Collateral Documents with respect to such series of First Lien Notes that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(ii) satisfaction and discharge of this Indenture with respect to such series of First Lien Notes as set forth under ARTICLE XI; or

(iii) a Legal Defeasance or Covenant Defeasance of this Indenture with respect to such series of First Lien Notes as set forth under ARTICLE VIII;

(2) in whole or in part with respect to such series of First Lien Notes, with the consent of the requisite Holders of the First Lien Notes of such series in accordance with ARTICLE IX of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the First Lien Notes of such series;

(3) in part, as to any asset constituting Collateral:

(i) that is sold or otherwise disposed of (I) by the Issuer or any of the Guarantors to any Person that is not an Issuer or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold or disposed of), or (II) in connection with the taking of an enforcement action by the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement) in accordance with the First Lien Intercreditor Agreement or the First Lien Notes Collateral Agent under the applicable Collateral Documents;

(ii) that is owned by a Guarantor upon release of such Guarantor from its obligations under this Indenture with respect to a series of First Lien Notes; or

(iii) that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture, the Intercreditor Agreements or the Collateral Documents.

(b) With respect to any release of Collateral, the Trustee shall, or shall cause the First Lien Notes Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents or the Intercreditor Agreements.

(c) At any time when the maturity of the First Lien Notes of a series has been accelerated (whether by declaration or otherwise) in accordance with the terms hereof and the Trustee has delivered notice of acceleration to the First Lien Notes Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders of such series of First Lien Notes, except as otherwise provided in the Intercreditor Agreements.

SECTION 12.3. Suits to Protect the Collateral. Subject to the provisions of ARTICLE VII hereof and the Collateral Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders of the applicable series of First Lien Notes, may or may direct the First Lien Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Collateral Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the First Lien Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this SECTION 12.3 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the First Lien Notes Collateral Agent.

SECTION 12.4. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the applicable Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 12.5. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the First Lien Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this ARTICLE XII to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 12.6. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this ARTICLE XII upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or Trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this ARTICLE XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 12.7. Release Upon Termination of the Issuer’s Obligations. With respect to each series of First Lien Notes, in the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the First Lien Notes of such series and all other Obligations related to such series of First Lien Notes under this Indenture, the First Lien Notes of such series, the First Lien Note Guarantees of such series of First Lien Notes and the Collateral Documents of such series that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid or (ii) the Issuer shall have exercised its Legal Defeasance option or its Covenant Defeasance option with respect to such series of First Lien Notes, in each case in compliance with the provisions of ARTICLE VIII, the Trustee shall deliver to the Issuer and the First Lien Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders of such series of First Lien Notes, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to ARTICLE VIII), and any rights it has under the Collateral Documents with respect to such series, and upon receipt by the First Lien Notes Collateral Agent of such notice, the First Lien Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral with respect to such series of First Lien Notes on behalf of the Trustee and shall do or cause to be done (at the expense of the Issuer) all acts reasonably requested by the Issuer to release such Lien (and/or provide confirmation in writing thereof) as soon as is reasonably practicable.

SECTION 12.8. Collateral Agent. With respect to each series of First Lien Notes, the Trustee and each of the Holders thereof by acceptance of the First Lien Notes of such series hereby designates and appoints the First Lien Notes Collateral Agent as the collateral agent under this Indenture for such series of First Lien Notes, the applicable Collateral Documents and the Intercreditor Agreements and the Trustee and each of the Holders by acceptance of the First Lien Notes hereby irrevocably authorizes the First Lien Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the applicable Collateral Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the First Lien Notes Collateral Agent by the terms of this Indenture, the applicable Collateral Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each applicable Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms; provided that the First Lien Collateral Agent shall be directed by the Holders of the applicable series of First Lien Notes in accordance with the First Lien Intercreditor Agreement. The First Lien Notes Collateral Agent agrees to act as such on the express conditions contained in this SECTION 12.8. The provisions of this SECTION 12.8 are solely for the benefit of the First Lien Notes Collateral Agent and none of the Trustee, any of the Holders nor the Issuer or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in SECTION 12.3. Each Holder agrees that any action taken by the First Lien Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the applicable Collateral Documents, and the exercise by the First Lien Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders of the applicable series. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreements, the duties of the First Lien Notes Collateral Agent shall be ministerial and administrative in nature, and the First Lien Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other First Lien Note Documents to which the First Lien Notes Collateral Agent is a party, nor shall the First Lien Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreements or otherwise exist against the First Lien Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the First Lien Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(a) The First Lien Notes Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The First Lien Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(b) None of the First Lien Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction) or under or in connection with any Collateral Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor or Affiliate of the Issuer or any Guarantor, or any Officer or Related Person thereof, contained in this Indenture, or any other First Lien Note Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the First Lien Notes Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Intercreditor Agreements, or for any failure of the Issuer or any Guarantor or any other party to this Indenture, the Collateral Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the First Lien Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Intercreditor Agreements or to inspect the properties, books, or records of the Issuer or any Guarantor or the Issuer’s or any of the Guarantors’ Affiliates.

(c) The First Lien Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the First Lien Notes Collateral Agent. The First Lien Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. With respect to each series of First Lien Notes, the First Lien Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents with respect to such series or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the First Lien Notes of such series as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, loss and expense which may be incurred by it by reason of taking or continuing to take any such action. With respect to a series of First Lien Notes, the First Lien Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the Intercreditor Agreements in accordance with (x) the terms of the Intercreditor Agreements and the Collateral Documents and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders of First Lien Notes of such series or (y) a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of such series and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders of such series of First Lien Notes.

(d) The First Lien Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Trust Officer of the First Lien Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” With respect to a series of First Lien Notes, the First Lien Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with ARTICLE VI or the Holders of a majority in aggregate principal amount of the First Lien Notes of such series (subject to this SECTION 12.8).

(e) The First Lien Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the First Lien Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the First Lien Notes Collateral Agent (as stated in the notice of resignation), the First Lien Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the First Lien Notes

Collateral Agent shall be entitled to, at the expense of the Issuer, petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “First Lien Notes Collateral Agent” shall mean such successor collateral agent, and the retiring First Lien Notes Collateral Agent’s appointment, powers and duties as the First Lien Notes Collateral Agent shall be terminated. After the retiring First Lien Notes Collateral Agent’s resignation hereunder, the provisions of this SECTION 12.8 (and SECTION 7.7) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the First Lien Notes Collateral Agent under this Indenture.

(f) U.S. Bank Trust Company, National Association shall initially act as First Lien Notes Collateral Agent with respect to each series of First Lien Notes and shall be authorized to appoint co-collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreements, neither the First Lien Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The First Lien Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the First Lien Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

(g) The First Lien Notes Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, (iii) make the representations of the Holders set forth in the Collateral Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreements.

(h) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the First Lien Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the First Lien Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to ARTICLE VI, the Trustee shall promptly turn the same over to the First Lien Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the First Lien Notes Collateral Agent such proceeds to be applied by the First Lien Notes Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements.

(i) The First Lien Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession or control. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the First Lien Notes Collateral Agent thereof and promptly shall deliver such Collateral to the First Lien Notes Collateral Agent or otherwise deal with such Collateral in accordance with the First Lien Notes Collateral Agent’s instructions (to the extent applicable).

(j) The First Lien Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders and the Trustee shall have no obligation to the First Lien Notes Collateral Agent or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the First Lien Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any of the Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the First Lien Notes Collateral Agent pursuant to this Indenture, any Collateral Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the First Lien Notes of any series, or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the First Lien Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(k) If the Issuer or any Guarantor (i) incurs any obligations in respect of First Priority Obligations at any time when neither the First Lien Intercreditor Agreement nor any other intercreditor agreement is in effect or at any time when Indebtedness constituting First Priority Obligations entitled to the benefit of the First Lien Intercreditor Agreement is concurrently retired, and (ii) delivers to the First Lien Notes Collateral Agent an Officer’s Certificate so stating and requesting the First Lien Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, the First Lien Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the First Lien Notes Collateral Agent), bind the Holders of each series on the terms set forth therein and perform and observe its obligations thereunder.

(l) If the Issuer or any Guarantor (i) incurs any obligations in respect of ABL Obligations at any time when neither the ABL Intercreditor Agreement nor any other intercreditor agreement is in effect or at any time when Indebtedness constituting ABL Obligations entitled to the benefit of the ABL Intercreditor Agreement is concurrently retired, and (ii) delivers to the First Lien Notes Collateral Agent an Officer’s Certificate so stating and requesting the First Lien Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the ABL Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred, the First Lien Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the First Lien Notes Collateral Agent), bind the Holders of each series on the terms set forth therein and perform and observe its obligations thereunder.

(m) If the Issuer or any Guarantor (i) incurs any obligations in respect of Junior Priority Indebtedness at any time when neither the Multi-Lien Intercreditor Agreement nor any other intercreditor agreement is in effect or at any time when Indebtedness constituting Junior Priority Indebtedness entitled to the benefit of a junior lien intercreditor agreement is concurrently retired, and (ii) delivers to the First Lien Notes Collateral Agent an Officer’s Certificate so stating and requesting the First Lien Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Multi-Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Junior Priority Indebtedness so incurred, the First Lien Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the First Lien Notes Collateral Agent), bind the Holders of each series on the terms set forth therein and perform and observe its obligations thereunder.

(n) No provision of this Indenture, the Intercreditor Agreements or any Collateral Document shall require the First Lien Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the First Lien Notes Collateral Agent) if it shall have received indemnity satisfactory to the First Lien Notes Collateral Agent against potential costs and liabilities incurred by the First Lien Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Collateral Documents, in the event the First Lien Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the First Lien Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the First Lien Notes Collateral Agent has determined that the First Lien Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the First Lien Notes Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the First Lien Notes Collateral Agent in its sole discretion, protecting the First Lien Notes Collateral Agent from all such liability. The First Lien Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(o) The First Lien Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the First Lien Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the First Lien Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the First Lien Notes Collateral Agent shall not be construed to impose duties to act.

(p) Neither the First Lien Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the First Lien Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(q) Neither the First Lien Notes Collateral Agent nor the Trustee assumes any responsibility for any failure or delay in performance or any breach by the Issuer or any Guarantor under this Indenture, the Intercreditor Agreements and the Collateral Documents. The First Lien Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any First Lien Note Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the First Lien Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Collateral Documents. The First Lien Notes Collateral

Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Collateral Documents. The First Lien Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Collateral Documents unless expressly set forth hereunder or thereunder. The First Lien Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the First Lien Note Documents with respect to a series of First Lien Notes.

(r) The parties hereto and the Holders hereby agree and acknowledge that the First Lien Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Collateral Documents, the First Lien Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the First Lien Notes Collateral Agent in the Collateral and that any such actions taken by the First Lien Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(s) Upon the receipt by the First Lien Notes Collateral Agent and the Trustee of a written request of the Issuer signed by one Officer of the Issuer (a “Collateral Document Order”), the First Lien Notes Collateral Agent and the Trustee are hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the First Lien Notes Collateral Agent and the Trustee pursuant to, and is a Collateral Document Order referred to in, this SECTION 12.8(t), and (ii) instruct the First Lien Notes Collateral Agent and the Trustee (if applicable) to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the First Lien Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the First Lien Notes of a series, hereby authorize and direct the First Lien Notes Collateral Agent to execute such Collateral Documents.

(t) With respect to a series of First Lien Notes, subject to the provisions of the Collateral Documents and the Intercreditor Agreements, each Holder, by acceptance of the First Lien Notes of such series, agrees that the First Lien Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Collateral Documents with respect to such series to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, with respect to a series of First Lien Notes, the First Lien Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the applicable Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of such series or the Trustee, as applicable, or as otherwise set forth in the Intercreditor Agreements.

(u) After the occurrence of an Event of Default, the Trustee acting in accordance with the terms of this Indenture may direct the First Lien Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement.

(v) The First Lien Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of SECTION 6.10 hereof and the other provisions of this Indenture.

(w) With respect to a series of First Lien Notes, in each case that the First Lien Notes Collateral Agent may or is required hereunder or under any other First Lien Note Document with respect to such series of First Lien Notes to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other First Lien Note Document with respect to such series of First Lien Notes, the First Lien Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of such series. The First Lien Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it with respect to a series of First Lien Notes in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of such series or as otherwise set forth in the Intercreditor Agreements. If the First Lien Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of a series with respect to any Action, the First Lien Notes Collateral Agent shall be entitled to refrain from such Action unless and until the First Lien Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding First Lien Notes of such series, and the First Lien Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(x) Notwithstanding anything to the contrary in this Indenture or any other Note Document, in no event shall the First Lien Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other First Lien Note Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the First Lien Notes Collateral Agent or the Trustee be responsible for, and neither the First Lien Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(y) Before the First Lien Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of SECTION 13.5. the First Lien Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(z) Notwithstanding anything to the contrary contained herein, the First Lien Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Collateral Documents and the Collateral, except as otherwise set forth in the Intercreditor Agreements.

(aa) The Issuer shall pay compensation to, reimburse expenses of and indemnify the First Lien Notes Collateral Agent in accordance with SECTION 7.7 and the Intercreditor Agreements.

(bb) The First Lien Notes Collateral Agent shall be entitled to all of the rights, privileges and immunities of the collateral agent (or such similar agent) as set forth in the Intercreditor Agreements, as though fully set forth herein.

SECTION 12.9. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreements requiring the Issuer to designate Indebtedness for purposes of the term “First Lien Obligations”, “Additional First Lien Obligations” (as each such term is defined in the applicable Intercreditor Agreement), “Junior Priority Indebtedness” or any other such designations hereunder or under the Intercreditor Agreements, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee and the First Lien Notes Collateral Agent in accordance with the terms of the Intercreditor Agreements. For all purposes hereof and the Intercreditor Agreements, the Issuer hereby designates the Obligations pursuant to the Credit Agreement as “First Lien Obligations” under the Intercreditor Agreements.

SECTION 12.10. No Impairment of the Security Interests. Except as otherwise permitted under this Indenture, the Intercreditor Agreements and the Collateral Documents, neither the Issuer nor any of the Guarantors will be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the First Lien Notes Collateral Agent and the Holders of the First Lien Notes.

SECTION 12.11. Insurance. The Parent Guarantor shall maintain insurance, and cause each of its Subsidiaries to maintain insurance, with financially sound and reputable insurers (and the Issuer shall use commercially reasonable efforts to name the First Lien Notes Collateral Agent as an additional insured or lenders loss payee, as applicable, as soon as possible after the Issue Date), with respect to such of its properties and business, against such risks, casualties and contingencies and in such types and amounts as are customarily carried under similar circumstances by such other Persons, it being understood that this SECTION 12.11 shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Parent Guarantor and the Issuer or any of their Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Parent Guarantor so long as such action is reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Guarantor, the Issuer and its Subsidiaries or (ii) the Parent Guarantor and the Issuer from obtaining and owning insurance policies covering activities of its Subsidiaries.

(a) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as in effect on the Issue Date or thereafter or any successor act thereto), then the Issuer shall, or shall cause each other Grantor to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (except to the extent that any insurance company insuring the Mortgaged Property of such Grantor ceases to be financially sound and reputable after the Issuer Date, in which case, such Grantor shall promptly replace such insurance company with a financially sound and reputable insurance company), flood insurance in an amount as the First Lien Notes Collateral Agent and the Holders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) promptly upon request of the First Lien Notes Collateral Agent or any Holder, will deliver to First Lien Notes Collateral Agent or the Trustee for distribution to the Holders, evidence of such compliance in form and substance reasonably acceptable to the First Lien Notes Collateral Agent and such Holder, including, without limitation, evidence of annual renewals of such insurance.

(b) All such liability and casualty insurance (other than business interruption insurance) as to which the First Lien Notes Collateral Agent or the Trustee shall have reasonably requested to be so named, shall name the First Lien Notes Collateral Agent as additional insured or lender loss payee, as applicable.

SECTION 12.12. After Acquired Property. No later than ninety (90) days after the acquisition by the Issuer or any Guarantor of any Material Real Property as determined by the Issuer (acting reasonably and in good faith and in a manner consistent with the procedures outlined in the New Credit Agreement, to the extent applicable) (or such longer period consistent with extensions granted in respect of the Initial Term Loans under the New Credit Agreement) that is required to be provided as Collateral pursuant to this Indenture or the Collateral Documents, the Issuer or such Guarantor shall cause such property to be subject to a Lien and Mortgage in favor of the First Lien Notes Collateral Agent for the benefit of the First Lien Notes Secured Parties of each series and take, or cause the relevant Guarantor to take, such actions as shall be necessary or reasonably requested by the Trustee to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, this Indenture, the Collateral Documents and the Intercreditor Agreements and to otherwise comply with the Collateral Requirement and the other requirements of this Indenture, the Collateral Documents and the Intercreditor Agreements.

SECTION 12.13. Maintenance of Property. The Parent Guarantor will, and will cause each of its Subsidiaries to, maintain, preserve and protect all of their respective tangible or intangible property and equipment necessary in the operation of the business of the Parent Guarantor and its Subsidiaries, taken as a whole, in good working order, repair and condition (including, in the case of IP Rights, by maintaining, preserving and protecting such rights, including by maintaining and renewing registrations and reasonably prosecuting applications therefor), ordinary wear and tear and fire, casualty and condemnation excepted; provided, that the Parent Guarantor shall not be obligated to comply with the foregoing provisions of this SECTION 12.13 to the extent that the failure to do so is not adverse in any material respect to Parent Guarantor and its Subsidiaries.

SECTION 12.14. Further Assurances. The Issuer and the Guarantors, at their sole cost and expense and subject to the Intercreditor Agreements, will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, certificates, assurances and other agreements or instruments and shall take all further action, as may be required from time to time in order to:

(a) carry out the terms and provisions of the Intercreditor Agreements and the Collateral Documents;

(b) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral;

(c) subject to the Liens created by any of the Collateral Documents all of the properties, rights or interests required to be encumbered thereby, including all assets of any Guarantor (other than Excluded Assets) or newly acquired assets of a Guarantor;

(d) perfect and maintain the validity, enforceability, effectiveness and priority of any of the Collateral Documents and the Liens created thereby; and

(e) assure, convey, grant, assign, transfer, preserve, protect and confirm to the First Lien Notes Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the First Lien Notes Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

If the First Lien Notes Collateral Agent reasonably determines, in consultation with the First Lien Notes Secured Parties, that it is required by applicable Law to have appraisals prepared in respect of the Real Property of the Issuer or any Guarantor subject to a Mortgage constituting Collateral, the Issuer shall provide to the First Lien Notes Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1. [Reserved].

SECTION 13.2. Notices. Any notice, request, direction, consent or communication made pursuant to the provisions of this Indenture or the First Lien Notes shall be in writing and delivered in person, sent by facsimile, sent by electronic mail in pdf format, delivered by commercial courier service or mailed by first class mail, postage prepaid, addressed as follows:

if to the Issuer, or any Guarantor:

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Chief Financial Officer

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, NY 10017

Attention: Jonathan Ozner

     Marisa Stavenas

if to the Trustee or the First Lien Notes Collateral Agent, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

U.S. Bank Trust Company, National Association

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Attention: Global Corporate Trust Services

The Issuer, the Trustee or the First Lien Notes Collateral Agent by written notice to each other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Issuer, or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or the First Lien Notes Collateral Agent shall be deemed delivered upon receipt.

Any notice or communication sent to a Holder shall be electronically delivered or mailed to the Holder at the Holder’s address as it appears in the Notes Register and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or deliver electronically a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or any First Lien Note, where this Indenture or any First Lien Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

SECTION 13.3. [Reserved].

SECTION 13.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the First Lien Notes or the Collateral Documents relating to the proposed action have been satisfied and all covenants have been complied with; and

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied and all covenants have been complied with.

SECTION 13.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, the First Lien Notes or Collateral Documents shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 13.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.7. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment. If a payment date or redemption date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.8. Governing Law. THIS INDENTURE, THE FIRST LIEN NOTES AND THE FIRST LIEN NOTE GUARANTEES AND THE RIGHTS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.9. Jurisdiction. The Issuer and the Guarantors agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the First Lien Note Guarantee or the First Lien Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the First Lien Note Guarantee or the First Lien

Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, are subject by a suit upon such judgment.

SECTION 13.10. Waivers of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE FIRST LIEN NOTES COLLATERAL AGENT AND THE HOLDERS BY ACCEPTANCE OF THIS INDENTURE AND THE FIRST LIEN NOTES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE FIRST LIEN NOTES OR THE FIRST LIEN NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 13.11. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), the Trustee and the First Lien Notes Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the First Lien Notes Collateral Agent with such information as each may request in order to satisfy the requirements of the USA PATRIOT Act.

SECTION 13.12. No Recourse Against Others. No director, member, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates shall have any liability for any obligations of the Issuer or the Guarantors under the First Lien Notes, the First Lien Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a First Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Lien Notes. The parties acknowledge such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this Indenture may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 13.14. Table of Contents; Headings. The table of contents, cross reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and the First Lien Notes Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16. Severability. In case any provision in this Indenture or in the First Lien Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.17. FCC. Notwithstanding anything to the contrary contained herein or in any of the First Lien Note Documents, neither the Trustee, nor the First Lien Notes Collateral Agent, nor the Holders, nor any of their agents, will take any action pursuant to any First Lien Note Documents that would constitute or result in (i) any violation of the Communications Laws, or (ii) any assignment of any FCC Authorization or any transfer of control thereof, within the meaning of 310(d) of the Communications Act of 1934 or other Communications Law, if such assignment of license or transfer of control thereof would require thereunder the prior approval of the FCC, without first obtaining such approval of the FCC. Each of the Parent Guarantor, the Issuer and the Subsidiaries will cooperate fully in the preparation and prosecution of such FCC applications as may be necessary to secure such approvals of the FCC for such assignments of licenses or transfers of control in a manner consistent with the First Lien Note Documents.

SECTION 13.18. Intercreditor Agreements. Each Holder, by its acceptance of a First Lien Note, authorizes (without any further consent of the Holders of the First Lien Notes) the Issuer, the Trustee and/or the First Lien Notes Collateral Agent to enter into joinders to the Intercreditor Agreements.

(a) Each Holder of the First Lien Notes, by accepting such First Lien Note, will be deemed to have (i) appointed and authorized the First Lien Notes Collateral Agent and the Trustee to give effect to the provisions in the Intercreditor Agreements, any additional intercreditor agreements and the Collateral Documents and perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Intercreditor Agreements and the Collateral Documents securing such Indebtedness, together with any other incidental rights, power and discretions; (ii) agreed to be bound by the provisions of the Intercreditor Agreements, any additional intercreditor agreements and the Collateral Documents; and (iii) irrevocably appointed the First Lien Notes Collateral Agent and the Trustee to act on its behalf to enter into and comply with the provisions of the Intercreditor Agreements, any additional intercreditor agreements and the Collateral Documents (including the execution of, and compliance with, any waiver, modification, amendment, renewal or replacement expressed to be executed by the Trustee or the First Lien Notes Collateral Agent on its behalf).

(b) The parties acknowledge and agree that U.S. Bank Trust Company, National Association is entering into the Intercreditor Agreements or joinders thereto in its capacity as an Authorized Representative (under and as defined in the First Lien Intercreditor Agreement) for the First Lien Notes or Additional Junior Priority Representative, as applicable, thereunder. In the event of any conflict between this Indenture or any other Note Document and an Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control.

SECTION 13.19. Intended Tax Treatment. For United States federal, and applicable state and local, income Tax purposes, the Issuer, Guarantors, Trustee and all beneficial owners of the First Lien Notes agree to treat the First Lien Notes as indebtedness issued by the Issuer that is not a “contingent payment debt instrument” described under United States Treasury Regulations Section 1.1275-4. To the extent applicable, the Issuer, Guarantors, Trustee and all beneficial owners of the First Lien Notes agree to file all United States federal, and applicable state and local, income tax returns consistently with the foregoing unless otherwise require pursuant to a “determination” described under Section 1313(a) of the Code (or any similar provision of state, local or foreign Tax law).

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Richard J. Bressler
Name: Richard J. Bressler
Title: President and Chief Financial Officer

[Signature Page - Indenture]

ANDO MEDIA, LLC

BLOGTALKRADIO, INC.

BROADER MEDIA HOLDINGS, LLC

CHRISTAL RADIO SALES, INC.

IHEART OPERATIONS, INC.

IHEARTMEDIA CAPITAL I, LLC

IHEARTMEDIA + ENTERTAINMENT, INC.

IHEARTMEDIA MANAGEMENT SERVICES, INC.

IHM IDENTITY, INC.

IHM LICENSES LLC

JELLI, LLC

KATZ COMMUNICATIONS, INC.

KATZ MEDIA GROUP, INC.

KATZ MILLENNIUM SALES & MARKETING, INC.

KATZ NET RADIO SALES, INC.

M STREET CORPORATION

PREMIERE NETWORKS, INC.

SPACIAL AUDIO SOLUTIONS, LLC

SPREAKER, INC.

STUFF MEDIA, LLC

TRITON DIGITAL, INC.

TTWN MEDIA NETWORKS, LLC

TTWN NETWORKS, LLC

UNIFIED ENTERPRISES CORP.

VOXNEST, INC.

By:	/s/ Jordan Fasbender
Name: Jordan Fasbender
Title: Executive Vice President, General Counsel & Secretary

[Signature Page - Indenture]

U.S. Bank Trust Company, National Association, as Trustee and First Lien Notes Collateral Agent for the 2029 First Lien Notes

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page - Indenture]

U.S. Bank Trust Company, National Association, as Trustee and First Lien Notes Collateral Agent for the 2030 First Lien Notes

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page - Indenture]

U.S. Bank Trust Company, National Association, as Trustee and First Lien Notes Collateral Agent for the 2031 First Lien Notes

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page - Indenture]

EXHIBIT A-1: FORM OF 2029 FIRST LIEN NOTES

[FORM OF FACE OF NOTE]

[Restricted Note Legend, if applicable]

[Global Note Legend, if applicable]

[Temporary Regulation S Legend, if applicable]

[Original Issue Discount Legend, if applicable. THE 2029 FIRST LIEN NOTES MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE 2029 FIRST LIEN NOTES MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS ADDRESS AS SPECIFIED IN THE INDENTURE.]

A-1-1

No. [ ]	Principal Amount $[•] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1]

CUSIP No. [•][2]

IHEARTCOMMUNICATIONS, INC.

Senior Secured Notes due 2029

iHeartCommunications, Inc., a Texas corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on May 1, 2029.

Interest Payment Dates: February 1 and August 1, commencing on February 1, 20253

Record Dates: January 15 and July 15 Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

[1]	Insert in Global Notes only.
[2]	144A: 45174HBJ5

Reg S: U45057AN3

[3]	In the case of Notes issued on the Issue Date.

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IHEARTCOMMUNICATIONS, INC.

By:
Name:
Title:

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TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 2029 First Lien Notes referred to in the within mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee for the 2029 First Lien Notes

By:
Authorized signatory

Dated:

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[FORM OF REVERSE SIDE OF NOTE]

IHEARTCOMMUNICATIONS, INC.

Senior Secured Notes due 2029

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1. Interest iHeartCommunications, Inc., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate (i) initially following the Issue Date, of 9.125% per annum, (ii) if and when the 2029 First Lien Notes receive a rating of B from S&P and a rating of B2 from Moody’s, of 8.625% per annum, and (iii) if and when the 2029 First Lien Notes receive a rating of BB- from S&P or a rating of Ba3 from Moody’s, of 8.375% per annum, from December 20, 20244 until maturity. The Issuer will pay interest semiannually in arrears every February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2029 First Lien Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be February 1, 20255. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the 2029 First Lien Notes will be computed on the basis of a 360 day year comprised of twelve 30 day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, and interest on any 2029 First Lien Note is due and payable, the Issuer shall deposit with the Paying Agent an amount of money sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any 2029 First Lien Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such 2029 First Lien Note (or one or more predecessor First Lien Notes) is registered at the close of business on the preceding January 15 and July 15 at the office or agency of the Issuer maintained for such purpose pursuant to SECTION 2.3 of the Indenture. The principal of (and premium, if any) and interest on the 2029 First Lien Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to SECTION 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes

[4]	In the case of 2029 First Lien Notes issued on the Issue Date.
[5]	In the case of 2029 First Lien Notes issued on the Issue Date.

A-1-5

Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of 2029 First Lien Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of 2029 First Lien Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of 2029 First Lien Notes represented by Definitive Notes will be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3. Paying Agent and Registrar

The Issuer initially appoints U.S. Bank Trust Company, National Association, the trustee (the “Trustee”), as Registrar and Paying Agent for the 2029 First Lien Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4. Indenture

The Issuer issued the 2029 First Lien Notes under an Indenture dated as of December 20, 2024 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee and Collateral Agent. The terms of the 2029 First Lien Notes include those stated in the Indenture. The 2029 First Lien Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the 2029 First Lien Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

5. Covenants

The terms of the 2029 First Lien Notes contain covenants of the Parent Guarantor and its Subsidiaries, including but not limited to those set forth in Articles III and IV of the Indenture.

6. Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post filing or post-petition interest) on the 2029 First Lien Notes, the Obligations of the Issuer under the Indenture and the 2029 First Lien Notes and all other amounts payable by the Issuer under the Indenture and the 2029 First Lien Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2029 First Lien Notes and the Indenture, the Guarantors will unconditionally Guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

A-1-6

7. Redemption

(a) At any time prior to December 20, 2026, the Issuer may redeem the 2029 First Lien Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of the 2029 First Lien Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as a percentage of the principal amount of the 2029 First Lien Notes to be redeemed) equal to 100% of the principal amount of such 2029 First Lien Notes redeemed plus the 2029 Make-Whole Amount as of, and accrued and unpaid interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders of the 2029 First Lien Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) Except pursuant to clause (a) of this paragraph 7 or as otherwise set forth below, the 2029 First Lien Notes will not be redeemable at the Issuer’s option.

(c) At any time and from time to time on or after December 20, 2026, the Issuer may redeem the 2029 First Lien Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2029 First Lien Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the period indicated below:

Period	Redemption Price
December 20, 2026 to December 20, 2027	103.0%
December 20, 2027 to May 1, 2028	101.0%
May 1, 2028 and thereafter	100.0%

(d) In the event of an Applicable Premium Trigger Event, the Issuer shall pay to the Trustee, for payment to the Holders of 2029 First Lien Notes, the aggregate principal amount of the 2029 First Lien Notes of the applicable series being redeemed or required to be redeemed, repurchased or otherwise paid pursuant to the Indenture plus the 2029 Applicable Premium (without duplication) plus accrued and unpaid interest, if any.

(e) Notice of any redemption of the 2029 First Lien Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an equity offering, incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such

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conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(f) If the optional Redemption Date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the Redemption Date will be paid on the Redemption Date to the Holder in whose name the 2029 First Lien Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose 2029 First Lien Notes will be subject to redemption by the Issuer.

(g) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 First Lien Notes or portions thereof called for redemption on the applicable Redemption Date.

(h) Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of SECTION 5.1 through SECTION 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2029 First Lien Notes; provided however, that under certain circumstances, the Issuer may be required to offer to purchase the 2029 First Lien Notes under SECTION 3.5, SECTION 3.15 and SECTION 3.16 of the Indenture. Subject to the terms of the Indenture, the Issuer and its Affiliates, may from time to time seek to purchase the Issuer’s outstanding debt securities or loans, including the 2029 First Lien Notes, in privately negotiated or open market transactions, by tender offer or otherwise.

8. Repurchase Provisions

If a Change of Control occurs, unless the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes under SECTION 5.7, the Issuer shall make an offer to purchase all of the 2029 First Lien Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase; provided that (1) if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the 2029 First Lien Notes are registered at the close of business on such record date will receive interest on the repurchase date; and (2) if the Issuer delivered a redemption notice but subsequently did not redeem all outstanding 2029 First Lien Notes pursuant to the terms of the Indenture, then the Issuer shall make a Change of Control Offer and otherwise comply with the terms of SECTION 3.15 of the Indenture.

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In connection with any tender offer for the 2029 First Lien Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2029 First Lien Notes validly tender and do not withdraw such 2029 First Lien Notes in such tender offer and the Issuer, or any third party making a such tender offer in lieu of the Issuer, purchases all of the 2029 First Lien Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase date, to redeem all 2029 First Lien Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

Upon certain Dispositions, the Issuer may be required to use the Excess Proceeds from such Dispositions to offer to offer to purchase 2029 First Lien Notes in accordance with the procedures set forth in SECTION 3.5 and in ARTICLE V of the Indenture.

Commencing with the fiscal year ending December 31, 2025, if certain criteria are satisfied as provided in SECTION 3.16 of the Indenture, the Issuer may be required to make an Excess Amount Offer with respect to the 2029 First Lien Notes in accordance with the procedures set forth in SECTION 3.16.

9. Denominations; Transfer; Exchange

The 2029 First Lien Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1. A Holder may transfer or exchange 2029 First Lien Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 2029 First Lien Note (A) for a period beginning (1) 15 days before the sending of a notice of an offer to repurchase or redeem 2029 First Lien Notes and ending at the close of business on the day of such sending or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any 2029 First Lien Note being redeemed in part.

10. Persons Deemed Owners

The registered Holder of this 2029 First Lien Note may be treated as the owner of it for all purposes.

11. [Reserved].

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12. Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the 2029 First Lien Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, interest, if any, on the 2029 First Lien Notes to redemption or maturity, as the case may be pursuant to the terms of Articles VIII and XI of the Indenture.

13. Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the 2029 First Lien Notes, the First Lien Note Guarantees of the 2029 First Lien Notes, the Collateral Documents or the Intercreditor Agreements may be amended, supplemented or otherwise modified or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding 2029 First Lien Notes pursuant to the terms of Article IX of the Indenture. Without notice to or the consent of any Holder, the Issuer, the Guarantors, the Trustee and the First Lien Notes Collateral Agent, as applicable, may amend or supplement the Indenture, the 2029 First Lien Notes, the First Lien Note Guarantees in respect of the 2029 First Lien Notes, the Collateral Documents or the Intercreditor Agreements as provided in the Indenture.

14. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any other monetary obligations on all the 2029 First Lien Notes to be due and payable immediately pursuant to the terms of Article VI of the Indenture. Upon the effectiveness of such declaration, such principal, premium, interest, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the 2029 First Lien Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2029 First Lien Notes may rescind any such acceleration with respect to the 2029 First Lien Notes and its consequences pursuant to the terms of Article VI of the Indenture.

15. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of 2029 First Lien Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

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16. No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the 2029 First Lien Notes, the First Lien Note Guarantees in respect of the 2029 First Lien Notes, the Collateral Documents, the Intercreditor Agreements or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a 2029 First Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2029 First Lien Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17. Authentication

This 2029 First Lien Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2029 First Lien Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the First Lien Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the First Lien Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

This 2029 First Lien Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Chief Financial Officer

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21. Security

The 2029 First Lien Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreements. The Trustee and the First Lien Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the 2029 First Lien Notes, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this 2029 First Lien Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the First Lien Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform their obligations and exercise their rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this 2029 First Lien Note, fill in the form below:

I or we assign and transfer this 2029 First Lien Note to:

(Print or type assignee’s name, address and zip code)
(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this 2029 First Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)
Sign exactly as your name appears on the other side of this 2029 First Lien Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is /  ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee  ☐ is /  ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the 2029 First Lien Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such 2029 First Lien Notes and the last date, if any, on which such 2029 First Lien Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such 2029 First Lien Notes are being:

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CHECK ONE BOX BELOW:

(1) ☐ acquired for the undersigned’s own account, without transfer; or

(2) ☐ transferred to the Issuer; or

(3) ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5) ☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) ☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2029 First Lien Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the 2029 First Lien Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:
(Signature must be guaranteed)	Signature

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2029 First Lien Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144 A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144 A.

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The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount Of this Global Note	Principal Amount of this Global Note following such Decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this 2029 First Lien Note purchased by the Issuer pursuant to SECTION 3.5, SECTION 3.15 or SECTION 3.16 of the Indenture, check the applicable box:

SECTION 3.5 ☐  SECTION 3.15  ☐  SECTION 3.16  ☐

If you want to elect to have only part of this 2029 First Lien Note purchased by the Issuer pursuant to SECTION 3.5, SECTION 3.15 or SECTION 3.16 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000) and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the 2029 First Lien Notes to be issued to the Holder for the portion of the within 2029 First Lien Note not being repurchased (in the absence of any such specification, one such 2029 First Lien Note will be issued for the portion not being repurchased):

Date:	Your Signature
(Sign exactly as your name appears on the other Side of the 2029 First Lien Note)
Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad 15.

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EXHIBIT A-2: FORM OF 2030 FIRST LIEN NOTES

[FORM OF FACE OF NOTE]

[Restricted Note Legend, if applicable]

[Global Note Legend, if applicable]

[Temporary Regulation S Legend, if applicable]

[Original Issue Discount Legend, if applicable. THE 2030 FIRST LIEN NOTES MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE 2030 FIRST LIEN NOTES MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS ADDRESS AS SPECIFIED IN THE INDENTURE.]

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No. [ ]	Principal Amount $[•] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][6]

CUSIP No. [•][7]

IHEARTCOMMUNICATIONS, INC.

Senior Secured Notes due 2030

iHeartCommunications, Inc., a Texas corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on August 15, 2030.

Interest Payment Dates: February 15 and August 15, commencing on February 15, 20258

Record Dates: February 1 and August 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

[6]	Insert in Global Notes only.
[7]	144A: 45174HBM8

Reg S: U45057AR4

[8]	In the case of Notes issued on the Issue Date.

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IHEARTCOMMUNICATIONS, INC.

By:
Name:
Title:

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TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 2030 First Lien Notes referred to in the within mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee for the 2030 First Lien Notes

By:
Authorized signatory

Dated:

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[FORM OF REVERSE SIDE OF NOTE]

IHEARTCOMMUNICATIONS, INC.

Senior Secured Notes due 2030

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1. Interest iHeartCommunications, Inc., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate (i) initially following the Issue Date, of 7.750% per annum, (ii) if and when the 2030 First Lien Notes receive a rating of B from S&P and a rating of B2 from Moody’s, of 7.350% per annum, and (iii) if and when the 2030 First Lien Notes receive a rating of BB- from S&P or a rating of Ba3 from Moody’s, of 7.150% per annum, from December 20, 20249 until maturity. The Issuer will pay interest semiannually in arrears every February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2030 First Lien Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be February 15, 202510. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the 2030 First Lien Notes will be computed on the basis of a 360 day year comprised of twelve 30 day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, and interest on any 2030 First Lien Note is due and payable, the Issuer shall deposit with the Paying Agent an amount of money sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any 2030 First Lien Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such 2030 First Lien Note (or one or more predecessor First Lien Notes) is registered at the close of business on the preceding February 1 and August 1 at the office or agency of the Issuer maintained for such purpose pursuant to SECTION 2.3 of the Indenture. The principal of (and premium, if any) and interest on the 2030 First Lien Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to SECTION 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes

[9]	In the case of 2030 First Lien Notes issued on the Issue Date.
[10]	In the case of 2030 First Lien Notes issued on the Issue Date.

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Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of 2030 First Lien Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of 2030 First Lien Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of 2030 First Lien Notes represented by Definitive Notes will be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3. Paying Agent and Registrar

The Issuer initially appoints U.S. Bank Trust Company, National Association, the trustee (the “Trustee”), as Registrar and Paying Agent for the 2030 First Lien Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4. Indenture

The Issuer issued the 2030 First Lien Notes under an Indenture dated as of December 20, 2024 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee and Collateral Agent. The terms of the 2030 First Lien Notes include those stated in the Indenture. The 2030 First Lien Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the 2030 First Lien Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

5. Covenants

The terms of the 2030 First Lien Notes contain covenants of the Parent Guarantor and its Subsidiaries, including but not limited to those set forth in Articles III and IV of the Indenture.

6. Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post filing or post-petition interest) on the 2030 First Lien Notes, the Obligations of the Issuer under the Indenture and the 2030 First Lien Notes and all other amounts payable by the Issuer under the Indenture and the 2030 First Lien Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2030 First Lien Notes and the Indenture, the Guarantors will unconditionally Guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

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7. Redemption

(a) At any time prior to December 20, 2026, the Issuer may redeem the 2030 First Lien Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of the 2030 First Lien Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as a percentage of the principal amount of the 2030 First Lien Notes to be redeemed) equal to 100% of the principal amount of such 2030 First Lien Notes redeemed plus the 2030 Make-Whole Amount as of, and accrued and unpaid interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders of the 2030 First Lien Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) Except pursuant to clause (a) of this paragraph 7 or as otherwise set forth below, the 2030 First Lien Notes will not be redeemable at the Issuer’s option.

(c) At any time and from time to time on or after December 20, 2026, the Issuer may redeem the 2030 First Lien Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2030 First Lien Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the period indicated below:

Period	Redemption Price
December 20, 2026 to December 20, 2027	105.8125%
December 20, 2027 to May 1, 2028	101.9375%
May 1, 2028 and thereafter	100.0%

(d) In the event of an Applicable Premium Trigger Event, the Issuer shall pay to the Trustee, for payment to the Holders of 2030 First Lien Notes, the aggregate principal amount of the 2030 First Lien Notes of the applicable series being redeemed or required to be redeemed, repurchased or otherwise paid pursuant to the Indenture plus the 2030 Applicable Premium (without duplication) plus accrued and unpaid interest, if any.

(e) Notice of any redemption of the 2030 First Lien Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an equity offering, incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such

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conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(f) If the optional Redemption Date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the Redemption Date will be paid on the Redemption Date to the Holder in whose name the 2030 First Lien Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose 2030 First Lien Notes will be subject to redemption by the Issuer.

(g) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2030 First Lien Notes or portions thereof called for redemption on the applicable Redemption Date.

(h) Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of SECTION 5.1 through SECTION 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2030 First Lien Notes; provided however, that under certain circumstances, the Issuer may be required to offer to purchase the 2030 First Lien Notes under SECTION 3.5 and SECTION 3.15 of the Indenture. Subject to the terms of the Indenture, the Issuer and its Affiliates, may from time to time seek to purchase the Issuer’s outstanding debt securities or loans, including the 2030 First Lien Notes, in privately negotiated or open market transactions, by tender offer or otherwise.

8. Repurchase Provisions

If a Change of Control occurs, unless the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes under SECTION 5.7, the Issuer shall make an offer to purchase all of the 2030 First Lien Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase; provided that (1) if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the 2030 First Lien Notes are registered at the close of business on such record date will receive interest on the repurchase date; and (2) if the Issuer delivered a redemption notice but subsequently did not redeem all outstanding 2030 First Lien Notes pursuant to the terms of the Indenture, then the Issuer shall make a Change of Control Offer and otherwise comply with the terms of SECTION 3.15 of the Indenture.

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In connection with any tender offer for the 2030 First Lien Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2030 First Lien Notes validly tender and do not withdraw such 2030 First Lien Notes in such tender offer and the Issuer, or any third party making a such tender offer in lieu of the Issuer, purchases all of the 2030 First Lien Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase date, to redeem all 2030 First Lien Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

Upon certain Dispositions, the Issuer may be required to use the Excess Proceeds from such Dispositions to offer to offer to purchase 2030 First Lien Notes in accordance with the procedures set forth in SECTION 3.5 and in ARTICLE V of the Indenture.

9. Denominations; Transfer; Exchange

The 2030 First Lien Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1. A Holder may transfer or exchange 2030 First Lien Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 2030 First Lien Note (A) for a period beginning (1) 15 days before the sending of a notice of an offer to repurchase or redeem 2030 First Lien Notes and ending at the close of business on the day of such sending or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any 2030 First Lien Note being redeemed in part.

10. Persons Deemed Owners

The registered Holder of this 2030 First Lien Note may be treated as the owner of it for all purposes.

11. [Reserved].

12. Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the 2030 First Lien Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, interest, if any, on the 2030 First Lien Notes to redemption or maturity, as the case may be pursuant to the terms of Articles VIII and XI of the Indenture.

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13. Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the 2030 First Lien Notes, the First Lien Note Guarantees of the 2030 First Lien Notes, the Collateral Documents or the Intercreditor Agreements may be amended, supplemented or otherwise modified or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding 2030 First Lien Notes pursuant to the terms of Article IX of the Indenture. Without notice to or the consent of any Holder, the Issuer, the Guarantors, the Trustee and the First Lien Notes Collateral Agent, as applicable, may amend or supplement the Indenture, the 2030 First Lien Notes, the First Lien Note Guarantees in respect of the 2030 First Lien Notes, the Collateral Documents or the Intercreditor Agreements as provided in the Indenture.

14. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any other monetary obligations on all the 2030 First Lien Notes to be due and payable immediately pursuant to the terms of Article VI of the Indenture. Upon the effectiveness of such declaration, such principal, premium, interest, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the 2030 First Lien Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2030 First Lien Notes may rescind any such acceleration with respect to the 2030 First Lien Notes and its consequences pursuant to the terms of Article VI of the Indenture.

15. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of 2030 First Lien Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

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16. No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the 2030 First Lien Notes, the First Lien Note Guarantees in respect of the 2030 First Lien Notes, the Collateral Documents, the Intercreditor Agreements or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a 2030 First Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2030 First Lien Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17. Authentication

This 2030 First Lien Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2030 First Lien Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the First Lien Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the First Lien Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

This 2030 First Lien Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Chief Financial Officer

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21. Security

The 2030 First Lien Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreements. The Trustee and the First Lien Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the 2030 First Lien Notes, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this 2030 First Lien Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the First Lien Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform their obligations and exercise their rights thereunder in accordance therewith.

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ASSIGNMENT FORM

To assign this 2030 First Lien Note, fill in the form below:

I or we assign and transfer this 2030 First Lien Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this 2030 First Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)
Sign exactly as your name appears on the other side of this 2030 First Lien Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the 2030 First Lien Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such 2030 First Lien Notes and the last date, if any, on which such 2030 First Lien Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such 2030 First Lien Notes are being:

CHECK ONE BOX BELOW:

(1) ☐ acquired for the undersigned’s own account, without transfer; or

(2) ☐ transferred to the Issuer; or

(3) ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐ transferred pursuant to an effective registration statement under the Securities Act; or

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(5) ☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) ☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2030 First Lien Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the 2030 First Lien Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:
(Signature must be guaranteed)	Signature

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2030 First Lien Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144 A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144 A.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount Of this Global Note	Principal Amount of this Global Note following such Decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this 2030 First Lien Note purchased by the Issuer pursuant to SECTION 3.5 or SECTION 3.15 of the Indenture, check the applicable box:

SECTION 3.5 ☐ SECTION 3.15 ☐

If you want to elect to have only part of this 2030 First Lien Note purchased by the Issuer pursuant to SECTION 3.5 or SECTION 3.15 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000) and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the 2030 First Lien Notes to be issued to the Holder for the portion of the within 2030 First Lien Note not being repurchased (in the absence of any such specification, one such 2030 First Lien Note will be issued for the portion not being repurchased):

Date:	Your Signature
(Sign exactly as your name appears on the other Side of the 2030 First Lien Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad 15.

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EXHIBIT A-3: FORM OF 2031 FIRST LIEN NOTES

[FORM OF FACE OF NOTE]

[Restricted Note Legend, if applicable]

[Global Note Legend, if applicable]

[Temporary Regulation S Legend, if applicable]

[Original Issue Discount Legend, if applicable. THE 2031 FIRST LIEN NOTES MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE 2031 FIRST LIEN NOTES MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS ADDRESS AS SPECIFIED IN THE INDENTURE.]

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No. [ ]	Principal Amount $[•] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][11]

CUSIP No. [•][12]

IHEARTCOMMUNICATIONS, INC.

Senior Secured Notes due 2031

iHeartCommunications, Inc., a Texas corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on January 15, 2031.

Interest Payment Dates: January 15 and July 15, commencing on January 15, 202513

Record Dates: January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

[11]	Insert in Global Notes only.
[12]	144A: 45174HBK2

Reg S: U45057AP8

[13]	In the case of Notes issued on the Issue Date.

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IHEARTCOMMUNICATIONS, INC.

By:
Name:
Title:

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TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 2031 First Lien Notes referred to in the within mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee for the 2031 First Lien Notes

By:
Authorized signatory

Dated:

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[FORM OF REVERSE SIDE OF NOTE]

IHEARTCOMMUNICATIONS, INC.

Senior Secured Notes due 2031

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1. Interest iHeartCommunications, Inc., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate (i) initially following the Issue Date, of 7.000% per annum, (ii) if and when the 2031 First Lien Notes receive a rating of B from S&P and a rating of B2 from Moody’s, of 6.600% per annum, and (iii) if and when the 2031 First Lien Notes receive a rating of BB- from S&P or a rating of Ba3 from Moody’s, of 6.400% per annum, from December 20, 202414 until maturity. The Issuer will pay interest semiannually in arrears every January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2031 First Lien Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be January 15, 202515. The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the 2031 First Lien Notes will be computed on the basis of a 360 day year comprised of twelve 30 day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, and interest on any 2031 First Lien Note is due and payable, the Issuer shall deposit with the Paying Agent an amount of money sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any 2031 First Lien Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such 2031 First Lien Note (or one or more predecessor First Lien Notes) is registered at the close of business on the preceding January 1 and July 1 at the office or agency of the Issuer maintained for such purpose pursuant to SECTION 2.3 of the Indenture. The principal of (and premium, if any) and interest on the 2031 First Lien Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to SECTION 2.3 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes

[14]	In the case of 2031 First Lien Notes issued on the Issue Date.
[15]	In the case of 2031 First Lien Notes issued on the Issue Date.

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Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of 2031 First Lien Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of 2031 First Lien Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of 2031 First Lien Notes represented by Definitive Notes will be made by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3. Paying Agent and Registrar

The Issuer initially appoints U.S. Bank Trust Company, National Association, the trustee (the “Trustee”), as Registrar and Paying Agent for the 2031 First Lien Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4. Indenture

The Issuer issued the 2031 First Lien Notes under an Indenture dated as of December 20, 2024 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee and Collateral Agent. The terms of the 2031 First Lien Notes include those stated in the Indenture. The 2031 First Lien Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the 2031 First Lien Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

5. Covenants

The terms of the 2031 First Lien Notes contain covenants of the Parent Guarantor and its Subsidiaries, including but not limited to those set forth in Articles III and IV of the Indenture.

6. Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post filing or post-petition interest) on the 2031 First Lien Notes, the Obligations of the Issuer under the Indenture and the 2031 First Lien Notes and all other amounts payable by the Issuer under the Indenture and the 2031 First Lien Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the 2031 First Lien Notes and the Indenture, the Guarantors will unconditionally Guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

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7. Redemption

(a) At any time prior to December 20, 2026, the Issuer may redeem the 2031 First Lien Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice, with a copy to the Trustee, to each Holder of the 2031 First Lien Notes to the address of such Holder appearing in the Notes Register, at a redemption price (expressed as a percentage of the principal amount of the 2031 First Lien Notes to be redeemed) equal to 100% of the principal amount of such 2031 First Lien Notes redeemed plus the 2031 Make-Whole Amount as of, and accrued and unpaid interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders of the 2031 First Lien Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) Except pursuant to clause (a) of this paragraph 7 or as otherwise set forth below, the 2031 First Lien Notes will not be redeemable at the Issuer’s option.

(c) At any time and from time to time on or after December 20, 2026, the Issuer may redeem the 2031 First Lien Notes in whole or in part, at its option, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2031 First Lien Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the period indicated below:

Period	Redemption Price
December 20, 2026 to December 20, 2027	103.50%
December 20, 2027 to May 1, 2028	101.75%
May 1, 2028 and thereafter	100.0%

(d) In the event of an Applicable Premium Trigger Event, the Issuer shall pay to the Trustee, for payment to the Holders of 2031 First Lien Notes, the aggregate principal amount of the 2031 First Lien Notes of the applicable series being redeemed or required to be redeemed, repurchased or otherwise paid pursuant to the Indenture plus the 2031 Applicable Premium (without duplication) plus accrued and unpaid interest, if any.

(e) Notice of any redemption of the 2031 First Lien Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an equity offering, incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such

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conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(f) If the optional Redemption Date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the Redemption Date will be paid on the Redemption Date to the Holder in whose name the 2031 First Lien Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose 2031 First Lien Notes will be subject to redemption by the Issuer.

(g) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2031 First Lien Notes or portions thereof called for redemption on the applicable Redemption Date.

(h) Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of SECTION 5.1 through SECTION 5.6 of the Indenture.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2031 First Lien Notes; provided however, that under certain circumstances, the Issuer may be required to offer to purchase the 2031 First Lien Notes under SECTION 3.5 and SECTION 3.15 of the Indenture. Subject to the terms of the Indenture, the Issuer and its Affiliates, may from time to time seek to purchase the Issuer’s outstanding debt securities or loans, including the 2031 First Lien Notes, in privately negotiated or open market transactions, by tender offer or otherwise.

8. Repurchase Provisions

If a Change of Control occurs, unless the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes under SECTION 5.7, the Issuer shall make an offer to purchase all of the 2031 First Lien Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase; provided that (1) if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the 2031 First Lien Notes are registered at the close of business on such record date will receive interest on the repurchase date; and (2) if the Issuer delivered a redemption notice but subsequently did not redeem all outstanding 2031 First Lien Notes pursuant to the terms of the Indenture, then the Issuer shall make a Change of Control Offer and otherwise comply with the terms of SECTION 3.15 of the Indenture.

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In connection with any tender offer for the 2031 First Lien Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2031 First Lien Notes validly tender and do not withdraw such 2031 First Lien Notes in such tender offer and the Issuer, or any third party making a such tender offer in lieu of the Issuer, purchases all of the 2031 First Lien Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase date, to redeem all 2031 First Lien Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

Upon certain Dispositions, the Issuer may be required to use the Excess Proceeds from such Dispositions to offer to offer to purchase 2031 First Lien Notes in accordance with the procedures set forth in SECTION 3.5 and in ARTICLE V of the Indenture.

9. Denominations; Transfer; Exchange

The 2031 First Lien Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1. A Holder may transfer or exchange 2031 First Lien Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any 2031 First Lien Note (A) for a period beginning (1) 15 days before the sending of a notice of an offer to repurchase or redeem 2031 First Lien Notes and ending at the close of business on the day of such sending or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any 2031 First Lien Note being redeemed in part.

10. Persons Deemed Owners

The registered Holder of this 2031 First Lien Note may be treated as the owner of it for all purposes.

11. [Reserved].

12. Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the 2031 First Lien Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, interest, if any, on the 2031 First Lien Notes to redemption or maturity, as the case may be pursuant to the terms of Articles VIII and XI of the Indenture.

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13. Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the 2031 First Lien Notes, the First Lien Note Guarantees of the 2031 First Lien Notes, the Collateral Documents or the Intercreditor Agreements may be amended, supplemented or otherwise modified or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding 2031 First Lien Notes pursuant to the terms of Article IX of the Indenture. Without notice to or the consent of any Holder, the Issuer, the Guarantors, the Trustee and the First Lien Notes Collateral Agent, as applicable, may amend or supplement the Indenture, the 2031 First Lien Notes, the First Lien Note Guarantees in respect of the 2031 First Lien Notes, the Collateral Documents or the Intercreditor Agreements as provided in the Indenture.

14. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any other monetary obligations on all the 2031 First Lien Notes to be due and payable immediately pursuant to the terms of Article VI of the Indenture. Upon the effectiveness of such declaration, such principal, premium, interest, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the 2031 First Lien Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2031 First Lien Notes may rescind any such acceleration with respect to the 2031 First Lien Notes and its consequences pursuant to the terms of Article VI of the Indenture.

15. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of 2031 First Lien Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

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16. No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the 2031 First Lien Notes, the First Lien Note Guarantees in respect of the 2031 First Lien Notes, the Collateral Documents, the Intercreditor Agreements or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a 2031 First Lien Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2031 First Lien Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17. Authentication

This 2031 First Lien Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this 2031 First Lien Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers, if applicable, to be printed on the First Lien Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the First Lien Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

This 2031 First Lien Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Attention: Chief Financial Officer

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21. Security

The 2031 First Lien Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Intercreditor Agreements. The Trustee and the First Lien Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the 2031 First Lien Notes, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this 2031 First Lien Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the First Lien Notes Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform their obligations and exercise their rights thereunder in accordance therewith.

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ASSIGNMENT FORM

To assign this 2031 First Lien Note, fill in the form below:

I or we assign and transfer this 2031 First Lien Note to:

(Print or type assignee’s name, address and zip code)
(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this 2031 First Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
Signature Guarantee:
(Signature must be guaranteed)
Sign exactly as your name appears on the other side of this 2031 First Lien Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the 2031 First Lien Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such 2031 First Lien Notes and the last date, if any, on which such 2031 First Lien Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such 2031 First Lien Notes are being:

CHECK ONE BOX BELOW:

(1) ☐ acquired for the undersigned’s own account, without transfer; or

(2) ☐ transferred to the Issuer; or

(3) ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐ transferred pursuant to an effective registration statement under the Securities Act; or

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(5) ☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) ☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2031 First Lien Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the 2031 First Lien Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:
(Signature must be guaranteed)	Signature

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2031 First Lien Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144 A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144 A.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount Of this Global Note	Principal Amount of this Global Note following such Decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this 2031 First Lien Note purchased by the Issuer pursuant to SECTION 3.5 or SECTION 3.15 of the Indenture, check the applicable box:

SECTION 3.5 ☐ SECTION 3.15 ☐

If you want to elect to have only part of this 2031 First Lien Note purchased by the Issuer pursuant to SECTION 3.5 or SECTION 3.15 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000) and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the 2031 First Lien Notes to be issued to the Holder for the portion of the within 2031 First Lien Note not being repurchased (in the absence of any such specification, one such 2031 First Lien Note will be issued for the portion not being repurchased):

Date:	Your Signature
(Sign exactly as your name appears on the other Side of the 2031 First Lien Note)
Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad 15.

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EXHIBIT B

Form of Supplemental Indenture to Add Guarantors

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], 20[ ], by and among the parties that are signatories hereto with respect to the Indenture referred to below.

WITNESSETH:

WHEREAS, each of the Issuer, the Guarantors, the Trustee and the First Lien Notes Collateral Agent have heretofore executed and delivered an indenture dated as of December 20, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $[•] of Senior Secured Notes due 2029, $[•] of Senior Secured Notes due 2030 and $[•] of Senior Secured Notes due 2031 (the “First Lien Notes”) of the Issuer;

WHEREAS, the Indenture provides that under certain circumstances certain subsidiaries of the Parent Guarantor shall execute and deliver to the Trustee and the First Lien Notes Collateral Agent a supplemental indenture to which such Subsidiary (the “Guaranteeing Subsidiary”) shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the First Lien Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and WHEREAS, pursuant to SECTION 9.1 of the Indenture, the Issuer, the Trustee and the First Lien Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Issuer, the Trustee and the First Lien Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the First Lien Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

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ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1 Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the First Lien Notes and the Trustee the Guaranteed Obligations pursuant to ARTICLE X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2 Release of Guarantee. This First Lien Note Guarantee shall be released in accordance with SECTION 10.2 of the Indenture.

SECTION 3.3 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.5 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6 Benefits Acknowledged. The Guaranteeing Subsidiary’s First Lien Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this First Lien Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.7 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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SECTION 3.8 The Trustee and the First Lien Notes Collateral Agent. Neither the Trustee nor the First Lien Notes Collateral Agent makes any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9 Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.10 Execution and Delivery. The Guaranteeing Subsidiary agrees that the First Lien Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each First Lien Note a notation of any such First Lien Note Guarantee.

SECTION 3.11 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR], as a Guarantor

By:
Name:
Title:
[ADDRESS FOR NOTICES]

Acknowledged by: IHEARTCOMMUNICATIONS, INC.

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

U.S. Bank Trust Company, National Association, as
Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT C

Form of Intercompany Note

INTERCOMPANY NOTE

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions (including trade payables) made by such Holder to such Issuer and all intercompany receivables and obligations owed by such Issuer to such Holder from time to time (collectively, the “Specified Obligations”), in such currencies as shall be agreed from time to time. Each Issuer promises also to pay interest, if any, on the unpaid principal amount of all such Specified Obligations in like money at said location from the date of such Specified Obligations until paid at such rate per annum as shall be agreed upon from time to time by such Issuer and such Holder. Unless defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall have the meanings assigned to such terms in the Credit Agreement.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement, dated as of December 20, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among iHeartMedia Capital I, LLC, a Delaware limited liability company (“Holdings”), iHeartCommunications, Inc., a Texas corporation (the “Borrower”), the other Guarantors party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto and is subject to the terms thereof, and shall be pledged by each Holder pursuant to the Collateral Documents, to the extent required pursuant to the terms thereof and the terms of the Credit Agreement. Each Holder hereby acknowledges and agrees that, subject to the terms of the Intercreditor Agreements (if any), the Administrative Agent and/or Collateral Agent may exercise all rights and remedies provided in the Credit Agreement and the Collateral Documents with respect to this Note.

Anything in this Note to the contrary notwithstanding, the Specified Obligations evidenced by this Note owed by any Issuer that is the Borrower or a Guarantor to any Holder (the Specified Obligations of such Issuers, collectively, the “Subordinated Obligations”) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) all Obligations of such Issuer under the Credit Agreement and other Loan Documents, including, without limitation, where applicable, under such Issuer’s Guaranty of the Obligations under the Credit Agreement, and (ii) all other Indebtedness of such Issuer or any Guaranty thereof, other than Indebtedness that by its terms expressly provides that it shall not be Senior Indebtedness (as defined below) hereunder (such Obligations under the Loan Documents and such Indebtedness and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any Bankruptcy Proceedings (as defined below), whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”). The foregoing shall apply, notwithstanding the availability of other collateral to any of the holders of the Senior

Indebtedness or any of the holders of the Subordinated Obligations or the actual date and time of execution, delivery, recordation, filing or perfection of security interests granted with respect to any of the Senior Indebtedness or any of the Subordinated Obligations, or the lien or priority of payment thereof, and in any instance wherein any of the Senior Indebtedness or any claim for any of the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under the U.S. Bankruptcy Code or other applicable law.

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy (any of the foregoing, a “Bankruptcy Proceeding”), then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Holder is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Holder would otherwise be entitled (other than debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its behalf with respect to this Note;

(iii) notwithstanding any other provision applicable to the Subordinated Obligations, if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and promptly shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives) in accordance with the Intercreditor Agreements (if any), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash;

(iv) no Holder shall object to the entry of any order or orders approving any cash collateral stipulations, adequate protection provisions or similar stipulations executed by the holders of Senior Indebtedness in any Bankruptcy Proceeding or any other proceeding under the Bankruptcy Code and each Holder waives any marshaling rights with respect to holders of Senior Indebtedness in any Bankruptcy Proceeding or any other proceeding under the Bankruptcy Code;

(v) if any Holder shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Issuer or any of its Subsidiaries, such lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness, and such Holder hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof;

(vi) no Holder shall, without the prior consent of the Administrative Agent or the Collateral Agent (subject to the terms of the Intercreditor Agreements, if any) accelerate all or any part of the Subordinated Obligations or commence, or join or participate in, any enforcement action with respect to the obligations of any Issuer or any of its respective Subsidiaries to pay any amounts relating to the Subordinated Obligations or take any enforcement action against any asset or property of any Issuer or its Subsidiaries; and

(vii) if, at any time, all or part of any payment with respect to Senior Indebtedness theretofore is made is rescinded or must otherwise be returned by the holders of the Senior Indebtedness or any reason whatsoever (including without limitation, the insolvency, bankruptcy or reorganization or any Note Party, any of its Subsidiaries or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note nor shall such right be waived by any act, failure to act or delay on the part of any Issuer or by any act, failure to act or delay on the part of such holder or any trustee or agent for such holder nor shall any single or partial exercise of such right preclude any other or further exercise thereof or the exercise of any other right hereunder. Each Holder and each Issuer hereby agree that the subordination of this Note is for the benefit of the Agents and the Lenders under the Credit Agreement and such parties are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and the Lenders, proceed to enforce the subordination provisions herein.

The Specified Obligations evidenced by this Note owed by any Issuer that is not the Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Issuer.

Notwithstanding the foregoing, (i) nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the holders of Senior Indebtedness and (ii) with respect to any indebtedness owing from any Issuer to any Holder with a “works council” or other employee representative body, such Indebtedness shall, unless such body has been consulted with respect to such subordination, and, if and to the extent required, unconditionally approved such subordination (by means of a prior positive advice or otherwise), not be subordinated to the Senior Indebtedness to the extent, and only to the extent, that the terms of such subordination would require the approval of or consultation with such entity before such subordination could be effective.

Each Holder is hereby authorized to record all Specified Obligations made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any agreement between them evidencing intercompany loans and this Note does not in any way replace such intercompany loans or other obligations between them nor does this Note in any way change the principal amount of any intercompany loans or other obligations between them.

Upon execution and delivery after the date hereof by iHeartMedia Capital I, LLC or any subsidiary of iHeartMedia Capital I, LLC of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note. This Note may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Upon the earlier to occur of (x) the commencement of any Bankruptcy Proceeding relating to any Issuer or (y) any exercise of any remedies upon an Event of Default (including any acceleration of loans or the termination of the commitments) pursuant to the Loan Documents, the aggregate unpaid principal amount hereof shall, to the extent permitted by applicable law, become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note. Each Issuer hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Each party hereto agrees to be fully bound by all terms and provisions contained in this Note, both with respect to any Subordinated Obligations (including guarantees thereof and security therefor) owned to it, and with respect to all Subordinated Obligations (including guarantees thereof and security therefor) owing by it. In case any one or more of the provisions in this Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any application thereof, shall not in any way be affected or impaired thereby.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IHEARTMEDIA CAPITAL I, LLC
as both Issuer and Holder,

By:
Name: Richard J. Bressler
Title: President and Chief Financial Officer

IHEARTCOMMUNICATIONS, INC. as both Issuer and Holder,

By:
Name: Richard J. Bressler
Title: President and Chief Financial Officer

ANDO MEDIA, LLC
BLOGTALKRADIO, INC.
BROADER MEDIA HOLDINGS, LLC
CHRISTAL RADIO SALES, INC. IHEART OPERATIONS, INC. IHEARTMEDIA + ENTERTAINMENT, INC. IHEARTMEDIA MANAGEMENT SERVICES, INC. IHM IDENTITY, INC. IHM LICENSES LLC
JELLI, LLC
KATZ COMMUNICATIONS, INC.
KATZ MEDIA GROUP, INC.
KATZ MILLENNIUM SALES & MARKETING, INC.
KATZ NET RADIO SALES, INC.
M STREET CORPORATION
PREMIERE NETWORKS, INC.
SPACIAL AUDIO SOLUTIONS, LLC
SPREAKER, INC.
STUFF MEDIA, LLC
TRITON DIGITAL, INC.
TTWN MEDIA NETWORKS, LLC
TTWN NETWORKS, LLC
UNIFIED ENTERPRISES CORP.
VOXNEST, INC., each, as both Issuer and Holder,
By:
Name: Richard J. Bressler
Title: President and Chief Financial Officer

ALLONGE

This allonge is attached to, and by this reference is made a part of, that certain Intercompany Note, dated December 20, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercompany Note”), by and among the undersigned, for the purpose of annexing thereto the following endorsement.

FOR VALUE RECEIVED, each of the undersigned hereby assigns and transfers all of its rights, title and interest as a Holder in such Intercompany Note pursuant to the following endorsement with the same force and effect as if such endorsement were set forth at the end or on the reverse of such Intercompany Note:

PAY TO THE ORDER OF:

	Dated:	____________________

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed and delivered as of the date first above written.

IHEARTMEDIA CAPITAL I, LLC

By:
Name: Richard J. Bressler
Title: President and Chief Financial Officer

IHEARTCOMMUNICATIONS, INC.

By:
Name: Richard J. Bressler
Title: President and Chief Financial Officer

ANDO MEDIA, LLC
BLOGTALKRADIO, INC.
BROADER MEDIA HOLDINGS, LLC
CHRISTAL RADIO SALES, INC. IHEART OPERATIONS, INC. IHEARTMEDIA + ENTERTAINMENT, INC. IHEARTMEDIA MANAGEMENT SERVICES, INC. IHM IDENTITY, INC. IHM LICENSES LLC
JELLI, LLC
KATZ COMMUNICATIONS, INC.
KATZ MEDIA GROUP, INC.
KATZ MILLENNIUM SALES & MARKETING, INC.
KATZ NET RADIO SALES, INC.
M STREET CORPORATION
PREMIERE NETWORKS, INC.
SPACIAL AUDIO SOLUTIONS, LLC
SPREAKER, INC.
STUFF MEDIA, LLC
TRITON DIGITAL, INC.
TTWN MEDIA NETWORKS, LLC
TTWN NETWORKS, LLC
UNIFIED ENTERPRISES CORP.
VOXNEST, INC

By:
Name: Richard J. Bressler
Title: President and Chief Financial Officer

EXHIBIT D

Form of Multi-Lien Intercreditor Agreement

MULTI-LIEN INTERCREDITOR AGREEMENT

by and among

IHEARTMEDIA CAPITAL I, LLC,

IHEARTCOMMUNICATIONS, INC.,

the other Grantors party hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent for the First Lien Credit Agreement Secured Parties and as a First Priority Representative,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent for the First Lien Notes (2029) Secured Parties and as a First Priority Representative,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent for the First Lien Notes (2030) Secured Parties and as a First Priority Representative,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent for the First Lien Notes (2031) Secured Parties and as a First Priority Representative,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent for the Existing 2028 Secured Notes Secured Parties and as a First Priority Representative,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent for the Second Lien Notes Secured Parties and as a Second Priority Representative,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent for the Third Lien Existing Credit Agreement Secured Parties and as a Third Lien Existing Credit Agreement Representative,

and

the other Representatives from time to time party hereto.

Dated as of December 20, 2024

This MULTI-LIEN INTERCREDITOR AGREEMENT, dated as of December 20, 2024 (this “Agreement”), is entered into by and among:

(i)

Bank of America, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement (as defined below) (in such capacity and together with its successors in such capacities, and as more specifically defined below, the “First Lien Credit Agreement Representative”),

(ii)

U.S. Bank Trust Company, National Association, as trustee and collateral agent for the First Lien Notes (2029) (as defined below) (in such capacity and together with its successors in such capacities, and as more specifically defined below, the “First Lien Notes (2029) Representative”),

(iii)

U.S. Bank Trust Company, National Association, as trustee and collateral agent for the First Lien Notes (2030) (as defined below) (in such capacity and together with its successors in such capacities, and as more specifically defined below, the “First Lien Notes (2030) Representative”),

(iv)

U.S. Bank Trust Company, National Association, as trustee and collateral agent for the First Lien Notes (2031) (as defined below) (in such capacity and together with its successors in such capacities, and as more specifically defined below, the “First Lien Notes (2031) Representative”),

(v)

U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Existing 2028 Secured Notes (as defined below) (in such capacity and together with its successors in such capacities, and as more specifically defined below, the “Existing 2028 Notes Representative”),

(vi)

U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Second Lien Notes Indenture (as defined below) (in such capacities and together with its successors in such capacities, and as more specifically defined below, the “Second Lien Notes Representative”),

(vii)

Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement (as defined below) (in such capacities and together with its successors in such capacities, and as more specifically defined below, the “Third Lien Existing Credit Agreement Representative”),

(viii)	any Additional First Priority Representative (as defined below) that from time to time becomes a party hereto pursuant to Section 8.09,

(ix)	any Additional Second Priority Representative (as defined below) that from time to time becomes a party hereto pursuant to Section 8.10,

(x)	any Additional Third Priority Representative (as defined below) that from time to time becomes a party hereto pursuant to Section 8.11, and

(xi)

iHeartcommunications, Inc., a Texas corporation (or any successor thereof, the “Company”), iHeartmedia Capital I, LLC, a Delaware limited liability corporation (or any successor thereof, “Holdings”), and the other Grantors (as defined below) party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 1, 2019, by and among Bank of America, N.A., as ABL Collateral Agent (as such term is defined therein), Bank of America, N.A., as Term Loan Collateral Agent and Designated Junior Priority Representative (as such terms are defined therein), U.S. Bank Trust Company, National Association, as Notes Collateral Agent (as such term is defined therein) and each Additional Junior Priority Representative party thereto (as such term is defined therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Additional First Priority Debt Documents” means, with respect to any series, issue or class of Additional First Priority Obligations, the applicable Additional First Priority Facility and any notes, security documents and other operative agreements evidencing or governing such Obligations, including any agreement entered into for the purpose of securing such Additional First Priority Obligations, including, if applicable, the First Priority Collateral Documents.

“Additional First Priority Facility” means each debt facility arising under each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional First Priority Obligations, in each case as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time.

“Additional First Priority Obligations” means all Obligations under and in respect of the Additional First Priority Debt Documents which are permitted by the then extant First Priority Debt Documents and First Priority Debt Documents to be secured by the Shared Collateral equally and ratably with, or on the same basis as, the Obligations under and in respect of the First Priority Facilities for purposes of the First Priority Debt Documents or the First Priority Collateral Documents.

“Additional First Priority Representative” means the trustee, administrative agent, collateral agent, security agent and/or similar agent under an Additional First Priority Facility (upon and after the initial execution and delivery thereof by the initial parties thereto) that is named as the Additional First Priority Representative in an Additional First Priority Representative Joinder Agreement executed and delivered in accordance with Section 8.09, and shall include any successor trustee, administrative agent, collateral agent, security agent or similar agent as provided in such Additional First Priority Facility.

“Additional First Priority Representative Joinder Agreement” means a supplement to this Agreement in the form of Exhibit B hereof required to be delivered by an Additional First Priority Representative to each other Representative party hereto pursuant to Section 8.09 in order to include Additional First Priority Obligations hereunder and to become the Representative hereunder for the Additional First Priority Secured Parties.

“Additional First Priority Secured Parties” means the holders of any Additional First Priority Obligations, in such capacity, and any Additional First Priority Representative.

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“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Obligations, the applicable Additional Second Priority Facility and any notes, security documents and other operative agreements evidencing or governing such Obligations, including any agreement entered into for the purpose of securing such Additional Second Priority Obligations, including, if applicable, the Second Priority Collateral Documents.

“Additional Second Priority Facility” means each debt facility arising under each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Second Priority Obligations, in each case as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time.

“Additional Second Priority Obligations” means all Obligations under and in respect of the Additional Second Priority Debt Documents which are permitted by the then extant First Priority Debt Documents and Second Priority Debt Documents to be secured by the Shared Collateral equally and ratably with, or on the same basis as, the Obligations under and in respect of the Second Lien Notes Indenture for purposes of the Second Priority Debt Documents or the Second Priority Collateral Documents.

“Additional Second Priority Representative” means the trustee, administrative agent, collateral agent, security agent and/or similar agent under an Additional Second Priority Facility (upon and after the initial execution and delivery thereof by the initial parties thereto) that is named as the Additional Second Priority Representative in an Additional Second Priority Representative Joinder Agreement executed and delivered in accordance with Section 8.10, and shall include any successor trustee, administrative agent, collateral agent, security agent or similar agent as provided in such Additional Second Priority Facility.

“Additional Second Priority Representative Joinder Agreement” means a supplement to this Agreement in the form of Exhibit C hereof required to be delivered by an Additional Second Priority Representative to each other Representative party hereto pursuant to Section 8.10 in order to include Additional Second Priority Obligations hereunder and to become the Representative hereunder for the Additional Second Priority Secured Parties.

“Additional Second Priority Secured Parties” means the holders of any Additional Second Priority Obligations, in such capacity, and any Additional Second Priority Representative.

“Additional Third Priority Debt Documents” means, with respect to any series, issue or class of Additional Third Priority Obligations, the applicable Additional Third Priority Facility and any notes, security documents and other operative agreements evidencing or governing such Obligations, including any agreement entered into for the purpose of securing such Additional Third Priority Obligations, including, if applicable, the Third Priority Collateral Documents.

“Additional Third Priority Facility” means each debt facility arising under each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Third Priority Obligations, in each case as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time.

“Additional Third Priority Obligations” means all Obligations under and in respect of the Additional Third Priority Debt Documents which are permitted by the then extant First Priority Debt Documents and Second Priority Debt Documents to be secured by the Shared Collateral on a junior basis to the Obligations under and in respect of the First Priority Debt Documents and the Second Priority Debt Documents.

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“Additional Third Priority Representative” means the trustee, administrative agent, collateral agent, security agent or similar agent under an Additional Third Priority Facility (upon and after the initial execution and delivery thereof by the initial parties thereto) that is named as the Additional Third Priority Representative in an Additional Third Priority Representative Joinder Agreement executed and delivered in accordance with Section 8.11, and shall include any successor trustee, administrative agent, collateral agent, security agent or similar agent as provided in such Additional Third Priority Facility.

“Additional Third Priority Representative Joinder Agreement” means a supplement to this Agreement in the form of Exhibit D hereof required to be delivered by an Additional Third Priority Representative to each other Representative party hereto pursuant to Section 8.11 in order to include Additional Third Priority Obligations hereunder and to become the Representative hereunder for the Additional Third Priority Secured Parties.

“Additional Third Priority Secured Parties” means the holders of any Additional Third Priority Obligations, in such capacity, and any Additional Third Priority Representative.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Laws” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, administration, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar federal, state or foreign debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, or where the registered office of any First Priority Representative, Second Priority Representative or Third Priority Representative is located, are authorized or required by law to close.

“Collateral” means all assets now or hereafter subject to a Lien created pursuant to any Collateral Document securing any First Priority Obligations, Second Priority Obligations or Third Priority Obligations.

“Collateral Documents” means the First Priority Collateral Documents, the Second Priority Collateral Documents and the Third Priority Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the First Priority Debt Documents, the Second Priority Debt Documents and the Third Priority Collateral Documents.

“Designated First Priority Representative” means the Controlling Collateral Agent as defined in and determined in accordance with the First Lien Pari Passu Intercreditor Agreement.

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“Designated Second Priority Representative” means (i) so long as there is only one Second Priority Representative, such Second Priority Representative and (ii) at all other times, the Controlling Collateral Agent (or similar term) as defined in and determined in accordance with the Second Priority Debt Documents.

“Designated Third Priority Representative” means (i) so long as there is only one Third Priority Representative, such Third Priority Representative and (ii) at all other times, the Controlling Collateral Agent (or similar term) as defined in and determined in accordance with the Third Priority Debt Documents.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means (i) payment in full in cash of the principal of, interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate set forth in the applicable Debt Documents, whether or not allowed or allowable in such proceeding) and premium (if any) on all applicable Obligations outstanding under the applicable Debt Documents, (ii) payment in full in cash of all other Obligations that are due and payable or otherwise accrued and owing under or in connection with the applicable Debt Documents at or prior to the time such principal and interest are paid or commitments referred to in the following clause (iii) are terminated (other than any contingent obligations for which no demand or claim has been made), and (iii) termination of all other commitments of the applicable Secured Parties to extend credit under the applicable Debt Documents, in each case without giving effect to any limitations on the enforceability thereof, or the enforceability or allowance of the applicable Obligations under applicable Bankruptcy Laws or otherwise (including, without limitation, with respect to interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws); except, with respect to the First Priority Obligations, the Second Priority Obligations and Third Priority Obligations, to the extent otherwise expressly provided in Section 5.06 and Section 6.04.

“Disposition” means any conveyance, sale, lease, assignment, transfer, license or other disposition.

“Enforcement Action” has the meaning assigned to such term in Section 3.01.

“Event of Default” shall mean “Event of Default” (or similar term) as defined under any applicable Facility.

“Existing 2028 Notes Representative” has the meaning given in the preamble and shall include any successor trustee and collateral agent as provided in the Existing 2028 Secured Notes Indenture.

“Existing 2028 Secured Notes” means the 4.75% Senior Secured Notes due 2028, issued by the Company pursuant to the Existing 2028 Secured Notes Indenture.

“Existing 2028 Secured Notes Indenture” means that certain indenture, dated as of November 22, 2019 (as amended, modified, or otherwise supplemented from time to time), by and among the Company, each of the guarantors named therein, and the Existing 2028 Notes Representative, as trustee and collateral agent; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank on an equal priority basis with the Liens on the Shared Collateral securing the First Priority Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“Existing 2028 Secured Notes Secured Parties” means the holders of Obligations arising under or in connection with the Existing 2028 Secured Notes Indenture, in such capacity, and the Existing 2028 Notes Representative.

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“Facility” means each of the First Priority Facilities, the Second Priority Facilities and the Third Priority Facilities.

“First Lien Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among the Company, as borrower, Holdings, the Grantors party thereto from time to time, the lenders party thereto from time to time, the First Lien Credit Agreement Representative, as administrative agent, and the other parties from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time, including any agreement, indenture, credit facility, commercial paper facility or new agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder (provided that such Indebtedness is permitted to be incurred under the Facilities); provided (a) that the collateral agent, collateral trustee or a similar representative for any such other financing arrangement or agreement becomes a party hereto by executing and delivering an Additional First Priority Representative Joinder Agreement and (b) in the case of any refinancing or replacement, the First Lien Credit Agreement Representative or the Borrower designates such financing arrangement or agreement as the “First Lien Credit Agreement” (and not an Additional First Priority Obligation) hereunder.

“First Lien Credit Agreement Representative” has the meaning given in the preamble and shall include any successor administrative agent as provided in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the holders of Obligations under the First Lien Credit Agreement.

“First Lien Notes (2029)” means the Senior Secured First Lien Notes due 2029 issued under the First Lien Secured Notes Indenture.

“First Lien Notes (2030)” means the Senior Secured First Lien Notes due 2030 issued under the First Lien Secured Notes Indenture.

“First Lien Notes (2031)” means the Senior Secured First Lien Notes due 2031 issued under the First Lien Secured Notes Indenture.

“First Lien Notes (2029) Representative” has the meaning given in the preamble and shall include any successor trustee and collateral agent as provided in the First Lien Secured Notes Indenture.

“First Lien Notes (2030) Representative” has the meaning given in the preamble and shall include any successor trustee and collateral agent as provided in the First Lien Secured Notes Indenture.

“First Lien Notes (2031) Representative” has the meaning given in the preamble and shall include any successor trustee and collateral agent as provided in the First Lien Secured Notes Indenture.

“First Lien Notes Secured Parties (2029)” means the “Secured Parties” as defined in the First Lien Notes (2029) Security Agreement.

“First Lien Notes Secured Parties (2030)” means the “Secured Parties” as defined in the First Lien Notes (2030) Security Agreement.

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“First Lien Notes Secured Parties (2031)” means the “Secured Parties” as defined in the First Lien Notes (2031) Security Agreement.

“First Lien Notes (2029) Security Agreement” means the security agreement, dated as of the date hereof, among the Grantors party thereto, the First Lien Notes (2029) Representative, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Notes (2030) Security Agreement” means the security agreement, dated as of the date hereof, among the Grantors party thereto, the First Lien Notes (2030) Representative, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Notes (2031) Security Agreement” means the security agreement, dated as of the date hereof, among the Grantors party thereto, the First Lien Notes (2031) Representative, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Pari Passu Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of May 1, 2019, by and among the Company, Holdings, the other Grantors party thereto from time to time, the First Lien Credit Agreement Representative, the First Lien Notes (2029) Representative, the First Lien Notes (2030) Representative, the First Lien Notes (2031) Representative and the Existing 2028 Notes Representative and certain other parties thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Secured Notes Indenture” means that certain Indenture, dated as of the date hereof, among the Company, as issuer, the Grantors identified therein, the First Lien Notes (2029) Representative, as trustee and collateral agent of the First Lien Notes (2029), the First Lien Notes (2030) Representative, as trustee and collateral agent of the First Lien Notes (2030), and the First Lien Notes (2031) Representative, as trustee and collateral agent of the First Lien Notes (2031), with respect to the issuance of (1) the First Lien Notes (2029), (2) the First Lien Notes (2030), and (3) the First Lien Notes (2031), as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank on an equal priority basis with the Liens on the Shared Collateral securing the First Priority Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“First Priority Collateral” means all “Collateral” or “Pledged Collateral” or similar term as defined in any First Priority Debt Document and all other property and assets of the Company or any other Grantor, whether now owned or hereafter acquired, on which a Lien is, or is purported to or required to be granted, to any First Priority Representative pursuant to the applicable First Priority Debt Documents (including pursuant to this Agreement) to secure any First Priority Obligation, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of or any other actual or alleged defects whatsoever with respect to any such Lien, and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Priority Secured Party.

“First Priority Collateral Documents” means the “Collateral Documents” (or any similar term) as defined in the First Priority Debt Documents, and any other documents or instruments granting (or purporting to grant) a Lien on real or personal property to secure any First Priority Obligation from time to time or granting rights or remedies with respect to such Liens.

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“First Priority Debt Documents” means the First Priority Facilities, the First Priority Collateral Documents, and all other notes, agreements, documents and instruments securing, providing for, evidencing or governing any First Priority Obligations.

“First Priority Facilities” means the debt facilities arising under the First Lien Credit Agreement, the First Lien Secured Notes Indenture, the Existing 2028 Secured Notes Indenture, and any Additional First Priority Facility.

“First Priority Obligations” means all Obligations under and in respect of the First Lien Credit Agreement, the First Lien Secured Notes Indenture, the Existing 2028 Secured Notes Indenture, and any Additional First Priority Facility.

“First Priority Recovery” means has the meaning assigned to such term in Section 6.04.

“First Priority Representative” means (i) with respect to the Obligations under the First Lien Credit Agreement or the First Lien Credit Agreement Secured Parties, the First Lien Credit Agreement Representative, in its capacity as administrative agent and the collateral agent under the First Lien Credit Agreement, (ii) with respect to the Obligations with respect to the First Lien Notes (2029), the First Lien Notes (2029) Representative, in its capacity as trustee and collateral agent, (iii) with respect to the Obligations with respect to the First Lien Notes (2030), the First Lien Notes (2030) Representative, in its capacity as trustee and collateral agent, (iv) with respect to the Obligations with respect to the First Lien Notes (2031), the First Lien Notes (2031) Representative, in its capacity as trustee and collateral agent, (v) with respect to the Obligations under the Existing 2028 Secured Notes Indenture, the Existing 2028 Notes Representative, in its capacity as trustee and collateral agent and (vi) with respect to any Additional First Priority Obligations or Additional First Priority Secured Parties, the Additional First Priority Representative under the applicable Additional First Priority Facility. References in this Agreement or in any joinder to this Agreement to “the First Priority Representative” or phrases of similar import shall include each and any First Priority Representative, including any successor administrative agent, collateral agent and trustee as provided in the First Priority Facilities. References in this Agreement or in any joinder to this Agreement to the “the First Priority Representative, on behalf of itself and each other “First Priority Secured Party” or phrases of similar import shall include each and any First Priority Representative on behalf of the First Priority Secured Parties for which it serves as a Representative.

“First Priority Secured Parties” means the holders of any First Priority Obligations, in such capacity, and the First Priority Representatives.

“Grantors” means the Company and each Subsidiary that has granted a security interest pursuant to any Collateral Document (including any Subsidiary that becomes a party to this Agreement as contemplated by Section 8.07) to secure any Secured Obligations.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Insolvency or Liquidation Proceeding” means an assignment for the benefit of creditors relating to the Company or any Grantor, whether or not voluntary; or any case or proceeding commenced by or against the Company or any Grantor under the Bankruptcy Code or any similar Bankruptcy Law, whether or not voluntary; or any proceeding by or against the Company or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking receivership, liquidation, dissolution, marshaling of assets or liabilities, winding up, reorganization, arrangement, adjustment, administration, protection, relief, or composition of

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it or its debts, in each case, whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, monitor, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth in this definition (other than a solvent reorganization) under the law of any jurisdiction applicable to the Company or any Grantor.

“Lien” means, any lien, mortgage, pledge, hypothecation, charge, assignment by way of security, security interest, preference, priority, encumbrance, conditional sale or other title retention agreement or other similar lien, in each case of any kind and whether or not filed, recorded or otherwise perfected under applicable law; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Obligations” means any principal, interest (including any interest, fees, expenses and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are an allowed or allowable claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, governmental authority or any agency or political subdivision thereof.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeding” has the meaning assigned to such term in Section 8.12(a).

“Proceeds” means (x) the proceeds of any sale, collection, disposition or other liquidation of Shared Collateral and any payment or distribution made in respect of, or attributable to, the Shared Collateral or the value thereof, including in an Insolvency or Liquidation Proceeding (including, for the avoidance of doubt, any distribution of equity or debt securities or other instruments or any additional or replacement collateral provided during any Insolvency or Liquidation Proceeding) and (y) any amounts received by the First Priority Representative, any other First Priority Secured Party, the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative, or any other Third Priority Secured Party in respect of Shared Collateral.

“Purchase Notice” has the meaning assigned to such term in Section 5.07.

“Purchase Price” has the meaning assigned to such term in Section 5.07.

“Refinance” means, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, amend and restate, restructure, replace, refund or repay, or to issue other indebtedness or other obligation in exchange or replacement for, such indebtedness or other obligation in whole or in part, including by adding or replacing lenders, creditors, agents, borrower and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness or other obligation has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinancing” and “Refinanced” shall have a correlative meaning.

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“Representative” means any First Priority Representative, any Second Priority Representative and any Third Priority Representative.

“Second Lien Notes Indenture” means that certain Indenture, dated as of the date hereof, among the Company, as issuer, the Grantors identified therein, the Second Priority Representative, as trustee and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank on an equal priority basis with the Liens on the Shared Collateral securing the Second Priority Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“Second Lien Notes Representative” has the meaning assigned to such term in the preamble of this Agreement and shall include any successor trustee or collateral agent as provided in the Second Lien Notes Indenture.

“Second Lien Notes Secured Parties” means the holders of Obligations arising under or in connection with the Second Lien Notes Indenture, in such capacity, and the Second Priority Representative.

“Second Priority Collateral” means all “Collateral” or “Pledged Collateral” or similar term as defined in any Second Priority Debt Document and all other property and assets of the Company or any other Grantor, whether now owned or hereafter acquired, on which a Lien is, or is purported to or required to be granted, to any Second Priority Representative pursuant to the applicable Second Priority Debt Documents (including pursuant to this Agreement) to secure any Second Priority Obligation, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of or any other actual or alleged defects whatsoever with respect to any such Lien, and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Priority Secured Party.

“Second Priority Collateral Documents” means the “Collateral Documents” (or any similar term) as defined in the Second Priority Debt Documents, and any other documents or instruments granting (or purporting to grant) a Lien on real or personal property to secure any Second Priority Obligation or granting rights or remedies with respect to such Liens.

“Second Priority Debt Documents” means the Second Priority Facilities, the Second Priority Collateral Documents, and all other notes, agreements, documents and instruments securing, providing for, evidencing or governing any Second Priority Obligations.

“Second Priority Facilities” means the Second Lien Notes Indenture and any Additional Second Priority Facility.

“Second Priority Obligations” means all Obligations under and in respect of the Second Priority Debt Documents.

“Second Priority Recovery” means has the meaning assigned to such term in Section 6.04.

“Second Priority Representative” means (i) with respect to the Obligations under the Second Lien Indenture or the Second Lien Notes Secured Parties, the Second Lien Notes Representative, and shall include any successor trustee and collateral agent as provided in the Second Lien Notes Indenture, and (ii) with respect to any Additional Second Priority Obligations or Additional Second Priority Secured Parties, the Additional Second Priority Representative under the applicable Additional Second Priority Facility.

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“Second Priority Secured Parties” means the holders of any Second Priority Obligations, in such capacity, and the Second Priority Representatives.

“Secured Obligations” means the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations.

“Secured Parties” means the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties.

“Shared Collateral” means at any time, Collateral in which any holder of First Priority Obligations (or the First Priority Representative), any holder of Second Priority Obligations (or the Second Priority Representative) and/or any holder of Third Priority Obligations (or the Third Priority Representative) hold, or are purported or deemed to hold (including pursuant to this Agreement) or are required to be granted, a Lien at such time, regardless of the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of or any other actual or alleged defects whatsoever with respect to any such Lien.

“Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person. Unless specified otherwise, any reference to a “Subsidiary” shall be deemed to be a reference to a Subsidiary of Holdings.

“Third Lien Existing Credit Agreement” means that certain Credit Agreement, dated as of May 1, 2019, by and among the Company, as borrower, Holdings, the Grantors party thereto from time to time, the lenders party thereto from time to time, the Third Existing Credit Agreement Representative, as administrative agent and collateral agent, and the other parties from time to time party thereto, as amended or otherwise modified by Amendment No. 1, dated as of February 3, 2020, Amendment No. 2, dated as of July 16, 2020, Amendment No. 3, dated as of July 16, 2021, Joinder Agreement to Credit Agreement, dated as of May 5, 2021, Successor Agent Agreement, dated as of February 3, 2020, Amendment No. 4, dated as of June 15, 2023, Amendment No. 5, dated as of December 20, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided, (a) the obligations in respect of any such Refinancing are secured by Liens on the Shared Collateral that rank on an equal priority basis with the Liens on the Shared Collateral securing the Third Priority Obligations and (b) that the holders of any such Refinancing debt (or their agent on their behalf) shall bind themselves in writing to the terms of this Agreement.

“Third Lien Existing Credit Agreement Representative” has the meaning assigned to such term in the preamble of this Agreement, and shall include any successor administrative agent or collateral agent as provided in the Third Lien Existing Credit Agreement.

“Third Lien Existing Credit Agreement Secured Parties” means the holders of Obligations arising under or in connection with the Third Lien Existing Credit Agreement, in such capacity, and the Third Lien Existing Credit Agreement Representative..

“Third Priority Collateral” means all “Collateral” or “Pledged Collateral” or similar term as defined in any Third Priority Debt Document and all other property and assets of the Company or any other Grantor, whether now owned or hereafter acquired, on which a Lien is, or is purported to or required to be granted, to any Third Priority Representative pursuant to the applicable Third Priority Debt Documents (including pursuant to this Agreement) to secure any Third Priority Obligation, regardless of

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the enforceability of, any actual or alleged avoidance of, any actual or alleged subordination (equitable or otherwise) of or any other actual or alleged defects whatsoever with respect to any such Lien, and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Third Priority Secured Party.

“Third Priority Collateral Documents” means the “Collateral Documents” (or any similar term) as defined in the Third Lien Debt Documents, and any other documents or instruments granting (or purporting to grant) a Lien on real or personal property to secure any Third Priority Obligation or granting rights or remedies with respect to such Liens.

“Third Priority Debt Documents” means the Third Priority Facilities, the Third Priority Collateral Documents, and all other notes, agreements, documents and instruments securing, providing for, evidencing or governing any Third Priority Obligations.

“Third Priority Facilities” means the Third Lien Existing Credit Agreement and any Additional Third Priority Facility.

“Third Priority Obligations” means all Obligations under and in respect of the Third Priority Debt Documents.

“Third Priority Recovery” means has the meaning assigned to such term in Section 6.04.

“Third Priority Representative” means (i) with respect to the Obligations under the Third Lien Existing Credit Agreement or the Third Lien Existing Credit Agreement Secured Parties, the Third Lien Existing Credit Agreement Representative, and shall include any successor administrative agent and collateral agent as provided in the Third Lien Existing Credit Agreement, and (ii) with respect to any Additional Third Priority Obligations or Additional Third Priority Secured Parties, the Additional Third Priority Representative under the applicable Additional Third Priority Facility.

“Third Priority Secured Parties” means the holders of any Third Priority Obligations, in such capacity, and the Third Priority Representatives.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

Section 1.01. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context shall otherwise require, the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and all references herein to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement. All references herein to any Person shall be construed to include such Person’s successors

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and permitted assigns. Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL AND OTHER PROPERTY

Section 2.01. Subordination.

(a) Notwithstanding (w) the date, time, manner or order of grant, filing or recordation of any document or instrument, actual or alleged avoidance, enforceability, attachment or perfection of any Liens granted to any Second Priority Representative, any other Second Priority Secured Party, any Third Priority Representative or any other Third Priority Secured Party, in each case, on the Shared Collateral, or of any Liens granted or purported to be granted to any First Priority Representative or any other First Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing), (x) any provision of the UCC, any applicable law (including any Bankruptcy Law), any First Priority Debt Document, any Second Priority Debt Document or any Third Priority Debt Document, (y) whether any First Priority Representative, Second Priority Representative or Third Priority Representative, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Shared Collateral, or (z) any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, and each Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, hereby agree that:

(i) any Lien on the Shared Collateral securing or purporting to secure any First Priority Obligations now or hereafter held by or on behalf of any First Priority Representative or any other First Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Obligations or any Third Priority Obligations;

(ii) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Obligations or Third Priority Obligations now or hereafter held by or on behalf of any Second Priority Representative, any other Second Priority Secured Parties, any Third Priority Representative, any other Third Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any First Priority Obligations; and

(iii) all Liens on the Shared Collateral securing or purporting to secure any First Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Obligations or any Third Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any First Priority Obligations are subordinated (including by way of equitable subordination) to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated (including by way of equitable subordination), voided, avoided, invalidated or lapsed.

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(b) Notwithstanding (w) the date, time, manner or order of grant, filing or recordation of any document or instrument, actual or alleged avoidance, enforceability, attachment or perfection of any Liens granted to any Third Priority Representative or any other Third Priority Secured Party on the Shared Collateral, or of any Liens granted or purported to be granted to the Second Priority Representative or any other Second Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing), (x) any provision of the UCC, any applicable law (including any Bankruptcy Law), any First Priority Debt Document, any Second Priority Debt Document or any Third Priority Debt Document, (y) whether any First Priority Representative, Second Priority Representative or Third Priority Representative, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Shared Collateral, or (z) any other circumstance whatsoever, each Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, hereby agrees that:

(i) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Obligations now or hereafter held by or on behalf of any Second Priority Representative or any other Second Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Third Priority Obligations;

(ii) any Lien on the Shared Collateral securing or purporting to secure any Third Priority Obligations now or hereafter held by or on behalf of any Third Priority Representative, any other Third Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Obligations; and

(iii) all Liens on the Shared Collateral securing or purporting to secure any Second Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Third Priority Obligations for all purposes, whether or not such Liens securing or purporting to secure any Second Priority Obligations are subordinated (including by way of equitable subordination) to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated (including by way of equitable subordination), voided, avoided, invalidated or lapsed.

Section 2.02. Nature of First Priority Obligation Claims. Each Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, and each Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, acknowledge that (a) the terms of the First Priority Debt Documents and the First Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the First Priority Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the First Priority Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives, the other Second Priority Secured Parties, the Third Priority Representatives or the other Third Priority Secured Parties, and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of the First Priority Obligations, the Second Priority Obligations, the Third Priority Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional First Priority Obligations. As between the Company and the other Grantors and the Third Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Third Priority Debt Document with respect to the incurrence of additional First Priority Obligations.

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Section 2.03. Nature of Second Priority Obligation Claims. Each Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, acknowledge that (a) the terms of the Second Priority Debt Documents and the Second Priority Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Second Priority Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the Second Priority Obligations may be increased, in each case, without notice to or consent by the Third Priority Representative or the other Third Priority Secured Parties, and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of the Second Priority Obligations, the Third Priority Obligations, or any portion thereof. As between the Company and the other Grantors and the Third Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Third Priority Debt Document with respect to the incurrence of additional Second Priority Obligations.

Section 2.04. Prohibition on Contesting Liens or Claims. (a) Each Second Priority Representative, for itself and on behalf of each other applicable Second Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other applicable Third Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability or enforceability of any Lien securing, or claim asserted with respect to, any First Priority Obligations held (or purported to be held) by or on behalf of the First Priority Representatives or any other First Priority Secured Party or other agent or trustee therefor, (b) each First Priority Representative, for itself and on behalf of each other applicable First Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or claim asserted with respect to any Second Priority Obligations held (or purported to be held) by or on behalf of any of the Second Priority Representatives or any other Second Priority Secured Party or any Third Priority Obligations held (or purported to be held) by or on behalf of any of the Third Priority Representatives or any other Third Priority Secured Party, (c) each Third Priority Representative, for itself and on behalf of each other applicable Third Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability or enforceability of any Lien securing, or claim asserted with respect to, any Second Priority Obligations held (or purported to be held) by or on behalf of the Second Priority Representatives or any other Second Priority Secured Party or other agent or trustee therefor, and (d) each Second Priority Representative, for itself and on behalf of each other applicable Second Priority Secured Party, agrees that it shall not (and hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or claim asserted with respect to any Third Priority Obligations held (or purported to be held) by or on behalf of any of the Third Priority Representatives or any other Third Priority Secured Party. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any First Priority Representative, Second Priority Representative or Third Priority Representative to enforce this Agreement (including the priority of the Liens securing the First Priority Obligations, Second Priority Obligations or Third Priority Obligations, in each case as provided in Section 2.01) or any of the First Priority Debt Documents, Second Priority Debt Documents or Third Priority Debt Documents, as applicable.

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Section 2.05. Perfection of Liens.

(a) Except for the limited agreements of the First Priority Representative pursuant to Section 5.05, none of the First Priority Representatives or the other First Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives, the other Second Priority Secured Parties, the Third Priority Representatives or the other Third Priority Secured Parties. Each Second Priority Representative, for itself and on behalf of each other applicable Second Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other applicable Third Priority Secured Party, further acknowledge and agree that neither the First Priority Representatives nor any other First Priority Secured Party shall have any duties or other obligations to the Second Priority Secured Parties or Third Priority Secured Parties with respect to any Shared Collateral, other than the limited agreements of the First Priority Representatives in Section 5.05, in each case without representation or warranty on the part of the First Priority Representatives or any other First Priority Secured Party. Without limiting the foregoing, each Second Priority Secured Party and Third Priority Secured Party agrees that neither the First Priority Representatives nor any other First Priority Secured Party shall have any duty or obligation to marshal or realize upon any type of Shared Collateral (or any other collateral securing the First Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Shared Collateral (or any other collateral securing the First Priority Obligations), in any manner that would maximize the return to the Second Priority Secured Parties or Third Priority Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Second Priority Secured Parties or Third Priority Secured Parties from such realization, sale, disposition or liquidation.

(b) Except for the limited agreements of the Second Priority Representative pursuant to Section 5.05, none of the Second Priority Representatives or the other Second Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the First Priority Representatives, the other First Priority Secured Parties, the Third Priority Representatives or the other Third Priority Secured Parties. Each First Priority Representative, for itself and on behalf of each other applicable First Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other applicable Third Priority Secured Party, further acknowledge and agree that neither the Second Priority Representatives nor any other Second Priority Secured Party shall have any duties or other obligations to the First Priority Secured Parties or Third Priority Secured Parties with respect to any Shared Collateral, other than the limited agreements of the Second Priority Representatives in Section 5.05, in each case without representation or warranty on the part of the Second Priority Representatives or any other Second Priority Secured Party. Without limiting the foregoing, each First Priority Secured Party and Third Priority Secured Party agrees that neither the Second Priority Representatives nor any other Second Priority Secured Party shall have any duty or obligation to marshal or realize upon any type of Shared Collateral (or any other collateral securing the Second Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Shared Collateral (or any other collateral securing the Second Priority Obligations), in any manner that would maximize the return to the First Priority Secured Parties or Third Priority Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the First Priority Secured Parties or Third Priority Secured Parties from such realization, sale, disposition or liquidation.

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(c) Except for the limited agreements of the Third Priority Representatives pursuant to Section 5.05, none of the Third Priority Representatives or the other Third Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the First Priority Representatives, the other First Priority Secured Parties, the Second Priority Representative or the other Second Priority Secured Parties. Each First Priority Representative, for itself and on behalf of each other applicable First Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each other applicable Second Priority Secured Party, further acknowledge and agree that neither the Third Priority Representatives nor any other Third Priority Secured Party shall have any duties or other obligations to the First Priority Secured Parties or Second Priority Secured Parties with respect to any Shared Collateral, other than the limited agreements of the Third Priority Representatives in Section 5.05, in each case without representation or warranty on the part of the Third Priority Representatives or any other Third Priority Secured Party. Without limiting the foregoing, each First Priority Secured Party and Second Priority Secured Party agrees that neither the Third Priority Representatives nor any other Third Priority Secured Party shall have any duty or obligation to marshal or realize upon any type of Shared Collateral (or any other collateral securing the Third Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Shared Collateral (or any other collateral securing the Third Priority Obligations), in any manner that would maximize the return to the First Priority Secured Parties or Second Priority Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the First Priority Secured Parties or Second Priority Secured Parties from such realization, sale, disposition or liquidation.

ARTICLE III

ENFORCEMENT

Section 3.01. Exercise of Remedies.

(a) So long as the Discharge of First Priority Obligations has not occurred (and, in the case of the Third Priority Representatives or any other Third Priority Secured Party, so long as both the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations has not occurred), whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) none of the Second Priority Representatives or any other Second Priority Secured Party, or Third Priority Representatives or any other Third Priority Secured Party, will (A) initiate any Insolvency or Liquidation Proceeding against any Grantor or any Subsidiary of any Grantor, (B) assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to junior secured creditors, (C) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral, or any other First Priority Collateral or in the case of the Third Priority Representative or of any other Third Priority Secured Party, Second Priority Collateral, or instituting any action or proceeding with respect to such rights and remedies (including any action of foreclosure), or (D) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Shared Collateral or any other First Priority Collateral or any other property of any Grantor or Subsidiary of any Grantor by the First Priority Representative or any other First Priority Secured Party in respect of the First Priority Obligations, the exercise of any right by the First Priority Representative or any other First Priority Secured Party (or any agent or sub-agent on behalf thereof) in respect of the First Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Priority Representative or any other First Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by the First Priority Representative or any other First Priority Secured Party of any rights and remedies relating to the Shared Collateral, of any Grantor or Subsidiary of any Grantor, or otherwise in respect of the First Priority Collateral or the First Priority Obligations (each an “Enforcement Action”), or object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of First Priority Obligations and (ii) except as otherwise provided herein, the

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Designated First Priority Representative on behalf of the other First Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other First Priority Collateral without any consultation with or the consent of the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, (x) the Second Priority Representative may file a claim, proof of claim or statement of interest with respect to the Second Priority Obligations in a manner consistent with the terms and conditions of this Agreement and (y) the Third Priority Representative may file a claim, proof of claim or statement of interest with respect to the Third Priority Obligations in a manner consistent with the terms and conditions of this Agreement, (B) each Second Priority Representative and Third Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the First Priority Obligations or the rights of the First Priority Representative or the other First Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not inconsistent with or prohibited by this Agreement, the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative and the other Third Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided and subject to the restrictions contained in Section 5.04, (D) each Second Priority Representative and Third Priority Representative may exercise the rights and remedies provided for in Section 6.03, and may vote on a proposed plan of reorganization or similar dispositive restructuring plan in any Insolvency or Liquidation Proceeding in accordance with the terms of this Agreement (including Section 6.12), and (E) each Second Priority Representative, the other Second Priority Secured Parties, each Third Priority Representative and the other Third Priority Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties and the Third Priority Secured Parties, in accordance with the terms of this Agreement, in each case in the foregoing clauses (A) through (E), to the extent such action is not inconsistent with the terms of this Agreement. In exercising rights and remedies with respect to the First Priority Collateral, the Designated First Priority Representative may enforce the provisions of the First Priority Debt Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of the Designated First Priority Representative to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Priority Obligations has not occurred (and, in the case of the Third Priority Representatives or any other Third Priority Secured Party, so long as both the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations has not occurred), (x) each Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, agrees that it will not take or receive any Shared Collateral or Proceeds in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Second Priority Obligations and (y) each Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, agrees that it will not take or receive any Shared Collateral or Proceeds in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Third Priority Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Obligations has occurred (and, in the case of the Third Priority Representatives or any other Third Priority Secured Party, unless and until both the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations has occurred), (x) the sole right of

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the Second Priority Representative and the other Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Priority Obligations has occurred and (y) the sole right of the Third Priority Representative and the other Third Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Third Priority Obligations pursuant to the Third Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations has occurred.

(c) (i) Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that neither it nor any other Second Priority Secured Party or Third Priority Secured Party, respectively, will take any action that would hinder, delay or interfere with any exercise of remedies in respect of the Shared Collateral undertaken by the Designated First Priority Representative or any other First Priority Secured Party under the First Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure or otherwise, (ii) each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby waives any and all rights it or any other Second Priority Secured Party or Third Priority Secured Party, respectively, may have as a junior lien creditor or otherwise to object to the manner in which the Designated First Priority Representative or any other First Priority Secured Parties seek to enforce the Liens granted on any of the First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Designated First Priority Representative or the other First Priority Secured Party is adverse to the interests of the Second Priority Secured Parties or the Third Priority Secured Parties.

(d) Each Second Priority Representative and Third Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document or Third Priority Debt Document, shall be deemed to restrict in any way the rights and remedies of the First Priority Representative or the other First Priority Secured Parties with respect to the First Priority Collateral as set forth in this Agreement or the other First Priority Debt Documents.

(e) (i) Until the Discharge of First Priority Obligations, the Designated First Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral against any Grantor and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto and (ii) after the Discharge of First Priority Obligations and until the Discharge of Second Priority Obligations, the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral against any Grantor and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto; provided, however, that nothing in this Section shall impair the right of the Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Shared Collateral after the Discharge of First Priority Obligations; provided further, however, that nothing in this Section shall impair the right of the Third Priority Representative or other agent or trustee acting on behalf of the Third Priority Secured Parties to take such actions with respect to the Shared Collateral after the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations has occurred.

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Section 3.02. Cooperation.

(a) The Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, agrees that, unless and until the Discharge of First Priority Obligations has occurred, it will not commence, or join with any Person (other than the Designated First Priority Representative and the other First Priority Secured Parties upon the request of the Designated First Priority Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Shared Collateral.

(b) The Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, agrees that, (x) unless and until the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations have occurred, it will not commence, or join with any Person (other than the Designated First Priority Representative and the other First Priority Secured Parties upon the request of the Designated First Priority Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Shared Collateral and (y) after the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, it will not commence, or join with any Person (other than the Designated Second Priority Representative and the other Second Priority Secured Parties upon the request of the Designated Second Priority Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Shared Collateral.

Section 3.03. Actions Upon Breach.

(a) Should the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party contrary to this Agreement, in any way take or attempt to take any action prohibited by this Agreement (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated First Priority Representative or any other First Priority Secured Party (in its or their own name or, to the extent authorized by any First Priority Debt Document, in the name of the Company or any other Grantor) or the Company may obtain relief against such Second Priority Representative, other Second Priority Secured Party, Third Priority Representative or other Third Priority Secured Party, as applicable, by injunction, specific performance or other appropriate equitable relief. The Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, and the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, hereby (i) agree that the First Priority Secured Parties’ damages from the actions of the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, as applicable, may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, Holdings, any other Grantor or the First Priority Secured Parties cannot demonstrate damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated First Priority Representative or any other First Priority Secured Party.

(b) Should the Third Priority Representative or any other Third Priority Secured Party contrary to this Agreement, in any way take or attempt to take any action prohibited by this Agreement (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Second Priority Representative or any other Second Priority Secured Party (in its or their own name or, to the extent authorized by any Second Priority Debt Document, in the name of the Company or any other Grantor) or the Company may obtain relief against the Third Priority Representative or such other Third Priority Secured Party, as applicable, by injunction, specific performance or other appropriate equitable relief. The Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, hereby (i) agrees that the Second Priority Secured Parties’ damages from the actions of the Third Priority Representative or any other Third Priority

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Secured Party, as applicable, may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, Holdings, any other Grantor or the Second Priority Secured Parties cannot demonstrate damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Second Priority Representative or any other Second Priority Secured Party.

ARTICLE IV

PAYMENTS

Section 4.01. Application of Proceeds. So long as the Discharge of First Priority Obligations has not occurred, regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or any Proceeds received in connection with the sale or other disposition of, collection on, or recovery on such Shared Collateral or Proceeds of Shared Collateral (x) upon the exercise of remedies or (y) at any time after any Insolvency or Liquidation Proceeding has commenced, shall be applied by the Designated First Priority Representative to the First Priority Obligations in such order as specified in the relevant First Priority Debt Documents until the Discharge of First Priority Obligations has occurred (subject to the terms of the First Lien Pari Passu Intercreditor Agreement and, as between the holders of the ABL Obligations (as defined in the ABL Intercreditor Agreement) on the one side, and the holders of the Junior Priority Debt Obligations (as defined in the ABL Intercreditor Agreement) on the other side, to the terms of the ABL Intercreditor Agreement). Upon the Discharge of First Priority Obligations, the Designated First Priority Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Obligations in such order as specified in the relevant Second Priority Debt Documents (subject, as between the holders of the ABL Obligations (as defined in the ABL Intercreditor Agreement) on the one side, and the holders of the Junior Priority Debt Obligations (as defined in the ABL Intercreditor Agreement) on the other side, to the terms of the ABL Intercreditor Agreement). Upon the Discharge of Second Priority Obligations, the Designated Second Priority Representative shall deliver promptly to the Designated Third Priority Representative any Shared Collateral or Proceeds held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Third Priority Representative to the Third Priority Obligations in such order as specified in the relevant Third Priority Debt Documents (subject, as between the holders of the ABL Obligations (as defined in the ABL Intercreditor Agreement) on the one side, and the holders of the Junior Priority Debt Obligations (as defined in the ABL Intercreditor Agreement) on the other side, to the terms of the ABL Intercreditor Agreement).

Section 4.02. Payments Over.

(a) So long as the Discharge of First Priority Obligations has not occurred, regardless of whether an Insolvency or Liquidation Proceeding has been commenced (subject to, as between the holders of the ABL Obligations (as defined in the ABL Intercreditor Agreement) on the one side, and the holders of the Junior Priority Debt Obligations (as defined in the ABL Intercreditor Agreement) on the other side, the terms of the ABL Intercreditor Agreement), any Shared Collateral or any Proceeds received by the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to the Shared Collateral or otherwise relating to or on account of the Shared Collateral, in any Insolvency or Liquidation Proceeding (except as otherwise expressly set forth in Article VI) or otherwise in contravention of this Agreement, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated First Priority

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Representative for the benefit of the First Priority Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated First Priority Representative is hereby authorized by the Second Priority Representative and the Third Priority Representative to make any such endorsements as agent for the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, as applicable. This authorization is coupled with an interest and is irrevocable.

(b) After the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, regardless of whether an Insolvency or Liquidation Proceeding has been commenced (subject to, as between the holders of the ABL Obligations on the one side, and the holders of the Junior Priority Debt Obligations on the other side, the terms of the ABL Intercreditor Agreement), any Shared Collateral or any Proceeds received by the Third Priority Representative or any other Third Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to the Shared Collateral or otherwise relating to or on account of the Shared Collateral, in any Insolvency or Liquidation Proceeding (except as otherwise expressly set forth in Article VI) or otherwise in contravention of this Agreement, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Second Priority Representative is hereby authorized by the Third Priority Representative to make any such endorsements as agent for the Third Priority Representative or any other Third Priority Secured Party, as applicable. This authorization is coupled with an interest and is irrevocable.

Section 4.03. Method of Application of Payments.

(a) Except as otherwise provided herein, all payments received by the Designated First Priority Representative or the other First Priority Secured Parties shall be applied to the First Priority Obligations to as provided for in the First Priority Debt Documents (subject to the terms of the First Lien Pari Passu Intercreditor Agreement and, as between the holders of the ABL Obligations on the one side, and the holders of the Junior Priority Debt Obligations on the other side, the terms of the ABL Intercreditor Agreement). In exercising remedies, whether as a secured creditor or otherwise, the First Priority Representative shall have no obligation or liability to the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party regarding the adequacy of any Proceeds for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(b) Except as otherwise provided herein, after the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, all payments received by the Designated Second Priority Representative or the other Second Priority Secured Parties shall be applied to the Second Priority Obligations as provided for in the Second Priority Debt Documents (subject to, as between the holders of the ABL Obligations on the one side, and the holders of the Junior Priority Debt Obligations on the other side, the terms of the ABL Intercreditor Agreement). In exercising remedies, whether as a secured creditor or otherwise, the Designated Second Priority Representative shall have no obligation or liability to the Third Priority Representative or any other Third Priority Secured Party regarding the adequacy of any Proceeds for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

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(c) Except as otherwise provided herein, after the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations have occurred, all payments received by the Designated Third Priority Representative or the other Third Priority Secured Parties shall be applied to the Third Priority Obligations as provided for in the Third Priority Debt Documents (subject to, as between the holders of the ABL Obligations on the one side, and the holders of the Junior Priority Debt Obligations on the other side, the terms of the ABL Intercreditor Agreement).

ARTICLE V

OTHER AGREEMENTS

Section 5.01. Releases.

(a) The Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that, in the event of a Disposition of any specified item of Shared Collateral (x) following an Event of Default, (y) in connection with or in lieu of the exercise of remedies in respect of Shared Collateral by the Designated First Priority Representative or (z) if not following an Event of Default or in connection with or in lieu of the exercise of remedies in respect of Shared Collateral by the Designated First Priority Representative, so long as such Disposition or release is permitted by the terms of the Second Priority Debt Documents and the Third Priority Debt Documents, the (x) Liens upon such Shared Collateral (but not on the proceeds thereof) granted to the Second Priority Representative and the other Second Priority Secured Parties to secure Second Priority Obligations and (y) Liens upon such Shared Collateral (but not on the proceeds thereof) granted to the Third Priority Representative and the other Third Priority Secured Parties to secure Third Priority Obligations, each shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure First Priority Obligations. Upon delivery to the Second Priority Representative and Third Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the First Priority Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative, and/or the other Third Priority Secured Parties) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, the Second Priority Representative and the Third Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect (x) any agreement of the Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, to release the Liens on the Second Priority Collateral in other circumstances as set forth in the relevant Second Priority Debt Documents or (y) any agreement of the Third Priority Representative, for itself and on behalf of the other Third Priority Secured Parties, to release the Liens on the Third Priority Collateral in other circumstances as set forth in the relevant Third Priority Debt Documents.

(b) The Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby irrevocably constitutes and appoints the Designated First Priority Representative and any officer or agent of the Designated First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Representative, such other Second Priority Secured Party, the Third Priority Representative, such other Third Party Secured Party or in the Designated First Priority Representative’s own name, from time to time in the Designated First Priority Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

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(c) Unless and until the Discharge of First Priority Obligations has occurred, the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby consent to the application, whether prior to or after an Event of Default, of Proceeds of Shared Collateral to the repayment of First Priority Obligations pursuant to the First Priority Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair (x) the rights of the Second Priority Representative or the other Second Priority Secured Parties to receive Proceeds in connection with the Second Priority Obligations not otherwise in contravention of this Agreement or (y) the rights of the Third Priority Representative or the other Third Priority Secured Parties to receive Proceeds in connection with the Third Priority Obligations not otherwise in contravention of this Agreement.

(d) After the Discharge of First Priority Obligations and unless and until the Discharge of Second Priority Obligations has occurred, the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby consents to the application, whether prior to or after an Event of Default, of Proceeds of Shared Collateral to the repayment of Second Priority Obligations pursuant to the Second Priority Debt Documents; provided that nothing in this Section 5.01(d) shall be construed to prevent or impair the rights of the Third Priority Representative or the other Third Priority Secured Parties to receive Proceeds in connection with the Third Priority Obligations not otherwise in contravention of this Agreement.

(e) Notwithstanding anything to the contrary in any Second Priority Collateral Document or any Third Priority Collateral Document, in the event the terms of (x) a First Priority Collateral Document, (y) a Second Priority Collateral Document and/or and (y) a Third Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, each of the Designated First Priority Representative, the Second Priority Representative and/or the Third Priority Representative, as applicable, such Grantor may, until the applicable Discharge of First Priority Obligations has occurred, comply with such requirement under the Second Priority Collateral Document and/or Third Priority Collateral Document, as it relates to such Shared Collateral, by taking any of the actions set forth above only with respect to, or in favor of, the Designated First Priority Representative.

Section 5.02. Insurance and Condemnation Awards.

(a) Unless and until the Discharge of First Priority Obligations has occurred, the Designated First Priority Representative (or any person authorized by it) and the First Priority Secured Parties shall, as between the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties, have the sole and exclusive right, subject in each case to the rights of the Grantors under the First Priority Debt Documents, (i) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

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(b) Unless and until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Grantors under the First Priority Debt Documents and to the terms of the First Lien Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation), if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of First Priority Obligations, to the Designated First Priority Representative for the benefit of First Priority Secured Parties pursuant to the terms of the First Priority Debt Documents, (ii) second, after the occurrence of the Discharge of First Priority Obligations, to the Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents, (iii) third, after the occurrence of both the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations, to the Third Priority Representative for the benefit of the Third Priority Secured Parties pursuant to the terms of the applicable Third Priority Debt Documents and (iv) fourth, if no Third Priority Obligations, Second Priority Obligations or First Priority Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Obligations has occurred, if the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated First Priority Representative in accordance with the terms of Section 4.02. After the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, if the Third Priority Representative or any other Third Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Second Priority Representative in accordance with the terms of Section 4.02.

Section 5.03. Certain Amendments.

(a) Without limitation to the terms of the First Priority Debt Documents, no Second Priority Collateral Document or Third Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document or Third Priority Collateral, as applicable, would be prohibited by or inconsistent with any of the terms of this Agreement.

(b) The Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, agrees that each Second Priority Debt Document shall include the following language (or language to similar effect reasonably approved by the First Priority Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Priority Representative on the Shared Collateral (as defined in the Multi-Lien Intercreditor Agreement referred to below) are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Secured Parties (as defined in the Multi-Lien Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the Second Priority Representative or any other party hereunder in respect of such Shared Collateral is subject to the limitations and provisions of the Multi-Lien Intercreditor Agreement dated as of December 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Multi-Lien Intercreditor Agreement”), among Bank of America, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust

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Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case (under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture, Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative, any Additional Second Priority Representative, any Additional Third Priority Representative, iHeartCommunications, Inc., as the Company, iHeartMedia Capital I, LLC, as Holdings, and the other Grantors (as defined therein) party thereto. In the event of any conflict between the terms of the Multi-Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Multi-Lien Intercreditor Agreement shall govern.”

(c) The Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that each Third Priority Debt Document shall include the following language (or language to similar effect reasonably approved by the First Priority Representative and Second Priority Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Third Priority Representative on the Shared Collateral (as defined in the Multi-Lien Intercreditor Agreement referred to below) are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Secured Parties and the Second Priority Secured Parties (in each case, as defined in the Multi-Lien Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the Third Priority Representative or any other party hereunder in respect of such Shared Collateral is subject to the limitations and provisions of the Multi-Lien Intercreditor Agreement dated as of December 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Multi-Lien Intercreditor Agreement”), among Bank of America, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture, Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative, any Additional Second Priority Representative, any Additional Third Priority Representative, iHeartCommunications, Inc., as the Company, iHeartMedia Capital I, LLC, as Holdings, and the other Grantors (as defined therein) party thereto. In the event of any conflict between the terms of the Multi-Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Multi-Lien Intercreditor Agreement shall govern.”

(d) In the event that the First Priority Representative and/or the First Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the First Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the First Priority Representative, the other First Priority Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in First Priority Collateral), or make any determination as to whether any property should become subject to any Lien securing any First Priority Obligation, then

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such amendment, waiver, consent or determination shall apply automatically to any comparable provision of (x) each comparable Second Priority Collateral Document without the consent of the Second Priority Representative or any other Second Priority Secured Party and without any action by the Second Priority Representative, the Company or any other Grantor and (y) each comparable Third Priority Collateral Document without the consent of the Third Priority Representative or any other Third Priority Secured Party and without any action by the Third Priority Representative, the Company or any other Grantor, in each case unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law; provided, however, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Collateral Document or Third Priority Collateral Document, except (A) to the extent that a release of such Lien is provided for in Section 5.01(a) or Section 5.01(c), as applicable, or (B) following an Event of Default or in connection with or in lieu of any exercise of remedies by the Designated First Priority Representative or any other First Priority Representative so long as any proceeds are applied in a manner that is consistent with this Agreement, and (ii) no such amendment shall impose any additional duties on the Second Priority Representative or Third Priority Representative, in each case without its consent. The First Priority Secured Parties shall give written notice of such amendment, waiver or consent to the Second Priority Representative and Third Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver, consent or determination.

(e) After the Discharge of First Priority Obligations and until the Discharge of Second Priority Obligations has occurred, in the event that the Second Priority Representative and/or the Second Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the Second Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Second Priority Collateral Document or changing in any manner the rights of the Second Priority Representative, the other Second Priority Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Second Priority Collateral), or make any determination as to whether any property should become subject to any Lien securing any Second Priority Obligation, then such amendment, waiver, consent or determination shall apply automatically to any comparable provision of each comparable Third Priority Collateral Document without the consent of the Third Priority Representative or any other Third Priority Secured Party and without any action by the Third Priority Representative, the Company or any other Grantor unless such automatic application would not comply with formal requirements for amending or changing documents under applicable law; provided, however, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Third Priority Collateral Document, except (A) to the extent that a release of such Lien is provided for in Section 5.01(c) or (B) following an Event of Default or in connection with or in lieu of any exercise of remedies by the Designated Second Priority Representative or any other Second Priority Representative so long as any proceeds are applied in a manner that is consistent with this Agreement, and (ii) no such amendment shall impose any additional duties on the Third Priority Representative without its consent. The Second Priority Secured Parties shall give written notice of such amendment, waiver or consent to the Third Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver, consent or determination.

(f) The First Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the First Priority Facilities may be Refinanced, in each case, without the consent of the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party; provided, however, that, without the consent of each Second Priority Representative and each Third Priority Representative, any such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing shall comply with, and not contravene any provision of, this Agreement.

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(g) The Second Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Second Priority Facilities may be Refinanced, in each case, without the consent of the First Priority Representative or any First Priority Secured Party (except to the extent a consent is required to permit such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing under the First Priority Facilities), the Third Priority Representative or any other Third Priority Secured Part; provided, however, that, without the consent of each First Priority Representative, and each Third Priority Representative, any such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing shall comply with, and shall not contravene any provision of, this Agreement.

(h) The Third Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with their terms, and the indebtedness under the Third Priority Facilities may be Refinanced, in each case, without the consent of (x) the First Priority Representative or any First Priority Secured Party (except to the extent a consent is required to permit such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing under the First Priority Facilities) or (y) the Second Priority Representative or any Second Priority Secured Party (except to the extent a consent is required to permit such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing under the Second Priority Facilities); provided, however, that, without the consent of each First Priority Representative and each Second Priority Representative, any such amendment, restatement, amendment and restatement, waiver, supplement, modification or Refinancing shall comply with, and shall not contravene any provision of, this Agreement.

Section 5.04. Rights as Unsecured Creditors.

(a) Notwithstanding anything to the contrary in this Agreement, the Second Priority Representative and the other Second Priority Secured Parties may exercise rights and remedies as unsecured creditors (including the ability to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Company and any other Grantor arising under either applicable Bankruptcy Laws, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement) against the Company or any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not inconsistent with, any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Second Priority Representative or any other Second Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents. In the event the Second Priority Representative or any other Second Priority Secured Party becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Obligations, such judgment Lien shall be subordinated to the Liens securing First Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens securing First Priority Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the First Priority Collateral.

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(b) The Third Priority Representative and the other Third Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor in accordance with the terms of the Third Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not inconsistent with, any provision of this Agreement (including any provision prohibiting or restricting the Third Priority Representative or the other Third Priority Secured Parties from taking various actions or making various objections, which actions or objections the Third Priority Representative and the other Third Priority Secured Parties shall not pursue whether acting in such capacities or in any other capacity). Nothing in this Agreement shall prohibit the receipt by the Third Priority Representative or any other Third Priority Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Third Priority Debt Documents. In the event the Third Priority Representative or any other Third Priority Secured Party becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of Third Priority Obligations, such judgment Lien shall be subordinated to the Liens securing First Priority Obligations and/or Second Priority Obligations on the same basis as the other Liens securing the Third Priority Obligations are so subordinated to such Liens securing First Priority Obligations and/or Second Priority Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect (x) any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the First Priority Collateral or (y) any rights or remedies the Second Priority Representative or the Second Priority Secured Parties may have with respect to the Second Priority Collateral.

Section 5.05. Gratuitous Bailee for Perfection.

(a) Each Representative acknowledges and agrees that if it shall at any time hold a Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights in or access to Shared Collateral, such Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for (i) in the case of a First Priority Representative, for itself and as the collateral agent for the applicable First Priority Secured Parties under the applicable First Priority Debt Documents, (ii) after the Discharge of First Priority Obligations, in the case of the Second Priority Representative, for itself and as the collateral agent for the Second Priority Secured Parties under the Second Priority Debt Documents, and (iii) in all cases, as bailee for the benefit of or agent on behalf of the other Representatives and other Secured Parties, in each case solely for the purpose of perfecting the Liens granted under the First Priority Collateral Documents, the Second Priority Collateral Documents and the Third Priority Collateral Documents, respectively, and subject to the terms and conditions of this Section 5.05.

(b) In the event that the First Priority Representative (or its agents or bailees) has Lien filings against intellectual property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the First Priority Representative agrees to hold such Liens as sub-agent and gratuitous bailee for (x) the relevant Second Priority Representative and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents and (y) the relevant Third Priority Representative and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Third Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of First Priority Obligations has occurred, the Designated First Priority Representative and the First Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the First Priority Debt Documents as if the Liens under the Second Priority Collateral Documents and the

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Third Priority Collateral Documents did not exist. The rights of the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative and the other Third Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Priority Representative and the other First Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the First Priority Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by the Third Priority Representative and the relevant Third Priority Representative for purposes of perfecting the Lien held by the Third Priority Representative.

(e) The First Priority Representative shall not have by reason of the Second Priority Collateral Documents, the Third Priority Collateral Documents, or this Agreement, or any other document, a fiduciary relationship in respect of the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party and the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby waive and release the First Priority Representative from all claims and liabilities arising pursuant to the First Priority Representative’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f) Upon the Discharge of First Priority Obligations, the Designated First Priority Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative (or, if the Discharge of Second Priority Obligations previously occurred, the Designated Third Priority Representative), to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Designated First Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral without recourse, representation or warranty, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative (or the Designated Third Priority Representative) is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby. The First Priority Representative has no obligations to follow instructions from the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party in contravention of this Agreement.

(g) Neither the First Priority Representative nor any of the other First Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the First Priority Representative or any First Priority Secured Party under the First

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Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

(h) After the Discharge of First Priority Obligations and until the Discharge of Second Priority Obligations has occurred, in the event that the Second Priority Representative (or its agents or bailees) has Lien filings against intellectual property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Second Priority Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Third Priority Representative and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Third Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(i) Except as otherwise specifically provided herein, after the Discharge of First Priority Obligations and until the Discharge of Second Priority Obligations has occurred, the Designated Second Priority Representative and the Second Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Second Priority Debt Documents as if the Liens under the Third Priority Collateral Documents did not exist. The rights of the Third Priority Representative and the other Third Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(j) The Second Priority Representative and the other Second Priority Secured Parties shall have no obligation whatsoever to the Third Priority Representative or any other Third Priority Secured Party, to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Second Priority Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (h) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Third Priority Representative for purposes of perfecting the Lien held by the Third Priority Representative.

(k) The Second Priority Representative shall not have by reason of the Third Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Third Priority Representative or any other Third Priority Secured Party and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby waives and releases the Second Priority Representative from all claims and liabilities arising pursuant to the Second Priority Representative’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(l) Upon both the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations, the Designated Second Priority Representative (or the Designated First Priority Representative) shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Third Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Designated Second Priority Representative (or the Designated First Priority Representative) or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral without recourse, representation or warranty, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional

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insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Third Priority Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby. The Second Priority Representative (or the Designated First Priority Representative) has no obligations to follow instructions from the Third Priority Representative or any other Third Priority Secured Party in contravention of this Agreement.

(m) After the discharge of First Priority Obligations, neither the Second Priority Representative nor any of the other Second Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Second Priority Representative or any Second Priority Secured Party under the Second Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06. When Discharge of Obligations Deemed to Not Have Occurred.

(a) If, at any time substantially concurrently with or after the Discharge of First Priority Obligations has occurred, the Company, Holdings or any Subsidiary incurs any First Priority Obligations (other than in respect of the payment of indemnities surviving the Discharge of First Priority Obligations), then such Discharge of First Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Priority Obligations) and the applicable agreement governing such First Priority Obligations shall automatically be treated as a First Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such First Priority Obligations shall be the First Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new First Priority Representative), the Second Priority Representative and the Third Priority Representative each shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments, supplements or modifications to this Agreement, as the Company or such new First Priority Representative shall reasonably request in writing in order to provide the new First Priority Representative the rights of a First Priority Representative contemplated hereby, (ii) deliver to such First Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Second Priority Representative or any Third Priority Representative, or any of their agents or bailees, as applicable, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (iii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iv) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new First Priority Representative is entitled to approve any awards granted in such proceeding.

(b) If, at any time substantially concurrently with or after the Discharge of Second Priority Obligations has occurred and solely to the extent permitted by the First Priority Debt Documents, the Company, Holdings or any Subsidiary incurs any Second Priority Obligations (other than in respect of the payment of indemnities surviving the Discharge of Second Priority Obligations), then such Discharge of

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Second Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Second Priority Obligations) and the applicable agreement governing such Second Priority Obligations shall automatically be treated as a Second Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Second Priority Obligations shall be the Second Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Second Priority Representative), the Third Priority Representative shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments, supplements or modifications to this Agreement, as the Company or such new Second Priority Representative shall reasonably request in writing in order to provide the new Second Priority Representative the rights of a Second Priority Representative contemplated hereby, (ii) deliver to such Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Third Priority Representative, or any of its agents or bailees, as applicable, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (iii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iv) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Second Priority Representative is entitled to approve any awards granted in such proceeding.

Section 5.07. Purchase Right.

(a) Without prejudice to the enforcement of any of the First Priority Secured Parties’ remedies under the First Priority Debt Documents, this Agreement, at law or in equity or otherwise, the First Priority Secured Parties agree that upon the occurrence of (i) an acceleration of any of the First Priority Obligations in accordance with the terms of the applicable First Priority Debt Documents, (ii) a payment default under any First Priority Debt Document that has not been cured or waived by the applicable First Priority Secured Parties within 60 days of the occurrence thereof and (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor (each of such events for purposes of this paragraph, a “Triggering Event”), the Designated First Priority Representative will promptly deliver a notice of the occurrence of each Triggering Event to the Second Priority Representative (provided that none of the Designated First Priority Representative nor any First Priority Secured Party shall have any liability for failure of such notice to be delivered), and the Second Priority Secured Parties shall have the option, but not the obligation, to deliver a written notice to the Designated First Priority Representative (a “Purchase Notice”) no later than the 15th Business Day after the occurrence of any Triggering Event (or, if later, the date that notice of such Triggering Event is delivered by the Designated First Priority Representative to the Second Priority Representative) that they commit to purchase from the First Priority Secured Parties the entire aggregate amount (but not less than the entirety) of outstanding First Priority Obligations and any DIP Financing provided by the First Priority Secured Parties at the Purchase Price without warranty or representation or recourse except as provided in Section 5.07(d), on a pro rata basis from the First Priority Secured Parties. A Purchase Notice may be delivered by less than all of the Second Priority Secured Parties so long as all the purchasing Second Priority Secured Parties shall, when taken together, commit to purchase the entire aggregate amount (but not less than the entirety) as set forth above.

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(b) The “Purchase Price” will equal the sum of (1) the full amount of all First Priority Obligations and any DIP Financing provided by the First Priority Secured Parties then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees, applicable premiums and any other unpaid amounts, including any prepayment penalties or premiums, make whole obligations, and breakage costs), (2) the cash collateral to be furnished to the First Priority Secured Parties providing letters of credit under the First Priority Debt Documents in such amount (not to exceed 103% thereof) as such First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any such outstanding and undrawn letters of credit and (3) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the First Priority Secured Parties under or pursuant to the First Priority Debt Documents on the date of purchase.

(c) A Purchase Notice delivered by the Second Priority Secured Parties shall be irrevocable, and the Second Priority Secured Parties and the other parties shall endeavor to close promptly after delivery thereof. Such purchase and sale of the First Priority Obligations shall be exercised pursuant to documentation mutually acceptable (with such acceptance not to be unreasonably withheld or delayed) to each of the First Priority Representative and the Second Priority Representative. Each First Priority Secured Party will retain all rights to indemnification provided in the relevant First Priority Debt Documents for all claims and other amounts relating to periods prior to the purchase of the First Priority Obligations pursuant to this Section 5.07.

(d) The purchase and sale of the First Priority Obligations and any DIP Financing provided by the First Priority Secured Parties under this Section 5.07 will be without recourse and without representation or warranty of any kind by the First Priority Secured Parties, except that the First Priority Secured Parties shall severally and not jointly represent and warrant to the Second Priority Secured Parties, on the date of such purchase, immediately before giving effect to the purchase:

(i) the principal of and accrued and unpaid interest and premium on the First Priority Obligations and any DIP Financing provided by the First Priority Secured Parties, and the fees and expenses thereof owed to the respective First Priority Secured Parties, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First Priority Obligations; and

(ii) each First Priority Secured Party owns the First Priority Obligations and any DIP Financing provided by the First Priority Secured Parties purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the First Priority Debt Documents, in which case the Purchase Price will be appropriately adjusted so that the Second Priority Secured Parties, do not pay amounts represented by participation interests to the extent that the Second Priority Secured Parties, expressly assume the obligations under such participation interests).

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

Section 6.01. Financing Issues.

(a) Until the Discharge of First Priority Obligations has occurred, if Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agree that if the Designated First Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash constituting Shared Collateral or other Shared Collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will affirmatively consent to

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(if requested by the Designated First Priority Representative), raise no objection to and will not otherwise contest or oppose (or support any other Person in raising an objection or otherwise contesting or opposing) such sale, use or lease of such cash constituting Shared Collateral or other Shared Collateral or such DIP Financing (provided, that the foregoing shall not prevent the Second Priority Representative or any Second Priority Secured Party from objecting to any such sale, use or lease of such cash constituting Shared Collateral or other Shared Collateral or such DIP Financing in their capacity as unsecured creditors) and, except to the extent permitted by Section 6.03, the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Priority Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens on the Second Priority Collateral and/or the Third Priority Collateral, to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Obligations and/or the Third Priority Obligations are so subordinated to the Liens securing First Priority Obligations under this Agreement, (y) any “carve-out” for professional and United States Trustee fees agreed to by the Designated First Priority Representative, and (z) any adequate protection Liens granted to the Designated First Priority Representative or any other First Priority Secured Party. Each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, further agrees that, until the Discharge of First Priority Obligations has occurred, (a) it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations or the First Priority Collateral made by the Designated First Priority Representative or any other First Priority Secured Party, (b) it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any lawful exercise by any First Priority Secured Party of the right to credit bid First Priority Obligations at any sale in foreclosure of First Priority Collateral (including, without limitation, pursuant to section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under section 1111(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to the First Priority Collateral, (c) it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any Disposition (including pursuant to section 363 of the Bankruptcy Code or any similar provision under any other Bankruptcy Law) of assets of any Grantor for which the Designated First Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the First Priority Obligations rank to the Liens on the Shared Collateral securing the Second Priority Obligations and the Third Priority Obligations pursuant to this Agreement, and (d) it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the Designated First Priority Representative has consented to such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets; provided, however, that (w) the Second Priority Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such Disposition in accordance with section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the First Priority Obligations resulting in the Discharge of First Priority Obligations, (x) the Third Priority Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such Disposition in accordance with section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any

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such credit bid provides for the payment in full in cash of the First Priority Obligations resulting in the Discharge of First Priority Obligations and the payment in full in cash of the Second Priority Obligations resulting in the Discharge of Second Priority Obligations, and (y) (A) the Second Priority Representative and the Third Priority Representative are not required as a condition to such DIP Financing to release their Liens on the Collateral as the same may exist at the time of such DIP Financing and (B) such DIP Financing does not expressly require the liquidation of Collateral (excluding ordinary course discounting of accounts receivable for purposes of collection and any Disposition described in clause (c) above) prior to a default under the final documentation governing the DIP Financing; provided that the foregoing clauses (A) and (B) shall not restrict any such DIP Financing from containing “milestones” related to a sale transaction, any sale transaction otherwise approved by the applicable Bankruptcy Court (provided that the proceeds of such sale are applied as required hereunder) or any other actions where this Agreement provides for (or requires) the automatic release of such Liens upon a sale of Collateral. Until the Discharge of First Priority Obligations has occurred, except as provided in Section 6.01(b), without the prior written consent of the Designated First Priority Representative, none of the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party may, directly or indirectly, provide DIP Financing to the Company, any Grantor or any of their Subsidiaries.

(b) Notwithstanding anything in Section 6.01(a), nothing in this Agreement shall prohibit the Second Priority Representative or any other Second Priority Secured Party from providing DIP Financing to the Company or any other Grantor so long as (i) (A) any liens securing such DIP Financing are junior in priority to the Liens securing any First Priority Obligations and (B) the order approving such DIP Financing (1) includes customary stipulations as to the validity, priority, perfection, enforceability and non-avoidability of the First Priority Obligations and the Liens securing the First Priority Obligations and (2) provides for adequate protection of the Liens securing the First Priority Obligations that includes (I) periodic cash payments to the Designated First Priority Representative, for the benefit of the First Priority Secured Parties, in the amount of interest (including any default interest) accruing on the First Priority Obligations; (II) payment of the reasonable fees and expenses of the First Priority Secured Parties to the extent provided under the First Priority Debt Documents; (III) customary superpriority claims for diminution in value of the First Priority Collateral, senior in right of payment to such DIP Financing and any superpriority claim provided to the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party; (IV) customary adequate protection Liens securing such superpriority claims on all collateral that secures such DIP Financing, senior in priority to such DIP Financing and to any adequate protection liens granted to the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party; (V) any other right granted to the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party as adequate protection including, for the avoidance of doubt, the right to terminate the consent to the use of collateral or cash collateral upon the occurrence of agreed termination events or (ii) such DIP Financing provides for the Discharge of the First Priority Obligations. Notwithstanding the foregoing, the right of the Designated First Priority Representative and the other First Priority Secured Parties to object to such DIP Financing for any reason is expressly preserved.

(c) After the Discharge of First Priority Obligations and until the Discharge of Second Priority Obligations has occurred, if Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, then the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that if the Designated Second Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash constituting Shared Collateral or other Shared Collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will affirmatively consent to (if requested by the Designated Second Priority

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Representative), raise no objection to and will not otherwise contest or oppose (or support any other Person in raising an objection or otherwise contesting or opposing) such sale, use or lease of such cash constituting Shared Collateral or other Shared Collateral or such DIP Financing and, except to the extent permitted by Section 6.03, the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Second Priority Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens on the Third Priority Collateral, to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Third Priority Obligations are so subordinated to the Liens securing Second Priority Obligations under this Agreement, (y) any “carve-out” for professional and United States Trustee fees agreed to by the Designated Second Priority Representative, and (z) any adequate protection Liens granted to the Designated Second Priority Representative or any other Second Priority Secured Party. Each Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, further agrees that, until the Discharge of Second Priority Obligations has occurred, (a) it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Second Priority Obligations or the Second Priority Collateral made by the Designated Second Priority Representative or any other Second Priority Secured Party, (b) it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any lawful exercise by any Second Priority Secured Party of the right to credit bid Second Priority Obligations at any sale in foreclosure of First Priority Collateral (including, without limitation, pursuant to section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under section 1111(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to the Second Priority Collateral, (c) it will raise no objection to (and will not otherwise contest or oppose or support any other Person in raising an objection or otherwise contesting or opposing) any Disposition (including pursuant to section 363 of the Bankruptcy Code or any similar provision under any other Bankruptcy Law) of assets of any Grantor for which the Designated Second Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Second Priority Obligations rank to the Liens on the Shared Collateral securing the Third Priority Obligations pursuant to this Agreement, and (d) it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the Second Priority Representative has consented to such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets; provided, however, that (w) the Third Priority Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such Disposition in accordance with section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Second Priority Obligations resulting in the Discharge of Second Priority Obligations, and (x) (A) the Third Priority Representative is not required as a condition to such DIP Financing to release their Liens on the Collateral as the same may exist at the time of such DIP Financing and (B) such DIP Financing does not expressly require the liquidation of Collateral (excluding ordinary course discounting of accounts receivable for purposes of collection and any Disposition described in clause (c) above) prior to a default under the final documentation governing the DIP Financing; provided that the foregoing clauses (A) and (B) shall not restrict any such DIP Financing from containing “milestones” related to a sale transaction, any sale transaction otherwise approved by the applicable Bankruptcy Court (provided that the proceeds of such sale are applied as required hereunder) or any other actions where this Agreement provides for (or requires) the automatic release of such Liens upon a sale of Collateral. .

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Section 6.02. Relief from the Automatic Stay.

(a) Until the Discharge of First Priority Obligations has occurred, the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof without the prior written consent of the Designated First Priority Representative.

(b) After the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof without the prior written consent of the Designated Second Priority Representative.

Section 6.03. Adequate Protection.

(a) The Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agree that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the First Priority Representative or any First Priority Secured Parties for adequate protection in any form, (b) any objection by the First Priority Representative or any First Priority Secured Parties to any motion, relief, action or proceeding based on the First Priority Representative’s or any First Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (y) if the First Priority Secured Parties are granted adequate protection in the form of a Lien on additional or replacement collateral or a superpriority claim in connection with any DIP Financing or use of cash collateral under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority claim, which Lien and/or superpriority claim is subordinated to the Liens and or claim securing and providing adequate protection for, and claims with respect to, all First Priority Obligations and such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the First Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the Liens securing First Priority Obligations under this Agreement and (z) in the event the Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, seeks or requests adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral, then the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, agrees that the First Priority Representative shall also be granted a senior Lien on such additional or replacement collateral as security and adequate protection for the First Priority Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Second Priority Obligations shall be subordinated to the Liens on such collateral securing and claims with respect to the First Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens securing First Priority Obligations under this Agreement.

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(b) The Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Second Priority Representative or any Second Priority Secured Parties for adequate protection in any form, (b) any objection by the Second Priority Representative or any Second Priority Secured Parties to any motion, relief, action or proceeding based on the Second Priority Representative’s or any Second Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the Second Priority Representative or any other Second Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (y) if the Second Priority Secured Parties are granted adequate protection in the form of a Lien on additional or replacement collateral or a superpriority claim in connection with any DIP Financing or use of cash collateral under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority claim, which Lien and/or superpriority claim is subordinated to the Liens and or claim securing and providing adequate protection for, and claims with respect to, all Second Priority Obligations and such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Second Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Third Priority Obligations are so subordinated to the Liens securing Second Priority Obligations under this Agreement and (z) in the event the Third Priority Representative, for itself and on behalf of the other Third Priority Secured Parties, seeks or requests adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral, then the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, agrees that the Second Priority Representative shall also be granted a senior Lien on such additional or replacement collateral as security and adequate protection for the Second Priority Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Third Priority Obligations shall be subordinated to the Liens on such collateral securing and claims with respect to the Second Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Second Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Third Priority Obligations are so subordinated to such Liens securing Second Priority Obligations under this Agreement.

Section 6.04. Preference Issues.

(a) If any First Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason (any such amount, a “First Priority Recovery”), whether received as proceeds of security, enforcement of any right of setoff or recoupment or otherwise, then the First Priority Obligations shall be reinstated to the extent of such recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of First Priority Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such First Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Representative, for itself and on behalf of each other Second Priority

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Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference, fraudulent transfer or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(b) If any Second Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason (any such amount, a “Second Priority Recovery”), whether received as proceeds of security, enforcement of any right of setoff or recoupment or otherwise, then the Second Priority Obligations shall be reinstated to the extent of such Second Priority Recovery and deemed to be outstanding as if such payment had not occurred and the Second Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Second Priority Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Second Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(c) If any Third Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason (any such amount, a “Third Priority Recovery”), whether received as proceeds of security, enforcement of any right of setoff or recoupment or otherwise, then the Third Priority Obligations shall be reinstated to the extent of such Third Priority Recovery and deemed to be outstanding as if such payment had not occurred and the Third Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Third Priority Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Third Priority Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

Section 6.05. Separate Grants of Security and Separate Classifications.

(a) The Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, acknowledge and agree that

(i) the grants of Liens pursuant to the First Priority Collateral Documents, the Second Priority Collateral Documents and the Third Priority Collateral Documents constitute separate and distinct grants of Liens,

(ii) the respective claims of the Second Priority Secured Parties and Third Priority Secured Parties against the Grantors constitute junior claims separate and apart (and of a different class) from the senior claims of the First Priority Secured Parties against the Grantors,

(iii) the claims of the Third Priority Secured Parties against the Grantors constitute junior claims separate and apart (and of a different class) from the senior claims of the Second Priority Secured Parties against the Grantors, and

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(iv) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Obligations and the Third Priority Obligations are fundamentally different from the First Priority Obligations, and the Second Priority Obligations are fundamentally different from the Third Priority Obligations, and each must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in any Insolvency or Liquidation Proceeding.

(b) To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First Priority Secured Parties, the Second Priority Secured Parties or the Third Priority Secured Parties constitute a single class of claims (rather than separate classes of senior and junior secured claims), then

(i) each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and each Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, each hereby acknowledges and agrees that all distributions shall be made as if there were three separate classes of senior and junior secured claims against the Grantors (with the effect being that, the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not a claim therefor is allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Second Priority Obligations or the Third Priority Obligations in respect of the Shared Collateral, with the Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party, and the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby acknowledging and agreeing to turn over to the Designated First Priority Representative amounts otherwise received or receivable by them in respect of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties or the Third Priority Secured Parties), and

(ii) after the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, each Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, each hereby acknowledges and agrees that all distributions shall be made as if there were two separate classes of senior and junior secured claims against the Grantors (with the effect being that, the Second Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not a claim therefor is allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Third Priority Obligations in respect of the Shared Collateral, with the Third Priority Representative, for itself and on behalf of each other Third Priority Secured Party, hereby acknowledging and agreeing to turn over to the Second Priority Representative amounts otherwise received or receivable by them in respect of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Priority Secured Parties).

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Section 6.06. No Waivers of Rights.

(a) Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by (x) any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise or (y) any Third Priority Secured Party, including the seeking by any Third Priority Secured Party of adequate protection or the asserting by any Third Priority Secured Party of any of its rights and remedies under the Third Priority Debt Documents or otherwise.

(b) Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Second Priority Representative or any other Second Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Third Priority Secured Party, including the seeking by any Third Priority Secured Party of adequate protection or the asserting by any Third Priority Secured Party of any of its rights and remedies under the Third Priority Debt Documents or otherwise.

Section 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective and enforceable before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08. Other Matters.

(a) To the extent that the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Representative has or acquires rights under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral and Proceeds, the Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, and the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, agree not to assert any such rights in contravention of this Agreement without the prior written consent of the Designated First Priority Representative, provided that, if requested by the Designated First Priority Representative, the Second Priority Representative and the Third Priority Representative shall timely exercise such rights in the manner requested by the Designated First Priority Representative, including any rights to payments in respect of such rights.

(b) After Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, to the extent that the Third Priority Representative or any other Third Priority Secured Party has or acquires rights under section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral and Proceeds, the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, agrees not to assert any such rights in contravention of this Agreement without the prior written consent of the Designated Second Priority Representative, provided that, if requested by the Designated Second Priority Representative, the Third Priority Representative shall timely exercise such rights in the manner requested by the Designated Second Priority Representative, including any rights to payments in respect of such rights.

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Section 6.09. 506(c) Claims.

(a) Until the Discharge of First Priority Obligations has occurred, the Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, and the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, agree that it will not assert or enforce any claim under section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

(b) After Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, agrees that it will not assert or enforce any claim under section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Second Priority Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

Section 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of, or in connection with, the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations (or any two of the foregoing), then, to the extent the debt obligations distributed on account of the First Priority Obligations, the Second Priority Obligations and the Third Priority Obligations (or any two of the foregoing) are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (it being understood and agreed that nothing in this Section 6.10 shall entitle the Second Priority Secured Parties or the Third Priority Secured Parties to receive a distribution pursuant to a plan of reorganization or similar dispositive restructuring plan).

Section 6.11. Post-Petition Interest.

(a) No Second Priority Representative, any other Second Priority Secured Party, Third Priority Representative or any other Third Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any First Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise (for this purpose ignoring all claims and Liens held by the Second Priority Secured Parties and the Third Priority Secured Parties on the Shared Collateral).

(b) No Third Priority Representative or any other Third Priority Secured Party shall oppose or seek to challenge any claim by the Second Priority Representative or any Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise (for this purpose ignoring all claims and Liens held by the Third Priority Secured Parties on the Shared Collateral).

(c) No First Priority Representative or any other First Priority Secured Party shall oppose or seek to challenge any claim by the Second Priority Representative or any Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise, to the extent attributable to the Second Priority Collateral of such Second Priority Secured Party, to the extent that the value of the Lien on the Shared Collateral exceeds the amount of the Second Priority Obligations after taking into account all claims and Liens held by the First Priority Secured Parties on the Shared Collateral; provided that to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Designated First Priority Representative and applied in accordance with Section 4.01 hereof.

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(d) No First Priority Representative, any other First Priority Secured Party, Second Priority Representative or any other Second Priority Secured Party shall oppose or seek to challenge any claim by the Third Priority Representative or any Third Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Third Priority Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise, to the extent attributable to the Third Priority Collateral of such Third Priority Secured Party, to the extent that the value of the Lien on the Shared Collateral exceeds the amount of the Third Priority Obligations after taking into account all claims and Liens held by the First Priority Secured Parties and the Second Priority Secured Parties on the Shared Collateral; provided that to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the Designated First Priority Representative and applied in accordance with Section 4.01 hereof.

Section 6.12. Voting.

(a) No Second Priority Representative or any other Second Priority Secured Party may (in its capacity as a secured or an unsecured creditor), directly or indirectly, propose, support or vote in favor of any plan of reorganization or arrangement, liquidating plan, proposal or other dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement other than with the prior written consent of the Designated First Priority Representative.

(b) No Third Priority Representative or any other Third Priority Secured Party may (in its capacity as a secured or an unsecured creditor), directly or indirectly, propose, support or vote in favor of any plan of reorganization or arrangement, liquidating plan, proposal or other dispositive restructuring plan unless such plan (i) (A) pays off, in cash in full, all First Priority Obligations and results in the Discharge of First Priority Obligations upon the date of consummation of such plan or (B) provides that acceptance by the class of holders of First Priority Obligations voting thereon in accordance with section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law is an unwaivable condition precedent to such plan’s confirmation and consummation and (ii) (A) pays off, in cash in full, all Second Priority Obligations and results in the Discharge of Second Priority Obligations upon the date of consummation of such plan or (B) provides that acceptance by the class of holders of Second Priority Obligations voting thereon in accordance with section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law is an unwaivable condition precedent to such plan’s confirmation and consummation.

ARTICLE VII

RELIANCE; ETC.

Section 7.01. Reliance. The (x) consent by the First Priority Secured Parties to the execution and delivery of the First Priority Debt Documents permitted under the First Priority Debt Documents, and (y) all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Secured Parties to the Company or any Subsidiary, shall be deemed to have been given and made in reliance upon this Agreement. The First Priority Representative, on behalf of itself and each other applicable First Priority Secured Party, acknowledges that it and the other First Priority Secured Parties have, independently and without reliance on the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, and

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based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the First Priority Debt Documents or this Agreement. The Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, acknowledges that it and the other Second Priority Secured Parties have, independently and without reliance on the First Priority Representative, any other First Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement. The Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, acknowledges that it and the other Third Priority Secured Parties have, independently and without reliance on the First Priority Representative, any other First Priority Secured Party, the Second Priority Representative or any other Second Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Third Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Third Priority Debt Documents or this Agreement.

Section 7.02. No Warranties or Liability.

(a) The Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, and the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, acknowledge and agree that neither the First Priority Representative nor any other First Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The First Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Debt Documents in accordance with law and consistent with this Agreement as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative or the other Third Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Priority Representative nor any other First Priority Secured Party shall have any duty to the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Company or any Subsidiary (including the Second Priority Debt Documents and the Third Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with.

(b) The Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, acknowledges and agrees that neither the Second Priority Representative nor any other Second Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Second Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Debt Documents in accordance with law and consistent with this Agreement as they may otherwise, in their sole discretion,

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deem appropriate, and the Second Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Third Priority Representative or the other Third Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Second Priority Representative nor any other Second Priority Secured Party shall have any duty to the Third Priority Representative or any other Third Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Company or any Subsidiary (including the Third Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with.

(c) Except as expressly set forth in this Agreement, the First Priority Representative, the other First Priority Secured Parties, the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative and the other Third Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Obligations, the Second Priority Obligations, the Third Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral, the ownership of any Shared Collateral or the perfection or priority of any Liens thereto or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Representative, the other First Priority Secured Parties, the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative and the other Third Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Debt Document, any Second Priority Debt Document or any Third Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations, Second Priority Obligations or Third Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Priority Debt document, of the terms of any Second Priority Debt Document or of the terms of any Third Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations, Second Priority Obligations or Third Priority Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company, Holdings or any other Grantor in respect of any Secured Obligations or (ii) the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party, in each case in respect of this Agreement.

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ARTICLE VIII

MISCELLANEOUS

Section 8.01. Conflicts. Subject to Section 8.21, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Debt Document, any Second Priority Debt Document or any Third Priority Debt Document, the provisions of this Agreement shall govern. In the event of any conflict between the provisions of this Agreement and the agreements in the ABL Intercreditor Agreement among the holders of ABL Obligations and Junior Priority Debt Obligations, the provisions of the ABL Intercreditor Agreement shall govern. In the event of a conflict between the provisions of this Agreement and the First Lien Pari Passu Intercreditor Agreement, the provisions of the First Lien Pari Passu Intercreditor Agreement shall govern.

Section 8.02. Severability. In case any provision contained in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.03(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Facility); provided that any such amendment, supplement or waiver that, by the terms of this Agreement, requires the Company’s consent or that increases the obligations or reduces the rights of, or otherwise adversely affects, Company or any Grantor shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the First Priority Secured Parties, the Second Priority Secured Parties, the Third Priority Secured Parties, and their respective successors and assigns.

(c) Notwithstanding the foregoing, this Agreement shall be amended, amended and restated supplemented or otherwise modified from time to time at the request of the Company, and without the consent of any Secured Party, solely to allow a First Priority Representative to become a party hereto by execution and delivery of a First Priority Representative Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, the First Priority Representative and the other First Priority Secured Parties and First Priority Obligations shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, this Agreement shall be amended, amended and restated supplemented or otherwise modified from time to time at the request of the Company, and without the consent of any Secured Party, solely to allow a Second Priority Representative to become a party hereto by execution and delivery of a Second Priority Representative Joinder Agreement in accordance with Section 8.10 of this Agreement and upon such execution and delivery, the Second Priority Representative and the other Second Priority Secured Parties and Second Priority Obligations shall be subject to the terms hereof.

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(e) Notwithstanding the foregoing, this Agreement shall be amended, amended and restated supplemented or otherwise modified from time to time at the request of the Company, and without the consent of any Secured Party, solely to allow a Third Priority Representative to become a party hereto by execution and delivery of a Third Priority Representative Joinder Agreement in accordance with Section 8.11 of this Agreement and upon such execution and delivery, the Third Priority Representative and the other Third Priority Secured Parties and Third Priority Obligations shall be subject to the terms hereof.

(f) Notwithstanding the foregoing, upon any Refinancing in full of any Facility, this Agreement shall be amended, amended and restated, supplemented or otherwise modified from time to time at the request of the Company, and without the consent of any Secured Party, solely to designate the credit facility that Refinances the Facility as a replacement Facility, in which case such designated credit facility shall thereafter constitute a First Priority Facility, Second Priority Facility or Third Priority Facility, as applicable; provided that each such predecessor Facility shall continue to be bound by (and entitled to the benefits of) the provisions of this Agreement as applied to such Facilities, the related agreements and all obligations thereunder prior to the Refinancing thereof.

(g) Upon the execution and delivery of the replacement Facility (as contemplated by preceding clause (d)):

(i) The Company shall deliver to the Representatives an Officer’s Certificate stating that the applicable Grantors in the case of preceding clause (d), intend to enter or have entered into a Refinancing, in whole or in part, of the Facility, as the case may be, that such agreement shall thereafter (upon any such Refinancing in full) constitute a First Priority Facility, Second Priority Facility or Third Priority Facility, as applicable, and certifying that the issuance or incurrence of such Refinancing is permitted by the Debt Documents. The Representatives shall be entitled to rely conclusively on the determination of the Company that such issuance and/or incurrence does not violate the provisions of Debt Documents; provided, however, that such determination will not affect whether or not each applicable Grantor has complied with its undertakings in the Debt Documents; and

(ii) in the case of the preceding clause (d), the Company shall provide written notice of the Refinancing Facility to each Representative, together with copies thereof, and identifying the new administrative agent or trustee (as applicable) and collateral agent thereunder, and providing its notice information for purposes hereof, and such administrative agent or trustee, as the case may be, and collateral agent shall each execute and deliver a joinder to this Agreement, and upon such execution shall be deemed First Priority Representatives, Second Priority Representatives or Third Priority Representatives, as applicable, hereunder.

Section 8.04. Information Concerning Financial Condition of the Company and the Subsidiaries. The First Priority Representative, the other First Priority Secured Parties, the Second Priority Representative, the other Second Priority Secured Parties, the Third Priority Representative and the other Third Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any of the First Priority Representative, any other First Priority Secured Party, the Second Priority Representative, any other Second Priority Secured Party, the Third Priority Representative or any other Third Priority Secured Party in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (a) make, and the First Priority Representative, the other First Priority Secured Parties, the Second Priority Representative, the

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other Second Priority Secured Parties, the Third Priority Representative or the other Third Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (b) provide any additional information or provide any such information on any subsequent occasion, (c) undertake any investigation or (d) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05. Subrogation.

(a) The Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations has occurred.

(b) The Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Obligations and the Discharge of Second Priority Obligations has occurred.

Section 8.06. Application of Payments.

(a) Except as otherwise provided herein, (x) all payments received by the First Priority Secured Parties shall be applied, to such part of the First Priority Obligations as the First Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First Priority Debt Documents and in accordance with the First Lien Pari Passu Intercreditor Agreement, (y) after the Discharge of First Priority Obligations has occurred and until the Discharge of Second Priority Obligations has occurred, all payments received by the Second Priority Secured Parties shall be applied to such part of the Second Priority Obligations as the Second Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Second Priority Debt Documents, and (z) after the Discharge of First Priority Obligations and Second Priority Obligations has occurred, all payments received by the Third Priority Secured Parties shall be applied to such part of the Third Priority Obligations as the Third Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Third Priority Debt Documents.

(b) Except as otherwise provided herein, the Second Priority Representative, on behalf of itself and each other applicable Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the First Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. Except as otherwise provided herein, the Third Priority Representative, on behalf of itself and each other applicable Third Priority Secured Party, assents to any such extension or postponement of the time of payment of the First Priority Obligations, Second Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Priority Obligations and/or the Second Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07. Additional Grantors. Each of the Company and Holdings agrees that, if any Subsidiary shall become a Grantor after the date hereof, it shall promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Exhibit A. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect

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as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by each of the Representatives. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08. Dealings with Grantors. Upon any application or demand by the Company or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such other Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 8.09. Additional First Priority Obligations.

(a) To the extent, but only to the extent, not prohibited from being incurred or issued and sold pursuant to the provisions of the then extant First Priority Debt Documents, Second Priority Debt Documents and Third Priority Debt Documents at the time of such incurrence or issuance and sale, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional First Priority Obligations under an Additional First Priority Facility. Any such Additional First Priority Obligations may be secured by a first priority Lien on all or part of the Shared Collateral, in each case under and pursuant to the relevant First Priority Collateral Documents for such Additional First Priority Obligations, if and subject to the condition that the Additional First Priority Representative, acting on behalf of itself and the other Additional First Priority Secured Parties, becomes a party to this Agreement in accordance with this Section 8.09.

(b) In order for an Additional First Priority Representative to become a party to this Agreement:

(i) such Additional First Priority Representative shall have executed and delivered an Additional First Priority Representative Joinder Agreement substantially in the form of Exhibit B (with such changes as may be approved by the First Priority Representative) pursuant to which it becomes a Representative hereunder, and the Additional First Priority Obligations and the Additional First Priority Secured Parties become subject hereto and bound hereby as Additional First Priority Obligations and Additional First Priority Secured Parties;

(ii) the Company shall have delivered to the First Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to the Additional First Priority Obligations and, if requested by the First Priority Representative, true and complete copies of each Additional First Priority Debt Document, certified as being true and correct by an Authorized Officer of the Company on behalf of the relevant Grantor and identifying the obligations to be designated as Additional First Priority Obligations, and certifying that such obligations are permitted to be incurred and secured on a first priority basis in accordance with each of the First Priority Debt Documents and any Second Priority Debt Documents; and

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(iii) the Additional First Priority Obligations shall provide that each Additional First Priority Secured Party will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional First Priority Obligations.

Section 8.10. Additional Second Priority Obligations.

(a) To the extent, but only to the extent, not prohibited from being incurred or issued and sold pursuant to the provisions of the then extant First Priority Debt Documents, Second Priority Debt Documents and Third Priority Debt Documents at the time of such incurrence or issuance and sale, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Obligations under an Additional Second Priority Facility. Any such Additional Second Priority Obligations may be secured by a second priority, subordinated Lien on all or part of the Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Additional Second Priority Obligations, if and subject to the condition that the Additional Second Priority Representative, acting on behalf of itself and the other Additional Second Priority Secured Parties, becomes a party to this Agreement in accordance with this Section 8.10.

(b) In order for an Additional Second Priority Representative to become a party to this Agreement:

(i) such Additional Second Priority Representative shall have executed and delivered an Additional Second Priority Representative Joinder Agreement substantially in the form of Exhibit C (with such changes as may be approved by the First Priority Representative) pursuant to which it becomes a Representative hereunder, and the Additional Second Priority Obligations and the Additional Second Priority Secured Parties become subject hereto and bound hereby as Additional Second Priority Obligations and Additional Second Priority Secured Parties;

(ii) the Company shall have delivered to the First Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.10 are satisfied with respect to the Additional Second Priority Obligations and, if requested by the First Priority Representative, true and complete copies of each Additional Second Priority Debt Document, certified as being true and correct by an Authorized Officer of the Company on behalf of the relevant Grantor and identifying the obligations to be designated as Additional Second Priority Obligations, and certifying that such obligations are permitted to be incurred and secured on a second priority, lien subordinated basis in accordance with each of the First Priority Debt Documents and any Second Priority Debt Documents; and

(iii) the Additional Second Priority Obligations shall provide that each Additional Second Priority Secured Party will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Second Priority Obligations.

Section 8.11. Additional Third Priority Obligations.

(a) To the extent, but only to the extent, not prohibited from being incurred or issued and sold pursuant to the provisions of the then extant First Priority Debt Documents, Second Priority Debt Documents and Third Priority Debt Documents at the time of such incurrence or issuance and sale, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Third Priority Obligations under an Additional Third Priority Facility. Any such Additional Third Priority Obligations may be secured by a third priority, subordinated Lien on all or part of the Shared Collateral, in each case under and pursuant to the relevant Third Priority Collateral Documents for such Additional Third Priority Obligations, if and subject to the condition that the Additional Third Priority Representative, acting on behalf of itself and the other Additional Third Priority Secured Parties, becomes a party to this Agreement in accordance with this Section 8.11.

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(b) In order for an Additional Third Priority Representative to become a party to this Agreement:

(i) such Additional Third Priority Representative shall have executed and delivered an Additional Third Priority Representative Joinder Agreement substantially in the form of Exhibit D (with such changes as may be approved by the First Priority Representative and Second Priority Representative) pursuant to which it becomes a Representative hereunder, and the Additional Third Priority Obligations and the Additional Third Priority Secured Parties become subject hereto and bound hereby as Additional Third Priority Obligations and Additional Third Priority Secured Parties;

(ii) the Company shall have delivered to the First Priority Representative and Second Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.11 are satisfied with respect to the Additional Third Priority Obligations and, if requested by the First Priority Representative or Second Priority Representative, true and complete copies of each Additional Third Priority Debt Document, certified as being true and correct by an Authorized Officer of the Company on behalf of the relevant Grantor and identifying the obligations to be designated as Additional Third Priority Obligations, and certifying that such obligations are permitted to be incurred and secured on a third priority, lien subordinated basis in accordance with each of the First Priority Debt Documents and Second Priority Debt Documents; and

(iii) the Additional Third Priority Obligations shall provide that each Additional Third Priority Secured Party will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Third Priority Obligations.

Section 8.12. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State or U.S. Federal court sitting in the Borough of Manhattan in the city of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Agreement, the other Collateral Documents, the First Priority Debt Documents, the Second Priority Debt Documents or the Third Priority Debt Documents (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for in the First Priority Debt Documents, the Second Priority Debt Documents or the Third Priority Debt Documents, as applicable. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c) Each of the Grantors and each Representative, on behalf of itself and the Secured Parties for whom it is acting, irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by

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it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Grantors and each Representative, on behalf of itself and the Secured Parties for whom it is acting, irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Agreement.

Section 8.13. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail, telecopy or hand delivery:

(a)	If to the Company or any other Grantor:

iHeartCommunications, Inc.

20880 Stone Oak Parkway

San Antonio, TX 78258

Attn: Treasury Department

Telephone: (210) 832-3311

Fax: (210) 832-3884

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Patrick Ryan

Telephone: 212-455-3463

Email: pryan@stblaw.com

(b) If to the First Lien Credit Agreement Representative, a First Priority Representative, to the address below (or at such other address as shall be designated by it in a written notice to the Company):

Bank of America, N.A.

Agency Management

900 W Trade Street

Mail Code NC1-026-06-03

Charlotte, NC 28255

Attention Priscilla Ruffin

Office: 980.386.3475 l

Fax : 704.409.0918

Email: Priscilla.L.Ruffin@bofa.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, NC 28202-4003

Attn: Tripp Monroe

T/F: 704-331-1107

Email: trippmonroe@mvalaw.com

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(c) If to the First Lien Notes (2029) Representative, First Lien Notes (2030) Representative or First Lien Notes (2031) Representative, each a First Priority Representative, to the address below (or at such other address as shall be designated by it in a written notice to the Company):

U.S. Bank Trust Company, National Association

333 Commerce Street, Suite 900

Nashville, Tennessee 37291

Attn: Global Corporate Trust Services

Telephone: 615-251-0733

Facsimile: 615-251-0737

Email: wally.jones@usbank.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Holland & Knight LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attn: Beth Vessel

Email: Beth.Vessel@hklaw.com

(d) If to the Second Lien Notes Representative, a Second Priority Representative, to the address below (or at such other address as shall be designated by it in a written notice to the Company):

U.S. Bank Trust Company, National Association

333 Commerce Street, Suite 900

Nashville, Tennessee 37291

Attn: Global Corporate Trust Services

Telephone: 615-251-0733

Facsimile: 615-251-0737

Email: wally.jones@usbank.com

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Holland & Knight LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attn: Beth Vessel

Email: Beth.Vessel@hklaw.com

(e) If to any Additional First Priority Representative, to it at the address specified by it in the Additional First Priority Representative Joinder Agreement delivered by it pursuant to Section 8.09.

(f) If to any Additional Second Priority Representative, to it at the address specified by it in the Additional Second Priority Representative Joinder Agreement delivered by it pursuant to Section 8.10.

(g) If to any Additional Third Priority Representative, to it at the address specified by it in the Additional Third Priority Representative Joinder Agreement delivered by it pursuant to Section 8.11.

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Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.13 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.13. As agreed to among Company, each First Priority Representative, each Second Priority Representative, each Third Priority Representative and the applicable holders of Secured Obligations from time to time, notices and other communications may also be delivered by e-mail to the email address of a representative of the applicable Person provided from time to time by such Person.

Section 8.14. Further Assurances. Each Representative, on behalf of itself and the Secured Parties for whom it is acting, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.15. Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

(b) EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SECURED DEBT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.16. Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Representatives and the Secured Parties, and their respective successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, any Collateral Document, or the Shared Collateral. All obligations of the Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the First Priority Representative, the Second Priority Representative or the Third Priority Representative, as applicable, and each present and future holder of Secured Obligations and all of their respective successors and assigns.

Section 8.17. Headings. Section, subsection and other headings used in this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 8.18. Counterparts. The parties may sign any number of copies of this Agreement, including in electronic .pdf format. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication or electronic mail), each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 8.19. Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, including without limitation, digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the

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First Priority Representative by any other authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the First Priority Representative, the Second Priority Representative and the Third Priority Representative, including the risk of interception and misuse by third parties.

Section 8.20. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Priority Representative represents and warrants that its entry into this Agreement is authorized by the First Priority Facilities. The Second Priority Representative represents and warrants that this Agreement is binding upon the Second Priority Secured Parties. The Third Priority Representative represents and warrants that this Agreement is binding upon the Third Priority Secured Parties.

Section 8.21. Third Party Beneficiaries; Provisions Solely to Define Relative Rights. The Lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such Lien priorities shall inure solely to the benefit of the First Priority Representative, the other First Priority Secured Parties, the Second Priority Representative, the other Second Priority Secured Parties the Third Priority Representative, the other Third Priority Secured Parties and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights; provided that the Company and each Grantor may assert the benefits of Section 5.01(d), Section 5.03(d), Section 5.06, Section 8.03, Section 8.08, Section 8.12 and Section 8.21. Nothing in this Agreement is intended to or shall impair the obligation of any Grantor, which is absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 8.22. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.23. Representatives. It is understood and agreed that (a) each First Priority Representative is entering into this Agreement not in its individual capacity but solely in its capacity as administrative agent, collateral agent and/or trustee under the applicable First Priority Debt Documents, and all rights, protections, indemnities and benefits applicable to the First Priority Representatives in such capacities shall also apply to the First Priority Representatives hereunder, (b) each Second Priority Representative is entering into this Agreement not in its individual capacity but solely in its capacity as administrative agent, collateral agent and/or trustee under the applicable Second Priority Debt Documents, and all rights, protections, indemnities and benefits applicable to the Second Priority Representatives in such capacities shall also apply to the Second Priority Representatives hereunder and (c) each Third Priority Representative is entering into this Agreement not in its individual capacity but solely in its capacity as administrative agent, collateral agent and/or trustee under the applicable Third Priority Debt Documents, and all rights, protections, indemnities and benefits applicable to the Third Priority Representatives in such capacities shall also apply to the Third Priority Representatives hereunder.

Section 8.24. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 8.25. Successors. For the avoidance of doubt, any successor administrative agent, collateral agent or trustee appointed under any series of Secured Obligations may replace the applicable Representative hereunder with respect to such series of Secured Obligations by executing a counterpart signature page hereto and delivering such signature page to each party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Bank of America, N.A., as First Lien Credit Agreement Representative, and as a First Priority Representative

By:
Name:
Title:

[Signature Page to Multi-Lien Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as First Lien Notes (2029) Representative, and as a First Priority Representative

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as First Lien Notes (2030) Representative, and as a First Priority Representative

Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as First Lien Notes (2031) Representative, and as a First Priority Representative

Name:
Title:

[Signature Page to Multi-Lien Intercreditor Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Second Lien Notes Representative, and as a Second Priority Representative

By:
Name:
Title:

[Signature Page to Multi-Lien Intercreditor Agreement]

Bank of America, N.A., as Third Lien Existing Credit Agreement Representative, and as a Third Priority Representative

By:
Name:
Title:

[Signature Page to Multi-Lien Intercreditor Agreement]

iHeartMedia Capital I, LLC

By:
Name:
Title:

iHeartCommunications, Inc.

By:
Name:
Title:

[Signature Page to Multi-Lien Intercreditor Agreement]

EXHIBIT A

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ], dated as of [ ], 20[  ] (this “Grantor Joinder Agreement”), to the MULTI-LIEN INTERCREDITOR AGREEMENT dated as of December 20, 2024 (the “Multi-Lien Intercreditor Agreement”), by and among Bank of America, N.A., as administrative agent and collateral agent under the First Lien Credit Agreement (as defined in the Multi-Lien Intercreditor Agreement) (in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in each case, in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in such capacity and together with its successors in such capacity), Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the Multi-Lien Intercreditor Agreement, any Additional Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.10 of the Multi-Lien Intercreditor Agreement and any Additional Third Priority Representative that from time to time becomes a party thereto pursuant to Section 8.11 of the Multi-Lien Intercreditor Agreement, iHeartCommunications, Inc., a Texas corporation (or any successor thereof, the “Company”), iHeartMedia Capital I, LLC, a Delaware limited liability corporation (or any successor thereof, “Holdings”), and the other Grantors party hereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Multi-Lien Intercreditor Agreement.

B. The Grantors have entered into the Multi-Lien Intercreditor Agreement. Pursuant to certain First Priority Debt Documents, certain Second Priority Debt Documents and certain Third Priority Debt Documents, certain newly acquired or organized Subsidiaries of Holdings are required to enter into the Multi-Lien Intercreditor Agreement. Section 8.07 of the Multi-Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Multi-Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Grantor Joinder Agreement. The undersigned Subsidiary (the “New Grantor”) is executing this Grantor Joinder Agreement in accordance with the requirements of the First Priority Debt Documents, the Second Priority Debt Documents and the Third Priority Debt Documents.

Accordingly, the Representatives and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Multi-Lien Intercreditor Agreement, by its signature below becomes a Grantor under the Multi-Lien Intercreditor Agreement with the same force and effect as if the New Grantor had originally been named therein as a Grantor. Each reference to a “Grantor” in the Multi-Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Multi-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Representatives and the other Secured Parties that this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each Representative shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the New Grantor. Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Multi-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. This Grantor Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

SECTION 6. In case any provision contained in this Grantor Joinder Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.13 of the Multi-Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Multi-Lien Intercreditor Agreement.

SECTION 8. The Company, Holdings or the New Grantor shall reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each such Representative.

IN WITNESS WHEREOF, the New Grantor and the Representatives have duly executed this Grantor Joinder Agreement acknowledging the Multi-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

[______], as First Priority Representative

By:
Name:
Title:

[______], as Second Priority Representative

By:
Name:
Title:

[______], as Third Priority Representative

By:
Name:
Title:

EXHIBIT B

[FORM OF] ADDITIONAL FIRST PRIORITY REPRESENTATIVE JOINDER AGREEMENT NO. [ ], to the MULTI-LIEN INTERCREDITOR AGREEMENT dated as of December 20, 2024 (the “Multi-Lien Intercreditor Agreement”), by and among Bank of America, N.A, as administrative agent and collateral agent under the First Lien Credit Agreement (as defined in the Multi-Lien Intercreditor Agreement) (in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in each case, in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in such capacity and together with its successors in such capacity), Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the Multi-Lien Intercreditor Agreement, any Additional Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.10 of the Multi-Lien Intercreditor Agreement and any Additional Third Priority Representative that from time to time becomes a party thereto pursuant to Section 8.11 of the Multi-Lien Intercreditor Agreement, iHeartCommunications, Inc., a Texas corporation (or any successor thereof, the “Company”), iHeartMedia Capital I, LLC, a Delaware limited liability corporation (or any successor thereof, “Holdings”), and the other Grantors party hereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Multi-Lien Intercreditor Agreement.

B. As a condition to the ability of the Company or any other Grantor to incur Additional First Priority Obligations and to secure such Additional First Priority Obligations with Liens on the Shared Collateral on an equal priority basis with the Liens on the Shared Collateral securing the First Priority Obligations and to have such Additional First Priority Obligations guaranteed by the Grantors on a first priority basis, in each case, under and pursuant to the First Priority Collateral Documents, the Additional First Priority Representative is required to become a Representative under, and the Additional First Priority Obligations and the Additional First Priority Secured Parties are required to become subject to and bound by, the Multi-Lien Intercreditor Agreement as an Additional First Priority Representative, Additional First Priority Obligations and Additional First Priority Secured Parties. Section 8.09 of the Multi-Lien Intercreditor Agreement provides that such Additional First Priority Representative may become a Representative under, and such Additional First Priority Obligations and such Additional First Priority Secured Parties may become subject to and bound by, the Multi-Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional First Priority Representative of an instrument in the form of this Additional First Priority Representative Joinder Agreement and the satisfaction of the other conditions set forth in Section 8.09 of the Multi-Lien Intercreditor Agreement. The undersigned Additional First Priority Representative (the “New Representative”) is executing this Additional First Priority Representative Joinder Agreement in accordance with the requirements of the First Priority Debt Documents, the Second Priority Debt Documents and the Third Priority Debt Documents.

Accordingly, the Representatives and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Multi-Lien Intercreditor Agreement, the New Representative (acting as trustee under [DESCRIBE ADDITIONAL FIRST PRIORITY FACILITY]), by its signature below becomes a Representative under, and the Additional First Priority Obligations and Additional First Priority Secured Parties become subject to and bound by, the Multi-Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and the other Additional First Priority Secured Parties, hereby agrees to all the terms and provisions of the Multi-Lien Intercreditor Agreement applicable to it as an Additional First Priority Representative and First Priority Representative and to the other Additional First Priority Secured Parties and First Priority Secured Parties. Each reference to a “Representative”, “Additional First Priority Representative” or “First Priority Representative” in the Multi-Lien Intercreditor Agreement shall be deemed to include the New Representative. The Multi-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. This Additional First Priority Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Additional Priority Representative Joinder Agreement shall become effective when each Representative shall have received a counterpart of this First Priority Representative Joinder Agreement that bears the signature of the New Representative. Delivery of an executed signature page to this Additional First Priority Representative Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Additional Second Priority Representative Joinder Agreement.

SECTION 3. Except as expressly supplemented hereby, the Multi-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 4. This Additional First Priority Representative Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

SECTION 5. In case any provision contained in this Additional First Priority Representative Joinder Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 8.13 of the Multi-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 7. The Company agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Additional First Priority Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each such Representative.

IN WITNESS WHEREOF, the New Representative and the Representatives have duly executed this Additional First Priority Representative Joinder Agreement to the Multi-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as New Representative

By:
Name:
Title:

Address for notices:

Attn:
Tel:
Fax:
Email:

[______], as First Priority Representative

By:
Name:
Title:

[______], as Second Priority Representative

By:
Name:
Title:

[______], as Third Priority Representative

By:
Name:
Title:

Acknowledged by:

[______],

By:
Name:
Title:

[______],

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule I to the

Additional First Priority Representative Joinder Agreement to the

Multi-Lien Intercreditor Agreement

Grantors

[______]

EXHIBIT C

[FORM OF] ADDITIONAL SECOND PRIORITY REPRESENTATIVE JOINDER AGREEMENT NO. [ ], to the MULTI-LIEN INTERCREDITOR AGREEMENT dated as of December 20, 2024 (the “Multi-Lien Intercreditor Agreement”), by and among Bank of America, N.A. as administrative agent and collateral agent under the First Lien Credit Agreement (as defined in the Multi-Lien Intercreditor Agreement) (in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in each case, in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in such capacity and together with its successors in such capacity), Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the Multi-Lien Intercreditor Agreement, any Additional Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.10 of the Multi-Lien Intercreditor Agreement and any Additional Third Priority Representative that from time to time becomes a party thereto pursuant to Section 8.11 of the Multi-Lien Intercreditor Agreement, iHeartcommunications, Inc., a Texas corporation (or any successor thereof, the “Company”), iHeartmedia Capital I, LLC, a Delaware limited liability corporation (or any successor thereof, “Holdings”), and the other Grantors party hereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Multi-Lien Intercreditor Agreement.

B. As a condition to the ability of the Company or any other Grantor to incur Additional Second Priority Obligations and to secure such Additional Second Priority Obligations with Liens on the Shared Collateral on an equal priority basis with the Liens on the Shared Collateral securing the Second Priority Obligations and to have such Additional Second Priority Obligations guaranteed by the Grantors on a second priority, lien subordinated basis, in each case, under and pursuant to the Second Priority Collateral Documents, the Additional Second Priority Representative is required to become a Representative under, and the Additional Second Priority Obligations and the Additional Second Priority Secured Parties are required to become subject to and bound by, the Multi-Lien Intercreditor Agreement as an Additional Second Priority Representative, Additional Second Priority Obligations and Additional Second Priority Secured Parties. Section 8.10 of the Multi-Lien Intercreditor Agreement provides that such Additional Second Priority Representative may become a Representative under, and such Additional Second Priority Obligations and such Additional Second Priority Secured Parties may become subject to and bound by, the Multi-Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Second Priority Representative of an instrument in the form of this Additional Second Priority Representative Joinder Agreement and the satisfaction of the other conditions set forth in Section 8.10 of the Multi-Lien Intercreditor Agreement. The undersigned Additional Second Priority Representative (the “New Representative”) is executing this Additional Priority Representative Joinder Agreement in accordance with the requirements of the First Priority Debt Documents, the Second Priority Debt Documents and the Third Priority Debt Documents.

Accordingly, the Representatives and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.10 of the Multi-Lien Intercreditor Agreement, the New Representative (acting as trustee under [DESCRIBE ADDITIONAL SECOND PRIORITY FACILITY]), by its signature below becomes a Representative under, and the Additional Second Priority Obligations and Additional Second Priority Secured Parties become subject to and bound by, the Multi-Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and the other Additional Second Priority Secured Parties, hereby agrees to all the terms and provisions of the Multi-Lien Intercreditor Agreement applicable to it as an Additional Second Priority Representative and Second Priority Representative and to the other Additional Second Priority Secured Parties and Second Priority Secured Parties. Each reference to a “Representative”, “Additional Second Priority Representative” or “Second Priority Representative” in the Multi-Lien Intercreditor Agreement shall be deemed to include the New Representative. The Multi-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. This Additional Second Priority Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Additional Priority Representative Joinder Agreement shall become effective when each Representative shall have received a counterpart of this Second Priority Representative Joinder Agreement that bears the signature of the New Representative. Delivery of an executed signature page to this Additional Second Priority Representative Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Additional Second Priority Representative Joinder Agreement.

SECTION 3. Except as expressly supplemented hereby, the Multi-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 4. This Additional Second Priority Representative Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

SECTION 5. In case any provision contained in this Additional Second Priority Representative Joinder Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 8.13 of the Multi-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 7. The Company agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Additional Second Priority Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each such Representative.

IN WITNESS WHEREOF, the New Representative and the Representatives have duly executed this Additional Second Priority Representative Joinder Agreement to the Multi-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as New Representative

By:
Name:
Title:

Address for notices:

Attn:
Tel:
Fax:
Email:

[______], as First Priority Representative

By:
Name:
Title:

[______], as Second Priority Representative

By:
Name:
Title:

[______], as Third Priority Representative

By:
Name:
Title:

Acknowledged by:

[______],

By:
Name:
Title:

[______],

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule I to the

Additional Second Priority Representative Joinder Agreement to the

Multi-Lien Intercreditor Agreement

Grantors

[______]

EXHIBIT D

[FORM OF] ADDITIONAL THIRD PRIORITY REPRESENTATIVE JOINDER AGREEMENT NO. [ ], to the MULTI-LIEN INTERCREDITOR AGREEMENT dated as of December 20, 2024 (the “Multi-Lien Intercreditor Agreement”), by and among Bank of America, N.A, as administrative agent and collateral agent under the First Lien Credit Agreement (as defined in the Multi-Lien Intercreditor Agreement) (in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2029, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2030, U.S. Bank Trust Company, National Association, as trustee and collateral agent for the Senior Secured First Lien Notes due 2031, in each case under the First Lien Secured Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in each case, in such capacities and together with its successors in such capacities), U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Second Lien Notes Indenture (as defined in the Multi-Lien Intercreditor Agreement) (in such capacity and together with its successors in such capacity), Bank of America, N.A., as administrative agent and collateral agent under the Third Lien Existing Credit Agreement, any Additional First Priority Representative that from time to time becomes a party thereto pursuant to Section 8.09 of the Multi-Lien Intercreditor Agreement, any Additional Second Priority Representative that from time to time becomes a party thereto pursuant to Section 8.10 of the Multi-Lien Intercreditor Agreement and any Additional Third Priority Representative that from time to time becomes a party thereto pursuant to Section 8.11 of the Multi-Lien Intercreditor Agreement, iHeartcommunications, Inc., a Texas corporation (or any successor thereof, the “Company”), iHeartmedia Capital I, LLC, a Delaware limited liability corporation (or any successor thereof, “Holdings”), and the other Grantors party hereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Multi-Lien Intercreditor Agreement.

B. As a condition to the ability of the Company or any other Grantor to incur Additional Third Priority Obligations and to secure such Additional Third Priority Obligations with Liens on the Shared Collateral on an equal priority basis with the Liens on the Shared Collateral securing the Third Priority Obligations and to have such Additional Third Priority Obligations guaranteed by the Grantors on a third priority, lien subordinated basis, in each case, under and pursuant to the Third Priority Collateral Documents, the Additional Third Priority Representative is required to become a Representative under, and the Additional Third Priority Obligations and the Additional Third Priority Secured Parties are required to become subject to and bound by, the Multi-Lien Intercreditor Agreement as an Additional Third Priority Representative, Additional Third Priority Obligations and Additional Third Priority Secured Parties. Section 8.11 of the Multi-Lien Intercreditor Agreement provides that such Additional Third Priority Representative may become a Representative under, and such Additional Third Priority Obligations and such Additional Third Priority Secured Parties may become subject to and bound by, the Multi-Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Third Priority Representative of an instrument in the form of this Additional Third Priority Representative Joinder Agreement and the satisfaction of the other conditions set forth in Section 8.11 of the Multi-Lien Intercreditor Agreement. The undersigned Additional Third Priority Representative (the “New Representative”) is executing this Additional Priority Representative Joinder Agreement in accordance with the requirements of the First Priority Debt Documents, the Second Priority Debt Documents and the Third Priority Debt Documents.

Accordingly, the Representatives and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.11 of the Multi-Lien Intercreditor Agreement, the New Representative (acting as trustee under [DESCRIBE ADDITIONAL THIRD PRIORITY FACILITY]), by its signature below becomes a Representative under, and the Additional Third Priority Obligations and Additional Third Priority Secured Parties become subject to and bound by, the Multi-Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and the other Additional Third Priority Secured Parties, hereby agrees to all the terms and provisions of the Multi-Lien Intercreditor Agreement applicable to it as an Additional Third Priority Representative and Third Priority Representative and to the other Additional Third Priority Secured Parties and Third Priority Secured Parties. Each reference to a “Representative”, “Additional Third Priority Representative” or “Third Priority Representative” in the Multi-Lien Intercreditor Agreement shall be deemed to include the New Representative. The Multi-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. This Additional Third Priority Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Additional Priority Representative Joinder Agreement shall become effective when each Representative shall have received a counterpart of this Third Priority Representative Joinder Agreement that bears the signature of the New Representative. Delivery of an executed signature page to this Additional Third Priority Representative Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Additional Third Priority Representative Joinder Agreement.

SECTION 3. Except as expressly supplemented hereby, the Multi-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 4. This Additional Third Priority Representative Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

SECTION 5. In case any provision contained in this Additional Third Priority Representative Joinder Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Multi-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 7. The Company agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Additional Third Priority Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each such Representative.

IN WITNESS WHEREOF, the New Representative and the Representatives have duly executed this Additional Third Priority Representative Joinder Agreement to the Multi-Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as New Representative

By:
Name:
Title:

Address for notices:

Attn:
Tel:
Fax:
Email:

[______], as First Priority Representative

By:
Name:
Title:

[______], as Second Priority Representative

By:
Name:
Title:

[______], as Third Priority Representative

By:
Name:
Title:

Acknowledged by:

[______],

By:
Name:
Title:

[______],

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule I to the

Additional Third Priority Representative Joinder Agreement to the

Multi-Lien Intercreditor Agreement

Grantors

[______]